As filed with the Securities and Exchange Commission on May 9, 2022

Registration No. 333-259778

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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POST EFFECTIVE AMENDMENT NO. 1
to
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_____________________________________

Cazoo Group Ltd

(Exact Name of Registrant as specified in its charter)

_____________________________________

Cayman Islands	5500	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

41 Chalton Street
London, NW1 1JD, United Kingdom
+44 20 3901 3488

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

_____________________________________

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19711
(302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________________________

Copies to:

Valerie Ford Jacob, Esq. Michael Levitt, Esq. Freshfields Bruckhaus Deringer US LLP 601 Lexington Avenue New York, NY 10022 (212) 277-4000

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Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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†        The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form F-1 (File No. 333-259778) of Cazoo Group Ltd (the “Registrant”) originally declared effective by the Securities and Exchange Commission (the “SEC”) on October 5, 2021 (the “Initial Registration Statement”).

The Registrant is filing this Post-Effective Amendment No. 1 pursuant to the undertakings in the Initial Registration Statement to update and supplement the information contained in the Initial Registration Statement to, among other things, include the Registrant’s audited consolidated financial statements and the notes thereto as of and for the fiscal year ended December 31, 2021, and other information from the Registrant’s annual report on Form 20-F filed with the SEC on May 5, 2022.

The Registration Statement, as amended by this Post-Effective Amendment No. 1, relates solely to the registration of (1) 41,254,566 of our Class A Shares, par value $0.0001 (the “Class A Shares”), issuable by the Registrant upon the exercise of our warrants, and (2) the offer and sale from time to time by the selling securityholders named in this prospectus or their permitted transferees of up to 410,503,688 of our Class A Shares, up to 21,129,818 private warrants to purchase our Class A shares and 21,129,818 Class A shares issuable upon the exercise of the private warrants. No additional securities are being registered pursuant to this Post-Effective Amendment No. 1. All applicable registration fees were paid in connection with the initial filing of the Initial Registration Statement.

The information in this prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated May 9, 2022

PRELIMINARY PROSPECTUS

Cazoo Group Ltd

Primary Offering of
41,254,566 Class A Shares

Secondary Offering of
410,503,688 Class A Shares
21,129,818 Warrants to Purchase Class A Shares and
21,129,818 Class A Shares Issuable upon Exercise of Warrants

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This prospectus relates to the issuance from time to time by us of up to 41,254,566 of our Class A Shares, par value $0.0001 per share (the “Class A Shares”), including (i) 20,124,748 Class A Shares issuable upon the exercise of our public warrants (the “public warrants”), each whole warrant exercisable for one Class A Share at an exercise price of $11.50 per share, and, (ii) 21,129,818 Class A Shares issuable upon the exercise of our private warrants (the “private warrants” and, collectively with the public warrants, the “Warrants”), each whole warrant exercisable for one Class A Share at an exercise price of $11.50 per share.

This prospectus also relates to the offer and sale from time to time by the selling securityholders named in this prospectus or their permitted transferees (collectively, the “selling securityholders”) of up to 410,503,688 Class A Shares, up to 21,129,818 private warrants to purchase our Class A Shares and 21,129,818 Class A Shares issuable upon the exercise of the private warrants. This prospectus covers any additional securities that may become issuable by reason of share splits, share dividends and other events described therein.

The Class A Shares covered by this prospectus that may be offered and sold by the selling securityholders include (i) 340,232,584 Class A Shares, including shares issuable upon exercise of employee equity awards, issued to certain former shareholders of Cazoo Holdings Limited, a private limited company organized under the law of England and Wales (“Cazoo Holdings”), at the closing of the business combination among Cazoo Holdings, Ajax I and the Company (the “Transaction”), (ii) 8,944,343 Class A Shares issued at the closing of the Transaction held by Ajax I Holdings, LLC, a Delaware limited company (the “Sponsor”), (iii) 61,326,761 Class A Shares beneficially owned by a number of subscribers purchased from us, for a purchase price of $10.00 per share, pursuant to separate subscription agreements, and (iv) 21,129,818 Class A Shares issuable upon the exercise of the 21,129,818 private warrants.

We are registering the offer and sale of these securities to satisfy certain registration rights we have granted. The selling securityholders may offer all or part of the securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. These securities are being registered to permit the selling securityholders to sell securities from time to time, in amounts, at prices and on terms determined at the time of offering. The selling securityholders may sell or distribute these securities through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of Class A Shares offered hereunder, the selling securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). If our Class A Shares are sold through underwriters or broker-dealers, the selling securityholder will be responsible for underwriting discounts or commissions or agent’s commissions.

We are registering these securities for resale by the selling securityholders named in this prospectus, or their transferees, pledgees, distributees, donees, assignees or other successors-in-interest that receive any of the shares as a gift, distribution, or other non-sale related transfer.

All of the Class A Shares and Warrants (including shares underlying such warrants) offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from these sales. We will receive up to an aggregate of $474,427,509 from the exercise of the Warrants, assuming the exercise in full of all the Warrants for cash. If the Warrants are exercised pursuant to a cashless exercise feature we will not receive any cash from these exercises. We expect to use the net proceeds from the exercise of the Warrants, if any, for general corporate purposes.

We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section entitled “Plan of Distribution.”

Our Class A Shares and Warrants are currently listed on the New York Stock Exchange under the symbols “CZOO” and “CZOO WS,” respectively. On May 6, 2022, the last reported sale price of our Class A Shares and Warrants as reported on the New York Stock Exchange was $1.32 per Class A Share and $0.1697 per Warrant.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012 and, as such, are subject to reduced public company reporting requirements. We are also a “foreign private issuer” and will report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies.

Our principal executive offices are located at 41 Chalton Street, London, NW1 1JD, United Kingdom.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of material risks of investing in our securities in “Risk Factors” beginning on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated            , 2022

You should rely only on the information contained in this prospectus or any amendment or supplement to this prospectus. Neither we, nor the selling securityholders, have authorized any other person to provide you with different or additional information. Neither we, nor the selling securityholders, take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The selling securityholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus or such other date stated in this prospectus, and our business, financial condition, results of operations and/or prospects may have changed since those dates.

Except as otherwise set forth in this prospectus, neither we nor the selling securityholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 filed with the U.S. Securities and Exchange Commission (the “SEC”) by Cazoo Group Ltd. The selling securityholders named in this prospectus may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus includes important information about us, the Class A Shares being issued by us, the securities being offered by the selling securityholders and other information you should know before investing. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC.

References to “U.S.$,” “U.S. Dollars”, “USD” and “$” in this prospectus are to United States dollars, the legal currency of the United States. References to “Pound(s) Sterling,” “GBP” and “£” in this prospectus are to the legal currency of the United Kingdom. Any discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain amounts and percentages have been rounded; consequently, certain figures may add up to be more or less than the total amount and certain percentages may add up to be more or less than 100% due to rounding. In particular and without limitation, amounts expressed in millions contained in this prospectus have been rounded to a single decimal place for the convenience of readers.

Information on the website of Cazoo is not included or incorporated by reference in the registration statement of which this prospectus forms a part.

FINANCIAL STATEMENT PRESENTATION

Cazoo qualifies as a foreign private issuer as defined under Rule 405 under the Securities Act and prepares its financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and are reported in Pounds Sterling.

Cazoo refers in various places in this prospectus to adjusted EBITDA, a non-IFRS financial measure, which is more fully explained in “Management’s Discussion of Financial Condition and Results of Operations.” The presentation of non-IFRS information is not meant to be considered in isolation or as a substitute for Cazoo’s consolidated financial results prepared in accordance with IFRS.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

Cazoo and its subsidiaries own or have rights to trademarks, trade names and service marks that they use in connection with the operation of their businesses. In addition, their names, logos and website names and addresses are their trademarks or service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®, ™ and SM symbols, but they will assert, to the fullest extent under applicable law, their rights to these trademarks, trade names and service marks.

INDUSTRY AND MARKET DATA

In this prospectus, Cazoo presents industry data, forecasts, information and statistics regarding the markets in which it operates and/or may operate as well as its analysis of statistics, data and other information that it has derived from third parties, publicly available information, various industry publications and other published industry sources. Industry publications and other published industry sources generally indicate that the information contained therein was obtained from sources believed to be reliable. Such information is supplemented where necessary with Cazoo’s own internal estimates and information obtained from discussions with its customers, taking into account publicly available information about other industry participants and management’s judgment where information is not publicly available. This information appears in “Prospectus Summary,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other sections of this prospectus.

Although Cazoo believes that these third-party sources are reliable, it does not guarantee the accuracy or completeness of this information, and it has not independently verified this information. Accordingly, Cazoo makes no representation or warranty as to the accuracy of any such information from third-party studies included in this prospectus. Prospective investors are advised to consider these data with caution. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. Forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in any forecasts or estimates. Some market data and statistical information are also based on Cazoo’s good faith estimates, which are derived from management’s knowledge of Cazoo’s industry and such independent sources referred to above. Certain market, ranking and industry data included elsewhere in this prospectus, including the size of certain markets and Cazoo’s size or position and the positions of its competitors within these markets, including services relative to competitors, are based on estimates by Cazoo. These estimates have been derived from management’s knowledge and experience in the markets in which Cazoo operates and/or may operate, as well as information obtained from surveys, reports by market research firms, Cazoo’s customers, suppliers, trade and business organizations and other contacts in the markets in which Cazoo operates and/or may operate and have not been verified by independent sources. Unless otherwise noted, all of Cazoo’s market share and market position information presented in this prospectus is an approximation.

FREQUENTLY USED TERMS

Unless otherwise indicated and unless the context otherwise requires, “we,” “us,” “our” or the “Company” refers to Cazoo Group Ltd, a Cayman Islands exempted company, and its subsidiaries subsequent to the Transaction and to Capri Listco prior to the closing of the Transaction. Unless otherwise indicated and unless the context otherwise requires, “Cazoo” refers to Cazoo Group Ltd and its subsidiaries subsequent to the Transaction and Cazoo Holdings Limited and its subsidiaries prior to the closing of the Transaction.

Unless otherwise stated in this prospectus, reference to:

•        “affiliate” means, with respect to any specified person, any person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified person, through one or more intermediaries or otherwise.

•        “Ajax” means Ajax I, a Cayman Islands exempted company.

•        “Articles” means the amended and restated memorandum and articles of association of the Company.

•        “BNP Facility” means our €50 million asset based securitization facility with BNP Paribas.

•        “Board” means our board of directors.

•        “Brexit” means the United Kingdom (“UK”) leaving the European Union (“EU”).

•        “brumbrum” means brumbrum S.p.A.

•        “Business Combination Agreement” means the Business Combination Agreement, dated as of March 29, 2021, as amended by the First Amendment thereto, dated as of May 14, 2021, by and among Ajax I, Capri Listco and Cazoo.

•        “Cazana” means UK Vehicle Limited.

•        “Cazoo Holdings” means Cazoo Holdings Limited, a private limited company organized under the law of England and Wales.

•        “Cazoo Shareholders” means the holders of Cazoo Shares.

•        “Cazoo Shares” means the issued and outstanding shares of Cazoo Holdings as of the Closing.

•        “Class A Shares” means the Cazoo Class A ordinary shares, par value $0.0001.

•        “Class B Shares” means the Cazoo Class B ordinary shares, par value $0.0001.

•        “Class C Shares” means the Cazoo Class C ordinary shares, par value $0.0001.

•        “Closing” means the closing of the Transaction.

•        “Closing Date” means the date of closing of the Transaction, which was August 26, 2021.

•        “Cluno” means Cluno GmbH and its subsidiaries.

•        “Code” means the Internal Revenue Code of 1986, as amended.

•        “Companies Act” means the Companies Act (As Revised) of the Cayman Islands as the same may be amended from time to time.

•        “Continental” means Continental Stock Transfer & Trust Company.

•        “Convertible Notes” means the Company’s 2.00% Convertible Senior Notes due 2027.

•        “COVID-19” means SARS-CoV-2 or COVID-19 and any evolutions thereof or any other epidemics, pandemics or disease outbreaks.

•        “DMGH” means Daily Mail and General Holdings Ltd.

•        “DMGT” means Daily Mail and General Trust plc.

•        “DMGV” means DMGV Limited.

•        “Drover” means Drover Limited and its subsidiaries.

•        “DTC” means the Depository Trust Company.

•        “Equiniti” means Equiniti Trust Company.

•        “EU” means the European Union.

•        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

•        “FCA” means the UK Financial Conduct Authority and any successor authority thereto.

•        “GAAP” means United States generally accepted accounting principles, consistently applied.

•        “GDPR” means the EU’s General Data Protection Regulation 2016/679, as amended.

•        “HMRC” means HM Revenue & Customs.

•        “HP” means hire purchase plans.

•        “IFRS” means the International Financial Reporting Standards, as issued by the IASB.

•        “Imperial” means Imperial Car Supermarkets Limited.

•        “Incentive Equity Plan” means the incentive equity plan pursuant to which members of the board of directors, employees and consultants of Cazoo and its affiliates may receive equity and equity-based incentive awards.

•        “Indenture” means the Indenture, dated as of February 16, 2022 by and between the Company and U.S. Bank Trust Company, National Association as trustee.

•        “Investor Rights Agreement” means the Investor Rights Agreement, dated as of the Closing Date, by and among Cazoo, the Sponsor and the other investors party thereto.

•        “IT” means information technology.

•        “JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

•        “Listco” means Capri Listco, a Cayman Islands exempted company.

•        “Merger” means the merger of Ajax with and into Listco, with Listco continuing as the surviving entity.

•        “Note Purchase Agreement” means the Purchase Agreement, dated as of February 9, 2022, between the Company and the Purchasers set forth on the signature pages thereto.

•        “NYSE” means the New York Stock Exchange.

•        “OEMs” means original equipment manufacturers.

•        “Ordinary Shares” means the Class A Shares together with the Class B Shares and Class C Shares.

•        “PCAOB” means the Public Company Accounting Oversight Board.

•        “PCP” means personal contract purchase plans.

•        “PIPE Investment” means the sale of 80,000,000 PIPE Shares to the PIPE Investors, for a purchase price of $10.00 per share and an aggregate purchase price of $800,000,000, in a private placement.

•        “PIPE Investors” means those certain investors that entered into subscription agreements in relation to the PIPE Investment.

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•        “PIPE Shares” means an aggregate of 80,000,000 Class A Shares issued to PIPE Investors in the PIPE Investment.

•        “private warrants” means the Cazoo warrants issued in exchange for the Ajax private placement warrants.

•        “private placement warrants” means the warrants entitling their holders to purchase Ajax Class A ordinary shares, par value $0.0001 per share, at an exercise price of $11.50 per share, subject to adjustment, initially sold by Ajax to the Sponsor.

•        “public warrants” means the Cazoo warrants issued in exchange for the Ajax public warrants.

•        “RAC” means Royal Automobile Club.

•        “Registration Rights Agreement” means the Registration Rights Agreement dated as of February 16, 2022 by and between the Company and the holders named therein.

•        “Reorganization” means, collectively, (a) the transfer by MaplesFS Limited, as the sole shareholder of Listco, to Ajax of all of the issued and outstanding equity securities of Listco, as a result of which Listco became a wholly-owned subsidiary of Ajax, (b) the adoption by Ajax, as the sole shareholder of Listco, of the Articles (to take effect as of the Closing), and (c) the Merger.

•        “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

•        “sat nav” means satellite navigation.

•        “SEC” means the United States Securities and Exchange Commission.

•        “Securities Act” means the Securities Act of 1933, as amended.

•        “SEO” means search engine optimization.

•        “Smart Fleet” means Smart Fleet Solutions Limited.

•        “SMH” means SMH Fleet Solutions Limited.

•        “Sponsor” means Ajax I Holdings, LLC, a Delaware limited liability company.

•        “Swipcar” means Swipcar 2017, S.L.

•        “Transaction” means the transactions contemplated by the Business Combination Agreement.

•        “UK” means the United Kingdom.

•        “UK DPA” means the United Kingdom’s Data Protection Act 2018.

•        “UK GDPR” means the UK General Data Protection Regulation as defined by the UK DPA as amended by the Data Protection, Privacy and Electronic Communications (Amendments etc.) (EU Exit) Regulations 2019.

•        “Unit” ”means a unit of the Company consisting of (a) one Class A Share and (b) one-fourth of one redeemable Warrant.

•        “Vans 365” Vans 365 Limited.

•        “Warrant” means a redeemable warrant exercisable to purchase one Class A Share for $11.50 per share and includes the public warrants and the private warrants.

•        “Warrant Agreement” means that certain Warrant Agreement, dated as of October 27, 2020, between Ajax and Continental, as amended by the Amendment to and Assignment of Warrant Agreement, dated as of August 23, 2021, by and among Ajax, the Company, Continental and Equiniti.

•        “$” or “U.S.$” or “USD” or “U.S. Dollar” means the lawful currency of the United States of America.

•        “£” or “GBP” or “Pound(s) Sterling” means the lawful currency of the United Kingdom.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. Before making an investment decision, you should read this entire prospectus carefully, especially “Risk Factors” and our audited financial statements and related notes thereto, and the other documents to which this prospectus refers. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See “Forward-Looking Statements” for more information.

Overview

We are an online car retailer aiming to transform the car buying and selling experience across the UK and Europe. We allow consumers to purchase, finance or subscribe to a car entirely online, for either delivery or collection. We seek to make buying or selling a car as seamless as buying or selling any other product online by providing improved selection, transparency, quality and convenience. Since our launch in the UK in December 2019, we have sold more than 60,000 cars to customers across the UK as of April 7, 2022, and significantly expanded our addressable market with the launch of the Cazoo retail proposition in France and Germany in December 2021.

Our business also includes car subscription services in the UK, France, Germany, Spain and Italy, to offer a flexible alternative to traditional car ownership. We have approximately 10,000 subscribers in the UK, France, Germany, Spain and Italy as of April 7, 2022. This expansion was achieved via our acquisitions of Drover (UK and France) and Cluno (Germany), completed in the first quarter of 2021, Swipcar in Spain in the fourth quarter of 2021 and brumbrum (Italy) in January of 2022. We expect our acquisitions of Swipcar and brumbrum will aid the expansion of our Cazoo retail proposition into Spain and Italy over the course of 2022. We acquired vehicle reconditioning businesses, Smart Fleet in the first quarter of 2021 and SMH in the third quarter of 2021, which allowed us to transition our vehicle reconditioning activities in the UK fully in house during 2021. In January 2022, we acquired brumbrum, Italy’s leading digital car retailer and subscription platform, including its vehicle preparation center in Reggio Emilia, which has the potential to recondition over 15,000 cars annually. While these acquisitions were not significant to us in terms of their individual contribution to our consolidated revenue or assets, we believe they provide building blocks, together with organic growth, for expanding our geographic footprint, product and service offerings and infrastructure. Due to our launch in the UK in December 2019, we have only a limited history of operating under non-pandemic business conditions.

We are highly data-driven and use proprietary data and algorithms to both purchase vehicles and to price them for sale. We had 4,683 cars available for sale in the UK as of December 31, 2021, ranging from SUVs to hatchbacks, and including a wide range of electric and hybrid vehicles. We purchase the cars we believe are best suited for our customers and platform. Our purchasing strategy is led by consumer desirability. We use a data-driven approach, derived from a mix of our first-party data (our website searches and intent to buy, sales volume, days to sale) and third-party data sources, to determine which cars to purchase. Our main objective is to ensure we have a wide breadth and balanced inventory based on consumer demand. We have enhanced our data team and capabilities with the acquisition of Cazana in the third quarter of 2021. We do not specialize in cars made by certain manufacturers and purchase decisions are not influenced by incentives provided by manufacturers or other third-parties. Each of our cars undergoes an inspection and is reconditioned to a high standard at our vehicle preparation centers before being offered for sale. Buyers can view high quality, 360-degree images as well as a car’s features and history on our website.

We offer all standard forms of car financing, as well as the purchase of any part-exchanges (customer vehicles exchanged as partial payment for a Cazoo car) at the time of delivery or collection for added convenience. Every Cazoo car comes with a seven-day money-back guarantee in place of the test-drive consumers would typically have prior to a traditional car purchase. If a customer chooses to return their car during the seven-day period, we will collect it for free. In the UK, each car also comes with a seven-day free insurance policy and a free comprehensive 90-day warranty, including roadside assistance.

In July 2021 we also began purchasing cars directly from consumers outside of part-exchanges. The new service gives sellers an offer within seconds that is guaranteed for seven days. Customers can either opt to have their car picked up from their home or drop the car off at their nearest Cazoo Customer Centre with payment made directly to the seller’s bank account on the same day.

Since our launch in December 2019, our revenues have grown rapidly, amounting to £667.8 million for the year ended December 31, 2021, an increase of 312% year-on-year.

We have also completed nine acquisitions. Our strategy is to grow organically and to opportunistically seek further acquisitions where they meet our strategic goals. As we evaluate suitable acquisition targets, we conduct due diligence and enter into non-binding letters of intent with possible targets, some of which may be material. In the past, we have utilized either a mix of cash and equity or all cash to acquire our targets and expect to continue to use either cash or equity, or both, in the future.

Our strategy is to continue to expand across Europe following our acquisitions of Drover and Cluno, with businesses in France and Germany, respectively and our more recent acquisition of Swipcar in Spain and brumbrum in Italy. As of April 7, 2022, we had approximately 10,000 subscribers across the UK, Germany, France, Spain and Italy. As of December 31, 2021 we had 1,805 cars for sale on our French and German websites.

The Transaction

On March 29, 2021, Ajax I, a Cayman Islands exempted company (“Ajax”), Cazoo Holdings Limited, a private limited company organized under the law of England and Wales (“Cazoo”) and Capri Listco, a Cayman Islands exempted company (“Listco”), entered into the Business Combination Agreement, as amended by the First Amendment thereto, dated as of May 14, 2021 (the “Business Combination Agreement,” and the transactions contemplated thereby, the “Transaction”) which, among other things, provided that (i) Ajax would merge with and into Listco, with Listco continuing as the surviving company, (ii) Listco would acquire all of the issued and outstanding shares of Cazoo via exchange for a combination of shares of Listco and cash consideration and (iii) Listco would become tax resident in the United Kingdom following the consummation of the Transaction.

Pursuant to the Business Combination Agreement, (a) on August 23, 2021 (the “Listco Closing Date”), MaplesFS Limited, a company incorporated under the laws of the Cayman Islands, as the sole shareholder of Listco (“MaplesFS Limited”), transferred to Ajax all of the issued and outstanding equity securities of Listco and, as a result of such transfer, Listco became a wholly-owned subsidiary of Ajax, (b) Ajax, as the sole shareholder of Listco, adopted Listco’s amended and restated memorandum and articles of association (the “Articles”) (which became effective as of the closing of the Transaction on August 26, 2021 (the “Closing”)) and (c) on August 24, 2021, Ajax merged with and into Listco, with Listco continuing as the surviving entity (the “Merger” and, together with the other transactions contemplated by the foregoing, the “Reorganization”). At the Closing, pursuant to the Business Combination Agreement, and subject to the terms and conditions therein, Listco acquired all of the issued and outstanding shares of Cazoo (the “Cazoo Shares”) from the holders thereof (the “Cazoo Shareholders”).

In connection with the Merger, each Ajax unit (an “Ajax Unit”) (consisting of one Ajax Class A ordinary share, par value $0.0001 per share (an “Ajax Class A Share”), and one-fourth of one redeemable warrant of Ajax, each whole warrant exercisable to purchase one Ajax Class A Share for $11.50 per share (an “Ajax Warrant”)), Ajax Class A Share, Ajax Class B ordinary share, par value $0.0001 per share (an “Ajax Class B Share” and, together with the Ajax Class A Shares, the “Ajax Ordinary Shares”), and Ajax Warrant issued and outstanding immediately prior to the Merger was cancelled in exchange for one Listco unit (a “Unit”) (consisting of one Class A ordinary share, par value $0.0001 per share (a “Class A Share”), and one-fourth of one redeemable warrant of Listco, each whole warrant exercisable to purchase one Class A Share for $11.50 per share (a “Warrant”)), Class A Share, Class B ordinary share, par value $0.0001 per share (a “Class B Share”), and Warrant, respectively. Effective as of the Closing, (a) the issued and outstanding Class B Shares converted automatically on a one-for-one basis into Class A Shares, and (b) each issued and outstanding Unit automatically separated into its component parts.

Upon Closing, the Company acquired the Cazoo Shares for a combination of 640,924,026 Class C ordinary shares, par value $0.0001 per share (the “Class C Shares” and, together with the Class A Shares and the Class B Shares, the “Ordinary Shares”), and aggregate cash consideration of approximately $77,216,042. On February 26, 2022, the Class C Shares automatically converted into Class A Shares on a one-for-one basis in accordance with the Articles.

Concurrently with the execution and delivery of the Business Combination Agreement, Listco, Ajax and certain investors, including Ajax’s sponsor, Ajax I Holdings, LLC (the “Sponsor”), and Ajax’s directors and officers (collectively, the “PIPE Investors”), entered into Subscription Agreements, pursuant to which, the PIPE Investors purchased, concurrently with the closing of the Transaction, in the aggregate, 80,000,000 Class A Shares for $10.00 per share, for an aggregate purchase price of $800,000,000 (the “PIPE Investment”).

Upon consummation of the Transaction, shareholders of Ajax and Cazoo became shareholders of Listco, and Listco changed its name to “Cazoo Group Ltd.” Upon consummation of the Transaction the Class A Shares and Warrants became listed on the NYSE under the symbols “CZOO” and “CZOO WS,” respectively.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our Class A Shares and Warrants and the prices of our Class A Shares and Warrants may be more volatile. We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Transaction, (b) in which we have total annual gross revenues of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Shares that are held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; or (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, as such, generally are permitted to follow the corporate governance practices of our home country, the Cayman Islands, in lieu of the corporate governance standards of the NYSE applicable to U.S. domestic companies. For example, we are not required to have a majority of the board consisting of independent directors nor have a compensation committee or a nominating and corporate governance committee consisting entirely of independent directors. We may continue to follow our home country’s corporate governance practices as long as we remain a foreign private issuer. As a result, you may not have the same protection afforded to shareholders of U.S. domestic companies that are subject to the NYSE corporate governance requirements applicable to U.S. domestic companies. As a foreign private issuer, we are also subject to reduced disclosure requirements and are exempt from certain provisions of the U.S. securities rules and regulations applicable to U.S. domestic issuers such as the rules regulating solicitation of proxies and certain insider reporting and short-swing profit rules.

Summary Risk Factors

The following is a summary of certain, but not all, of the risks that could adversely affect our business, operations and financial results. If any of the risks actually occur, our business could be materially impaired, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Related to Our Business

•        Our limited operating history makes it difficult to evaluate our current business and future prospects

•        We have a history of losses and we may not achieve or maintain profitability in the future

•        Our recent growth may not be indicative of our future growth and, if we continue to grow rapidly, we may not be able to manage our growth effectively

•        We may have difficulties implementing our growth strategy, which could have a material adverse effect on our business and results of operations

•        Our growth strategy of expanding our geographical footprint in Europe could expose our business to new risks

•        We may be unable to attract a sufficient audience to our website in a cost-effective manner

•        Our business is dependent upon access to suitable vehicle inventory for resale to customers. Obstacles to acquiring suitable inventory for resale to customers, whether because of supply, competition, or other factors, could have a material adverse effect on our business, financial condition, results of operations and prospects

•        The success of our business relies heavily on our marketing and branding efforts, and these efforts may not be successful

•        Our business is dependent upon our ability to recondition and sell inventory expeditiously and efficiently

•        Vehicle retail sales depend heavily on affordable interest rates and availability of credit for vehicle financing and a substantial increase in interest rates could materially and adversely affect our business, prospects, financial condition, results of operations, and cash flows.

•        Our business is sensitive to changes in the prices of new and used vehicles

•        If we are unable to adapt to and satisfy customer demands in a timely and cost-effective manner, our ability to grow our business may suffer

•        We may be unable to identify or accurately evaluate suitable acquisition candidates or to complete or integrate past or prospective acquisitions successfully and/or in a timely manner, which could, among other things, divert our management’s attention, result in additional dilution to shareholders and otherwise disrupt our operations, which could in turn have a materially adverse effect on our growth

•        We rely on key third-party suppliers for the delivery of outsourced services to us and to provide financing, as well as value-added products to our customers, and we cannot control the quality or fulfilment of these products

•        We rely on internal and external logistics to transport our vehicle inventory. Thus, we are subject to business risks and costs associated with the transportation industry

•        We will need to improve the capacity, speed, integration and automation of our reporting systems and operational processes as we grow

•        Cyber breaches caused by malicious hacking could jeopardize the integrity of our IT systems and the security of our data

•        Failure to safeguard our customer and other personal data may result in reputational damage, financial penalties, claims from individuals and litigation, and decrease in revenues

•        We may require additional debt and equity capital to pursue our business objectives and respond to business opportunities, challenges or unforeseen circumstances. If such capital is not available to us, our business, operating results and financial condition may be materially adversely affected

•        The requirements of being a public company may strain our resources, result in increased costs, divert management’s attention and affect our ability to attract and retain executive management and qualified board members

•        The Group has identified material weaknesses in its internal control over financial reporting (“ICFR”) which may result in material misstatements of the Group’s financial statements or cause it to fail to meet its reporting obligations. If these material weaknesses are not remediated or the Group otherwise fails to establish and maintain effective control over financial reporting, its ability to accurately and timely report its financial results could be adversely affected

•        Our operations may be adversely affected by legal, regulatory and other developments in the jurisdictions in which we operate. Our non-compliance with applicable financial regulations could have a material impact on us

•        Downturns in general economic and market conditions and reductions in spending may reduce demand for our products

•        If our business and results of operations do not meet the expectations of investors, shareholders or financial analysts, the market price of our securities may decline

Corporate Information

Cazoo Group Ltd was incorporated under the laws of the Cayman Islands on March 24, 2021 solely for the purpose of effectuating the Transaction, which was consummated on August 26, 2021, at which time we became a public company.

Our registered office is located at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our principal executive office is located at 41 Chalton Street, London, NW1 1JD, United Kingdom, and our telephone number is +44 20 3901 3488. Our agent for service of process in the United States is Puglisi & Associates located at 850 Library Avenue, Suite 204, Newark, DE 19711.

Our principal website address is https://www.cazoo.co.uk/. The information contained on our website does not form a part of, and is not incorporated by reference into, this prospectus.

Summary Terms of the Offering

The summary below describes the principal terms of this offering. The “Description of Securities” section of this prospectus contains a more detailed description of our Class A Shares and Warrants.

Shares issuable by us upon exercise of Warrants	41,254,566 Class A Shares.
Securities that may be offered and sold from time to time by the selling securityholders	Up to 410,503,688 Class A Shares, up to 21,129,818 Warrants and up to 21,129,818 Class A Shares issuable upon exercise of the Warrants.
Terms of Warrants	Each Warrant entitles the registered holder to purchase one Class A Share at a price of $11.50 per share. The public warrants expire on August 26, 2026 at 5:00 p.m., New York City time.
Offering prices

The securities offered by this prospectus may be offered and sold at prevailing market prices, privately negotiated prices or such other prices as the selling securityholders may determine. See “Plan of Distribution.”

Class A Shares issued and outstanding prior to any exercise of Warrants	761,352,956 Class A Shares (as of May 2, 2022).
Class A Shares to be issued and outstanding assuming exercise of all Warrants	802,607,522 Class A Shares.
Dividend policy

We have not paid any cash dividends on our Class A Shares to date and do not intend to pay cash dividends for the foreseeable future. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of our Board at such time. See “Dividend Policy.”

Use of proceeds

All of the Class A Shares and Warrants (including shares underlying such Warrants) offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from these sales. We will receive up to an aggregate of $474,427,509 from the exercise of the Warrants, assuming the exercise in full of all the Warrants for cash. If the Warrants are exercised pursuant to a cashless exercise feature, we will not receive any cash from these exercises. Our management will have broad discretion over the use of proceeds from the exercise of the Warrants. See “Use of Proceeds.”

Market for our Class A Shares and Warrants	Our Class A Shares and Warrants are listed on the New York Stock Exchange under the symbols CZOO and CZOO WS, respectively.
Risk factors

Investing in our securities involves substantial risks. See “Risk Factors” beginning on page 7 of this prospectus for a description of certain of the risks you should consider before investing in our Class A Shares or Warrants.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below as well as the other information included in this prospectus, including “Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements and the related notes thereto included elsewhere in this prospectus, before investing in our securities. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial.

Risks Relating to our Business and Industry

Our limited operating history makes it difficult to evaluate our current business and future prospects

We first began operations in December 2019 and therefore do not have a long history as a commercial company, and until 2021 had only operated in the UK. Our business has grown rapidly as additional customers have purchased cars and related products and services through our platform. However, given our limited operating history, it is difficult to predict whether we will be able to maintain or grow our business. We also expect that our business will evolve in ways that may be difficult to predict. For example, since our launch in December 2019, we have completed nine acquisitions, including the acquisition of Imperial Car Supermarkets Limited (“Imperial”), Drover Limited (“Drover”), Smart Fleet Solutions Limited (“Smart Fleet”), Cluno GmbH (“Cluno”), UK Vehicle Limited (“Cazana”), SMH Fleet Solutions Limited (“SMH”), Swipcar 2017, S.L. (“Swipcar”), Vans 365 Limited (“Vans 365”) and brumbrum S.p.A. (“brumbrum”). Our completed acquisitions have expanded the scope of our business, our storage facilities and vehicle preparation centers, the products and services we provide and the markets in which we operate. We have also invested, and continue to invest, in enhancing our digital platform and distribution infrastructure as we scale our business, including the opening of additional customer centers, the design and expansion of website functionality and features and the development of sophisticated data analytics and logistics software and network management, and such work is ongoing.

These types of activities subject us to various costs and risks, including increased capital expenditures, additional administration and operating expenses and risks, potential disruption of our internal operations, additional demands on management time, the introduction of errors or vulnerabilities and other risks and costs of delays. We may not succeed in successfully developing our capabilities in each of these areas or in appropriately mitigating all of these risks and a desirable return on investment may not be achieved on the investments made in these areas. As a result, our operating results are not predictable and our historical results may not be indicative of our future results.

We have a limited history of operations under non-pandemic business conditions. We cannot predict the impact of a post-pandemic recovery on the economy, our customers, sources of vehicle inventory and other market participants, and on the continued adoption of online car retailing.

We have a history of losses and we may not achieve or maintain profitability in the future

We have not been profitable since we began operations in December 2019 and had an accumulated loss of approximately £664.3 million as of December 31, 2021. We expect to continue to incur losses in the near future as we make significant investments to further develop and expand our business (including investments in the acquisition of synergistic companies, infrastructure, advertising and the expansion of our vehicle inventory). While we believe we will become profitable in the future, these investments may not achieve the anticipated results and as such we cannot guarantee we will become profitable, achieve the levels of profit anticipated or achieve profit at all.

We may continue to incur losses in the future for a number of reasons, some of which are outside of our control, including slower than anticipated adoption of online channels for car buying, slower than anticipated demand for car purchases and subscriptions and our related products and services, increased competition, weakness in the automotive retail industry generally, our ability to source inventory, and a decline in global financial conditions that negatively impacts economic activity and employment. We may also encounter unforeseen expenses, difficulties, complications and delays in generating revenues or profitability. If our rate of generating revenues slows, we may not be able to reduce costs in a timely manner. In addition, if we reduce variable costs to respond to losses, this may limit our ability to acquire customers and grow revenues.

Accordingly, we may not achieve or maintain profitability and may continue to incur significant losses in the future, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

Our recent growth may not be indicative of our future growth and, if we continue to grow rapidly, we may not be able to manage our growth effectively

Since we began operations in December 2019, our revenues have grown to £667.8 million for the year ended December 31, 2021, from £162.2 million for the year ended December 31, 2020. In the future, our revenues may not grow as rapidly as they did in 2020 or 2021 or may decline. We believe that future revenue growth will depend, among other factors, on our ability to:

•        increase awareness of our brand;

•        increase the number of unique visitors to our website and the number of customers;

•        further improve the quality of our vehicle offering, and the attachment of complementary products and services (including financing), and introduce high-quality new vehicles and services;

•        acquire sufficient suitable inventory, and effectively and timely recondition them, at an attractive cost to meet the increasing demand for our vehicles;

•        successfully develop complementary business lines, such as our car subscription service, and identify suitable acquisition candidates;

•        successfully expand our business in the UK and Europe;

•        develop and improve our website; and

•        further invest in and enhance the quality of our logistics operations, including our customer delivery experience.

We may not meet these objectives.

In addition, our historical rapid growth has placed and may continue to place significant demands on our management and our operational and financial resources. We have experienced significant growth in the number of users of our platform, as well as in the amount of data that we analyze. We have hired and expect to continue hiring additional personnel to support our growth, including personnel in jurisdictions outside the UK. Our organizational structure is becoming more complex as we add staff, open new customer centers and vehicle preparation centers across the UK, Germany, France, Spain and Italy, and expand into new countries across Europe. We also believe that our entrepreneurial culture is an important contributor to our success and this culture may weaken as we grow, acquire and attempt to integrate new businesses and expand into new regions and markets. We will require significant capital expenditure and the allocation of valuable management resources to continue to grow without undermining our operations as well as our customers’ car-buying and selling experience. If we cannot manage our growth effectively, maintain the quality and efficiency of our customers’ car-buying and selling experience, and the quality of the vehicles we sell, this could have a material adverse effect on our business, financial condition, results of operations and prospects.

We may have difficulties implementing our growth strategy, which could have a material adverse effect on our business and results of operations

Our ability to increase our revenues and pursue growth and development objectives depends on our success in carrying out our growth strategy, which includes increasing our market penetration in the UK, Germany, France, Spain and Italy, and further expanding our geographical footprint in Europe.

A number of factors may affect the achievement of our strategy, including, among others, demand for our vehicles, our ability to locate suitable inventory, our ability to grow organically and identify on an opportunistic basis suitable acquisition candidates and our ability to obtain funding. We may not be able to fulfill our strategy in the near term or at all. In the event that we continue to grow, we will have to react and adapt to the changing business environment, including the emergence of competitors with digital platforms that are similar to our platform. Growth in the volume of sales may also outstrip our ability to serve customers while maintaining the quality and efficiency of the customers’ car-buying and selling experience. See “— If we are unable to adapt to and satisfy customer demands in a timely and cost-effective manner, our ability to grow our business may suffer” below.

In addition, the costs associated with the pursuit of our growth strategy, whether successful or not, may have a negative impact on our results of operations or an increase in our indebtedness. Furthermore, the time required to pursue our growth strategy could divert management’s attention from other business concerns.

If we fail to realize our strategic objectives in full or in part and in a timely manner, or if the underlying assumptions on which such objectives are based prove to be incorrect, our ability to increase our revenues and profitability as well as our ability to respond to competitive pressures could suffer, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

Our growth strategy of expanding our geographical footprint in Europe could expose our business to new risks

Our growth strategy of expanding our geographical footprint in Europe could expose our business to new risks that we may not have the expertise, capability or the systems to manage, including as a result of the United Kingdom’s exit from the European Union (“Brexit”). These risks include cultural differences, difficulties in staffing and managing overseas operations, difficulties and delays in contract negotiation and enforcement and the collection of receivables under the legal systems of individual European countries, the risk of non-tariff barriers, regulatory and legal requirements affecting our ability to enter new markets (including requirements for joint ventures with local entities), difficulties in obtaining regulatory approvals, environmental permits and other similar types of governmental consents, obtaining the necessary sites for customer centers or vehicle preparation centers or securing essential local financing or insurance, liquidity, trade financing or cash management facilities, export and import restrictions, multiple tax regimes (including regulations relating to transfer pricing and withholding and other taxes on remittances and other payments from subsidiaries) and restrictions on repatriation of funds, other restrictions on foreign trade or investment sanctions and the burdens of complying with a wide variety of foreign laws and regulations. The expansion of our geographical footprint in Europe could also impact our exposure to the impacts of geopolitical conflicts now and in the future. In addition, the expansion in Europe may divert management’s attention from the operation of existing businesses.

Our expansion in Europe will also expose us to foreign exchange rate risk arising from various currency exposures, primarily with respect to Euros versus GBP. When our operating entities recognize assets and liabilities in the local currency, it creates translation risk when converting the net asset value into GBP. Net earnings are also exposed to the same risk when they are recognized in local currency; such an exposure remains until the accumulated net earnings are converted into GBP when remitting dividends upwards in the Company. The realization of foreign exchange or currency risks could negatively impact our business, financial condition, results of operations and prospects.

Our ability to grow our complimentary service offerings and enter into new markets with such offerings may be limited, which could negatively impact our growth rate, revenues and financial performance

As we introduce new offerings or expand existing offerings, including our car subscription service which was launched in the UK in June 2021, or other services or products, including in connection with entering into new markets, we may incur losses or otherwise fail to introduce these services successfully. Our expansion into new offerings and entry into new markets with such offerings may place us in competitive and regulatory environments with which we are unfamiliar and involves various risks, including the need to invest significant resources and the possibility that returns on such investments will not be achieved for several years, or at all. In attempting to establish new service or product offerings, including in connection with entering new markets, we expect to incur significant expenses and face various other challenges, such as expanding our customer advocate and management personnel to cover these markets and complying with complicated regulations that apply to these offerings and markets. We face risks in connection with the expansion of our customer base through our subscription service. For example, customers of our car subscription service may have a higher-than-expected rate of default due to macroeconomic factors or if we fail to correctly assess their creditworthiness, which would result in increased costs to us. In addition, we face challenges in accessing a sufficient volume of vehicle inventory at competitive pricing for our subscription offering.

In addition, we may not successfully demonstrate the value of our new products and services to consumers, and failure to do so would compromise our ability to successfully expand into these additional businesses or achieve increasing attachment rates on these products and services over time. Any of these risks, if realized, could have a material adverse effect on our business, financial condition, results of operations and prospects.

The current geographic concentration where we provide services creates an exposure to severe weather, local economies, regional downturns, or catastrophic occurrences that may materially adversely affect our financial condition and results of operations

Beginning in 2021, with the acquisitions of Drover and Cluno, we commenced activities in France and Germany and subsequently launched a Cazoo branded offering in each market. We have also commenced activities in Spain and Italy through the acquisitions of Swipcar and brumbrum. Accordingly, we are subject to risks related to downturns in the economies of the UK and Europe, especially the UK, as well as downturns in the market for our products and services in these regions. In addition, the geographic concentration of our business, particularly in the UK, exposes us to risks related to regional specific legislation, taxes and disasters such as earthquakes or floods, which could disproportionately affect us and our financial performance. Furthermore, the full effects of Brexit are still currently unknown and Brexit may continue to lead to uncertainty and potentially divergent national laws and regulations (including financial laws and regulations, tax and free trade agreements, immigration laws and employment laws). As such, the legal, political and economic relationship with the EU may continue to be a source of instability in international markets, create significant currency fluctuations or otherwise adversely affect trading agreements or similar cross-border cooperation arrangements (whether economic, tax, fiscal, legal, regulatory or otherwise) for the foreseeable future and could adversely affect economic or market conditions in the UK and the EU. Any such event or occurrence could have a material adverse effect on our business, financial condition, results of operations and prospects.

The global COVID-19 pandemic has impacted our business, financial condition, results of operations and prospects, and could exacerbate the adverse effects of other risks to our business

Our business has been affected by the COVID-19 pandemic, which has resulted in changes to the operations of our customer centers and vehicle preparation centers (e.g., social distancing measures, operational constraints and increased working from home activity). The nature of our business provides some protection against the negative effects of the COVID-19 pandemic (given our digital platform and emphasis on home delivery) and we remained fully operational throughout 2021 despite a range of impacting COVID-19 restrictions and guidance, however, the measures we have taken may not be sufficient to offset the impact of the COVID-19 pandemic going forward.

The full implications of the COVID-19 pandemic depend on a number of factors, such as the duration of the pandemic, the severity of current infection rates and subsequent waves of infection and mutations, the length of time it takes to effectively vaccinate and re-vaccinate the general population, government initiatives to limit the spread of the virus and the extent of macroeconomic measures introduced by authorities in response. The effectiveness of macroeconomic measures (e.g., government stimulus packages and measures introduced by central banks) will also influence the impact that the COVID-19 pandemic will have on the economy and ultimately on the Company. There remains limited clarity in relation to these factors, and therefore we cannot reasonably estimate the impact of the COVID-19 pandemic on our business, financial condition, results of operations and prospects.

In addition, the COVID-19 pandemic may have a continuing impact on consumer behavior and preferences in the medium to longer-term, including willingness to make large purchases such as vehicles. Furthermore, the temporary or permanent closure of traditional car dealerships during the course of the pandemic may have accelerated the online adoption of car retailing. The use of online platforms to purchase cars may slow or decline now that traditional car dealerships are reopened to full service. This could result in diminished demand for our products and services.

Any of the foregoing, including a prolonged period of government restrictions, as well as any resulting deterioration in general economic conditions or change in customer behavior, could adversely affect our business.

We may be unable to attract a sufficient audience to our website in a cost-effective manner

Our success will depend, in part, on our ability to attract users to our website and to do so in a cost-effective manner. Although we have made substantial investments in advertising and public relations campaigns in order to raise awareness of, and direct traffic to, our website, and intend to continue to do so, these campaigns may not be successful. Factors important to maintaining and increasing the audience to our website include our ability to:

•        maintain a convenient and reliable user experience as consumer preferences evolve and as we expand into new product categories and markets;

•        develop and manage new and existing technologies and distribution channels, including smartphones and tablets; and

•        increase awareness of our brand and website through marketing and promotional activities.

In addition, our future success depends, in part, on our ability to provide adequate functionality for visitors who use mobile devices to search for and purchase cars and the number of transactions that are completed by those users. In the year ended December 31, 2021, approximately 80% of unique visitors to our website were attributable to mobile devices. This is consistent with prior years. The online market for purchasing vehicles is significantly less developed than the online market for other goods and services such as books, music, travel and other consumer products. If the market for online vehicle transactions does not gain more widespread acceptance, or if we are unable to adequately address our customers’ desire to utilize mobile device technology, our business may suffer. Furthermore, we may have to incur significantly higher and more sustained advertising and promotional expenditures or offer more incentives than we currently anticipate in order to attract additional consumers to our digital platform and convert them into purchasing customers. Specific factors that could prevent consumers from purchasing vehicles through our digital platform include a preference for the ability to physically test-drive and examine vehicles, our ability to provide the same level of website functionality to a mobile device that we provide on a desktop computer, the actual or perceived lack of security of information on a mobile device and possible disruptions of service or connectivity. In addition, we may not continue to innovate and introduce enhanced products that can be suitably conveyed on mobile platforms. Any failure to properly manage these factors could negatively affect our brands and reputation or our ability to attract and retain users.

Our business is dependent upon access to suitable vehicle inventory for resale to customers. Obstacles to acquiring suitable inventory for resale to customers, whether because of supply, competition, or other factors, could have a material adverse effect on our business, financial condition, results of operations and prospects

We acquire cars for sale through numerous sources, including from used-car auctions, corporate suppliers including vehicle finance, leasing, rental companies and OEMs, as well as directly from consumers and from end-of-term subscription agreements. The supply of suitable vehicles may not be sufficient to meet our needs and the vehicles may not be available at prices or on terms acceptable to us. For example, any reduction in the volume of new cars could negatively impact the supply of cars for our business. A number of OEMs continue to report new car production disruptions caused by an ongoing global shortage of automobile microchips, which has resulted and could in the future result in a decline in the supply of new vehicles, which has in turn has resulted in and could in the future result in a decline in the supply of used vehicles due to a lack of turnover in the automotive retail market. The decline in the supply of new vehicles has resulted in used car pricing increasing significantly. Follow-on effects from the COVID-19 pandemic have also led to reduced supply from rental companies. In addition, suppliers may also choose to provide our competitors with certain vehicles or may prefer working with our competitors over us, limiting our ability to obtain inventory. Some of these factors could continue in the future. We have expanded the volume of vehicles we acquire directly from consumers during the second half of 2021 as a result of the launch of our direct car buying channel. This has allowed us to increase the availability of suitable vehicle inventory at attractive commercial rates. However, this channel may not continue to be successful or commercially viable, or may not be sustainable in the context of the associated capital overhead. A reduction in the availability of or access to sources of inventory, whether due to COVID-19, supply chain constraints, geopolitical events, or otherwise, could have a material adverse effect on our business, financial condition, results of operations and prospects.

In addition, the shift to electric vehicles as a result of government mandates and consumer preferences may result in a dislocation in the supply of suitable vehicles in the medium term as used electric vehicles may not achieve wide consumer acceptance as a result of actual or perceived limitations on battery life or other concerns. New technologies, such as autonomous driving software, also have the potential to change the dynamics of car ownership in the future and could reduce the demand for both new and used cars. A decline in the volumes of new cars would result in a decline in the supply of used vehicles over time.

We evaluate thousands of potential cars to purchase daily using proprietary algorithms to determine appropriate appraisals based on a variety of factors including age, condition, consumer desirability and relative value as prospective inventory. Our failure to adjust appraisals to stay in line with broader market trends or failure to recognize those trends, could adversely affect our ability to acquire inventory. In addition, if our appraisals are too high, we may be unable to generate sufficient profit or any profit on the sale of our vehicles. Our ability to source vehicles could also be affected by competition, which may have the effect of increasing prices for and decreasing the availability of used vehicles.

A reduction in the availability of suitable vehicle inventory for any of the above reasons, could have a material adverse effect on our business, financial condition, results of operations and prospects.

Our business is dependent on the image and reputation of our brand

Our financial performance is influenced by the image, perception and recognition of the Cazoo brand. We need to maintain, protect, and enhance our brand in order to expand our base of users and increase their engagement with our website. This, in turn, depends on many factors such as the quality of the vehicles available for sale and the services provided, the level of customer service and advice, the efficiency of our delivery services and our communication activities including advertising, public relations, marketing and our general corporate and market profile. If we fail to maintain the standards on which our reputation is built, or if an event occurs that damages this reputation, such as accidents in or malfunctions related to Cazoo vehicles or services, consumer demand could be adversely affected which would have a material adverse effect on our business, sales and results of operations. Even the perception of a decrease in the quality of our vehicles, customer service or brand could impact results. Our high rate of growth enhances the difficulty of maintaining the quality of our customers’ experience.

Complaints or negative publicity about our business practices, the quality of our vehicles or services, our marketing and advertising campaigns, compliance with applicable laws and regulations, the integrity of the vehicle data that we provide to users, data privacy, environmental and social, governance, health and safety, driver and vehicle standards, and security issues, and other aspects of our business, especially on blogs and social media websites, and irrespective of their validity, could diminish customer confidence in our platform and adversely affect the Cazoo brand. The growing use of social media increases the speed with which information and opinions can be shared and thus the speed with which reputation can be affected. While we may choose to engage in marketing campaigns to further promote our brands, these efforts may not be successful. Our failure to correct or mitigate misinformation or negative information about us, the vehicles we sell or purchase, our customer experience, or any aspect of our brand, including information spread through social media or traditional media channels, could have a material adverse effect on our business, financial condition, results of operations and prospects.

The success of our business relies heavily on our marketing and branding efforts, and these efforts may not be successful

We believe that an important component of our growth will be the growth of visitors to our website. As we are a consumer brand, we rely heavily on marketing and advertising to increase brand visibility with potential customers. We recorded expenses of £65.2 million on marketing, customer experience, advertising and other marketing related costs in the year ended December 31, 2021 and anticipate that these expenses will increase in future reporting periods. We are also heavily reliant on our website, which needs to evolve as our business scales. In the future, we may not be able to maintain the level of capital expenditures necessary to support the improvement or upgrading of our website in a timely manner or at all. Our business model relies on our ability to scale rapidly to decrease incremental customer acquisition costs as we grow. If we are unable to recover marketing costs through increases in customer traffic and in the number of transactions by users of our platform, or if our broad marketing campaigns are not successful or are terminated, it could have a material adverse effect on our business, financial condition, results of operations and prospects.

We rely on search engines and vehicle listings sites to help drive traffic to our website, and if we fail to appear prominently in the search results or fail to drive traffic through paid advertising, our audience may decline and our business would be adversely affected

We depend in part on search engines, such as Google and Bing and vehicle listings sites such as Autotrader and Motors.co.uk to drive traffic to our website. Our ability to maintain and increase the number of visitors directed to our website is not entirely within our control. A significant number of users access our website via links contained in search engines’ “natural” listings (i.e. listings not dependent on advertising or other payments). Search engines typically do not accept payments to rank websites in their natural listings and instead rely on algorithms to determine which websites are included and in what priority to order in the results of a search query. We endeavor to enhance the relevance of our website to common user search queries and thereby improve the rankings of our website in natural listings (a process known as “search engine optimization” or “SEO”). Search engines frequently modify their algorithms and ranking criteria to prevent their natural listings from being manipulated, which could impair our search engine optimization activities, in turn reducing new client acquisition and adversely affecting our operating results. These algorithms and ranking criteria may be confidential or proprietary information, and we may not have complete information on the methods used to rank our website. If we are unable to quickly recognize and adapt our techniques to such modifications in search engine algorithms or if the effectiveness of our SEO activities is affected for any other reason, we could suffer a significant decrease in traffic to our website. Our website has experienced fluctuations in search result rankings in the past, and we anticipate similar fluctuations in the future.

Our competitors may increase their search engine optimization efforts and outbid us for placement on various vehicle listings sites or search terms on various search engines, resulting in their websites receiving a higher search result page ranking than Cazoo. Search engine providers could also provide automotive dealer and pricing information directly in search results and search engine providers or vehicle listings sites could align with our competitors or choose to develop competing services.

Further, a violation of a search engine’s terms of service may result in a website’s exclusion from that search engine’s natural listings. If a search engine were to modify our terms of service or interpret existing or modified terms of service in a manner such that our SEO practices were deemed to violate such terms, our website could be excluded from the search engine’s natural listings. Such exclusion could significantly affect our ability to direct traffic to our website.

If search engines modify their algorithms in ways that are detrimental to us, if vehicle listings sites are unwilling to display any or all of our inventory or if they significantly increase the cost of doing so, or if our competitors’ efforts are more successful than us, overall growth in our audience could slow or our customer base could decline.

Further, mobile operating system and web browser providers, such as Apple and Google, have announced or recently implemented product changes to limit the ability of advertisers to collect and use data to target and measure advertising. For example, Apple recently made a change to iOS 14 to require apps to get a user’s opt-in permission before tracking or sharing the user’s data across apps or websites owned by companies other than the app’s owner. Google intends to further restrict the use of third-party cookies in its Chrome browser in 2022, consistent with similar actions taken by the owners of other browsers, such as Apple in its Safari browser, and Mozilla in its Firefox browser. These changes may reduce our ability to efficiently target and measure advertising, in particular through online social networks, making our advertising less cost effective and successful. Any reduction in the number of users directed to our website through search engines or vehicle listings sites could have an adverse effect on our business, financial condition, results of operations and prospects.

Our business is dependent upon our ability to recondition and sell inventory expeditiously and efficiently

Our purchases of vehicles are based in large part on projected consumer demand. If actual sales are materially less than we forecast, we would experience an over-supply of vehicle inventory. An over-supply of vehicle inventory will generally cause downward pressure on product sales prices and margins and increase our average days to sale. Vehicle inventory represents a significant portion of our total assets, accounting for £364.6 million, or approximately 31% of our total assets, as of December 31, 2021. Having such a large portion of total assets in the form of inventory for an extended period subjects us to depreciation, inflation and other risks that affect our results of operations. Vehicles can depreciate rapidly and therefore a failure to sell our inventory expeditiously or to recondition and deliver vehicles efficiently to customers could adversely impact our gross profit per unit. If we have excess inventory or our average days to sale increases, we may be unable to liquidate such inventory at prices that allow us to meet margin targets or to recover our costs, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

Conversely if our customer demand exceeds our capacity to purchase and recondition our used vehicle inventory this could result in lower inventory levels, leading to lower conversion rates. During 2021, we expanded vehicle reconditioning in the UK through the acquisitions of SFS and SMH Fleet Solutions. The expanded SFS reconditioning capacity was incorporated into our business during the second quarter of 2021. SMH capacity was incorporated during the second half of 2021. During 2021 we experienced reduced reconditioning capacity, while we aligned and optimized our reconditioning operations and made appropriate investments to increase capacity, impacting the number of vehicles we are able to recondition and sell during such period. No assurance can be given that we will not experience similar periods of reduced reconditioning capacity in the future or that our reconditioning operations will not experience periods of inefficiency as we experienced in 2021, which had an impact on our gross profit per unit in the fourth quarter of 2021 and will continue to have an impact through the first quarter of 2022. As we grow and expand in Europe, we will require additional reconditioning capabilities either from third parties or through the creation of our own vehicle preparation centers. There is no assurance that we will be able to achieve such capabilities in a timely manner to meet our growth objectives.

Any disruption of our ability to recondition our vehicles in an expeditious and efficient manner could have a material adverse effect on our business, financial condition, results of operations and prospects.

Vehicle retail sales depend heavily on affordable interest rates and availability of credit for vehicle financing and a substantial increase in interest rates could materially and adversely affect our business, prospects, financial condition, results of operations, and cash flows

If interest rates rise, market rates for vehicle financing will generally be expected to rise as well, which may make our vehicles less affordable to customers or steer customers to less expensive vehicles that would be less profitable for us, adversely affecting our financial condition and results of operations. Additionally, if consumer interest rates increase substantially or if financial service providers tighten lending standards or restrict their lending to certain classes of credit, customers may not desire or be able to obtain financing to purchase our vehicles. As a result, a substantial increase in customer interest rates or tightening of lending standards could have a material adverse effect on our business, financial condition, results of operations, and prospects.

Our business is sensitive to changes in the prices of new and used vehicles

Any significant changes in retail prices for new or used vehicles could have a material adverse effect on our revenues and results of operations. For example, an overall increase in prices for used vehicles may make it difficult for certain customers to afford to purchase a vehicle. Similarly, if retail prices for used vehicles rise relative to retail prices for new vehicles, it could make buying new vehicles more attractive to our customers than buying used vehicles, which could result in reduced used-car sales and lower revenues. Manufacturer incentives could contribute to narrowing the price gap between new and used vehicles. In addition, supply chain issues impacted new vehicle production throughout 2021 and into 2022 and may continue in the future. As a result of these factors, automotive vehicle pricing and demand continues to be difficult to predict, which could have an adverse effect on our business, financial condition, results of operations and prospects.

Used vehicle prices may also decline for a variety of reasons including an increase in supply due to an increased number of new vehicle lease returns over the next several years. While lower used vehicle prices reduce the cost of acquiring new inventory, lower prices could also lead to reductions in the value of inventory we currently hold, which could result in impairments to our assets and have a negative impact on gross profit. Furthermore, any significant changes in wholesale prices for used vehicles could have a material adverse effect on our business, financial condition, results of operations and prospects.

If we are unable to adapt to and satisfy customer demands in a timely and cost-effective manner, our ability to grow our business may suffer

The success of our business depends in part on effectively managing, maintaining and growing sales of our vehicle inventory and related products and services, and providing customers with a car buying experience that meets or exceeds their expectations. If for any reason we are unable to do so in a timely and cost-effective manner, this could have a material adverse effect on our business, financial condition, results of operations and prospects.

If our products and services do not meet expected performance or quality standards, including with respect to customer safety and satisfaction, this could adversely affect consumer demand. In addition, the volume of customer service requests before and after delivery limits our service capacity and may prevent us from retailing service plans to customers effectively. Growth in the volume of sales may also outstrip our ability to serve customers while maintaining the quality and efficiency of the customers’ car-buying experience. If the demand for our used cars exceeds our ability to recondition cars, we may be unable to meet customer demand and may have to decrease our range of brands and models for sale. While we may look to expand our capacity further or use third-party suppliers to recondition cars, we may not be able to do so in a timely manner or at a reasonable cost. This could adversely impact our reputation, customer demand for our vehicles and our competitive position.

If we cannot manage our growth effectively and maintain the quality and efficiency of the customers’ car-buying experience or the quality of the vehicles we sell, this could have a material adverse effect on our business, financial condition, results of operations and prospects.

We may be unable to identify or accurately evaluate suitable acquisition candidates or to complete or integrate past or prospective acquisitions successfully and/or in a timely manner, which could, among other things, divert our management’s attention, result in additional dilution to shareholders and otherwise disrupt our operations, which could in turn have a materially adverse effect on our growth

Our business has grown through a number of acquisitions of complementary assets, businesses and technologies. Since our launch in December 2019, we have acquired Imperial, Drover, Smart Fleet, Cluno, Cazana, SMH, Vans 365, Swipcar and brumbrum. Our strategy is to grow both organically and opportunistically through the acquisition of complementary businesses. As we evaluate suitable acquisition targets, we conduct due diligence and enter into non-binding letters of intent with possible targets, some of which may be material. Among the risks associated with acquisitions are the following:

•        we may not find suitable acquisition candidates or may face competition for them;

•        our history of utilizing capital stock, in addition to cash, as consideration may not continue to be acceptable to buyers;

•        the financing of any such acquisition may be unavailable on satisfactory terms;

•        synergies attributable to the acquisition may vary from expectations;

•        we may not successfully integrate the acquired company’s technology and teams;

•        we may not successfully transition and retain the acquired company’s customers;

•        we may incur substantial costs, delays or other operational or financial problems in integrating acquired businesses or assets, such as costs and issues relating to monitoring, hiring and training of new personnel, or the integration of information technology (“IT”) and accounting and internal control systems;

•        we may incur costs associated with upgrading or rebranding acquired infrastructure or assets;

•        increased investments may be needed in order to understand new markets and new regulatory schemes and follow trends in these markets in order to effectively compete;

•        we may not be sufficiently familiar with the market of the acquired business to accurately predict our performance;

•        we may experience increased regulatory uncertainties;

•        potential harm to our existing business relationships as a result of an acquisition;

•        acquisitions may divert management’s attention from the operation of existing businesses;

•        we may not be able to retain key personnel at acquired businesses;

•        increased exposure to legal and operational risks inherent to acquired businesses, including relating to health, safety and the environment;

•        we may encounter unanticipated events, circumstances or legal liabilities related to the acquired businesses or assets; and

•        we may not plan or manage any acquisition effectively and an acquisition may not achieve anticipated synergies or other expected benefits.

In addition, following the integration of an acquired business or assets into Cazoo, such acquired business or assets may not be able to generate the expected margins or cash flows. Although we assess each acquisition target, these assessments are subject to a number of assumptions and estimates concerning markets, profitability, growth, interest rates and company and asset valuations. Our assessments of, and assumptions regarding, acquisition candidates may prove to be incorrect and actual developments may differ significantly from our expectations. Moreover, we may incur write downs, impairment charges or unforeseen liabilities or exposures, or encounter other difficulties in connection with completed acquisitions that could have a material adverse effect on our business, financial condition, results of operations and prospects.

In the past, we have utilized either a mix of cash and equity or all cash to acquire our targets and expect to continue to use either cash or equity, or both, in the future. As a result, acquisitions could result in dilutive issuances of equity securities, which could adversely impact the investment of existing shareholders. We have in the past and in the future may consider incurring indebtedness to pay for an acquisition. The incurrence of indebtedness could result in increased obligations and include covenants or other restrictions that restrict our operational flexibility, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

We operate in a competitive industry. Increased competition in online car sales could increase our marketing costs and affect our business, results of operations and prospects

The car retail market is highly competitive with respect to price, quality, service, location and vehicle offering. Our current and future competitors may include:

•        traditional car dealers or marketplaces who could increase investment in technology and infrastructure to compete directly with our online retail model or online retail platforms such as Cinch in the UK and AutoHero in Europe;

•        search engines and vehicle listings sites and new entrants that could change their models to directly compete with us, such as Google, Amazon and AutoTrader.co.uk and Motors.co.uk; and

•        OEMs that could change their sales models through technology and infrastructure investments and enter into the subscription and/or direct online retail sales market themselves.

We also expect that new competitors will continue to enter the online and traditional automotive retail industry with competing brands, business models, products, and services, which could have an adverse effect on our business, financial condition, results of operations and prospects. Our competitors may also develop and market new technologies that render our existing or future business model, products and services less competitive, undesirable or obsolete. In addition, if our competitors develop business models, products or services with similar or superior functionality to our solutions or broader in range than those we provide customers with or with more competitive pricing, this may adversely impact our business and prospects.

Our current and potential competitors may have significantly greater financial, technical, marketing and other resources than we have, and an ability to devote greater resources to the development, promotion and support of their products and services. Additionally, they may have more extensive automotive industry relationships, longer operating histories and greater name recognition than us. As a result, these competitors may be able to adapt more quickly, develop new technologies faster and undertake more extensive marketing or promotional campaigns. In addition, if one or more of our competitors were to merge or partner with another of our competitors, the change in the competitive landscape could adversely affect our ability to compete effectively. If we are unable to compete with these competitors, the demand for our cars, products and services could substantially decline.

We may not be able to compete successfully against current or future competitors, and competitive pressures could have a material adverse effect on our business, financial condition, results of operations and prospects.

Loss of, or disruption to, our customer centers or vehicle preparation centers could have a material adverse effect on our business, financial condition, results of operations and prospects

We currently operate 21 customer centers and 10 vehicle preparation centers in the UK, and have recently acquired one vehicle preparation center in Italy with the acquisition of brumbrum. We aim to open similar centers in a number of EU countries, where we currently rely on the services of outsourced vehicle preparation and logistic partners across a number of locations. We store our sale-ready inventory at and deliver vehicles from these locations. Our ability to deliver vehicles to customers is dependent on our operational infrastructure, particularly the efficient functioning of our customer centers and vehicle preparation centers as well as the services of third-party providers of vehicle reconditioning. Customer and vehicle preparation centers rely on inventory management and logistics technology. If this technology fails to operate correctly it could result in an interruption to or a significant diminishment in our ability to function until the technology is restored to working order, which could result in delays in deliveries to our customers, damage to our reputation and potentially a loss of customers or sales.

Our customer centers also provide support in organizing deliveries, managing servicing, MOTs and repairs, dealing with insurance and warranty claims and answering general queries, and vehicle preparation centers are used to recondition used cars prior to sale. If one or more of these customer centers or vehicle preparation centers were to suffer an interruption to their operations, we may have difficulty in replicating their services at one of our other centers. Such an interruption could have a substantial impact on our ability to recondition vehicles to our quality standards, fulfill customer orders or address our customers’ needs, which could result in damage to our reputation and potentially a loss of customers or sales.

In France, Germany, Spain and Italy, we contract with affiliates of GEFCO for logistics and reconditioning services. GEFCO’s former majority owner was an entity that became subject to UK sanctions on March 24, 2022 arising from the Russia Ukraine conflict. The implementation of these sanctions would have prevented Cazoo from continuing to purchase services from GEFCO and its affiliates. On March 25, 2022, the UK Office of Financial Sanctions Implementation (“OFSI”) granted a temporary license, permitting Cazoo and its subsidiaries to continue to purchase services from GEFCO and its affiliates until May 23, 2022. On April 8, 2022 the CMA CGM Group, a world leader in shipping and logistics, announced that it was acquiring nearly 100% of the capital of GEFCO. As a result, OFSI announced that GEFCO is no longer impacted by UK sanctions and withdrew the temporary license. The acquisition has been submitted to competition authorities for review and the outcome of such review is not known at this time. No assurance can be given that we will be able to find an alternate provider or providers, if needed in the future, for the logistics and reconditioning services provided by GEFCO.

Although we have established business continuity procedures designed to minimize the impact of any such disruption, including work from home procedures where necessary, those procedures may not be adequate or effective. We maintain insurance to cover material exposures and business interruption; however, the insurance coverage may not be sufficient and insurance proceeds may not be paid on a timely basis to us if any of our customer centers or vehicle preparation centers are unavailable for any extended period of time. As a result, any loss of or disruption to any of our customer centers and vehicle preparation centers may have a material adverse effect on our business, financial condition, results of operations and prospects.

We rely on key third-party suppliers for the delivery of outsourced services to us and to provide financing, as well as value-added products to our customers, and we cannot control the quality or fulfilment of these products

Our operations are subject to a number of risks, some of which are outside of our control, including failure of a supplier to provide the required level of service, comply with the terms of an agreement with us; interruption of operations or increased costs in the event that a supplier ceases its business due to insolvency or other unforeseen circumstances; failure of a supplier to comply with applicable legal and regulatory requirements or our policies; and difficulty in managing the workforce, labor unrest or other employment issues. This in turn, may affect our relationships with our customers and damage our reputation. In addition, we may incur liability to third parties as a result of the actions of our suppliers.

Outsourced services may cease to be provided, for example due to a contract period expiring or a contract being terminated, and there can be no guarantee that the chosen suppliers will be able to provide the functions for which they have been contracted. Although we may replace suppliers or decide to perform functions ourselves, we cannot ensure that such substitution can be accomplished in a timely fashion or without significant costs or disruption to our operations. Any failure of third-party suppliers to deliver the contracted services could have a material adverse effect on our business, financial condition, results of operations and prospects, particularly if a disruption occurs during peak trading periods.

In France, Germany, Spain and Italy, we contract with affiliates of GEFCO for logistics and reconditioning services. GEFCO’s former majority owner was an entity that became subject to UK sanctions on March 24, 2022 arising from the Russia Ukraine conflict. The implementation of these sanctions would have prevented Cazoo from continuing to purchase services from GEFCO and its affiliates. On March 25, 2022, the UK Office of Financial Sanctions Implementation (“OFSI”) granted a temporary license, permitting Cazoo and its subsidiaries to continue to purchase services from GEFCO and its affiliates until May 23, 2022. On April 8, 2022 the CMA CGM Group, a world leader in shipping and logistics, announced that it was acquiring nearly 100% of the capital of GEFCO. As a result, OFSI announced that GEFCO is no longer impacted by UK sanctions and withdrew the temporary license. The acquisition has been submitted to competition authorities for review and the outcome of such review is not known at this time. No assurance can be given that we will be able to find an alternate provider or providers, if needed in the future, for the logistics and reconditioning services provided by GEFCO.

We also rely on agreements with third-party lenders to finance our vehicle inventory purchases. If we are unable to extend these agreements on favorable terms or at all, or if the agreements are terminated or expire and are not renewed, our inventory supply may decline, resulting in fewer vehicles available for sale on our website. If we are unable to renew the facilities with our third-party lenders or find satisfactory replacements, whether because of our financial and operating performance or for other reasons, our ability to acquire inventory would be adversely affected. New funding arrangements may include higher interest rates or other less favorable terms. These financing risks, in addition to rising interest rates and changes in market conditions, if realized, could have a material adverse effect on our business, financial condition, results of operations and prospects.

We also offer value-added products to our customers through third-party service providers, including Assurant and RAC roadside assistance. As we utilize third-party service providers, we cannot control all of the factors that might affect the quality and fulfilment of these services and products, including (i) lack of day-to-day control over the activities of third-party service providers, (ii) that such service providers may not fulfil their obligations to us or our customers or may otherwise fail to meet expectations and (iii) that such service providers may terminate their arrangements with us on limited or no notice or may change the terms of these arrangements in a manner unfavorable to us or our customers for reasons outside of our control. Such providers also are subject to local and national regulations and any failure by such third-party service providers to comply with applicable legal requirements could cause us financial or reputational harm.

In addition, we rely on third-party lenders to finance our customers’ vehicle purchases. To the extent that our finance customers have a higher-than-expected default rate, this may affect our ability to agree customer financing with third-party lenders on acceptable terms or at all. Moreover, we receive commissions and fees from these third-party service providers in connection with finance, service and insurance products purchased by our customers. A portion of the commissions and fees we receive on such products is subject to chargebacks in the event of early termination, default or prepayment of the contracts by end-customers, which could have an adverse effect on our business, financial condition, results of operations and prospects.

Our revenues and results of operations are partially dependent on the actions of these third parties. If one or more of these third-party service providers cease to provide these services or products to our customers, tighten their credit standards or otherwise provide services to fewer customers or are no longer able to provide them on competitive terms, any of these could have a material adverse effect on our business, revenues and results of operations. In addition, our operations in Europe largely rely on third-party suppliers for reconditioning, logistics and transportation activity at least in the short term until we successfully scale our operations and build our own infrastructure. If we are unable to replace the current third-party providers upon the occurrence of one or more of the foregoing events, or to successfully build our own European infrastructure, it could have a material adverse effect on our business, financial condition, results of operations and prospects. In addition, disagreements with such third-party service providers could require or result in costly and time-consuming litigation or arbitration.

We rely on internal and external logistics to transport our vehicle inventory. Thus, we are subject to business risks and costs associated with the transportation industry

We rely on a combination of internal and external logistics to transport vehicles from the site of purchase to vehicle preparation centers, then to our customer centers and/or then directly to our customers. As a result, we are exposed to risks associated with transportation, such as weather, traffic patterns, gasoline prices, cost inflation, supply chain delays, labor shortages at transportation providers and warehouses, recalls affecting our vehicle fleet, local and national regulations, insufficient internal capacity, rising prices of external transportation vendors, taxes, license and registration fees, insurance premiums, difficulty in recruiting and retaining qualified drivers, disruption of our technology systems and increasing equipment and operational costs.

In addition, events related to political instability, including for example, in connection with the Russia Ukraine conflict, or threatened or actual acts of terrorism and security concerns, may pose challenges to our logistics and fulfillment processes. In France, Germany, Spain and Italy, we contract with affiliates of GEFCO for logistics and reconditioning services. GEFCO’s former majority owner was an entity that became subject to UK sanctions on March 24, 2022 arising from the Russia Ukraine conflict. The implementation of these sanctions would have prevented Cazoo from continuing to purchase services from GEFCO and its affiliates. On March 25, 2022, the UK Office of Financial Sanctions Implementation (“OFSI”) granted a temporary license, permitting Cazoo and its subsidiaries to continue to purchase services from GEFCO and its affiliates until May 23, 2022. On April 8, 2022 the CMA CGM Group, a world leader in shipping and logistics, announced that it was acquiring nearly 100% of the capital of GEFCO. As a result, OFSI announced that GEFCO is no longer impacted by UK sanctions and withdrew the temporary license. The acquisition has been submitted to competition authorities for review and the outcome of such review is not known at this time. No assurance can be given that we will be able to find an alternate provider or providers, if needed in the future, for the logistics and reconditioning services provided by GEFCO.

Our transportation costs may increase as carriers have increased prices. We are also exposed to the risks of vehicular crashes, which may result in serious injury to or loss of life of an employee or third party. In addition, as we expand in Europe, we are likely to place increased reliance on third-party suppliers for transportation activity in the near term until we successfully scale our logistics operations. Our failure to successfully manage our logistics and fulfillment process could cause a disruption in our inventory supply chain and distribution, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

Our business is subject to risks related to the larger automotive ecosystem, including consumer demand, the shift to electric vehicles, global supply chain challenges and other macroeconomic issues

Our business may be negatively affected by challenges to the larger automotive ecosystem, including urbanization, global supply chain challenges and other macroeconomic issues. The shift to electric vehicles as a result of government mandates and consumer preferences may result in a dislocation in the supply of suitable vehicles in the medium term as there may be fewer used electric vehicles available. New technologies such as autonomous driving software also have the potential to change the dynamics of car ownership in the future. A decline in the volume of new cars would result in a decline in the supply of used cars over time and could impact pricing of used cars. For example, a number of OEMs continue to report new car production disruptions caused by an ongoing global shortage of automobile microchips, which has resulted in a decline in the supply of new vehicles, which has in turn resulted in a decline in the supply of used vehicles due to a lack of turnover in the automotive retail market. The decline in the supply of new vehicles has resulted in used car pricing increasing significantly. The Russia Ukraine conflict has further impacted the ability of certain OEMs to produce new vehicles and new vehicle parts, which may result in continued disruptions to the supply of new and used vehicles. Rising gasoline prices may also change consumer behavior in ways that adversely impact us, including by decreasing demand for cars and by increasing demand for electric vehicles, which could affect our vehicle sales and valuations. In addition, manufacturer recalls are a common occurrence. Recalls and a scrutiny surrounding selling used vehicles with open safety recalls could adversely affect used vehicle sales or valuations, could cause us to temporarily remove vehicles from inventory, sell affected vehicles at a loss, incur increased costs and could expose us to litigation and adverse publicity related to the sale of recalled vehicles. See “— Our business is sensitive to conditions affecting automotive manufacturers, including manufacturer recalls and potential financial issues” below.

Decreases in consumer demand could adversely affect the market for vehicles and, as a result, reduce the number of consumers using our platform. Consumer purchases of vehicles generally decline during recessionary periods and other periods in which disposable income is adversely affected. Purchases of vehicles may be affected by negative trends in the economy, in particular the economy of the UK or the EU, and other factors, including the COVID-19 pandemic, rising interest rates, rising vehicle prices, the cost of energy and gasoline, the availability and cost of credit, reductions in business and consumer confidence, stock market volatility, increased regulation and increased unemployment. See “— Downturns in general economic and market conditions and reductions in spending may reduce demand for our products” below.

Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations and prospects.

Our business is sensitive to conditions affecting automotive manufacturers, including manufacturer recalls and potential financial issues

Adverse conditions affecting one or more automotive manufacturers, including financial issues, could have a material adverse effect on our business, financial condition, results of operations and prospects and could impact the supply of vehicles. Our business may be negatively affected by challenges to the larger automotive ecosystem, including global supply chain challenges, such as those resulting from the ongoing global microchip shortage. We are also dependent on OEMs for supply of vehicle parts which could be constrained due to a number of factors, including the Russia Ukraine conflict. In addition, manufacturer recalls are a common occurrence that have accelerated in frequency and scope in recent years. Recalls and the increased regulatory scrutiny surrounding selling used vehicles with open safety recalls could adversely affect used vehicle sales or valuations, could cause us to temporarily remove vehicles from inventory, could force us to incur increased costs and could expose us to litigation and adverse publicity related to the sale of recalled vehicles, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

Vehicles in our inventory may be stolen, damaged or destroyed before they can be sold. In addition, our vehicles used for our subscription service may be stolen, damaged or destroyed before being returned to us

Vehicles in our inventory comprise a large share of our total assets. As of December 31, 2021, the value of our overall inventory amounted to £364.6 million. Given the size of this inventory, we require significant space to store our cars. To this end, we have entered into agreements with third-party logistics partners to handle the transport and storage of some of our cars. We have limited control over the third-party logistics partners and cannot guarantee that cars in our inventory will be properly protected (e.g., against theft or vandalism).

In addition, given that our cars are typically stored in unroofed parking lots, force majeure events such as flooding, fires or hail may affect a large number of our cars. This type of parking lot also has an increased risk of theft or vandalism. Such events may cause us to incur large, uninsured damages, deprive us of a significant portion of our inventory and reduce customer satisfaction if we cannot deliver sold cars. In addition, vehicles provided to customers under our car subscription service may be stolen, damaged or destroyed before being returned to us. While we carry insurance for our vehicles, the insurance coverage may not be sufficient.

Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations and prospects.

We may be adversely affected by fraudulent behavior of sellers or purchasers of our cars or an inability to correctly assess their creditworthiness

We source a large number of used cars, and while we run provenance checks on the vehicles we purchase, the process and details of public registers differ between the UK and the various European markets in which we have launched or are entering. Consequently, it may be difficult to detect that cars offered to us have been stolen. Criminals attempting such sales tend to be sophisticated, presenting us with fake identities, forged car documentation (e.g., a fake registration document and vehicle registration, or obtaining such documentation by submitting false information to the relevant governmental agencies). Given that applicable laws in many European jurisdictions, including Germany and France, prevent us from acquiring ownership if cars purchased by us were stolen, we may be required to return such cars to their actual owners without being able to recover the money paid for them. In addition, our reputation may suffer as a result of such transactions.

When deciding whether to provide financing or subscription services to consumers, we assess their creditworthiness by relying, among other things, on the assessments of third-party credit agencies. There is, however, no guarantee that the systems of these agencies will function properly or that there are no gaps or errors in their assessment. Going forward, we may develop and rely on our own automated credit assessment software. Our credit risk algorithms are, however, unproven and may not function as envisaged. Consequently, we may fail to correctly assess the creditworthiness of consumers. If purchases or payments are not properly authorized or payment confirmations are transmitted in error, the relevant purchasers may turn out to have insufficient funds or be able to defraud us, which would adversely affect our operations and result in increased legal expenses and fees. High levels of fraud could result in us having to comply with additional requirements or pay higher payment processing fees or fines. Furthermore, permitting new and innovative online payment options may increase the risk of fraud. In addition, as we expand into new geographies and markets and open new customer collection centers, the risk of fraud will increase.

Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations and prospects.

We may experience significant returns of cars sold

Consumers who purchase cars have the right to return such cars within a period of seven days from delivery and to receive full refunds, assuming they have driven no more than a stated maximum amount of miles or kilometers per our terms and conditions and providing the car is undamaged. In the year ended December 31, 2021, the return rate for cars sold under this offering amounted to 5.2%. Returning cars is more cost-intensive than returns for other goods sold online due to the size and weight of vehicles. If we face high levels of returns (e.g., due to customers being dissatisfied with their car or customer service) we may incur significant costs. Continued growth of our car sales and subscription services is likely to increase the absolute number of returns, which may force us to allocate additional resources to the handling of such returns and may further complicate our operations.

In addition, we typically purchase cars ‘as is’ based on the details provided and we assume responsibility for any defects these cars may have, assuming they were not previously disclosed by the seller. Defects in purchased vehicles can lead to increased reconditioning costs and reduced flow through our vehicle preparation centers, which can impact the number of cars available for sale. We also sell cars through our wholesale channel and, in the case where these cars have defects that have not been disclosed, we may be required to compensate the purchaser or take back the deficient vehicle, which may result in significant transport costs, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

We may experience seasonal and other fluctuations in our operating results, which may not fully reflect the underlying performance of our business

We expect our results of operations, including revenues and profitability, if any, and cash flow to vary in the future based in part on, among other things, consumers’ car-buying patterns. Industry vehicle sales exhibit seasonality with sales peaking late in the first calendar quarter and diminishing through the rest of the year, with the lowest relative level of industry vehicle sales expected to occur in the fourth calendar quarter. Due to our rapid growth, our sales patterns to date have not reflected the general seasonality of the automotive industry, but we expect this to change once our business and markets mature. Used vehicle prices also exhibit seasonality, with used vehicles depreciating at a faster rate in the last two quarters of each year and a slower rate in the first two quarters of each year. In the future, this may result in a gross profit per unit higher on average in the first half of the year than in the second half of the year.

In addition, a significant portion of our expenses are fixed and do not vary proportionately with fluctuations in revenues. If sales during peak seasons are significantly lower than expected for any reason, we may be unable to adjust our expenses in a timely manner and may be left with a substantial amount of unsold inventory which may be difficult to liquidate and the value of which may depreciate. At the same time, if we fail to obtain sufficient inventory of appropriate vehicles, we may not have an adequate supply of products to meet consumer demand.

We are highly dependent on our senior management team and other highly skilled personnel, and if we are not successful in attracting or retaining highly qualified personnel, we may not be able to successfully implement our business strategy

Our results and success are dependent in part on our ability to attract and retain effective personnel. Our performance depends significantly on the efforts and abilities of our key senior management, including Alex Chesterman (Chairman and Chief Executive Officer) and Stephen Morana (Chief Financial Officer). Our senior management have substantial experience and expertise and have made significant contributions to our continuing growth and success. The loss of any members of the senior management or other key employees without the prompt addition of appropriate replacements could have a material adverse effect on our business, financial condition, results of operations and prospects. We may be unable to find appropriate replacements in a timely manner or the replacements, once appointed, may not perform as effectively as expected. In addition, we may not continue to be able to retain or attract a sufficient number of skilled personnel, including within the commercial, car reconditioning, sales and marketing, software engineering, data and IT teams, on attractive terms or at all. Any inability to recruit, train or retain such personnel could hinder our ability to successfully operate our business and to meet business objectives and timelines, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

In addition, as a result of the COVID-19 pandemic and the spread of new variants, our hiring, training, and retention efforts has been and may in the future be hindered by the constraints placed on our business, including measures that we take proactively and those that are imposed upon us by government authorities. As a result of such measures, it is possible that we may lose a portion of our workforce. In addition, labor shortages, the inability to hire or retain qualified employees nationally, regionally or locally or increased labor costs could have a material adverse effect on our ability to control expenses and efficiently conduct operations.

We are exposed to risks in connection with product-related warranties as well as the provision of services, which may be costly

We provide a 90-day warranty in the UK and a 12-month warranty in France and Germany and offer insurance and service plans to our customers. There is a risk that, relative to the warranties and insurance and service plans provided, the calculated product prices and the provisions for our warranty and insurance and service risks have been set, or will in the future be set, too low. There is also a risk that we may be required to extend the applicable warranty period originally granted or to provide services as a courtesy or for reasons of reputation where we are not legally obliged to do so, and for which we will generally not be able to assert claims in recourse against suppliers or insurers. Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations and prospects.

A significant disruption in service of our website and information technology systems could result in a disruption in our business and could have a material adverse effect on our results of operations

Our brand, reputation and ability to attract customers and generate revenues depend on the reliable performance of our website and supporting systems, technology and infrastructure. Our services are accessed by a large number of users, often at the same time, and as user traffic increases, we may not be able to scale our technology to accommodate increased capacity requirements, which may result in interruptions or delays in service. We have experienced minor interruptions in our systems in the past, including server failures, that temporarily slowed the performance of our website and we may experience interruptions in the future. Notwithstanding efforts to prevent website or IT failure or disruption, including established disaster recovery plans, interruptions in these systems, whether due to system failures, programming or configuration errors, computer viruses, malware, cyber-attacks, power outages, physical or electronic break-ins, fire, telecommunications failures, floods or other malfunctions and disruptions, could affect the availability of inventory on our website and prevent or inhibit the ability of customers to access our website. Problems with the reliability or security of our systems could harm our reputation, prevent us from making sales, result in a loss of customers and result in additional costs.

In addition, problems faced by our third-party web-hosting providers, including Amazon Web Services, could adversely affect the experience of our customers. For example, our third-party web-hosting providers could close their facilities without adequate notice or suffer interruptions in service caused by cyber-attacks, natural disasters or other phenomena. Any financial difficulties, up to and including bankruptcy, faced by our third-party web-hosting providers or any of the service providers with whom they contract may have negative effects on our business, the nature and extent of which are difficult to predict. We may not be able to find a replacement provider within a timely manner or on commercially favorable terms, which may result in reduced revenues and profitability, deteriorating cash flow and reduced market share. In addition, if our third-party web-hosting providers are unable to keep up with our growing capacity needs, our business could be harmed.

In the future, we may not be able to maintain the level of capital expenditures necessary to support the improvement or upgrading of our IT infrastructure. Any failure to effectively maintain, improve or upgrade our IT infrastructure and management information systems in a timely manner or at all could have a material adverse effect on our business, financial condition, results of operations or prospects.

We will need to improve the capacity, speed, integration and automation of our reporting systems and operational processes as we grow

We have experienced substantial growth in our business that has placed, and may continue to place, significant demands on our management and operational infrastructure. As our operations grow in size, scope and complexity, and in connection with our having become a public company, we will need to continue to improve the capacity, speed, integration and automation of our reporting systems and operational processes. As a public company, we incur additional expenses including registration and listing fees, increased corporate governance costs and other similar expenditure. See “— The requirements of being a public company may strain our resources, result in increased costs, divert management’s attention and affect our ability to attract and retain executive management and qualified board members” below.

Further, continued growth could also strain our ability to maintain reliable service levels for our users and inhibit our ability to develop and improve our operational, financial, and management controls, enhance our reporting systems and procedures, and recruit, train and retain highly skilled personnel.

Managing our growth will require significant expenditures and allocation of valuable management resources. If we fail to achieve the necessary level of efficiency in our organization as we grow, our business, financial condition, results of operations or prospects could be materially adversely affected.

Our business relies on e-mail and other messaging services, and any restrictions on the sending of e-mails or messages or an inability to timely deliver such communications could materially and adversely affect our business, financial condition and results of operations

We use e-mail and other messaging services both for internal employee communication purposes and as a free marketing tool to promote our services and website to customers. Promotions offered through e-mail and other messages we send are an important part of our marketing strategy. We provide e-mails to customers and other visitors informing them of the convenience and value of using our platform, as well as updates on orders placed, new inventory and price updates on listed inventory, and we believe these e-mails, coupled with our general marketing efforts, are an important part of the customer experience and help generate revenues. If we are unable to successfully deliver e-mails or other messages to our employees and customers, or if customers decline to consent or to open our e-mails or other messages, our revenues could be materially and adversely affected. In addition, our e-mails may be shown as “spam” or given a lower priority, which could reduce the likelihood of customers opening or responding positively to them. Actions by third parties to block, impose restrictions on, or charge for the delivery of, e-mails and other messages, as well as legal or regulatory changes limiting our right to send such messages or imposing additional requirements, could impair our ability to communicate with customers.

We also rely on social networking messaging services to send communications and to encourage customers to send communications. Social networks are important as a source of new clients and as a means by which to connect with current clients, and their importance may be increasing. We may be unable to effectively maintain a presence within these networks, which could lead to lower than anticipated brand affinity and awareness, and in turn could adversely affect our operating results. Additionally, changes to the terms of these social networking services to limit promotional communications, any restrictions that would limit our ability or customers’ ability to send communications through their services, disruptions or downtime experienced by these social networking services or decline in the use of or engagement with social networking services by customers and potential customers could materially and adversely affect our business, financial condition, results of operations or prospects. If we are not able to use unpaid marketing tools in the form of e-mails or other messages efficiently, this could impair our marketing efforts or make them more expensive if we have to increase spending on paid marketing channels.

Furthermore, malfunctions of our e-mail and messaging services could result in erroneous messages being sent and customers no longer wanting to receive any messages from us. In addition, our process to obtain consent from visitors to our website and mobile application to receive newsletters and other messages from us and to allow us to use their data may be insufficient or invalid. As a result, such individuals or third parties may accuse us of sending unsolicited advertisements and other messages, which could result in regulatory investigations and/or claims.

Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations and prospects.

We are subject to risks related to online payment methods

We accept payments for our vehicles through a variety of methods, including credit card, debit card and bank transfers. As we offer new payment options to customers, we may be subject to additional regulations, compliance requirements, fraudulent activity and financial crime. For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs. We are also subject to payment card association operating rules and certification requirements, including the Payment Card Industry Data Security Standard and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. As our business changes and we enter new markets, we also may be subject to different rules under existing standards, which may require new assessments that involve costs above what we currently pay for compliance. Consumer practices, preferences and norms for payment mechanisms may also vary to a significant degree across different markets, thereby limiting the range of online payment options we are able to offer or deploy. If we fail to comply with the rules or requirements of any provider of a payment method we accept, if the volume of fraud in our transactions limits or terminates our rights to use payment methods we currently accept, or if a data breach occurs relating to our payment systems, we may, among other things, be subject to fines or higher transaction fees and may lose, or face restrictions placed upon, our ability to accept credit card and debit card payments from customers or facilitate other types of online payments. If any of these events were to occur, this could have a material adverse effect on our business, financial condition, results of operations and prospects.

We occasionally receive orders placed with fraudulent credit card data, including stolen credit card numbers, or from clients who have closed bank accounts or have insufficient funds in open bank accounts to satisfy payment obligations. We may suffer losses as a result of orders placed with fraudulent credit card data even if the associated financial institution approved payment of the orders. Under current credit card practices, we may be liable for fraudulent credit card transactions. If we are unable to detect or control credit card or other fraud, our liability for these transactions could be substantial.

Further, we may become subject to changing payment regulations and requirements that could potentially affect the compliance of our current payment processes and increase the operational costs we incur to support payments. Global laws and regulations that govern payment methods are complex and subject to change; and we may be required to expend considerable time and effort to determine if such laws and regulations apply to our business. Any noncompliance by us in relation to such laws and regulations, or any alleged noncompliance, could result in reputational damage, litigation, increased costs or liabilities, or require us to stop offering payment services in certain markets.

Cyber breaches caused by malicious hacking could jeopardize the integrity of our IT systems and the security of our data

The rise in cyber- and data-related crime presents a significant challenge in terms of securing data and systems against attack. The growth in online access throughout the retail landscape increases our exposure to potential cyber threats. Our systems, website, mobile applications, data (wherever stored), software or networks, and those of third parties, may be vulnerable to security breaches, including unauthorized access (from within our organization or by third parties), computer viruses or other malicious code and other cyber threats that could have a security impact. We and third parties may not be able to anticipate evolving techniques used to effect security breaches (which change frequently and may not be known until launched), or prevent attacks by hackers, including phishing, ransomware attacks or other cyber-attacks, or prevent breaches due to employee error or malfeasance, in a timely manner, or at all. Cyber-attacks have become far more prevalent in the past few years, leading potentially to unauthorized access to, misuse or disclosure of, unavailability of, or the theft or manipulation of confidential and proprietary information or loss of access to, or destruction of, data on our or third-party systems, as well as interruptions or malfunctions in our or third-parties’ operations.

Attacks on our information technology networks may increase as a public company. We and our suppliers are at a risk of suffering materially from such attacks and breaches, which could adversely affect our ability to process customer and consumer transactions and manage inventories, result in us incurring significant additional costs to modify our protective measures or to investigate and remediate vulnerabilities, and result in significant losses, reputational harm, competitive disadvantage and sometimes physical damage. We may also be subject to related litigation and financial losses that are either not insured against or not fully covered through our insurance policies, as well as being obliged to incur costs through a need to engage third-party experts, advisers and consultants. We may also be subject to regulatory intervention, significant regulatory fines and sanctions, particularly as a result of the increasing regulatory focus on promoting the protection of customer information and the integrity of information technology systems.

We have security measures in place to safeguard customer information and have invested in cyber security and added additional controls but still may suffer a major loss or unavailability of customer, employee or other personal data, or other business sensitive data, due to inadequate or failed processes or systems, human error, employee misconduct, catastrophic events, external or internal security breaches, acts of vandalism, computer viruses, malware, ransomware, misplaced or lost data, or other events that could disrupt our normal operating procedures and have a material adverse effect on our business, financial condition, results of operations and prospects. In addition, with the rise in remote working as a response to and following the COVID-19 pandemic, the risk of one of our employees intentionally or inadvertently compromising our systems or misusing data or confidential information has grown.

Failure to safeguard our customer and other personal data may result in reputational damage, financial penalties, claims from individuals and litigation, and decrease in revenues

We collect, store and use data in our operations that may be protected by data protection and privacy laws. We have taken steps to comply with the General Data Protection Regulation (Regulation (EU) 2016/679) (“GDPR”) and the GDPR as it forms part of the law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 and relevant statutory instruments (the “UK GDPR”). Such laws govern our ability to collect, use and transfer personal data, including relating to our customers and business partners, as well as any such data relating to our employees and others. We routinely transmit and receive personal, proprietary and confidential information (including debit and/or credit card details of our customers) by electronic means and therefore rely on the secure processing, storage and transmission of such information in line with regulatory requirements (including Payment Card Industry — Data Security Standards). Therefore, we are exposed to the risk that such data could be wrongfully appropriated, lost or disclosed, damaged or processed in breach of privacy or data protection laws. Failure to comply with the GDPR, the UK GDPR and other applicable data protection laws may result in reputational damage, financial penalties and fines, claims from individuals and litigation, and loss of competitive advantage. For example, breaches of the GDPR or the UK GDPR can each result in fines of up to 4% of annual global turnover.

In addition, we work with third-party service providers that process personal data on our behalf. There is a risk that those service providers may not fully comply with the relevant contractual data processing terms and all data protection obligations imposed on them (including by applicable law). Any failure by such third-party service providers to maintain and protect customer or other personal data could affect the quality of our services, compromise the confidentiality of our customer and other data or cause service interruptions. Such a failure may also result in the imposition of fines and other penalties and could lead to litigation that may result in our being ordered to pay damages and other costs and, as a result, could have a material adverse effect on our business, financial condition, results of operations and prospects.

We also use cookies and similar technologies on our website including to allow our website to work, to analyze and improve our website, to personalize customers’ experiences and to market products to users through advertisements. In recent years, regulators in the EU and the UK have expressed increased concern over the use of third-party cookies and similar technologies including for online behavioral advertising and laws in this area are also subject to reform. In the EU and the UK, laws implementing the e-Privacy Directive 2002/58/EC require us to obtain informed consent for the placement of a cookie on a customer’s device for certain purposes, and the GDPR also imposes additional conditions in relation to that consent, such as a prohibition on pre-checked consents. There has been increased scrutiny of compliance with these laws in some EU jurisdictions recently and any failure to comply with the law on cookies may lead to regulatory enforcement action with the possibility of fines.

We may not succeed in adequately protecting our intellectual property and know-how

We rely on a combination of trademark registrations, domain name registrations, and unregistered rights including copyright, unregistered designs, database rights and trade secrets, as well as contractual provisions and restrictions on access to and use of proprietary information to protect our brands, technologies, algorithms, applications and systems, a number of which are of essential importance to our business success. Although we have taken steps consistent with industry practice to protect our intellectual property and know-how, such steps may be inadequate.

We have a portfolio of registered trademarks in respect of the various trading names and logos used in connection with our website. Competitors may adopt service names similar to ours, thereby harming our ability to build our brand identity and possibly leading to user confusion. In addition, there could be potential trade name or trademark infringement or invalidity claims brought by owners of other trademarks or trademarks that incorporate variations of our trading name and logo. We also own a portfolio of internet domain names related to our brand and website. We actively monitor the domain name market for any changes and additions and seek to protect our brand through the registration of additional domain names, where appropriate. However, we may not be able to acquire or maintain all domain names that relate to our brand.

We may need to seek intellectual property protection of our brand, technologies and algorithms in any new geographic market that we enter. There is a risk that registered trademark protection for our trading names and logo may not be available as a result of prior rights held by third parties.

To the extent that our brand, technologies, algorithms and data are not protected by intellectual property rights or the law protecting confidential information, third parties, including competitors, may be able to commercialize or otherwise use our brands, technologies, algorithms and/or data without compensation. We also face the risk that existing or new competitors may independently develop similar or alternative technologies that are equal or superior to our technology without infringing our intellectual property rights or may design around our proprietary technologies.

Furthermore, litigation or proceedings before governmental authorities in the UK and overseas may be necessary in the future to enforce our intellectual property rights, to protect our brand, trade secrets, databases and domain names and to determine the validity and scope of our proprietary rights and those of others. See “— We may be subject to intellectual property rights claims, which are costly to defend and could require us to pay damages or an account of profits” below.

Any of these risks, if realized, could have a material adverse effect on our business, financial condition, results of operations and prospects.

We may be subject to intellectual property rights claims, which are costly to defend and could require us to pay damages or an account of profits

Companies in the internet and technology sectors may enter into litigation in order to enforce and protect their intellectual property rights. Third parties may in the future assert that we have infringed their intellectual property rights. As we face increasing competition and expand our business into new services and markets, the possibility of being subject to intellectual property rights claims may grow.

Our technologies, products and services may not be able to withstand third-party claims against their use. Any intellectual property claims, with or without merit, could be time-consuming, expensive to litigate or settle and could divert management’s attention. If we were found to be in violation of a third-party’s intellectual property rights, we may be required to pay compensation, including damages, or an account of profits, or be subject to injunctions that prevent us from using certain technologies. We may have to seek a license to use the intellectual property rights in the technology, which may not be available or available on reasonable terms and may significantly increase our operating expenses. As a result, we may be required to develop alternative non-infringing technology, which could require significant effort and expense. If we cannot license or develop aspects of our technology due to infringement of third-party intellectual property rights, we may be forced to limit our product and service offerings and may be unable to compete effectively.

In addition, like many businesses, we use open-source software and will continue to use open-source software in the future. Open-source software is generally licensed without any support, warranties or other protections regarding infringement, origin, or quality. Some open-source licenses may, depending on how we use or modify the licensed software, require that we make available the source code of our modifications to or derivatives of the open-source software to the public or grant other licenses to our intellectual property. This may include allowing third parties to make further modifications to and distributions of that source code, in some circumstances at no or minimal cost. Some open-source licenses may also require us to make the source code for our proprietary software available under the terms of the open-source license, depending on how we combine our proprietary software with the relevant open-source software. Companies that use open-source software have faced challenges to their use of open-source software and other software incorporating it. As such, we could be subject to lawsuits claiming that we have not complied with applicable open-source license terms. If we are held to have breached or failed to comply with an open-source software license, we could be exposed to liability, be required to release the affected portions of our source code publicly or cease offering the implicated solutions, and/or be required to re-engineer our software. Although we do not intend to use or modify open-source software in a manner that would adversely affect our business, there can be no guarantee that this will be effective to identify or address all unintended consequences of using open-source software or breach of open-source license terms.

In addition, open-source licensors generally do not provide contractual protections, including as to security and patching, with respect to the software and are not obliged to maintain their software or provide any support, which in turn makes it difficult to pass assurances on to our customers. We may be required to maintain or update such software itself or to replace such software with internally developed software or software obtained from another supplier if the authors of the open-source software utilized by us stop updating it, which may be costly. The use of open-source software may also allow our competitors or other third parties to develop similar offerings more quickly and with less effort and ultimately could result in a loss of our competitive advantages.

Any of these risks, if realized, could have a material adverse effect on our business, financial condition, results of operations and prospects.

We may require additional debt and equity capital to pursue our business objectives and respond to business opportunities, challenges or unforeseen circumstances. If such capital is not available to us, our business, operating results and financial condition may be materially adversely affected

We may require additional capital to pursue our business objectives and respond to business opportunities, challenges or unforeseen circumstances, including to increase our marketing expenditures to improve our brand awareness, expand our geographical footprint, build and maintain our inventory of quality vehicles, develop new products or services (including car subscription services), further improve existing products and services, enhance our operating infrastructure and acquire complementary businesses and technologies. Accordingly, we may need to engage in equity or debt financings to secure additional funds. However, additional funds may not be available when we need them, on terms that are acceptable to us, or at all. Under the terms of the Indenture governing the Convertible Notes, we are obligated to ratably guarantee and/or secure the Convertible Notes, as applicable, with guarantees or security provided at any time for the benefit of certain other indebtedness of the Company for borrowed money issued or incurred in the future, other than indebtedness incurred to purchase, finance or refinance the purchase of vehicles, vehicle parts, supplies and inventory and certain other indebtedness, which may negatively impact our ability to incur debt in the future, as well as the cost of any such debt. In addition, any debt financing that we secure in the future could involve restrictive covenants which may make it more difficult for us to obtain additional capital and to pursue business opportunities. Volatility in the credit markets may also have an adverse effect on our ability to obtain debt or equity financing. If we raise additional funds through further issuances of equity or convertible debt securities, our existing shareholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our Class A Shares. If we are unable to obtain adequate financing or financing on terms satisfactory to us when required, our ability to continue to pursue our business objectives and to respond to business opportunities, challenges or unforeseen circumstances could be significantly limited, and this could have a material adverse effect on our business, financial condition, results of operations and prospects.

We rely, or may rely in the future, on various of forms of debt financing to operate our business, including car financing facilities, mortgage debt, capital leases and syndicated loans, and there is no guarantee that such financing will be available in the future on acceptable terms, or at all. In addition, our leverage from any such facilities could adversely impact our business, financial condition and results of operations

As of December 31, 2021, we had approximately £178 million in committed car financing facilities to finance purchasing of our inventory. Additionally, we had approximately £67 million of financing in relation to our subscription fleet of vehicles.

We may in the future seek to refinance our existing debt, or incur new debt to, among other things, finance our continuing operations and provide cash for acquisitions. No assurance can be given that financing will be available in the future on terms acceptable to us, or at all.

If we increase our indebtedness, that will pose additional risks to our business. A high degree of leverage could have important consequences to us. For example, it could:

•        increase our vulnerability to adverse economic and industry conditions;

•        require us to dedicate a substantial portion of cash from operations to the payment of debt service, thereby reducing the availability of cash to fund working capital, capital expenditures and other general corporate purposes;

•        limit our ability to obtain additional financing for working capital, capital expenditures, general corporate purposes or acquisitions;

•        place us at a disadvantage compared to our competitors that are less leveraged;

•        limit our flexibility in planning for, or reacting to, changes in our business and in our industry; and

•        make us vulnerable to increases in interest rates.

Our ability to make payments on and refinance our current debt and any future debt that we may incur will depend on our ability to generate cash in the future from operations, financings or asset sales. Our ability to generate cash is subject to general economic, financial, competitive, legislative, regulatory and other factors that we cannot control. If we cannot service our debt or repay or refinance our debt as it becomes due, we may be forced to sell assets or take other disadvantageous actions, including (1) reducing financing in the future for working capital, capital expenditures and other general corporate purposes or (2) dedicating an unsustainable level of our cash flow from operations to the payment of principal and interest on our indebtedness. The lenders or other investors who hold debt that we fail to service or on which we otherwise default could also accelerate amounts due, which could in such an instance potentially trigger a default or acceleration of other debt we may incur.

Our securitization facilities may expose us to financing and other risks, and there can be no assurance that we will be able to access the securitization market in the future, which may require us to seek more costly financing.

We have securitized and may, in the future, securitize certain of our automotive finance receivables to generate cash. In such transactions, we convey a pool of automotive finance receivables to a special purpose vehicle, typically a trust that, in turn, issues certain securities. The securities issued by a special purpose vehicle are collateralized by the pool of automotive finance receivables. In exchange for the transfer of finance receivables to the special purpose vehicle, we would typically receive the cash proceeds from the sale of the securities.

We can give no assurance that we will be able to complete additional securitizations in the future, particularly if the securitization markets become constrained. In addition, the value of any securities that we may retain in our securitizations, including securities retained to comply with applicable risk retention rules, might be reduced or, in some cases, eliminated as a result of an adverse change in economic conditions or the financial markets. If it is not possible or economical for us to securitize our automotive finance receivables in the future, we may need to seek alternative financing, which may be less efficient and more expensive than raising capital via securitizations and may have a material adverse effect on our business, financial condition, results of operations and prospects.

Our level of indebtedness could have a material adverse effect on our ability to generate sufficient cash to fulfill our obligations under such indebtedness, to react to changes in our business and to incur additional indebtedness to fund future needs.

As of December 31, 2021, we had outstanding £249 million in principal amount of indebtedness, which is primarily related to stocking loans and subscription facilities. On February 16, 2022, we issued $630 million aggregate principal amount of the Convertible Notes. On March 22, 2022, we increased our UK stocking facilities by £25 million with an existing lender. On March 28, 2022, we entered into the €50 million BNP Facility. Our interest expense resulting from indebtedness outstanding from time to time during fiscal 2021 was £4 million for the year ended December 31, 2021, and we anticipate that our interest expense for 2022 will be higher as a result of the issuance of the Convertible Notes and the incurrence of the BNP Facility.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness. Our ability to restructure, refinance or replace our current or future debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing or replacement of our existing debt could be at higher interest rates and may require it to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments may restrict us from adopting some of these alternatives.

We may not have the ability to repurchase the Convertible Notes upon a fundamental change or repay the Convertible Notes in cash at their maturity, and our future debt may contain limitations on our ability to pay cash upon conversion, redemption or repurchase of the Convertible Notes.

Holders of the Convertible Notes have the right to require us to repurchase for cash all or a portion of their Convertible Notes at 100% of their principal amount, plus any accrued and unpaid interest, upon the occurrence of a Fundamental Change (as defined in the Indenture). We are also required to increase the conversion rate for holders who convert their Convertible Notes in connection with a Fundamental Change prior to the maturity date. We will be required to repay the Convertible Notes in cash at their maturity, unless earlier converted, redeemed or repurchased. In addition, as more fully described in “Description of Certain Indebtedness,” we may be required, under certain circumstances, to make a payment of premium to holders at maturity of the Convertible Notes equal to 50% of the principal amount of the Convertible Notes. The premium is payable in cash, Class A Shares, or a combination of cash and Class A Shares at our option. We may not have enough available cash or be able to obtain financing at such time as we are required to make any repurchases of Convertible Notes surrendered or to repay principal at maturity or pay required premium.

In addition, our ability to repurchase the Convertible Notes or to repay principal at maturity or pay required premium may be limited by law, regulatory authority, or agreements governing our future indebtedness. Our failure to repurchase the Convertible Notes at a time when the repurchase is required by the Indenture or to repay principal at maturity or pay required premium as required by the Indenture would constitute a default under the Indenture. A default under the Indenture or the Fundamental Change itself could also lead to a default under agreements governing our future indebtedness. If the payment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the interest on such indebtedness and repurchase the Convertible Notes or to repay principal at maturity or pay required premium.

We have income, expenses, assets and liabilities denominated in foreign currencies which could lead to volatility of our operating results as a result of foreign exchange fluctuations

Our reporting currency is British Pounds Sterling (“GBP”). Our operations within the EU are conducted in Euro and converted into GBP for the purposes of financial reporting. Financial results are therefore impacted by the GBP:Euro exchange rate and an adverse movement in the rate could reduce the reported profitability of the Company.

Furthermore, we have assets and liabilities denominated in other currencies, principally United States Dollars (“USD”). Movement in exchange rates with USD and GBP could lead to gains and losses in our income statement. Revaluation of the Convertible Notes as a result of changes in the exchange rate between USD and GBP could lead to significant reported gains and losses between periods. In addition, a decline in the value of GBP relative to USD would increase our interest expense.

The requirements of being a public company may strain our resources, result in increased costs, divert management’s attention and affect our ability to attract and retain executive management and qualified board members

As a public company, we are subject to the Exchange Act, the rules and regulations implemented by the SEC, the Sarbanes-Oxley Act, the Dodd-Frank Act, the Public Company Accounting Oversight Board (“PCAOB”) and the listing requirements of the NYSE, each of which imposes additional reporting and other obligations on public companies. As a public company, we are required to, among other things:

•        prepare, file and distribute annual reports with respect to our business and financial condition;

•        expand the roles and duties of our board of directors and committees thereof and management;

•        hire additional financial and accounting personnel and other experienced accounting and finance staff with the expertise to address complex accounting matters applicable to public companies;

•        institute more comprehensive financial reporting and disclosure compliance procedures;

•        involve and retain to a greater degree outside counsel and accountants to assist us with the activities listed above;

•        enhance our investor relations function;

•        establish new internal policies, including those relating to trading in our securities and disclosure controls and procedures;

•        comply with the NYSE listing standards; and

•        comply with the Sarbanes-Oxley Act.

Compliance with applicable rules and regulations for public companies and changes in laws, regulations and standards relating to corporate governance and public disclosure, which have created uncertainty for public companies, have and will continue to increase demands on our legal and financial functions and make some activities more time consuming and costly. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and additional focus and attention from management necessitated by ongoing revisions to disclosure and governance practices. Our compliance obligations with respect to existing and evolving regulatory requirements have and will continue to result in a diversion of management’s time and attention from revenue-generating activities to compliance activities.

Operations as a public company and complying with applicable rules and regulations may also make it more difficult and more expensive for us to obtain and maintain directors’ and officers’ liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain and/or maintain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified people to serve on our board of directors, board committees or as executive officers.

The obligations associated with being a public company require significant resources and management attention, and we will incur increased costs as a result

As a public company, we face increased legal, accounting, administrative and other costs and expenses that we did not incur as a private company. We have incurred and expect to continue to incur significant costs related to operating as a public company. In addition, we cannot predict or estimate the amount of additional costs we may incur to comply with these requirements. We anticipate that these costs will materially increase our general and administrative expenses. In addition, the need to establish the corporate infrastructure demanded of a public company may also divert management’s attention from implementing our business strategy, which could prevent us from improving our business, financial condition, results of operations and prospects. If we do not continue to develop and implement appropriate processes and tools to manage our changing enterprise and maintain our culture, our ability to compete successfully and achieve our business objectives could be impaired.

The Group has identified material weaknesses in its internal control over financial reporting (“ICFR”), and the business may identify additional material weaknesses in the future which may result in material misstatements of the Group’s financial statements or cause it to fail to meet its reporting obligations. If these material weaknesses are not remediated or the Group otherwise fails to establish and maintain effective control over financial reporting, its ability to accurately and timely report its financial results could be adversely affected

In connection with our preparation and the audits of our financial statements as of and for the years ended December 31, 2021 and 2020, we have identified material weaknesses as defined under the Exchange Act in our internal control over financial reporting. SEC guidance defines a material weakness as a deficiency or combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of annual financial statements will not be prevented or detected on a timely basis. Although we are not subject to the certification or attestation requirements of Section 404 of the Sarbanes-Oxley Act (“SOX”), we will be required to report on the effectiveness of our internal control over financial reporting in our annual report on Form 20-F beginning with our annual report for the fiscal year ending December 31, 2022. Auditor attestation on the effectiveness of our controls over financial reporting from our independent registered public accounting firm will be required as and when we are no longer an “Emerging Growth Company” under the JOBS Act. We and our independent public accounting firm identified the following material weaknesses as defined under the Exchange Act in our internal control over financial reporting:

i.       The entity level and financial reporting control environment is not designed with the appropriate precision to prevent or detect material misstatement in accounting or disclosure including deficiencies in the design and operation of transaction-level control activities and a lack of effective management review controls, including over the completeness and accuracy of data and reports used in internal controls, as a part of the financial statement close process for the years ended December 31, 2021 and 2020;

ii.      Ineffective IT general control environment, including lack of segregation of duties, supporting the financial reporting systems for the years ended December 31, 2021 and 2020; and

iii.     Insufficient accounting and finance personnel with IFRS technical accounting knowledge to account for non-routine and complex transactions and with SEC reporting experience for purposes of timely and reliable financial reporting for the year ended December 31, 2021.

Neither our management nor an independent registered public accounting firm has performed an evaluation of our internal control over financial reporting in accordance with the provision of the Sarbanes Oxley Act because no such evaluation has been required. Had we or our independent registered public accounting firm performed an evaluation of our internal control over financial reporting in accordance with the provisions of the Sarbanes Oxley Act, additional material weaknesses may have been identified. We have undertaken initial remediation planning and have commenced measures to remediate the material weaknesses disclosed. We are implementing measures to design an entity-level and financial reporting control framework which will address the underlying causes of the material weaknesses. We have engaged consultants with the appropriate expertise to perform a risk assessment of the internal control environment and assist management in designing and implementing entity level, financial reporting and management review controls, together with IT general and application controls for systems which impact financial reporting. We are developing a detailed workplan which includes identifying and remediating deficiencies in internal control and developing standard documentation to support the performance of controls to detect and prevent material misstatement in accounting and disclosure. This includes improved process level controls and consideration of specific requirements for management review controls, such as thresholds, exception reporting, escalation protocols and procedures over the completeness and accuracy of system generated reports used. The workplan also includes the ongoing testing and monitoring of controls and procedures for informing those charged with governance as to the progress of remediation implementation and of any new identified deficiencies.

We are continuing to hire key finance and technical IFRS accounting resources, including hiring senior finance leadership positions across both the UK and European operations, and will hire personnel with SEC financial reporting experience as well as additional personnel with strong accounting, internal control and SOX implementation experience. Dedicated resources have now been allocated to support the improvement of our financial control environment and initial training has been conducted on IFRS, internal controls over financial reporting and SEC financial reporting requirements for personnel. Further training will be carried out on an ongoing basis.

We cannot provide assurance as to when we will be able to complete full remediation or if we will be able to avoid the identification of additional material weaknesses in the future. In addition, the process of assessing the effectiveness of our internal control over financial reporting may require the investment of substantial time and resources, including by members of senior management. As a result, this process may divert internal resources and take a significant amount of time and effort to complete. Additionally, if we are unable to successfully remediate the identified material weaknesses or if we identify additional material weaknesses, our financial statements could contain material misstatements that, when discovered in the future, could cause failure to meet reporting obligations. At such time, our independent registered public accounting firm may issue an adverse report in the event it is not satisfied with the level at which our internal control over financial reporting is documented, designed, or operating.

If the Group is considered to have material weaknesses in its internal control over financial reporting which are not addressed in a timely manner, investors may lose confidence in the accuracy and completeness of its financial reports, the market price of its ordinary shares could decline, and it could be subject to sanctions or investigations by the NYSE, the SEC or other regulatory authorities. Failure to remedy any material weakness in the Group’s internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict its future access to the capital markets.

We may identify material weaknesses in the future or otherwise fail to maintain an effective system of internal control, which may result in material misstatements of our financial statements or cause us to fail to meet our reporting obligations

Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. If we identify any material weaknesses in the future, or fail to remediate our existing material weaknesses, the accuracy and timing of our financial reporting may be adversely affected. Additionally, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports as well as applicable stock exchange listing requirements. We may be unable to prevent fraud, investors may lose confidence in our financial reporting and our share price may also decline. Our reporting obligations as a public company may place a significant strain on our management, operational and financial resources and systems for the foreseeable future and may cause us to fail to timely achieve and maintain the adequacy of our internal control over financial reporting.

Due to our inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies and procedures may deteriorate. In addition, control over financial reporting cannot provide absolute assurance of achieving financial reporting objectives. Internal control over financial reporting is a process that involves human diligence and compliance and is subject to lapses in judgment and breakdowns resulting from human failures. In addition, the level of manual processes and multiple systems in our internal control over financial reporting increases the risk of error. As a result, there is a risk that material misstatements may not be prevented or detected on a timely basis by internal control over financial reporting. We can provide no assurance that the measures we are currently undertaking or may take in the future will be sufficient to maintain effective internal controls or to avoid potential future deficiencies in internal control, including material weaknesses.

Failing to maintain effective disclosure controls and internal control over financial reporting could have a material adverse effect on our business, financial condition, results of operations and prospects and could cause a decline in the price of our securities.

We operate in several highly regulated industries and are subject to a wide range of national and local laws and regulations which will increase as we execute on our business strategy of expanding in Europe. Changes in these laws and regulations, or our failure to comply, could have a material adverse effect on our business, results of operations, and financial condition

We are subject to a wide range of national and local laws and regulations, which we expect to increase over time as our business grows. Our sale and purchase of vehicles and related activities, including the sale of complementary products and services, are subject to national and local licensing requirements, national and local laws regulating advertising of vehicles and related products and services, laws related to title and registration and laws regulating the sale of vehicles, consumer protection laws and related products and services. The applicability of these regulatory and legal compliance obligations is dependent on the evolving interpretations of these laws and regulations and how our operations are, or are not, subject to them. The financing we offer to customers is subject to national laws regulating the provision of consumer finance, for which we have and maintain all required licenses and permissions. Our facilities and business operations are subject to laws and regulations relating to environmental protection and health and safety. The violation of any of these laws or regulations could result in administrative, civil or criminal penalties or in a cease-and-desist order against our business operations, any of which could damage our reputation and have a material adverse effect on our business, sales and results of operations. We have incurred and will continue to incur capital and operating expenses and other costs to comply with these laws and regulations.

Our logistics operations, which we depend on to transport vehicles from the site of purchase to our customer centers and vehicle preparation centers or directly to customers, are subject to regulations in both the UK and the EU. Carrying goods for hire or reward in either jurisdiction requires us to have in place an operator license. We must continue to demonstrate to transport regulators that we have in place sufficient governance measures, financial standing, professional competence and repute to conduct logistics operations. Operator licensing regimes also restrict the number of vehicles that we can operate and from which locations.

Our logistics fleet can be subject to inspections and spot checks by the authorities. Vehicle dimensions, driver alcohol and drug testing and driver hours of service are also subject to regulation. More restrictive limitations on vehicle weight and size, trailer length and configuration, methods of measurement, driver qualifications or driver hours of service would increase our costs, and if we are unable to pass these cost increases on to our customers, our operating expenses may increase and adversely affect our financial condition, operating results and cash flows. If we fail to comply with applicable regulations or regulations become more stringent, we could be subject to increased inspections, audits or compliance burdens. Regulatory authorities could take remedial action including imposing fines or shutting down our operations.

Our sale of vehicles, related products and services and finance receivables is subject to licensing requirements of the jurisdictions in which we operate. Regulators of jurisdictions where customers reside but in which we do not have a dealer or financing license could require that we obtain a license or otherwise comply with various local regulations. Regulators may seek to impose punitive fines for operating without a license or demand we seeks a license in those jurisdictions, any of which may inhibit our ability to do business in those jurisdictions.

If any of these events occur, this could have a material adverse effect on our business, financial condition, results of operations and prospects.

Our operations may be adversely affected by legal, regulatory and other developments in the jurisdictions in which we operate. Our non-compliance with applicable financial regulations could have a material impact on us

We are subject to a range of legal and regulatory requirements originating in the jurisdictions in which we operate, particularly in the areas of consumer protection, transportation, product safety, competition, bribery and corruption, financial services, environment social and governance, customer service agreements, supplier pricing, infrastructure investment, property rights and planning laws, accounting and stock exchange regulation. Failure to comply with laws and regulations may result in significant costs and payments for Cazoo.

We are authorized in the UK by the Financial Conduct Authority to sell certain types of finance and insurance products, including cover for the loss or theft of, or damage to, customers’ vehicles. Similar authorizations and/or regulations and regulators apply in other territories. We intend to remain compliant with such regulations although compliance cannot be guaranteed. Any non-compliance or regulatory changes could have a material and adverse effect on our ability to sell finance and/or insurance products and/or the pricing of and cover provided by such products. This could therefore materially and adversely affect the revenues and earnings that we derive from such products, and consequently could have a material adverse effect on our business, financial condition, results of operations and prospects.

In addition, changes in laws and regulations, more stringent enforcement or alternative interpretation of existing laws and regulations in jurisdictions in which we currently operate can change the legal and regulatory environment, making compliance with all applicable laws and regulations more challenging. Changes in laws and regulations in the future could have an adverse economic impact on us by tightening restrictions, reducing our freedom to do business, increasing our costs of doing business or reducing our profitability. Failure to comply with applicable laws or regulations can lead to civil, administrative or criminal penalties, including but not limited to fines or the revocation of permits and licenses that may be necessary for our business activities. We could also be required to pay damages or civil judgments in respect of third-party claims.

We may be adversely impacted by weakness in travel demand or a significant increase in fuel costs

Demand for vehicle purchases and subscriptions may be impacted by international, national and local economic conditions and travel demand. When travel demand or economic conditions weakens, our financial condition and results of operations may be adversely impacted. In addition, any significant increases in fuel prices, a severe protracted disruption in fuel supplies or rationing of fuel could discourage our customers from purchasing or subscribing for vehicles, which could also adversely impact our results of operations.

New laws, regulations or policies of governmental organizations regarding increased fuel economy requirements, reduced greenhouse gas or pollutant emissions or vehicle safety could give rise to significant costs

We are subject to comprehensive and constantly evolving laws, regulations and policies related to environmental matters (and, in particular, climate change) and health and safety in the jurisdictions in which we operate. Capital and operating expenses required in order to comply with environmental laws and regulations can be significant, and violations may result in substantial fines and penalties, third-party damages, suspension of production or a cessation of our operations. We anticipate that the extent of the legal and regulatory requirements in these areas and the related effect on our operations and costs of compliance will continue to increase in the future.

In general, there is a clear move toward increasingly stringent vehicle emissions regulations, particularly for conventional drive systems. Moreover, further tightening and scrutiny could be forthcoming given the ongoing focus on emissions testing and on-road performance, which could lead to significant additional costs to recondition cars so they comply with new regulations, which may reduce our profit margin. In particular, the UK Government has announced plans to ban sales of new petrol and diesel cars by 2030, and EU member states by 2035, which would subsequently reduce the number of used petrol and diesel cars available for us to purchase. There may be a limited availability of vehicles that comply with such regulations which would adversely impact our ability to purchase inventory for sale.

In addition, to comply with current and future environmental, health and safety norms (such as air emissions, the maintenance of safe workplace conditions and regulations that impose responsibility on vehicle sellers to fund the recovery, recycling and disposal of vehicle parts, including lead-acid batteries, at the end of their useful life), we may have to incur substantial capital expenditures to upgrade vehicles and vehicle preparation centers. All of these factors could increase our costs significantly.

Regulation of the internet and e-commerce is evolving, and unfavorable changes or our failure to comply with these regulations could substantially harm our business and results of operations

We are subject to general business regulations and laws as well as regulations and laws specifically governing the Internet, e-commerce and mobile commerce. Existing and future regulations and laws could impede the growth of the Internet, e-commerce or mobile commerce. These regulations and laws may involve taxes, privacy, data security, anti-spam, pricing, content protection, electronic contracts and communications, mobile communications, consumer protection, information reporting requirements, advertising, unencumbered Internet access to our services and the design and operation of our website. It is not clear how existing laws governing issues such as property ownership, sales and other taxes and consumer privacy apply to the Internet as the vast majority of these laws were adopted prior to the advent of the Internet and do not contemplate or address the unique issues raised by the Internet, e-commerce or mobile commerce. Unfavorable regulations and laws could diminish the demand, including online demand, for used cars and complementary products and services and increase our cost of doing business and could adversely affect our business and results of operations.

We are subject to many hazards and operational risks, including accidents or incidents relating to health, safety and the environment at our customer centers and vehicle preparation centers, that can disrupt our business, which could have a material adverse effect on our business, financial condition and results of operations

Our operations are subject to many hazards and operational risks inherent to our business, including accidents or incidents relating to health, safety and the environment at our customer centers and vehicle preparation centers. Our reconditioning operations may expose us to safety risks, including environmental risks and health and safety hazards to our employees or third parties. Any significant interruption due to any of the above hazards at one of our primary facilities could have a material adverse effect on our business, financial condition, results of operations and prospects.

We are also exposed to hazards and operational risks associated with transportation, such as vehicular crashes, which may result in serious injury to or loss of life of an employee or third party. See “— We rely on internal and external logistics to transport our vehicle inventory. Thus, we are subject to business risks and costs associated with the transportation industry” above.

Moreover, our insurance coverage may be inadequate to cover our liabilities related to such hazards or operational risks and we may not be able to maintain adequate insurance in the future at rates we consider reasonable and commercially justifiable, insurance may not continue to be available on terms as favorable as our current arrangements and in certain jurisdictions including the UK certain risks related to breaches of health and safety may not be insurable.

Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations and prospects.

Natural disasters, unusual weather conditions, epidemic outbreaks, global health crises, terrorist acts and political events could disrupt our business

The occurrence of one or more natural disasters such as tornadoes, hurricanes, fires, floods and earthquakes, unusual weather conditions, epidemic or pandemic outbreaks, terrorist attacks or disruptive political events in regions where we operate or where our third-party contractors’ and suppliers’ facilities are located, could adversely affect our business. Natural disasters including tornados, hurricanes, floods and earthquakes may damage our facilities or those of our suppliers, which could have a material adverse effect on our business, financial condition, results of operations and prospects. Severe weather, such as rainfall, snowfall or extreme temperatures, may impact our ability to transport and deliver vehicles, thereby reducing our sales and profitability. Terrorist attacks, actual or threatened acts of war or the escalation of current hostilities, or any other military or trade disruptions impacting our domestic or foreign suppliers of components of our vehicles, may impact our operations by, among other things, causing supply chain disruptions and increases in commodity prices, which could adversely affect our raw materials or transportation costs. These events also could cause or act to prolong an economic recession or depression in the countries in which we operate, such as the current business disruption and related financial impact resulting from the COVID-19 pandemic. To the extent these events also impact one or more of our suppliers or contractors or result in the closure of any of their facilities or our facilities, we may be unable to maintain delivery schedules or provide other support functions to our customers. In addition, the disaster recovery and business continuity plans we have in place currently are limited and are unlikely to prove adequate in the event of a serious disaster or similar event. We may incur substantial expenses as a result of the limited nature of our disaster recovery and business continuity plans and, more generally, any of these events could cause consumer confidence and spending to decrease, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

Tax matters could impact our results of operations and financial condition

We are subject to corporation tax in the UK and in certain other European countries. Our provision for corporation taxes and cash tax liability in the future could be adversely affected by numerous factors including, changes in tax laws, regulations, accounting principles or interpretations thereof, which could materially and adversely impact our cash flows and our business, financial condition, results of operations and prospects in future periods. Increases in our effective tax rate could also materially affect our results. In addition, we are dependent on permissions from multiple tax authorities that enable us to operate efficiently within in certain EU jurisdictions. Changes in, or loss of, these permissions, could materially affect our results. Further, we are subject to the examination of our income and other tax returns by Her Majesty’s Revenue and Customs and the relevant tax authorities in the other jurisdictions in which we operate, which could impact on our business, financial condition, results of operations and prospects.

We may become subject to risks arising from legal disputes in connection with our general business activities

In connection with our general business activities, we may become the subject of legal disputes in the jurisdictions in which we operate. Legal claims could be asserted against us by individuals, either individually or through class actions, by governmental entities in civil or criminal investigations and proceedings or by other entities. These claims could be asserted under a variety of laws, including but not limited to consumer finance laws, consumer protection laws, intellectual property laws, privacy laws, labor and employment laws, securities laws, employee benefit laws and tort laws. Moreover, the process of litigating cases, even if we are successful, may be costly, and in certain circumstances may approximate the cost of damages sought. These claims may also divert our financial and management resources from more beneficial uses. These actions could also expose us to adverse publicity, which might adversely affect our reputation and/or customer preference for our products. Litigation trends and expenses and the outcome of litigation cannot be predicted with certainty and adverse litigation trends, expenses and outcomes could have an adverse effect on our business, financial condition, results of operations and prospects.

Our inability to obtain affordable insurance on our inventory may materially adversely affect our financial condition and results of operations

We rely on inventory insurance to protect against catastrophic losses of our inventory. There is no guarantee that we will continue to be able to insure our inventory at affordable rates, or at all, through outside insurers. If we are unable to purchase affordable insurance, we may have to self-insure, reducing our ability to make other investments in our business and exposing us to financial risk. In addition, our inability to insure our inventory through an outside insurer, or to adequately self-insure, may adversely impact our ability to finance inventory purchases.

Our insurance may not provide adequate levels of coverage against claims

We are subject to all of the operating hazards and risks normally incidental to the provision of sales of cars. In addition to contractual provisions limiting our liability to our corporate vehicle sourcing partners, retail sellers, customers and third parties, we maintain insurance policies in such amounts and with such coverage and deductibles as required by law and that we believe are reasonable and prudent. Nevertheless, such insurance may not be adequate to protect us from all the liabilities and expenses that may arise from claims arising in the ordinary course of our business and current levels of insurance may not be able to be maintained or be available at economical prices. If a significant liability claim is brought against us that is not covered by insurance, then we may have to pay the claim with our own funds, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

Downturns in general economic and market conditions and reductions in spending may reduce demand for our products

Our revenues, results of operations and cash flows depend on the overall demand for our cars, services and products. Negative conditions in the general economy both in the countries in which we operate and in other jurisdictions, including conditions resulting from changes in gross domestic product growth, financial and credit market fluctuations construction slowdowns, energy costs, international trade relations and other geopolitical issues, including those caused or may be caused by the Russia Ukraine conflict, and the availability and cost of credit could cause a decrease in consumer discretionary spending and business investment and diminish growth expectations in the countries in which we operate. Moreover, government consumption or socio-economic policies or objectives pursued by countries in which we do business could potentially impact the demand for our goods and services in certain countries.

Global inflation also increased during 2021 and in 2022. The Russia Ukraine conflict and other geopolitical conflicts, as well as any related international response, may exacerbate inflationary pressures, including causing increases in the price for goods and services and global supply chain disruptions, which has resulted and may continue to result in shortages in materials and services. Such shortages have resulted and may continue to result in inflationary cost increases for labor, fuel, materials and services, and could continue to cause costs to increase as well as result in the scarcity of certain materials. We cannot predict any future trends in the rate of inflation or associated increases in our operating costs and how that may impact our business. To the extent we are unable to recover higher operating costs resulting from inflation or otherwise mitigate the impact of such costs on our business, our revenues and gross profit per unit could decrease, and our financial condition and results of operations could be adversely affected.

Economic slowdowns in the past have significantly affected the automotive and related markets. Consumer purchases of vehicles generally decline during recessionary periods and other periods in which disposable income is adversely affected. Purchases of vehicles may be affected by negative trends in the economy, in particular the economies of the UK and the EU. Periods of deteriorating general economic conditions may result in a significant reduction in car sales, which may negatively affect our profitability and put downward pressure on our product and service prices and volumes. Economic slowdowns may lead to reduced sales of new vehicles, which may in turn reduce the supply of used vehicles.

Downturns in general economic conditions may also materially affect our third-party suppliers. Adverse economic conditions may cause suppliers to be unable to meet their commitments to us, which could limit our ability to purchase or recondition sufficient numbers of cars to meet demand, or our ability to purchase or recondition any cars at all. Our suppliers may also seek to reduce their costs in response to adverse economic conditions, which could reduce the quality of their products or services, which, in turn, could damage our reputation.

Any of these events or occurrences could cause consumer confidence and spending to decrease, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

Risks Related to the Ownership of Our Securities, the Law of the Cayman Islands and Provisions of Our Memorandum and Articles of Association

If our business and results of operations do not meet the expectations of investors, shareholders or financial analysts, the market price of our securities may decline

If our business, prospects, financial condition and results of operations do not meet the expectations of investors or securities analysts, the market price of our securities may decline.

Fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Immediately prior to the Transaction, there was not a public market for our Class A Shares or Warrants.

If an active market for our securities develops and continues, the trading price of our securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In these circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of our securities may include:

•        actual or anticipated fluctuations in our financial results or the financial results of companies perceived to be similar to us;

•        changes in the market’s expectations about our operating results;

•        success of competitors;

•        our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•        changes in financial estimates and recommendations by securities analysts concerning us or the industry in which we operate;

•        operating and share price performance of other companies that investors deem comparable to us;

•        our ability to market new and enhanced products on a timely basis;

•        changes in laws and regulations affecting our business;

•        commencement of, or involvement in, litigation;

•        changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•        the volume of our Class A Shares available for public sale;

•        any major change in our board or management;

•        sales of substantial amounts of our securities by our directors, executive officers or significant shareholders, or the perception that such sales could occur; and

•        general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and the NYSE, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies that investors perceive to be similar to us could depress our share price regardless of our business, prospects, financial conditions, or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

In the past, companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future, which could result in substantial costs and divert our management’s attention. In addition, you should not rely on our past results as an indication of our future performance. This variability and unpredictability could also result in our failing to meet the expectations of industry or financial analysts or investors for any period. If our revenue or operating results fall below the expectations of analysts or investors or below any forecasts we may provide to the market, or if the forecasts we provide to the market are below the expectations of analysts or investors, the prices of our securities could decline substantially. Such price declines could occur even when we have met any previously stated revenue or earnings forecasts that we may provide.

Future resales of our Class A Shares and/or our Warrants may cause the market price of our securities to drop significantly, even if our business is doing well

Under the Business Combination Agreement, the Sponsor, certain current shareholders of Cazoo and the PIPE Investors were granted certain rights to require us to register, in certain circumstances, the resale under the Securities Act of our Class A Shares and Warrants held by them, subject to certain conditions. In addition, the holders of the Convertible Notes were granted certain rights to require us to register, in certain circumstances, the resale under the Securities Act of our Class A Shares issuable upon conversion of the Convertible Notes, subject to certain conditions. The sale or possibility of sale of these Class A Shares and/or Warrants could have the effect of increasing the volatility in the prices of these securities or putting significant downward pressure on the price of our Class A Shares and/or Warrants. In 2021, Rothermere Continuation Limited (“RCL”) made an offer for Daily Mail and General Trust plc (“DMGT”) which would include a special distribution of the Class A Shares held by Daily Mail and General Holdings Ltd (“DMGH”) to its public shareholders. The offer has since become unconditional and RCL has disclosed that, subject to satisfaction of legal requirements, the distribution of Class A Shares is expected to take place in the first half of 2022. Upon completion of the special distribution, approximately 11.5% of the Company’s Class A Shares will become freely tradeable. It is expected that, upon completion of the special distribution, affiliates of DMGT would continue to own approximately 6.0% of the outstanding Class A Shares.

Our Convertible Notes may be converted into Class A Shares, which would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders

On February 16, 2022, we issued $630 million in aggregate principal amount of the Convertible Notes pursuant to the Indenture. The Convertible Notes will be convertible at the option of the holders at any time after November 6, 2022 and prior to the close of business on the second scheduled trading day immediately preceding February 16, 2027. The Convertible Notes have an initial conversion rate of 200 Class A Shares per $1,000 principal amount of Convertible Notes, which is equivalent to an initial conversion price of $5.00 per share. In addition, as more fully described in “Description of Certain Indebtedness,” we may be required, under certain circumstances, to make a payment of premium to holders at maturity of the Convertible Notes equal to 50% of the principal amount of the Convertible Notes. The premium is payable in cash, Class A Shares, or a combination of cash and Class A Shares at the option of the Company. To the extent the Convertible Notes are converted, or payment of premium (if required) upon maturity of the Convertible Notes is made in shares, additional Class A Shares will be issued, which will result in dilution to the holders of Class A Shares and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such Convertible Notes may be exercised, or payment of premium could be made in shares, could adversely affect the market price of our Class A Shares.

Our Warrants may be exercised for Class A Shares, which would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders

Outstanding Warrants to purchase an aggregate of 41,254,566 Class A Shares may be exercised in accordance with the terms of the Warrant Agreement governing those securities. These Warrants will become exercisable at any time commencing on October 30, 2021. The exercise price of these Warrants will be $11.50 per share. To the extent such Warrants are exercised, additional Class A Shares will be issued, which will result in dilution to the holders of Class A Shares and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such Warrants may be exercised could adversely affect the market price of our Class A Shares.

We may issue additional Class A Shares or other equity or equity-linked securities, which would dilute the interests of our existing shareholders and may depress the market price of our Class A Shares

We may issue additional Class A Shares or other equity or equity-linked securities in the future in connection with, among other things, future capital raising and transactions and future acquisitions, without shareholder approval in many circumstances. We may also issue additional Class A Shares upon exercise of our Warrants, or upon conversion of our Convertible Notes or payment of premium upon maturity of our Convertible Notes. See “— Our Warrants may be exercised for Class A Shares, which would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders” and “— Our Convertible Notes may be converted into Class A Shares, which would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders.”

Our issuance of additional Class A Shares or other equity or equity-linked securities would have the following effects:

•        our existing shareholders’ proportionate ownership interest in us may decrease;

•        the amount of cash available per share, including for payment of dividends in the future, may decrease;

•        the relative voting strength of each previously outstanding Class A Share may be diminished; and

•        the market price of our securities may decline.

Any future issuances of our Class A Shares may be dilutive to current holders of Class A Shares and negatively impact the value of your investment.

In connection with any future equity issuances within one year of the closing of the Transaction we may, under certain circumstances, pursuant to the provisions of the Investor Rights Agreement, be obligated to issue additional Ordinary Shares to holders of 10% or more of our issued and outstanding Ordinary Shares, in an aggregate amount, on a pro forma basis after giving effect to the issuance of such equity securities, that would result in any such shareholder maintaining beneficial ownership of at least ten percent (10%) of the issued and outstanding Ordinary Shares. See “Certain Relationships and Related Person Transactions — Transactions Related to the Transaction — Investor Rights Agreement.”

Fluctuations in operating results, quarter to quarter earnings and other factors, including incidents involving customers and negative media coverage, may result in significant decreases in the price of our securities

The stock markets experience volatility that is often unrelated to operating performance. These broad market fluctuations may adversely affect the trading price of our Class A Shares and, as a result, there may be significant volatility in the market price of our Class A Shares. Separately, if we are unable to achieve profitability in line with investor expectations, the market price of our Class A Shares will likely decline when it becomes apparent that the market expectations may not be realized. In addition to operating results, many economic and seasonal factors outside of our control could have an adverse effect on the price of our Class A Shares and increase fluctuations in our results. These factors include certain of the risks discussed herein, operating results of other companies in the same industry, changes in financial estimates or recommendations of securities analysts, speculation in the press or investment community, negative media coverage or risk of proceedings or government investigation, change in government regulation, foreign currency fluctuations and uncertainty in tax policies, the possible effects of war, terrorist and other hostilities, other factors affecting general conditions in the economy or the financial markets or other developments affecting the vehicle industry.

A market for our securities may not be sustained, which would adversely affect the liquidity and price of our securities

An active trading market for our Class A Shares may not be sustained. In addition, the price of our securities could fluctuate significantly for various reasons, many of which are outside our control, such as our performance, large purchases or sales of the Class A Shares, legislative changes and general economic, political or regulatory conditions. Holders may be unable to sell their Class A Shares or Warrants unless a market can be sustained.

We do not currently intend to pay dividends on our Class A Shares and, consequently, a shareholder’s ability to achieve a return on its investment will depend on appreciation in the price of our Class A Shares

We currently intend to retain our future earnings, if any, to finance the further development and expansion of our business and do not intend to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our Board and will depend on our financial condition, results of operations, capital requirements and future agreements and financing instruments, business prospects and such other factors as our Board deems relevant. As a result, a shareholder’s ability to achieve a return on their investment in our Class A Shares will depend on appreciation in the price of our Class A Shares.

Concentration of ownership may have the effect of delaying or preventing a change in control

Alex Chesterman owns approximately 23.3% of our issued and outstanding Class A Shares and DMGT owns approximately 17.4% of our issued and outstanding Class A Shares. As a result, these shareholders, if they act together, have significant influence over matters requiring shareholder approval. In addition, under the Investor Rights Agreement, Alex Chesterman is entitled to nominate himself to our board of directors so long as he is our Chief Executive Officer or, together with his affiliates, beneficially owns at least 5% of our issued and outstanding voting shares. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our Class A Shares. In 2021, RCL made an offer for DMGT, which would include a special distribution of the Class A Shares held by DMGT to its public shareholders. The offer has since become unconditional and RCL has disclosed that, subject to the satisfaction of legal requirements, the distribution of Class A Shares is expected to take place in the first half of 2022. It is expected that, upon completion of the special distribution, affiliates of DMGT would continue to hold approximately 6.0% of the outstanding Class A Shares. This concentration of ownership may not be in the best interests of our other shareholders.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited

We are an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs are governed by our amended and restated memorandum and articles of association, the Companies Act and the common law of the Cayman Islands. We are subject to the federal securities laws of the United States. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to the Company under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States.

We have been advised by Maples and Calder, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a corporation incorporated in the United States.

It may be difficult to enforce a U.S. judgment against us or our directors and officers outside the United States, or to assert U.S. securities law claims outside of the United States

The majority of our directors and executive officers are not residents of the United States, and substantially all of our assets and the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for investors to effect service of process upon us within the United States or other jurisdictions, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States. Additionally, it may be difficult to assert U.S. securities law claims in actions originally instituted outside of the United States. Foreign courts may refuse to hear a U.S. securities law claim because foreign courts may not be the most appropriate forum in which to bring such a claim. Even if a foreign court agrees to hear a claim, it may determine that the law of the jurisdiction in which the foreign court resides, and not U.S. law, is applicable to the claim. Further, if U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process, and certain matters of procedure would still be governed by the law of the jurisdiction in which the foreign court resides. See “Description of Securities — Enforceability of Civil Liability under Cayman Islands Law.”

Provisions in our Articles may inhibit a takeover of the Company, which could limit the price investors might be willing to pay in the future for our Class A Shares and could entrench management

Our Articles contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions include that our Board is classified into three classes of directors. As a result, in most circumstances, a person can gain control of the board only by successfully engaging in a proxy contest at two or more annual general meetings. Our authorized but unissued Ordinary Shares and preference shares will be available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Ordinary Shares and preference shares could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise that could involve the payment of a premium over prevailing market prices for our Class A Shares.

We are an “emerging growth company” and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, our Class A Shares may be less attractive to investors.

We are an “emerging growth company” as defined in the JOBS Act and we intend to take advantage of some of the exemptions from reporting requirements that are available to emerging growth companies, including not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our Class A Shares less attractive as a result of such reliance. If some investors find our Class A Shares less attractive as a result, there may be a less active trading market for our shares and our share price may be more volatile. We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of our initial public offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Shares that are held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Under Section 107(b) of the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. Given that we currently report and expect to continue to report under IFRS, we will not be able to use this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required by the International Accounting Standards Board.

As a foreign private issuer, we generally are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the NYSE corporate governance listing standards applicable to U.S. domestic companies; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the NYSE corporate governance listing standards

We are considered a foreign private issuer as such term is defined in Rule 405 under the Securities Act. The NYSE rules generally permit a foreign private issuer like us to follow the corporate governance practices of our home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the NYSE corporate governance listing standards.

Among other things, we are not required to: (i) have a majority of the board be independent; (ii) have a compensation committee consisting entirely of independent directors; (iii) have a nominating and corporate governance committee consisting entirely of independent directors; (iv) obtain shareholders’ approval for issuance of securities in certain situations; or (v) have regularly scheduled executive sessions with only independent directors each year. We may continue to follow our home country’s corporate governance practices as long as we remain a foreign private issuer. As a result, our securityholders will not have the benefit of all of the NYSE corporate governance rules that apply to U.S. domestic companies. See “Management — Foreign Private Issuer Status.”

We are a foreign private issuer, and as such are exempt from certain provisions of U.S. securities laws applicable to U.S. domestic public companies

Because we qualify as a foreign private issuer, we are exempt from certain provisions of the securities rules and regulations in the U.S. that are applicable to U.S. domestic issuers, including: (i) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K; (ii) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; (iii) the sections of the Exchange Act related to short-swing profit disgorgement and the disclosure of beneficial ownership of directors, executive officers and 10% or greater shareholders; and (iv) the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we currently intend to publish certain quarterly financial information as press releases, distributed pursuant to the rules and regulations of the NYSE. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

We may lose our foreign private issuer status in the future, which could result in significant additional cost and expense

The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter and, accordingly, the next determination will be made with respect to Cazoo on June 30, 2022.

In the future, we would lose our foreign private issuer status if a majority of our shareholders are U.S. residents, and a majority of our directors and management are U.S. citizens or residents, more than 50% of our assets are located in the United States or our business is administered principally in the United States. The regulatory and compliance costs to us under U.S. securities laws as a U.S. domestic issuer may be significantly higher. If we are not a foreign private issuer, we will be required to file periodic reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. For example, the annual report on Form 10-K requires domestic issuers to disclose executive compensation information on an individual basis with specific disclosure regarding compensation philosophy, objectives, annual total compensation (base salary, bonus, and equity compensation) and potential payments in connection with change in control, retirement, death or disability, while the annual report on Form 20-F permits foreign private issuers to disclose compensation information on an aggregate basis. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors, and principal shareholders will become subject to the related to short-swing profit disgorgement and the disclosure of beneficial ownership of directors, executive officers and 10% or greater shareholders. We may also be required to modify certain of our policies to comply with good governance practices associated with U.S. domestic issuers. Such conversion and modifications will involve additional costs. In addition, we would lose our ability to rely upon exemptions from certain corporate governance requirements on the NYSE that are available to foreign private issuers.

The NYSE may delist our securities, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions

Our Class A Shares and Warrants are listed on the NYSE. Although we were able to meet their initial listing requirements, we may be unable to maintain the listing of our securities in the future.

If NYSE subsequently delists our securities, we could face significant material adverse consequences, including:

•        a limited availability of market quotations for our Class A Shares;

•        a limited amount of news and analyst coverage; and

•        a decreased ability to issue additional Class A Shares or obtain additional financing in the future.

If securities analysts do not publish research or reports about our business or if they downgrade our shares or our sector, our share price and trading volume could decline.

The trading market for our Class A Shares relies in part on the research and reports that industry or financial analysts publish about our business. We do not control these analysts. If one or more of the analysts who do cover us downgrade our shares or industry, or the shares of any of our competitors, or publish inaccurate or unfavorable research about our business, the price of our shares could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, we could lose visibility in the market, which in turn could cause our share price or trading volume to decline.

There can be no assurance that our Warrants will be in the money at the time they become exercisable, and they may expire worthless

The exercise price for our Warrants is $11.50 per Class A Share. There can be no assurance that our Warrants will be in the money following the time they become exercisable and prior to their expiration, and as such, our Warrants may expire worthless.

We may redeem your unexpired public warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Warrants worthless

We have the ability to redeem outstanding public warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per Warrant if, among other things, the reference value equals or exceeds $18.00 per share (subject to adjustment). If and when the Warrants become redeemable, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem Warrants as set forth above even if the holders are otherwise unable to exercise such Warrants. Redemption of the outstanding Warrants as described above could force you to: (i) exercise your Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so; (ii) sell your Warrants at the then-current market price when you might otherwise wish to hold your Warrants; or (iii) accept the nominal redemption price which, at the time the outstanding Warrants are called for redemption, we expect such price would be substantially less than the market value of your Warrants.

In addition, we have the ability to redeem outstanding Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.10 per Warrant if, among other things, the last reported sale price of our Class A Shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders equals or exceeds $10.00 per share as adjusted for share sub-divisions, share dividends, right issuances, consolidations, reorganizations, recapitalizations and other similar transactions). In such a case, the holders will be able to exercise their Warrants prior to redemption for a number of our Class A Shares determined based on the redemption date and the fair market value of our Class A Shares. Any such redemption may have similar consequences to a cash redemption described above. In addition, such redemption may occur at a time when the Warrants are “out of the money,” in which case you would lose any potential embedded value from a subsequent increase in the value of our Class A Shares had your Warrants remained outstanding. The value received upon exercise of our Warrants (i) may be less than the value the holders would have received if they had exercised their Warrants at a later time where the underlying share price is higher and (ii) may not compensate the holders for the value of the Warrants, including because the number of Class A Shares received is capped at 0.361 Class A Shares per Warrant (subject to adjustment) irrespective of the remaining life of the Warrants.

Our Warrants may never be in the money, they may expire worthless, and the terms of our Warrants may be amended in a manner adverse to a holder if holders of at least 65% of the then outstanding public warrants approve of such amendment

The Warrant Agreement governing the terms of the Warrants provides that (a) the terms of our Warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correcting any mistake, including to conform the provisions of the Warrant Agreement to the description of the terms of the Warrants and the Warrant Agreement set forth in the prospectus for the initial public offering of Ajax, or defective provision or (ii) adding or changing any provisions with respect to matters or questions arising under the Warrant Agreement as the parties to the Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the Warrants under the Warrant Agreement and (b) all other modifications or amendments require the vote or written consent of at least 65% of the then outstanding public warrants; provided that any amendment that solely affects the terms of the private warrants or any provision of the Warrant Agreement solely with respect to the private warrants will also require at least 65% of the then outstanding private warrants.

Accordingly, we may amend the terms of our public warrants in a manner adverse to a holder if holders of at least 65% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of our public warrants with the consent of at least 65% of the then outstanding public warrants will be unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the Warrants, shorten the exercise period or decrease the number of shares purchasable upon exercise of a Warrant.

FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus constitute forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that do not directly or exclusively relate to historical facts. You should not place undue reliance on such statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements are often, but not always, made through the use of words or phrases such as “believe,” “anticipate,” “could,” “may,” “would,” “should,” “intend,” “plan,” “potential,” “predict,” “forecast,” “will,” “expect,” “budget,” “contemplate,” “believe,” “estimate,” “continue,” “project,” “positioned,” “strategy,” “outlook” and similar expressions. You should read statements that contain these words carefully because they:

•        discuss future expectations;

•        contain projections of future results of operations or financial condition; or

•        state other “forward-looking” information.

All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. We believe it is important to communicate our expectations to our security holders. However, there may be events in the future that we are not able to predict accurately or over which they have no control. The risk factors and cautionary language discussed in this prospectus provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in such forward-looking statements, including among other things:

•        realizing the benefits expected from the Transaction;

•        achieving the expected revenue growth and effectively managing growth;

•        executing our expansion strategy in the UK and Europe;

•        achieving and maintaining profitability in the future;

•        having access to suitable and sufficient vehicle inventory for resale to customers and for our subscription offering and reconditioning and selling inventory expeditiously and efficiently;

•        availability of credit for vehicle financing and the affordability of interest rates;

•        expanding our subscription offering;

•        increasing our service offerings and price optimization;

•        effectively promoting our brand and increasing brand awareness;

•        expanding our product offerings and introducing additional products and services;

•        enhancing future operating and financial results;

•        acquiring and integrating other companies;

•        acquiring and protecting intellectual property;

•        attracting, training and retaining key personnel;

•        complying with laws and regulations applicable to our business;

•        global inflation and cost increases for labor, fuel, materials and services;

•        geopolitical and macroeconomic conditions and their impact on prices for goods and services and on consumer discretionary spending; and

•        successfully deploying the proceeds from the Transaction and the issuance of $630 million of convertible notes to an investor group led by Viking Global Investors.

These and other factors are more fully discussed in the “Risk Factors” section and elsewhere in this prospectus. These risks could cause actual results to differ materially from those implied by the forward-looking statements contained in this prospectus.

All forward-looking statements included herein attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

All of the Class A Shares and Warrants (including shares underlying such Warrants) offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from these sales. We will receive up to an aggregate of approximately $474,427,509 from the exercise of Warrants, assuming the exercise in full of all the Warrants for cash. If the Warrants are exercised pursuant to a cashless exercise feature, we will not receive any cash from these exercises. We expect to use the net proceeds from the exercise of the Warrants, if any, for general corporate purposes. Our management will have broad discretion over the use of proceeds from the exercise of the Warrants.

There is no assurance that the holders of the Warrants will elect to exercise any or all of the Warrants. To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.

We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section entitled “Plan of Distribution.”

DIVIDEND POLICY

We have not paid any cash dividends on our Class A Shares to date and do not intend to pay cash dividends for the foreseeable future. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of our Board at such time.

BUSINESS

Investors should read this section in conjunction with the more detailed information about the Company contained in this prospectus, including Cazoo’s audited financial statements and the other information appearing in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.”

Overview

We are an online car retailer aiming to transform the car buying and selling experience across the UK and Europe. We allow consumers to purchase, finance or subscribe to a car entirely online, for either delivery or collection. We seek to make buying or selling a car as seamless as buying or selling any other product online by providing improved selection, transparency, quality and convenience. Since our launch in the UK in December 2019, we have sold more than 60,000 cars to customers across the UK as of April 7, 2022, and significantly expanded our addressable market with the launch of the Cazoo retail proposition in France and Germany in December 2021.

Our business also includes car subscription services in the UK, France, Germany, Spain and Italy, to offer a flexible alternative to traditional car ownership. We have approximately 10,000 subscribers in the UK, France, Germany, Spain and Italy as of April 7, 2022. This expansion was achieved via our acquisitions of Drover (UK and France) and Cluno (Germany), completed in the first quarter of 2021, Swipcar (Spain) in the fourth quarter of 2021 and brumbrum (Italy) in January of 2022. We expect our acquisitions of Swipcar and brumbrum will aid the expansion of our Cazoo retail proposition into Spain and Italy over the course of 2022. We acquired vehicle reconditioning businesses, Smart Fleet Solutions Limited in the first quarter of 2021 and SMH Fleet Solutions Limited in the third quarter of 2021, which allowed us to transition our vehicle reconditioning activities in the UK fully in house during 2021. In January 2022, we acquired brumbrum, Italy’s leading digital car retailer and subscription platform, including its vehicle preparation center in Reggio Emilia, which has the potential to recondition over 15,000 cars annually. While these acquisitions were not significant to us in terms of their individual contribution to our consolidated revenue or assets, we believe they provide building blocks, together with organic growth, for expanding our geographic footprint, product and service offerings and infrastructure. Due to our launch in the UK in December 2019, we have only a limited history of operating under non-pandemic business conditions.

We are highly data-driven and use proprietary data and algorithms to both purchase vehicles and to price them for sale. We had 4,683 cars available for sale in the UK as of December 31, 2021, ranging from SUVs to hatchbacks, and including a wide range of electric and hybrid vehicles. We purchase the cars we believe are best suited for our customers and platform. Our purchasing strategy is led by consumer desirability. We use a data-driven approach, derived from a mix of our first-party data (our website searches and intent to buy, sales volume, days to sale) and third-party data sources, to determine which cars to purchase. Our main objective is to ensure we have a wide breadth and balanced inventory based on consumer demand. We have enhanced our data team and capabilities with the acquisition of Cazana in the third quarter of 2021. We do not specialize in cars made by certain manufacturers and purchase decisions are not influenced by incentives provided by manufacturers or other third parties. Each of our cars undergoes an inspection and is reconditioned to a high standard at our preparation facilities before being offered for sale. Buyers can view high quality, 360-degree images as well as a car’s features and history on our website.

We offer all standard forms of car financing, as well as the purchase of any part-exchanges (customer vehicles exchanged as partial payment for a Cazoo car) at the time of delivery or collection for added convenience. Every Cazoo car comes with a seven-day money-back guarantee in place of the test-drive consumers would typically have prior to a traditional car purchase. If a customer chooses to return their car during the seven-day period, we will collect it for free. In the UK, each car also comes with a seven-day free insurance policy and a free comprehensive 90-day warranty, including roadside assistance. In France and Germany, each car comes with a seven-day free insurance policy and a free comprehensive 12-month warranty, including roadside assistance.

In July 2021 we also began purchasing cars directly from consumers outside of part-exchanges. The new service gives sellers an offer within seconds that is guaranteed for seven days. Customers can either opt to have their car picked up from their home or drop the car off at their nearest Cazoo Customer Centre with payment made directly to the seller’s bank account on the same day.

Since our launch in December 2019, our revenues have grown rapidly, amounting to £667.8 million for the year ended December 31, 2021, with revenues increasing 312% for the year ended December 31, 2021.

We have also completed nine acquisitions. Our strategy is to grow organically and to opportunistically seek further acquisitions where they meet our strategic goals. As we evaluate suitable acquisition targets, we conduct due diligence and enter into non-binding letters of intent with possible targets, some of which may be material. In the past, we have utilized either a mix of cash and equity or all cash to acquire our targets and expect to continue to use either cash or equity, or both, in the future.

Our strategy is to continue to expand across Europe following our acquisitions of Drover and Cluno, with businesses in France and Germany, respectively and our more recent acquisition of Swipcar in Spain and brumbrum in Italy. As of April 7, 2022, we had approximately 10,000 subscribers across the UK, Germany, France, Spain and Italy and as of December 31, 2021 we had 1,805 cars for sale on our French and German websites.

Our History

In December 2018, Alex Chesterman OBE, our Chairman and Chief Executive Officer, one of Europe’s most successful serial digital entrepreneurs who previously founded LoveFilm and Zoopla, raised over £30 million in seed funding for Cazoo Holdings, with the aim of transforming the used car market in the UK. In July 2019, despite having not started operations, we were ranked #13 on the Startups 100 2019 list, the longest running annual index of its kind, which ranks the UK’s top 100 new businesses that demonstrate innovation, solid financials, economic impact and the ability to scale. In September 2019, we raised a further £50 million in pre-launch funding, making us one of Europe’s best funded start-ups, with over £80 million raised prior to the launch of operations.

We launched our operations in the UK in December 2019. In March 2020, after generating over £20 million in revenues in our first three months, we raised a further £100 million of funding as we sought to accelerate the UK’s shift to online car buying, and then raised a further £25 million in June 2020. In October 2020, we raised a further £240 million of funding, taking the total funding prior to the closing of the Transaction to £445 million.

On March 29, 2021, Ajax, Cazoo Holdings and Capri Listco, a Cayman Islands exempted company, entered into the Business Combination Agreement, as amended by the First Amendment thereto, dated as of May 14, 2021 which, among other things, provided that (i) Ajax would merge with and into the Company, with the Company continuing as the surviving company, (ii) the Company would acquire all of the issued and outstanding shares of Cazoo via exchange for a combination of shares of the Company and cash consideration and (iii) the Company would become tax resident in the UK following the consummation of the Transaction.

Upon consummation of the Transaction, shareholders of Ajax and Cazoo became shareholders of Listco, and Listco changed its name to “Cazoo Group Ltd.” Upon consummation of the Transaction Class A ordinary shares, par value $0.001 per share (the “Class A Shares”) and warrants of Cazoo Group Ltd became listed on the NYSE under the symbols “CZOO” and “CZOO WS,” respectively. Upon closing of the Transaction, we received proceeds of approximately $836 million, net of fees.

Following the end of the 2021 financial year, we issued, via a private placement, 2.00% Convertible Senior Notes (the “Notes”) in an aggregate principal amount of $630 million. The Convertible Notes are convertible into Class A Shares at an initial conversion price of $5.00. The transaction was led by new investor Viking Global Investors, alongside participation from several existing shareholders including Mubadala Investment Company, D1 Capital and Willoughby Capital, as well as other new and existing investors.

Competitive Strengths

Our mission is to transform the car buying and selling experience across the UK and Europe and to make buying or selling a car no different to ordering any other product online today, where consumers can simply and seamlessly buy, sell, finance or subscribe to a car entirely online for delivery or collection in as little as 72 hours. We believe that the following competitive strengths will continue to provide us with significant competitive advantages.

Differentiated proposition with comprehensive market offering

We have been a pioneer of the shift to online car buying and selling in the UK and Europe, providing consumers with a differentiated customer experience with the transparency and convenience of buying and selling cars entirely online. We believe we have created a differentiated and comprehensive market offering in the UK, which we have started to replicate across the EU, including in-house reconditioning and logistics, a fully digital finance proposition, national coverage, delivery and collection, post-sales servicing and a subscription offering. We believe this enables us to offer better selection, transparency, quality, and convenience for consumers looking for their next car.

Brand leadership driven by brand awareness and customer experience

We have invested significant capital and resources to increase our brand awareness and to create a market-leading consumer experience in the UK. We have created a strong brand identity in the UK through our brand marketing, in particular via multiple sports sponsorships including Premier League football, and have built trust and confidence in our offering through our unique quality control process on all vehicles, with every used car going through a comprehensive 300-point inspection and full reconditioning before sale, as well as a money-back guarantee and 90-day warranty. As a result of the confidence and trust in our platform, our brand has over 80% national UK brand awareness in 2022, an NPS of approximately 80 and a score on Trustpilot of 4.8/5.0. We plan to replicate our brand building and customer experience activities in the EU markets.

Purpose-built end-to-end digital platform

We are making buying or selling cars as simple as buying or selling any other product online. We have developed technology and built a platform that provides consumers with a market-leading online car buying experience, making the purchase of a car online seamless, transparent and convenient. Customers are able to search for, purchase, finance, or subscribe to a car entirely online, including receiving instant financing offers and part-exchange valuations.

Fully integrated proposition with scaled in-house infrastructure

We have created in the UK a fully integrated proposition using proprietary data and algorithms with thousands of cars purchased, reconditioned and stored centrally. We have a nationwide operations and logistics model, with in-house reconditioning, storage, distribution, collection and servicing infrastructure, combined with a unique, best-in-class delivery experience from a Cazoo employee on a Cazoo-branded delivery vehicle, creating a consumer experience controlled by Cazoo.

Proprietary data and technology

Data and technology innovation are at the core of our business, underpinning growth and profitability and driving decision making. We use demand-led buying models that provide us with a unique inventory advantage and use data and technology across our operations and logistics networks, with data-driven teams, tools and infrastructure helping to optimize operations. We also use proprietary algorithms pricing models to sell cars and use data to support best-in-class brand and digital marketing to drive efficiencies and optimize margins.

Platform established for expansion in Europe and subscription

Since our launch in December 2019, we have completed important acquisitions and a number of key business partnerships to accelerate our growth and enhance our value proposition. We have completed nine acquisitions — Imperial, Drover, Smart Fleet, Cluno, Cazana, SMH, Swipcar, Vans 365 and brumbrum — which have increased our coverage in the UK and the EU, expanded our infrastructure, accelerated the development of in-house reconditioning capabilities, increased our inventory, and bolstered our team with additional expertise and relationships. We believe we have the platform, capabilities, data and team to continue expanding our presence further across the UK and Europe.

Visionary, founder-led management team with proven track-record of scaling multiple high-growth consumer internet businesses

We have a world-class team with an unrivalled track-record, led by our Chairman and Chief Executive Officer, Alex Chesterman, one of Europe’s most successful serial founders and digital entrepreneurs. Our team brings a significant level of experience and accomplishments, in both private and public markets, and includes a very strong executive and senior leadership team assembled from among some of the best digital consumer retail businesses across Europe. We have grown to a team of 3,822 employees as of December 31, 2021 across the UK, Germany, France, Portugal and Spain.

Strategies

We have the opportunity to capture a significant share of the over £400 billion addressable used car market across the UK and Europe as the shift to online car buying accelerates. Our business plan is to do so by executing on the following key growth strategies:

Increase sales from continued accelerated shift of market from offline to online and via market share gains

The online used car market remains at an early stage of growth with penetration of less than 2.5% of the overall used car market in the UK, as of March 2020. We believe we will continue to benefit from the acceleration from offline to online car buying and the permanent shift in buyer behavior and we will continue to invest in our marketing, operations and logistics to grow our brand awareness and market share.

Continue to roll-out subscription services and European expansion

Our strategy is to increase our total addressable audience and market of car buyers through continued progress in expanding our online car retail operations in the EU, in particular France, Germany, Spain and Italy and continued roll-out of our subscription service. Our expansion into France, Germany, Spain and Italy increases our total addressable market for the countries in which we currently operate from £100 billion to over £300 billion. We believe our subscription model will expand the value proposition to consumers who are looking for an alternative to purchasing or financing a vehicle, while creating a recurring revenue stream and an additional source of inventory as once a car is returned following the final subscription period the car will be placed back on our platform for sale.

Additional revenue opportunities from ancillary products and in-house financing products

We will continue to use our data and technology to launch new products and thereby increase our ancillary revenue opportunities. This includes initiatives to drive higher attachment rates for finance and other ancillary revenue products, increasing consumer lifetime value and develop in-house financing solutions.

Leverage scale to drive growth, efficiencies and margins

We plan to leverage our scale to drive growth and profitability through a continued shift in our buying mix as we source more of our inventory from consumers which reduces the need to source from third parties and which we believe will lower the like-for-like cost of acquiring vehicles. We also expect to achieve further efficiencies in our reconditioning, logistics and stock turn, and further enhancements to our products, partnerships, processes and pricing.

Identify and execute additional M&A and strategic deals

Since our launch in December 2019, we have completed nine acquisitions. While these acquisitions were not significant to us in terms of their individual contribution to our consolidated revenue or assets or, in the case of Imperial, continuing operations, we believe they provide building blocks, together with organic growth, for expanding our geographic footprint, product offerings and infrastructure. These acquisitions are described in more detail below.

Our strategy is to grow both organically and opportunistically through the acquisition of complementary businesses. Our completed acquisitions have, together with organic growth, contributed to the expansion of our geographic footprint, product and service offerings and infrastructure. We expect to use our significant expertise to continue to identify and evaluate inorganic growth opportunities through M&A and strategic partnerships. As in the past, these may include opportunities to drive scale and growth, to enhance our proposition or product offering, or to expand our geographical footprint, soft and hard infrastructure, or expertise.

Some of these opportunities may be significant. As we evaluate suitable acquisition targets, we conduct due diligence and enter into non-binding letters of intent with possible targets, some of which may be material. In the past, we have utilized either a mix of cash and equity or all cash to acquire our targets and expect to continue to use either cash or equity, or both, in the future.

Imperial Car Supermarkets

In July 2020, we acquired Imperial Car Supermarkets Limited (“Imperial”), one of the largest independent used car retailers in the UK. Imperial was established in 2006 and operated from 18 retail dealership locations across the UK. Imperial offered approximately 2,500 nearly new and used cars, supported by two vehicle preparation centers, with Imperial group services supplied from its headquarters in Southampton. Imperial operated as an offline retailer. The acquisition was undertaken pursuant to a sale and purchase agreement between Cazoo and the shareholders of Imperial (the “Imperial Sellers”) which was entered into on July 13, 2020 (the “Imperial SPA”).

The consideration for the acquisition was £23.8 million comprising cash and stock.

We acquired Imperial in order to obtain its infrastructure and properties, including Imperial’s main reconditioning facility, which had the capacity to recondition up to 50,000 cars per year, rather than to continue Imperial’s physical retailing operation. The acquisition helped to accelerate our expansion by providing us with a national network of storage, distribution, after sales and collection hubs. In addition, the acquisition provided us with an additional approximately 2,500 cars to add to our inventory.

Following completion of the acquisition, Imperial’s properties were either converted into our customer centers or our vehicle preparation centers or were disposed of. The retained Imperial retail sites were repurposed as our customer centers, enabling us to offer customer collection as well as home delivery of cars sold. All of the sites converted into our customer centers have opened since the acquisition.

Those properties that were incompatible with our business and operations were disposed of. Seven leases were terminated post-completion of the acquisition. Two other properties were sublet back to one of the former shareholders of Imperial pursuant to an agreement entered into in September 2020. As traditional dealership roles (e.g., sales) were not required under our business model, we reduced the Imperial employee headcount through a redundancy program which concluded on September 10, 2020.

Drover Limited

In January 2021, we acquired Drover Limited (“Drover”), a car subscription service with operations in the UK and France. Founded in 2016, Drover had grown to a team of over 100 employees across London, Lisbon, Paris and Bucharest. Drover provided a monthly car subscription service, including maintenance, servicing, tax, breakdown cover and optional insurance, allowing its customers to choose from over 50 different models, all available online.

The acquisition combined our brand, platform and funding with Drover’s expertise and relationships in car subscription services. We acquired Drover to accelerate our entry into the car subscription market and the acquisition provided us with an existing customer base of over 2,000 active subscribers in the UK as well as a small subscriber base in France, along with the associated recurring revenues. The acquisition was undertaken pursuant to a sale and purchase agreement between Cazoo and the shareholders of Drover entered into on December 16, 2020 (the “Drover SPA”).

The consideration for the acquisition was £65.4 million, consisting of £21.0 million in cash, £4.5 million of debt assumed and discharged and £33.3 million through the issue of 3,137,822 Series D Shares of Cazoo (the “Series D Shares”). In addition, £6.6 million of warrants were issued to certain of the shareholders of Drover.

Pursuant to the Drover SPA, the shareholders of Drover made certain warranties to Cazoo and agreed to indemnify Cazoo for certain matters related to the business being acquired.

Smart Fleet Solutions Limited

In February 2021, we acquired Smart Fleet Solutions Limited (“Smart Fleet”), a vehicle reconditioning business. Cazoo currently operates 10 state-of-the-art vehicle preparation centers across the UK. Smart Fleet’s team of over 500 vehicle reconditioning and logistics staff also provided significant expertise. In addition, Smart Fleet had in place a number of third-party contracts which are strategically beneficial to us. We acquired Smart Fleet for its UK-wide infrastructure and expertise in the reconditioning of used cars, which is expected to enhance our ability to operate at scale, as well as our margins. The acquisition was undertaken pursuant to a sale and purchase agreement between Cazoo, Smart Fleet and Greenhous Group Limited (“Greenhous”) entered into on February 10, 2021 for the transfer of the shares of Smart Fleet (the “Smart Fleet SPA”) and a property sale agreement between Cazoo Properties Limited, Greenhous and Greenhous Group (Holdings) Limited entered into on February 10, 2021 for the transfer of certain properties used in the business (the “Smart Fleet Property Sale Agreement”).

The consideration for the acquisition was £39.1 million, consisting of £29.1 million in cash, £9.0 million of debt assumed and discharged and £1.0 million through the issue of 94,118 Series D Shares of Cazoo.

Pursuant to the Smart Fleet SPA, Greenhous made certain warranties to Cazoo and also agreed to indemnify Cazoo for certain matters related to the business being acquired and a pre-sale reorganization undertaken by the seller group involving Smart Fleet.

Cluno GmbH

In February 2021, we acquired Cluno GmbH and its two subsidiaries (“Cluno”), a German car subscription services company, with a business similar to Drover and a team of approximately 100 employees based in Munich. Cluno offered a monthly subscription that included all car expenses other than fuel, with a six-month minimum term per car in Germany with 100 different models from 15 different brands. Cluno had an experienced team and strong supplier and EU-partner relationships. We acquired Cluno to accelerate our entry into the EU market and the acquisition provided us with an existing customer base of over 3,000 active subscribers in Germany along with the associated recurring revenues and a strong team to help launch our proposition in Germany and across Europe.

The transaction was undertaken pursuant to a sale and purchase agreement between Cazoo, Cluno GmbH and the shareholders of Cluno GmbH entered into on February 22, 2021 (the “Cluno SPA”). The total consideration for the acquisition was £60.4 million, with £28.7 million paid in cash, £31.0 million paid in the form of 2,918,471 Series D Shares of Cazoo and £0.6 million paid in the form of voluntary employee share options.

Pursuant to the Cluno SPA, the shareholders of Cluno GmbH made certain warranties to Cazoo. In addition, Cazoo purchased a warranty and indemnity insurance policy with an aggregate limit of liability of €17.5 million.

UK Vehicle Limited

In September 2021, we acquired UK Vehicle Limited (“Cazana”). Founded in 2012, Cazana had grown to a team of more than 50 staff including data scientists and engineers headquartered in London. Prior to the acquisition, Cazana had built an extensive dataset of over 500 million historic vehicle transactions from a range of countries, including the UK, Germany, France, Spain and Italy, and its tools were used by car manufacturers, lenders, fleet owners and insurers.

Cazana’s products include real-time vehicle valuation, pricing and stock management tools, and our acquisition of Cazana combined our brand, proposition and platform with Cazana’s extensive data, products and expertise. This acquisition resulted in Cazoo enhancing its data team and capabilities and allows Cazoo to further optimize its car buying, selling and pricing across the UK and Europe for the benefit of consumers.

The transaction was undertaken pursuant to a sale and purchase agreement between Cazoo and the shareholders of Cazana entered into on September 2, 2021 (the “Cazana SPA”). The total consideration for the acquisition was £23.7 million, with £23.6 million paid in cash and £0.1 million in deferred consideration.

SMH Fleet Solutions Limited

In September 2021, we acquired SMH Fleet Solutions Limited (“SMH”), a vehicle reconditioning business. Established in 2003, SMH had a team of over 500 expert staff and the capacity to process the reconditioning of 70,000 vehicles annually from five vehicle preparation centers across 136 acres in Bedford, Gloucester, Throckmorton, Worcester and St Helens. SMH also carried out over 150,000 vehicle movements per year with a team of over 300 logistics specialists as well as operating an online wholesale platform for used cars.

The combination of Cazoo’s online retail platform and brand with SMH’s leading infrastructure and expertise doubled Cazoo’s overall vehicle reconditioning, logistics and storage capabilities in the UK with 10 total sites across more than 265 acres, as well as providing it with an experienced team of hundreds of additional vehicle preparation and logistics specialists and its own digital wholesale platform.

The transaction was undertaken pursuant to a sale and purchase agreement between Cazoo and the shareholders of SMH entered into on September 15, 2021 (the “SMH SPA”). The total consideration for the acquisition was £76.5 million, with £61.1 million paid in cash and £15.4 million in debt assumed and discharged.

Swipcar, 2017 S.L.

In November 2021, we acquired Swipcar, 2017 S.L. (“Swipcar”), a Spanish car subscription services company. Founded in 2018, Swipcar offered a wide selection of cars available from various leasing company partners for an all-inclusive single monthly subscription payment which included the car, insurance, maintenance, service and tax.

As well as operating in Spain, Swipcar has also recently launched in Italy and Portugal. The transaction combined Cazoo’s market-leading brand and platform with Swipcar’s expertise and relationships in southern Europe and accelerates the launch of Cazoo’s full proposition into these markets.

The transaction was undertaken pursuant to a sale and purchase agreement between Cazoo and the shareholders of Swipcar entered into on November 15, 2021 (the “Swipcar SPA”). The total consideration for the acquisition was £23.6 million, with £15.6 million paid in cash, £2.6 million of deferred consideration and £5.4 million through the issue of Class A Shares.

Vans 365 Limited

In December 2021, we acquired Vans 365 Limited (“Vans 365”). Vans 365 was a leading independent online commercial vehicle retailer in the UK with a team of experienced in-house technicians and customer service specialists based in Bristol, buying and selling hundreds of vans monthly and achieving positive customer feedback with an “excellent” Trustpilot score.

The deal combined Cazoo’s platform and brand with Vans 365’s expertise and relationships in the commercial vehicle market and enhanced Cazoo’s customer offering and team has accelerated our planned launch into buying and selling commercial vehicles online.

The transaction was undertaken pursuant to a sale and purchase agreement between Cazoo and the shareholder of Vans 365 entered into on December 22, 2021 (the “Vans 365 SPA”). The total consideration for the acquisition was £7.9 million, with £3.2 million paid in cash, £3.2 million in debt assumed and discharged and £1.5 million in deferred consideration.

brumbrum

In January 2022, we acquired brumbrum S.p.A (“brumbrum”) for approximately €80 million, with approximately €40 million paid in cash, €31 million through the issue of Class A Shares and €5 million in deferred consideration (pending finalization of the completion accounts process). Founded in 2016, brumbrum was based in Milan and grew to a team of over 180 staff, including at its 40,000 square meter vehicle preparation center in Reggio Emilia, which has the potential to recondition over 15,000 cars annually. The business offered hundreds of vehicles for sale, finance or subscription for delivery across Italy.

The transaction combined Cazoo’s brand, platform and funding with brumbrum’s strong team, local market expertise and commercial relationships across Italy and, once integrated, we expect will accelerate the launch of Cazoo’s full proposition throughout Italy by the middle of 2022.

Business Description

The Cazoo Platform

Our end-to-end digital platform offers customers in the UK a choice of over 4,683 used vehicles for purchase as of December 31, 2021, with over 300 different makes and models. Our easy-to-use website allows customers to search for their desired car based on a number of search criteria, including make and model, price, mileage, color and CO2 emissions. Our website also offers expert reviews of our car brands and models, as well as a number of buying guides which include helpful features and car-buying advice to assist the customer in making their decision.

We provide a seven-day money-back guarantee and a free, comprehensive 90-day warranty in the UK, as well as roadside assistance with every car. In France and Germany, each car comes with a seven-day free insurance policy and a free comprehensive 12-month warranty, including roadside assistance. In the UK, we also offer customers the option to purchase CazooCover, a plan that provides extended coverage after the 90-day warranty has ended, for a period of one to four years. The plan includes coverage for the replacement of mechanical and electrical parts (such as the engine, suspension, satellite navigation (“sat nav”) and in-car entertainment), full access to our service centers, as well as any VAT registered repairer across the UK, 24/7 recovery breakdown from the RAC, up to £50 a day for car hire costs for up to seven days (if the repair time is over eight hours) and full car warranty benefits when driving abroad for up to 60 days.

Customers can also part-exchange their current vehicle as a form of partial payment for a Cazoo car. In such an exchange, the customer provides certain information about their current car online and is given an instant valuation. The valuation of a customer’s car is determined by our proprietary algorithms and depends on a number of different factors. We consider the make and model, the age of a car, its mileage, the number of previous owners, the condition of the car (both the exterior and interior) and the car’s service history. We base all valuations on current data on market prices which are reviewed regularly, aiming to deliver the best market price to our customers. The price of the customer’s current car is then deducted from the cost of the Cazoo car and we will take the customer’s car at the same time we deliver the Cazoo car.

In July 2021, we began purchasing cars directly from customers outside of part-exchanges, via our direct car buying channel in the UK, so that we now acquire cars directly from consumers without the explicit need for that consumer to purchase their next car from us. In a similar way to part-exchange, the customer provides certain information on their car and is given an instant valuation. The launch of our direct car buying channel has markedly increased the volume of cars we now source directly from consumers. Vehicles sourced directly from consumers reduces the need to source from third parties and typically lowers the like-for-like cost of acquiring the vehicle.

Delivery and Collection

Within the UK, we have a logistics infrastructure throughout the country (excluding Northern Ireland) that offers a high-quality delivery experience with in-house storage, distribution and servicing. We are seeking to build out an equivalent logistics network in the other jurisdictions in which we are launching. Customers can have their car delivered to their door or they can collect it from one of our 21 customer centers across the UK. All deliveries are handled in-house by our employees. Cars being transported from the vehicle preparation center to their end destination are primarily transported by our own fleet of transporters and employed drivers. We use third-party providers for collection of certain of our wholesale cars for delivery to auctions, and in a limited number of cases we use third-party providers to assist with intra-site movements. We plan to strategically open additional customer centers across the UK to support our business. Collection from any of our centers is free and we charge £99 for a home delivery. We offer flexible delivery or collection slots at a time that suits the customer, with availability seven days a week. If a customer chooses to have their car delivered, one of our handover specialists will bring the car to their residence during their chosen two-hour delivery slot. The car arrives in a dedicated Cazoo single-car transporter, which is about the size of a grocery delivery truck and is unloaded for the customer. We have over 210 single-car transporters and over 40 multi-car transporters in the UK, which increase efficiency by allowing multiple deliveries. We have a similar number of transporters on order for delivery in the EU over the next 12 months and delivery is currently offered free of charge in these markets. If a customer in the UK chooses to collect their car, they can select a one-hour collection slot from one of our customer centers.

We aim to ensure that customers have a detailed introduction to their vehicle and thus one of our handover specialists takes each customer through all of the car’s key features and confirms that the customer is happy with the car. Handover specialists show customers how car features such as heated seats or sat nav work and can assist with setup such as pairing a customer’s phone with the car and setting radio stations. Handovers generally take between 30 and 45 minutes and our handover specialists will answer customer questions. Customers have up to seven days to drive their Cazoo car and to decide if it suits their lifestyle. If they change their mind, they can return the car for a full refund, assuming they have driven no more than a stated maximum number of miles or kilometers per our terms and conditions and providing the car is undamaged. In the year ended December 31, 2021, 5.2% of used cars sold were returned for a refund.

European Expansion

International expansion is a core part of our strategy to transform the car buying experience across the UK and Europe. In the year ended December 31, 2021, we took major steps to establish our presence in Europe by launching the Cazoo retail proposition in France and Germany in early December.

The acquisitions of Drover in January 2021 and Cluno in February 2021 created a foundational team of EU-located employees which we have since grown to 502 as of December 31, 2021. We have invested significantly in the Cazoo technology platform to customize the Cazoo offering for European customers, considering local needs such as vehicle registration and payment methods. We have also built a network of local operations, logistics and customer support. Customers in France and Germany now have the ability to purchase or finance a car entirely online for delivery in as little as 5 days.

We expect to continue to expand our offering in France and Germany by offering value-added services for car buyers, and offering cars on subscription. With the acquisition of Swipcar in Spain in November 2021 we also have a local team who will accelerate our launch in Spain. In Italy, we acquired brumbrum in January 2022, which we believe provides a foundation to launch in Italy this year. As we build out key elements of the Cazoo proposition, we will invest significantly in marketing activities which we expect will grow our brand and reputation in Europe.

Cazoo Subscription Service

We view subscriptions as part of the future of the car market. Our branded subscription service launched in the UK in May 2021, building upon the existing service and customer base of Drover. The Cluno, Drover, Swipcar and brumbrum subscription services continue to operate in Germany, France, Spain and Italy, respectively, and we plan to launch our branded subscription service in France and Germany during the course of 2022. Our service is available as a payment option on hundreds of cars in stock offering a flexible alternative to car ownership with an all-inclusive, single monthly subscription fee which includes the car, road tax, servicing, breakdown coverage and fully-comprehensive insurance — all our subscription customers need to do is add fuel. Pricing for subscription cars is based on a cost-plus model whereby pricing is built on an estimated holding cost (including depreciation, predicted future value and cost of capital) as well as operating costs (including servicing, insurance and a provision for customer defaults). In the UK, the price for a six-month subscription, depending on make and model of vehicle and contract duration, currently ranges from £329 per month up to £1,229 per month. After the minimum subscription term of six months, the customer can choose to exchange or return their car, or, in certain cases, extending their contract on a month-by-month basis. As part of the acquisitions of Cluno, Drover, Swipcar and brumbrum, we added management team members with substantial experience in the car subscription, rental and leasing sectors. A number of the senior executives from Cluno and Drover now hold senior executive and management positions at the Company.

Our subscription business provides a recurring revenue stream that typically does not result in any additional customer acquisition costs, as the service is relevant for our existing marketing channels. In addition, this service will increase our total addressable audience and market of car seekers. Importantly, it will also provide us with the ability to shape our future used car inventory as we recycle ex-subscription cars into a high-quality source of used car inventory as once a car is returned following the final subscription period the car will be placed back on our platform for sale. Important aspects of our subscription offering, which allow us to offer competitively priced products to our customers, lie in accessing sufficient volume and variety of vehicle inventory at competitive pricing, as well as ensuring that we continue to have a balanced portfolio of customers who take up subscriptions as we scale.

As of April 7, 2022, we have approximately 10,000 subscribers across the UK, France, Germany, Spain and Italy, including through our acquisition of brumbrum in January 2022, which has since added 589 subscribers to our total subscribers. As we continue to expand our retail proposition across markets in the EU, we plan to provide for a seamless transfer of all existing subscribers from the companies we acquire over to our company and the Cazoo brand. Drover continues to provide subscription services to its existing customers post-acquisition under the Cazoo brand, but any potential new customers are directed to our subscription service. Drover France, Cluno, Swipcar and brumbrum continue to provide the same services to existing and potential new customers post-acquisition.

Vehicle Lifecycle

Vehicle Acquisition

We acquire our used vehicle inventory in the UK from a variety of sources, including used-car auctions, corporate suppliers including vehicle finance, leasing, rental companies and OEMs, as well as directly from consumers and from end of term subscription agreements and part-exchanges.

Between January 1, 2021 and December 31, 2021, we purchased 39,353 vehicles, including over 300 light commercial vehicles (a commercial vehicle with a gross weight of no more than 3.5 metric tons) as we start to build inventory for our commercial vehicle proposition. In the fiscal year ended December 31, 2021 we purchased from different supplier sources as follows:

Channel	Cars Purchased	% of Total
Corporate	14,755	37%
Auction	13,453	34%
Consumer	11,138	28%
Other	7	0%
Total	39,353	100%

Our purchasing strategy seeks to identify vehicle desirability using a mix of our own and third-party data and each vehicle is profiled by variant (e.g., make, model, fuel type, transmission, trim) and assigned a ‘desirability score.’ We try to ensure a balanced inventory to respond to consumer demand and we stock over 300 makes and models.

We also purchase new cars from original equipment manufacturers (“OEMs”) for our subscription service. Acquiring new cars at scale from OEMs enables us to secure attractive discounts and, following a period of use for subscription only, these vehicles can then be recycled back into our used car inventory for sale.

We partner with third-party lenders to finance the purchases of our inventory. We had £178.0 million in stocking loans on December 31, 2021, which enabled capital efficient inventory acquisition. In addition, we had £67.2 million in subscription facilities for financing subscription vehicles.

We intend to purchase vehicles from the same mix of sources in the EU as we do in the UK, including used-car auctions, corporate suppliers, including vehicle finance, leasing, rental companies and OEMs, as well as directly from consumers and from end of term subscription agreements.

Reconditioning

At launch in December 2019, we fully outsourced our reconditioning function, but during 2021 we brought the reconditioning of all of our UK vehicles in house and now have a network of 10 vehicle preparation centers across the UK. Prior to purchase, all of our cars are checked against our strict criteria to ensure they have no outstanding finance or insurance issues and have never been stolen or in a major reported accident. We seek to acquire cars that have a range of zero to six years and zero to 60,000 miles of use, although some used cars purchased are outside of this range.

All cars complete a thorough inspection at one of our vehicle preparation centers in the UK before being offered for sale. Our qualified technicians conduct a 300-point mechanical, bodywork, interior and electrical inspection. We diagnose any faults or issues that are not visible and will also fix any cosmetic imperfections depending on the age/mileage of the car and according to our published standard. Our technicians test-drive every car to check engine performance, steering and brakes, listen for unexpected noises or vibrations and test for mechanical problems. If technicians discover any issues, they either remediate the issue or we reject the car back to the vendor or sell the car back into the wholesale market.

Our UK vehicle preparation centers provide us with the potential to recondition up to a total of approximately 120,000 cars per year across all of our sites and to double that over time once these sites are optimized, which will allow us to recondition vehicles at scale, reducing our total reconditioning spend per car.

We also carry out an oil and filter change on every car, where applicable, based on the designated service interval. If a car is due for an MOT within the next six months, it is given an MOT inspection and a new certificate. Each car is fully valeted inside and out and thoroughly sanitized before being sold. Upon delivery the car will have approximately a quarter of a tank of fuel, or, if it is an electric vehicle, will be approximately 75% charged.

We typically own the vehicles we have reconditioned and sold, helping us to ensure the quality of our offering. We also sell a small number of vehicles where the supplier owns the vehicle up to the point of sale but the vehicles still go through our reconditioning and logistics processes. We act as an agent and receive a fixed commission from the supplier when the vehicle is sold.

In 2021 we have reconditioned cars in EU markets through third-party partnerships until we build out our own reconditioning capabilities over time. In addition, as part of the acquisition of brumbrum in January 2022 we acquired an in-house vehicle preparation center with the potential to recondition 15,000 cars annually. We expect to use a combination of third-party suppliers and in-house vehicle preparation centers for the EU during 2022. We expect to partner with third-party suppliers to provide reconditioning services, bulk transportation services and regional logistics hubs in the EU.

Customer Centers

As of December 31, 2021, we operated 21 customer centers around the UK. We store, distribute and prepare cars for delivery at these centers. Both Cazoo car owners and customers who have not purchased a Cazoo car can take their vehicles to these centers for everything from servicing to MOT and repairs. The addition of the new customer centers will improve the convenience of our post-sales services, increase the number of delivery and collection slots available to customers and reduce the delivery mileage, which enables more deliveries per shift and the convenience of collection. In turn, we anticipate this will reduce our dependence on third parties, lowering costs and increasing control of the consumer experience.

We plan to build out a network of customer centers in the markets in which we operate in the EU over the coming years.

Financing

We work with partners including Black Horse, BNP Paribas and Evolution Funding (a broker with a panel of different lenders) to offer our UK customers different payment options to finance their Cazoo car. As we are a credit broker, not a lender, we aim to find the most competitive deal for the customer from our finance partners. We offer hire purchase finance (“HP”) plans, which allow customers to spread the cost of the car over an agreed period. Customers make monthly payments and own the car by the end of the term.

We also offer personal contract purchase (“PCP”) finance plans, which feature lower monthly payments than an HP plan and may run for a shorter agreement period. At the end of the agreement term, the customer can choose to return the car to the finance company, part-exchange it for another car or make a final repayment in order to own the car.

Once customers have selected their finance plan, they place an application. On acceptance they pay a deposit, sign the necessary documents electronically and choose whether to collect their car or have it delivered to their residence. In the year ended December 31, 2021, approximately 44% of our cars were ordered using one of our financing options. For each financed car purchase, we receive a commission from the financing partner. The commission is determined as a fixed fee or a fixed percentage of the amount borrowed by the customer and varies by lender.

We currently offer financing to customers in France and Germany and over the medium-term, we aim to largely replicate the type of financing arrangements we have in place in the UK in each market in the EU in which we operate.

Wholesale

Our wholesale operations consist of used cars sold via used-car auctions when they do not meet our retail criteria or standards. These cars are primarily acquired from customers as part-exchanges or through our direct car buying channel. In the year ended December 31, 2021 we derived 16% of our revenues from our wholesale operations.

We plan to utilize the same strategy in the EU markets in which we operate for wholesale cars that do not meet our retail criteria by selling them through used-car auctions.

Information Technology

Data and technology are at the heart of our business. Our proprietary data and algorithms are used both to set the purchase and retail prices for our cars and to determine which used cars to purchase for our inventory.

Our information technology systems are managed centrally and cover all key business processes in the value chain, including logistics, inventory management and payment functions. Certain of these systems are considered business critical and plans are in place to mitigate failures of these systems.

Our technology teams include product engineering and data teams and are organized by domain and aligned to key stakeholders around the business, such as merchandizing, operations and orders, among others, which are supported by central platform and design product engineering teams. The product and engineering teams are based in London, Lisbon and Munich and following the acquisition of brumbrum, in Milan.

Our data teams are comprised of data engineers, data scientists and data analysts and are responsible for optimizing pricing for vehicle purchases and sales as well as capturing data across all of our operations (including data relating to commercial performance, operations, products, marketing, finance and other data), measuring our performance and producing analysis that enables us to optimize our activities. We have recently enhanced our data team and capabilities with the acquisition of Cazana. See “Business — Strategies — UK Vehicle Limited.”

We rely on several critical software tools to run our business. These tools are a mixture of proprietary tools developed or acquired by us and third-party tools provided under software-as-a-service (“SaaS”) agreements with third parties.

Critical third-party systems include those that provide business IT systems and those that provide tools that power our website, mobile applications, logistics and e-commerce platforms. In relation to business IT systems, our e-mail and productivity tools are provided by Google. Other business IT systems include Oracle’s Netsuite accounting software, Jumpcloud’s cloud directory platform for user authentication and identity management, Slack for internal communications and productivity, and Hibob, our human resources platform.

In relation to the website, logistics and e-commerce platforms, we have in place key agreements with commercetools (which helps to power our e-commerce architecture), Descartes and Satalia (which power our logistics operations) and Amazon Web Services (which hosts our website).

Alongside significant proprietary code in our website and systems developed by our employees and contractors (each under contracts that assign the IP in that code to us), we also own the IP in a system called “CazooNet,” which is software that we use to support purchasing, photography, vehicle reconditioning and preparation, and our service centers. CazooNet was originally developed for Imperial by Focal Strategy Limited and we acquired all of the IP in CazooNet from Focal Strategy Limited in October 2020.

Marketing

Since we began operations in December 2019, we have built a strong brand identity and have achieved national brand awareness in the UK of over 80% in 2022. In our first six months of operations, we became one of the UK’s top ten used car retailers by volume. Our marketing strategy has been one of our key focuses in order to raise our brand awareness and grow our customer base. In February 2020, we launched our first national TV advertising campaign. We have also entered into a number of high-profile sports marketing sponsorship deals.

We have invested in high reach media channels such as TV, radio, press and outdoor every month of the year, with our messaging focusing on the benefits of buying and selling cars online with Cazoo. Our national advertising campaign received industry recognition with 3 Marketing awards in 2021: an ‘Effie’ award for Marketing Effectiveness, a Marketing Week Masters award for the Retail & eCommerce category and a Media Week Award for Best Launch Idea.

We grew our sports sponsorship throughout the year, increasing our number and range of high profile sports sponsorships and providing us with significant brand exposure.

In English football, we are the principal partner and shirt sponsor of two Premier League football clubs — Everton and Aston Villa. Our shirt sponsorship of Everton will come to an end following the culmination of the 2021/22 football season. Our association with English football is further enhanced by our partnership with the English Football League (EFL) with Cazoo branding featured across 72 EFL Championship clubs.

We have recently announced various football sponsorships across Europe which will begin at the start of the 2022/23 football season. Cazoo will be the principal partner and shirt sponsor of two Spanish football clubs, Valencia CF and Real Sociedad, two French football clubs, Olympique Marseille and Lille, and one German football club, SC Frieburg.

We were the principal partner of The Hundred, an exciting new format of cricket that successfully launched in 2021, under a multi-year deal.

Within horse racing, we became the headline sponsor of the Cazoo Derby Festival in April 2021, which features the world’s most famous flat horse race and we became the headline sponsor of the World’s oldest Classic, the St Leger Stakes which took place in September 2021.

In June 2021, we announced a multi-year partnership to become the main shirt sponsor of Welsh Rugby Union. Cazoo will also be the principal partner of the 2021 Rugby League World Cup, which has been postponed until 2022 as a result of the COVID-19 pandemic.

Cazoo is the title sponsor of two key events on the European Tour’s UK Swing, the Cazoo Open and Cazoo Classic. We have recently extended our golf sponsorship portfolio to include title sponsorship of the Open de France, Europe’s oldest national Open golf tournament.

We have a snooker sponsorship portfolio which includes some of the most prestigious events on the snooker calendar, including the “Cazoo Series”, the Masters, UK Championship, Champion of Champions and the British Open. We also have a darts sponsorship portfolio, including principal sponsorship of the Grand Slam of Darts, World Cup of Darts, European Championship and the World Darts Championship.

Our business plan is to copy our UK marketing playbook as we launch into each EU market by initially focusing on digital marketing and then subsequently building our brand marketing through ‘above the line’ advertising and sponsorships.

Environmental, Social and Corporate Governance

The goal of our Environmental, Social and Corporate Governance Committee is to oversee and support our commitment to social, environmental, corporate social responsibility, sustainability and other public policy initiatives relevant to us. We are committed to being a responsible member of the communities in which we do business.

Seasonality

Vehicle sales exhibit seasonality with sales peaking late in the first calendar quarter and diminishing through the rest of the year, with the lowest relative level of industry vehicle sales expected to occur in the fourth calendar quarter. Due to our rapid growth, our sales patterns to date have not reflected the general seasonality of the used vehicle industry. Used vehicle prices also exhibit seasonality, with used vehicles depreciating at a faster rate in the last two quarters of each year and a slower rate in the first two quarters of each year. In the future, this may result in a gross profit per unit higher on average in the first half of the year than in the second half of the year.

Competition

The car retail market in Europe is fragmented and highly competitive with respect to price, quality, service, location and vehicle offering. As of March 2020, there are approximately 15,000 used vehicle dealers in the UK and approximately 67,000 across France and Germany. No dealership group across the UK, France and Germany has a share of the market greater than 3%. Our current and future competitors may include:

•        Traditional car dealers or marketplaces who could increase investment in technology and infrastructure to compete directly with our online retail model or online retail platforms such as Cinch in the UK and AutoHero in Europe;

•        Search engines and vehicle listings sites and new entrants that could change their models to directly compete with us, such as Google, Amazon and AutoTrader.co.uk and Motors.co.uk; and

•        OEMs that could change their sales models through technology and infrastructure investments and enter into the subscription and/or direct online retail sales market themselves.

We offer a fully integrated model with in-house reconditioning and logistics, fully digital customer financing, delivery and collection and post-sales servicing.

Intellectual Property

We protect our intellectual property through a combination of trademark registrations, domain name registrations, and unregistered rights including copyright, unregistered designs, database rights and trade secrets, as well as contractual provisions and restrictions on access to and use of proprietary information.

We have registered or applied for trademarks covering all of the jurisdictions in which our business currently operates. Our key trademark is the Cazoo name itself, whether used in its plain or stylized forms, or in conjunction with one or more of our marketing slogans. The Cazoo name and logo are protected in key jurisdictions through trademark registrations, including in the UK and Europe.

We also have proprietary rights in bespoke information technology algorithms, applications and systems that have been developed by or for us for operating our business and for pricing our vehicles. We protect intellectual property and trade secrets developed by our employees in the course of their employment with us through intellectual property assignment and confidentiality provisions in our standard employment contracts.

We conduct detailed intellectual property due diligence in connection with our acquisitions, and manage risks identified through pre-closing requirements and customary protections in transaction documents.

Like other digital businesses, we use open-source software (“OSS”) libraries in the development of our website and technology platforms. We have recently invested in enterprise software subscriptions that include OSS code evaluation tools, which enable more structured monitoring of the use of OSS and more mature license management practices.

Insurance

We maintain insurance policies covering a range of risks including business interruption, director and officer liability, professional indemnity (for Cazoo Data Services), terrorism, injury to employees, cyber and tech liability (for Cazoo Data Services), travel, motor, damage to property and stock, as well as coverage against general liability claims that may arise through the course of our normal business operations. We engage an insurance broker to advise on the necessary types and levels of coverage. We continually review our coverage and consult with our broker at least annually. We also maintain other insurance policies to cover other risks relating to our business, such as director and officer cover.

Regulatory Matters

We are subject to various laws and regulations affecting the operation of our business, including UK and EU legislation and national and local laws and regulations concerning our operations, including financial service regulation, consumer credit, consumer rights, zoning and land-use planning, product liability, distance selling, and data protection and privacy, among others.

Financial services regulation

We provide credit broking, consumer hire and insurance distribution services to customers. Under the UK Financial Services and Markets Act 2000 (“FSMA”), these are regulated activities, for which we have and maintain all required permissions with the UK regulator: the Financial Conduct Authority (the “FCA”).

Cazoo Limited is registered with the FCA as an appointed representative, a firm that carries on regulated activity on behalf and under the responsibility of a regulatory principal firm directly authorized by the FCA (an “FCA Principal Firm”). ITC Compliance Limited (“ITC”) (now owned by Fortegra) is the FCA Principal Firm for Cazoo Limited. Our permitted regulated activities obtained via ITC include entering into regulated hire agreements, advising on and arranging general insurance contracts as an intermediary and acting as a credit broker.

Cazoo Subscription Services Limited (previously Drover Limited) is authorized and regulated by the FCA to provide consumer credit services, including credit broking, and entering into regulated consumer hire agreements. Cazoo Subscription Services Limited is also an appointed representative of ITC to carry on general insurance distribution.

CSS Mobility France SaS (formerly Drover France SAS) (“Cazoo Mobility France”) is registered with the French regulator, ORIAS, as an insurance representative. Vehicle hire is not a regulated activity in France; however, insurance distribution is a regulated activity (under the Insurance Distribution Directive). Cazoo Mobility France arranges insurance policies provided by a French authorized insurer (Altima). As set out on the ORIAS register: (1) Cazoo Mobility France is registered with ORIAS as an insurer’s representative (“mandataire d’assurance”); and (2) Altima Assurances, which is a French regulated insurance company, is Cazoo Mobility France’s regulatory principal in respect of that representative role.

Cazoo Trading France SaS (“Cazoo Trading France”) is registered with the French regulator, ORIAS, as an insurance representative and a non-exclusive agent for banking and payment services. Vehicle retail sales is not a regulated activity in France; however, insurance distribution and financing intermediary activity are regulated activities. Cazoo Trading France arranges insurance policies provided by a French regulated insurance company (AXA). Cazoo Trading France also provides services as a finance intermediary provided by a Spanish regulated banking company (Santander). As set out on the ORIAS register: (1) Cazoo Trading France is registered with ORIAS as an insurer’s representative (“mandataire d’assurance”) and (2) as a financing intermediary (“intermédiaire de financement”).

brumbrum S.p.A. is authorized by the Italian insurance agency, IVASS, to act as an insurance broker. brumbrum Rent S.p.A. is authorized by Banca d’Italia to engage in securitization activities.

The regulated entities are subject to various regulatory requirements governing conduct of business, relations with customers, governance and risk management. Each entity listed above is subject to regulatory supervision and is in regular contact with its regulators.

Consumer protection law

We are subject to consumer protection laws that set quality and service standards and create a range of rights for consumers. These include requirements on sellers and service providers to provide information to consumers, automatic rights for consumers to cancel and return goods, and rights of redress against unfair, misleading or aggressive business practices.

Online and distance selling of goods and services are subject to additional requirements to provide consumers with clear information and to meet certain cancellation and delivery standards. Product liability laws create grounds for manufacturer and seller liability in the event of an injury caused by a defective product.

Data protection law

We collect and process personal data from customers, employees and suppliers as part of our business. As a result of these activities, we are subject to the data protection laws and regulations of the jurisdictions in which we operate. In the UK, this includes the UK GDPR and the UK DPA and, in the EU, this includes the GDPR. These data protection laws impose certain restrictions on what we can and cannot do with the personal data we collect and give data subjects certain rights in relation to their personal data. Applicable data protection laws also require us to identify, and safeguard against, risks that arise in relation to certain high-risk processing, which may include the use of algorithms and geolocation data. The applicable data protection laws also oblige us to establish appropriate assessments of the risks relating to the processing of personal data, to establish appropriate technical and organizational measures to reduce the risk of security incidents and to inform individuals of the ways in which we use their personal data.

In each country where we operate as Cazoo, we have appointed a data protection officer to oversee our compliance with applicable data protection laws and have in place policies and procedures to support ongoing compliance. Those policies were the result of input from our external data privacy counsel. We are also in the process of recruiting a group data protection officer (a non-statutory role) to coordinate data protection compliance activities across the group. We conduct mandatory training for our personnel on applicable data protection laws and publish information on how we collect, use and disseminate personal data in data privacy and cookies policies that are published on our website, and in other policies provided to our personnel that may be modified from time to time.

We use cookies and similar technologies on our website to allow our website to work, to analyze and improve them and to personalize users’ experiences. These activities, as well as direct marketing, are regulated in the UK and the EU by laws implementing the e-Privacy Directive 2002/58/EC. These rules include an obligation to obtain consent for the placement of cookies on customers’ devices for direct electronic marketing. Changes to these laws are anticipated in the future, which we are monitoring.

Logistics

Our logistics operations are regulated in both the UK and EU. Carrying goods for hire or reward in either jurisdiction requires us to have in place an operator license. We must continue to demonstrate to transport regulators that we have in place sufficient governance measures, financial standing, professional competence and repute to conduct logistics operations. Operator licensing regimes also restrict the number of vehicles that we can operate and from which locations. Our logistics fleet can be subject to inspections and spot checks by the authorities.

Employees

As of December 31, 2021, we had 3,822 employees, all of whom were employed on a permanent or fixed term basis, and primarily located in the UK with teams in Germany, Portugal, France and Spain. We hire a limited number of temporary workers, primarily at certain of our vehicle preparation centers.

Our success is highly dependent on human capital and a strong leadership team. We aim to attract, retain and develop staff with the skills, experience and potential necessary to implement our growth strategy. When selecting and onboarding new employees, we communicate our vision and core values that we expect all staff to uphold, which is underpinned by a business-wide Code of Conduct and Ethics supported by appropriate training programs. We believe that engagement with staff on issues affecting the business is important for our culture and success and aim to do so through regular group-wide and location-specific “all-hands” and “town hall” sessions and other engagement platforms. We appointed our first Chief People Officer in May 2021.

None of our employees are represented by a labor union and there have been no work stoppages to date. We generally consider relations with our employees to be good.

Legal Proceedings

From time to time, we are subject to various claims, charges and litigation matters that arise in the ordinary course of business. We believe these actions are a normal incident of the nature and kind of business in which we are engaged. While it is not feasible to predict the outcome of these matters with certainty, we do not believe that any asserted or unasserted legal claims or proceedings, individually or in the aggregate, will have a material adverse effect on our business, financial condition, results of operations or prospects.

Organizational Structure

In connection with the consummation of the Transaction, Ajax merged with and into the Company, with the Company continuing as the surviving entity, and Cazoo became a wholly owned subsidiary of the Company. Cazoo Group Ltd is the Cayman holding company of Cazoo. Refer to Note 24, Group information, within our audited consolidated financial statements included elsewhere in this prospectus for a listing of our subsidiaries, including legal name, country of incorporation, and proportion of ownership interest. The following diagram depicts our organizational structure and our subsidiaries as of April 7, 2022.

Property

Our headquarters are located in London, UK under a lease agreement that expires in September 2024. We have further offices located in London, Southampton, Leeds, Lisbon, Paris, Barcelona, Milan and Munich, all of which are held under leases or licenses to occupy. We operate 21 customer centers around the UK. Of these customer centers, all are leased (following a sale and leaseback in the first quarter of 2022, which included two of our previously freehold customer centers). We lease one customer center in Germany, which is not yet operational. We have ten vehicle preparation centers in the UK located in Westbury, Livingston, Nottinghamshire, Worcester, Bedford, Merseyside, Gloucester, Staffordshire and Bristol and, following the acquisition of brumbrum, one vehicle preparation center located in Italy. Of the UK vehicle preparation centers, two are owned, one is part owned and part leased and the remaining seven are leased. The UK vehicle preparation center leases expire between 2024 and 2034. The Italian vehicle preparation center lease expires in January 2030. We have one subscription-only site in Pershore, held under a lease that expires in March 2032. We have sublet two of our leased properties in Eastleigh and Loughborough. We also have a delivery hub leased in London. We have surrendered part of our site in Corby and intend to assign the remaining part of our Corby site. We have disposed of our leased site in Bristol and our long-leasehold property in Southampton.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis provides information which Cazoo’s management believes is relevant to an assessment and understanding of Cazoo’s results of operations and financial condition. This discussion and analysis should be read together with the “Business” section and the audited consolidated financial statements and related notes of Cazoo that are included elsewhere in this prospectus.

Unless otherwise stated, the information included in this section is based on Cazoo’s audited consolidated financial statements prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) which may differ in material respects from generally accepted accounting principles in other jurisdictions, including U.S. GAAP.

In addition to historical financial information, this discussion and analysis contains forward-looking statements based upon current expectations that involve risks, uncertainties and assumptions. See the section entitled “Forward-Looking Statements.” Actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or elsewhere in this prospectus.

Certain figures, such as interest rates and other percentages included in this section, have been rounded for ease of presentation. Percentage figures included in this section have not in all cases been calculated on the basis of such rounded figures but on the basis of such amounts prior to rounding. For this reason, percentage amounts in this section may vary slightly from those obtained by performing the same calculations using the figures in Cazoo’s audited consolidated financial statements or in the associated text. Certain other amounts that appear in this section may similarly not sum due to rounding.

Any reference to “we,” “us,” “Cazoo,” the “Company,” the “Group,” “management” and “our” as used herein refers to Cazoo Holdings Limited and its subsidiaries prior to the consummation of the Transaction (as defined below) and references to “we,” “us,” “Cazoo,” the “Company,” and the “Group” refer to Cazoo Group Ltd and its subsidiaries subsequent to consummation of the Transaction.

Overview

We are an online car retailer aiming to transform the car buying and selling experience across the UK and Europe by allowing consumers to purchase, finance or subscribe to a car entirely online, for either delivery or collection. We seek to make buying or selling a car as seamless as buying or selling any other product online by providing improved selection, transparency, quality and convenience. Since our launch in the UK in December 2019, we have sold more than 60,000 cars to customers across the UK as of April 7, 2022, and significantly expanded our addressable market with the launch of the Cazoo retail proposition in France and Germany in December 2021.

Our business also includes car subscription services in the UK, France, Germany, Spain and Italy, to offer a flexible alternative to traditional car ownership. We have approximately 10,000 subscribers in the UK, France, Germany, Spain and Italy as of April 7, 2022. This expansion was achieved via our acquisitions of Drover (UK and France) and Cluno (Germany), completed in the first quarter of 2021, Swipcar (Spain) in the fourth quarter of 2021 and brumbrum (Italy) in January of 2022. We expect our acquisitions of Swipcar and brumbrum will aid the expansion of our Cazoo retail proposition into Spain and Italy over the course of 2022. We acquired vehicle reconditioning businesses, Smart Fleet in the first quarter of 2021 and SMH in the third quarter of 2021, which allowed us to transition our vehicle reconditioning activities in the UK fully in house during 2021. In January 2022, we acquired brumbrum, Italy’s leading digital car retailer and subscription platform, including its vehicle preparation center in Reggio Emilia, which has the potential to recondition over 15,000 cars annually. While these acquisitions were not significant to us in terms of their individual contribution to our consolidated revenue or assets, we believe they provide building blocks, together with organic growth, for expanding our geographic footprint, product and service offerings and infrastructure. Due to our launch in the UK in December 2019, we have only a limited history of operating under non-pandemic business conditions.

We are highly data-driven and use proprietary data and algorithms to both purchase vehicles and to price them for sale. We had 4,683 cars available for sale in the UK as of December 31, 2021, ranging from SUVs to hatchbacks, and including a wide range of electric and hybrid vehicles. We purchase the cars we believe are best suited for our customers and platform. Our purchasing strategy is led by consumer desirability. We use a data-driven approach, derived from a mix of our first party data (our website searches and intent to buy, sales volume, days to sale) and third-party data sources, to determine which cars to purchase. Our main objective is to ensure we have a wide breadth and balanced inventory based on consumer demand. We have enhanced our data team and capabilities with the acquisition of Cazana in the third quarter of 2021. We do not specialize in cars made by certain manufacturers and purchase decisions are not influenced by incentives provided by manufacturers or other third-parties. Each of our cars undergoes an inspection and is reconditioned to a high standard at our vehicle preparation centers before being offered for sale. Buyers can view high quality, 360-degree images as well as a car’s features and history on our website.

We offer all standard forms of car financing, as well as the purchase of any part-exchanges (customer vehicles exchanged as partial payment for a Cazoo car) at the time of delivery or collection for added convenience. Every Cazoo car comes with a seven-day money-back guarantee in place of the test-drive consumers would typically have prior to a traditional car purchase. If a customer chooses to return their car during the seven-day period, we will collect it for free. In the UK, each car also comes with a seven-day free insurance policy and a free comprehensive 90-day warranty, including roadside assistance. In France and Germany, each car comes with a seven-day free insurance policy and a free comprehensive 12-month warranty, including roadside assistance.

In July 2021 we also began purchasing cars directly from consumers outside of part-exchanges. The new service gives sellers an offer within seconds that is guaranteed for seven days. Customers can either opt to have their car picked up from their home or drop the car off at their nearest Cazoo Customer Centre with payment made directly to the seller’s bank account on the same day.

Since our launch in December 2019, our revenues have grown rapidly, amounting to £667.8 million for the year ended December 31, 2021, an increase of 312% year-on-year.

We have also completed nine acquisitions. Our strategy is to grow organically and to opportunistically seek further acquisitions where they meet our strategic goals. As we evaluate suitable acquisition targets, we conduct due diligence and enter into non-binding letters of intent with possible targets, some of which may be material. In the past, we have utilized either a mix of cash and equity or all cash to acquire our targets and expect to continue to use either cash or equity, or both, in the future.

Our strategy is to continue to expand across Europe following our acquisitions of Drover and Cluno, with businesses in France and Germany, respectively and our more recent acquisition of Swipcar in Spain and brumbrum in Italy. As of April 7, 2022, we had approximately 10,000 subscribers across the UK, Germany, France, Spain and Italy. As of December 31, 2021 we had 1,805 cars for sale on our French and German websites.

On March 29, 2021, Ajax, Cazoo Holdings and Capri Listco, a Cayman Islands exempted company, entered into the Business Combination Agreement, as amended by the First Amendment thereto, dated as of May 14, 2021 which, among other things, provided that (i) Ajax would merge with and into the Company, with the Company continuing as the surviving company, (ii) the Company would acquire all of the issued and outstanding shares of Cazoo via exchange for a combination of shares of the Company and cash consideration and (iii) the Company would become tax resident in the UK following the consummation of the Transaction.

Upon consummation of the Transaction, shareholders of Ajax and Cazoo became shareholders of Listco, and Listco changed its name to “Cazoo Group Ltd.” Upon consummation of the Transaction, Class A ordinary shares, par value $0.001 per share (the “Class A Shares”) and warrants of Cazoo Group Ltd became listed on the NYSE under the symbols “CZOO” and “CZOO WS,” respectively. Upon closing of the Transaction, we received proceeds of approximately $836 million, net of fees.

Following the end of the 2021 financial year, we issued, via a private placement, 2.00% Convertible Senior Notes (the “Notes”) in an aggregate principal amount of $630 million. The Convertible Notes are convertible into Class A Shares at an initial conversion price of $5.00. The transaction was led by new investor Viking Global Investors, alongside participation from several existing shareholders including Mubadala Investment Company, D1 Capital and Willoughby Capital, as well as other new and existing investors.

We classify our revenue into three main categories — Retail, Wholesale and Other sales. The revenue recognized throughout the periods presented in our audited consolidated financial statements included elsewhere in this prospectus has materially arisen within the UK and represents a single operating and reportable segment.

Retail — The sale of fully reconditioned vehicles to retail customers is our largest stream of revenue. We primarily sell vehicles directly to our customers through our website www.cazoo.co.uk. Our website provides customers with a safe and easy way to purchase used cars online and since the launch of our business, we have experienced rapid growth in retail sales. The number of reconditioned vehicles we sell to our retail customers is an important measure of our growth and our strategy is to continue to grow our market share and increase our retail units sold. During the year ended December 31, 2021, revenue generated from retail sales through our platform was £500.6 million, with 34,731 retail units sold.

Revenue for the year ended December 31, 2021 excludes £17.4 million generated from the sale of vehicles as an agent for third parties. Only the net commission received from those sales is recorded within revenue. Cazoo is not a marketplace and all cars sold under this model continue to be reconditioned, stored and marketed by Cazoo. Cazoo is also responsible for any returns or post-sales issues. We purchase vehicles in this way from time to time, where the makes and models may otherwise be unavailable.

Wholesale — We also sell vehicles through car auctions to trade buyers and other customers. These vehicles are primarily those acquired from customers as part-exchanges or through our direct car buying channel that do not meet our quality standards to list and sell as retail vehicles. During the year ended December 31, 2021, revenue generated from wholesale sales was £104.2 million.

Other sales — We also generate revenue from the provision of ancillary services, including vehicles finance, warranties, paint protection and car servicing. Customers purchasing vehicles from us in the UK may enter a contract for finance or enter a contract to extend their warranty after the initial 90-day inclusive period through our platform. We act as an agent and receive a commission for the arrangement of these contracts from the principal. At our customer centers, we also provide vehicle servicing products including interim, full and major servicing, MOT (Ministry of Transport) tests, general repairs and one-off checks and repairs. We also continue to carry out reconditioning of third-party vehicles at our vehicle preparation centers, including those acquired as part of the acquisitions of Smart Fleet and SMH. We have been exiting third-party reconditioning contracts so reconditioning revenue is expected to decrease going forward.

In the year ended December 31, 2021, we have made strategic acquisitions such as Drover in the UK and France, Cluno in Germany and Swipcar in Spain, to accelerate our launch into the subscription market in both the UK and in Europe. Through these acquisitions, we have approximately 10,000 subscribers in the UK, Germany, France, Spain and Italy as of April 7, 2022. Car subscription is a service in which customers may obtain a vehicle on a short-term rental basis as an alternative to owning a vehicle.

During the year ended December 31, 2021, total revenue generated from other sales was £63.1 million.

COVID-19 pandemic

On January 30, 2020, the World Health Organization declared the COVID-19 outbreak a “Public Health Emergency of International Concern” and on March 11, 2020, declared it to be a pandemic. Our business has been affected by the COVID-19 pandemic which has resulted in changes to the operations of our customer centers and vehicle preparation centers. The nature of our business provides some protection against the negative effects of the COVID-19 pandemic given our digital platform and emphasis on home delivery, and we have been able to keep all of our customer centers open with restricted activities during the COVID-19 pandemic. However, we were required to pause our vehicle preparation and delivery activities for a number of weeks during March and April 2020 during the first national lockdown in the UK. As a result, our car inventory declined for a short period of time.

The full implications of the COVID-19 pandemic on our business depend on a number of factors, and therefore we cannot reasonably estimate the impact of the COVID-19 pandemic on our business, financial condition, results of operations and prospects at this time.

The COVID-19 pandemic may have an impact on consumer behavior and preferences in the medium to longer-term, including willingness to make large purchases such as vehicles. Furthermore, the temporary or permanent closure of traditional car dealerships during the course of the pandemic may have accelerated the adoption of online used car retailing. We anticipate the shift to online may continue to accelerate given consumers’ poor legacy experience with offline car dealerships and an increased consumer discovery of a new and better way of transacting for cars.

We have a limited history of operations under non-pandemic business conditions. We cannot predict the impact of a post-pandemic recovery on the economy, our customers, sources of vehicle inventory and other market participants, and on the continued adoption of online car retailing.

Recent developments

Our recent developments are discussed below:

Acquisition of brumbrum

On January 31, 2022, we acquired brumbrum for €80 million in a mix of cash and shares. Founded in 2016, brumbrum is based in Milan and grew to a team of over 180 staff, including at its 40,000 square meter vehicle preparation center in Reggio Emilia, which has the potential to recondition over 15,000 cars annually. The business offers hundreds of vehicles for sale, finance or subscription for delivery across Italy.

Issuance of Convertible Notes

On February 16, 2022, we issued $630 million in aggregate principal amount of the Convertible Notes in a private placement. The Convertible Notes have an initial conversion rate of 200 Class A Shares per $1,000 principal amount of Convertible Notes, which is equivalent to an initial conversion price of $5.00, per share. See “Description of Certain Indebtedness.”

UK Stocking Loans

On March 22, 2022, we increased our UK stocking facilities by £25 million with an existing lender.

BNP Facility

On March 28, 2022, we entered into a €50 million asset-based securitization facility with BNP Paribas (the “BNP Facility”).

Selected Unaudited Financial Results for the Three Months Ended March 31, 2022

Set forth below are our selected unaudited financial results for the three months ended March 31, 2022 and the corresponding amounts for the three months ended March 31, 2021. The selected unaudited financial results set forth below have been prepared by, and are the responsibility of, management and are based on a number of assumptions. Neither our independent auditors, nor any other independent accountants, have audited, reviewed, compiled, examined, or performed any procedures with respect to the selected unaudited financial results, nor have they expressed any opinion or any other form of assurance on such information, and assume no responsibility for, and disclaim any association with, the selected unaudited financial results. In addition, the selected unaudited financial results set forth below are not necessarily indicative of the results we may achieve in any future periods. For additional information, see “Risk Factors.”

The following presentation includes selected historical consolidated financial data for our business. You should read this information in conjunction with our audited financial statements and related notes and the other information included elsewhere in this prospectus.

	Three months ended March 31,
	2022 (unaudited)	2021 (unaudited)	Change
Vehicles Sold	19,713	9,762	+102%
Retail	13,353	7,785	+72%
Wholesale	6,360	1,977	+222%
Revenue (£m)	295	114	+159%
Retail (£m)(1)	231	97	+138%
Wholesale (£m)	42	6	+587%
Other (£m)(2)	22	11	+105%
UK Retail GPU (£)(3)	124	143	-19
Gross Profit (£m)	2	4	-2
Gross Margin (%)	0.5%	3.3%	-2.8	% pts

____________

(1)      ‘Retail revenue’ excludes £3 million of sales in the three months ended March 31, 2022, where Cazoo sold vehicles as an agent for third parties and only the net commission received from those sales is recorded within ‘Retail revenue’ (for the three months ended March 31, 2021: £1 million).

(2)      ‘Other revenue’ includes ancillary products, subscription, remarketing and servicing income.

(3)      UK Retail GPU (gross profit per unit) is derived from UK retail and ancillary product revenues, divided by UK retail units sold (net of returns). ‘UK Retail GPU’ was previously referred to as ‘Retail GPU’ as we did not have non-UK retail revenues prior to December 2021.

First quarter 2022 financial highlights

•        Revenue increased 159% to £295 million for the three months ended March 31, 2022, as compared to the prior year period. Retail revenue increased 138% and wholesale revenue increased 587% for the three months ended March 31, 2022, as compared to the prior year period, which was driven by continued strong uptake of our proposition and the launch of our car buying channel.

•        Vehicles sold were up 102% to 19,713 for the three months ended March 31, 2022, as compared to the prior year period. Retail units sold were up 53% for the three months ended March 31, 2022, as compared to the three months ended December 31, 2021, which was aided by increased available inventory. The Company’s wholesale unit volumes also increased as more cars were sourced directly from consumers.

•        UK Retail GPU was £124 for the three months ended March 31, 2022, which was broadly stable as compared to the prior year period. The decrease was due to upfront investments for the launch of our car buying channel during 2021, which impacted margin, and the investments that were made while bringing UK reconditioning in-house.

•        Gross profit was £2 million for the three months ended March 31, 2022, as compared to £4 million for the prior year period.

Key trends and factors affecting the results of our operations

Our financial condition and results of operations have been, and will continue to be, affected by a number of key factors and trends. Management believes that we are well positioned to continue to transform the car buying and selling experience across the UK and Europe. For a discussion of uncertainties and other factors that could affect our operating results see the section entitled “Risk Factors” in this prospectus. The key trends and factors affecting the results of our operations include the following:

Shift to online/e-commerce penetration

The purchase of used cars online has experienced significant growth, driven primarily by a shift in the buying patterns of customers. We are one of a handful of online car retail specialists offering a fully digital journey in the UK, and through our data-driven marketing efforts we continue to pioneer the shift to online car buying and selling in the UK with customers across the country embracing the transparency and convenience of buying and selling used cars entirely online. We believe that our high growth in volumes is primarily driven by customer appetite for our online exclusive proposition. We also believe that the e-commerce penetration rate for buying and selling used vehicles online may continue to increase as we see a strong demand-driven rationale for growth. Our ability to continue to benefit from this customer shift will be an important driver of our future performance.

We believe that the pool of potential online buyers is growing and that used car buyers have an increasing propensity to purchase their next car online. Our continued growth in retail unit sales depends on our ability to capitalize on the growing trend of car purchases entirely online.

As with other retail marketplaces, the shift from offline to online accelerated in 2020 (and continued into 2021) due to COVID-19. Vehicle sales have shifted to online platforms during the pandemic as car buyers practice social distancing. The COVID-19 pandemic has increasingly driven customers to research for used cars online and also heightened demand for cars as people look for ways to travel while avoiding other people.

However, the shift to online has also seen an increased focus on the online channel from traditional offline market participants, including dealerships and automotive manufacturers. Some traditional dealerships have started to transition to a hybrid model, supplementing their offline offering with online and phone purchases. However, for these dealers, the majority of the purchase journey remains offline. We believe that we may continue to benefit from the acceleration to online buying because customers see clear advantages of our online exclusive proposition particularly around the range of cars available online, transparency and convenience.

As the online channel continues to grow, our strategy is to continue to invest in marketing, operations and logistics to grow our brand awareness, online engagement and market share. Our extensive marketing activities are driving our brand recognition. Our aggregate marketing spend has significantly increased in 2021 and we will continue to invest in brand marketing as we believe that investment in marketing and advertising will drive additional demand and sales on our website in the near future.

Inventory sourcing

We strategically source inventory from three channels: from auction, corporate relationships and from consumers directly. Because the quality of vehicles and associated gross margin profile vary across each channel, the mix of inventory sources has an impact on our profitability.

We continually evaluate the optimal mix of sourcing channels and strive to source vehicles in a way that maximizes our average gross profit per unit and improves our unit economics. For example, purchasing vehicles at third-party auctions is competitive and, consequently, vehicle prices at third-party auctions tend to be higher than vehicle prices for vehicles sourced directly from consumers, on top of which we typically incur associated auction fees. Accordingly, as part of our sourcing strategy, we seek to increase the percentage of vehicle sales that we source from consumers.

In the third quarter of 2021, we began purchasing cars directly from consumers outside of part-exchanges. In the fourth quarter of 2021, over 30% of our retail sales were purchased directly from consumers. We expect that our expanded purchasing from consumers will increase the availability of suitable vehicle inventory at attractive commercial costs.

We believe our ability to increase the percentage of inventory sourced directly from customers will depend on the popularity and success of our ecommerce platform. We expect that as customers experience the convenience of our platform to sell or trade in their used vehicles, the percentage of inventory we source directly from consumers may continue to grow and we expect this would positively impact our profitability.

With the launch of our car subscription service, we have added an additional sourcing channel. Once the cars reach the end of their final subscription period, we are able to resell through our retail or wholesale channels. We anticipate that these cars will have a relatively higher margin given their age, profile and oversight of the vehicles through the subscription period.

The supply of vehicles to the market continues to be impacted by the global shortage of automobile microchips. See “Risk Factors — Our business is dependent upon access to suitable vehicle inventory for resale to customers. Obstacles to acquiring suitable inventory for resale to customers, whether because of supply, competition, or other factors, could have a material adverse effect on our business, financial condition, results of operations and prospects” in this prospectus.

Inventory financing

Our growth as an online specialist depends on having the right volume and range of inventory on our website. Accordingly, we believe that having the appropriate volume and mix of vehicle inventory is fundamental to our ability to drive revenue growth. The continued growth of our vehicle inventory requires a number of important factors, including the ability to finance the acquisition of inventory at competitive rates and source high quality vehicles across various acquisition channels nationwide.

The availability and cost of financing for vehicle purchases is a significant factor affecting our results of operations. Stocking loans are used specifically to finance the purchase of inventory and typically cover approximately 90% of the car value for an average of 180 days from inception of the loan. The availability of stocking loans provides us with the flexibility to finance our inventory while maximizing liquidity available in the business.

Our ability to continue to access financing at affordable rates to purchase the required mix and selection of inventory is an important factor for our future performance. In 2021, we have increased our total availability of funding facilities in both the UK and Europe. We had inventory of £364.6 million and £178.0 million in stocking loans as of December 31, 2021. In addition, we had £67.2 million in subscription facilities for financing subscription vehicles.

On March 22, 2022, we increased our UK stocking facilities by £25 million with an existing lender. On March 28, 2022, we entered into the BNP Facility to help accelerate the expansion of our car subscription platform in Europe.

Vehicle preparation capacity

We have the capacity to fully recondition all our cars in the UK in-house and carry out a 300-point inspection before offering them for sale on our website. Our ability to recondition purchased vehicles to our quality standards is a critical component of our business. We believe that our future success will depend on our ability to expand and optimize our reconditioning capacity to meet the quality expectations of customer demand on our website.

At commencement of our operations, we worked with a partner to recondition our vehicles for sale. On July 15, 2020, we acquired Imperial, one of the largest independent used car retailers in the UK. We acquired Imperial in order to obtain its infrastructure and properties, including Imperial’s main vehicle preparation center, rather than to continue Imperial’s physical retailing operation. This acquisition helped to expand our reconditioning capacity, with Imperial’s main reconditioning facility having the capacity to recondition up to 50,000 cars per year. The Imperial retail business was closed on October 1, 2020 and has been treated as a discontinued operation in our audited consolidated financial statements for the year ended December 31, 2020 included elsewhere in this prospectus. See the section entitled “Results of operations” below and Note 11 of our audited consolidated financial statements included elsewhere in this prospectus.

With the acquisitions of Smart Fleet and SMH in 2021, we have further expanded and intend to continue expanding our in-house reconditioning capacity (see “Business — Strategies” and Note 13 of our audited consolidated financial statements included elsewhere in this prospectus for further details). It is our strategy to continue to utilize our technology, proprietary data and industry experience to strategically select reconditioning locations where we believe there would be the highest supply and customer demand for our vehicles. We believe that our expanded reconditioning capacity and technology will lower our reconditioning costs per unit and drive greater efficiency, higher gross margins per unit and improved unit economics.

Technology and data

We continue to invest in the data, information technology and security infrastructure, as well as in the core technology-based systems used to drive and support our business. The customer experience on our website is critical to attracting unique users to our platform, converting such visitors into customers and increasing new customers through referrals. Accordingly, we believe that our ability to make our platform an attractive choice for customers and create a more tailored website experience based on our functionalities and offerings, tailored to customer preferences, may drive higher customer conversion rates.

We believe we have created a unique, best in-class customer experience and have built a brand with market leading execution, proprietary data and technology and a world class team. This gives our customers a fully end-to-end digital buying experience with the entire purchasing journey taking place online. We continue to incur expenditure on research and development to develop new products and enhance our existing technology platform.

Additionally, our ability to accurately forecast pricing and customer demand for specific types of vehicles is critical to sourcing high quality, high-demand vehicles. This ability is enabled by our proprietary data that leverages the vast amount of information at our disposal to adjust our supply and sourcing models. We plan to continue to invest in technology and infrastructure to support growth in retail units sold on our website. We believe our future revenue growth will also depend on the ways in which we predict customer demand through constant improvement and investment in technology and data.

With the acquisition of Cazana in September 2021, we have further enhanced our data team and capabilities. This will enable us to further optimize our car buying, selling and pricing across the UK and Europe for the benefit of consumers.

Key performance indicators

We regularly monitor the following key performance indicators to help evaluate our business and trends, identify near-term and longer-term risks and opportunities, measure our performance, prepare financial projections and make strategic decisions. We believe these operational measures are useful in evaluating our performance, in addition to our financial results prepared in accordance with IFRS.

The calculation of our key operating and financial metrics is straightforward and does not rely on significant projections, estimates or assumptions. Nevertheless, there are limitations inherent within these calculations, and these measures may not be comparable to other performance measures used by our competitors. Each of our key operating and financial metrics focuses specifically on only one standard by which to evaluate our business, without taking into account other applicable standards, performance measures or operating trends by which our business could be evaluated. Accordingly, no single metric should be viewed as the indicator by which our business should be measured. Rather, each key operating and financial metric should be considered in conjunction with other metrics and components of our results of operations.

These operating and financial metrics should be read in conjunction with the following discussion of our results of operations and together with our audited consolidated financial statements and related notes included elsewhere in this prospectus.

	Year Ended December 31,		Variance
	2021	2020	Change	%
Retail units sold	34,731	12,097	22,634	187%
UK Retail gross profit/(loss) per unit	£427	£(229)	£656
UK Average monthly unique users	1,631,000	763,000	868,000	114%
UK Retail inventory units available on website	4,683	4,628	55	1%

Retail units sold

Retail units sold is defined as the number of vehicles sold through our retail channel and delivered to customers, net of returns under our 7-day money back guarantee program. Retail units sold excludes vehicles sold through auction which are recorded within our wholesale channel. Our retail business is the core proposition of our business and as we continue to expand, we expect that retail units sold will be the primary driver of our revenue growth. Additionally, each retail vehicle sale through our website also creates the opportunity to leverage such sales to sell other ancillary products. We anticipate that continued retail sales growth will also increase the number of trade-in vehicles acquired from our customers, which we can either recondition and add to our inventory or sell through our wholesale channel.

Retail units sold for the year ended December 31, 2021 was 34,731 units compared to 12,097 retail units sold for the year ended December 31, 2020. Retail units sold increased throughout the period driven by continued strong uptake of our offering.

UK Retail gross profit/(loss) per unit

This metric is defined as the aggregate UK retail sales price and ancillary revenues (including financing commission, warranty commission, paint protection and any add-ons) from all vehicles sold through our retail channel in a given period, less the aggregate costs to acquire those vehicles, the aggregate UK costs of inbound transportation to the vehicle preparation centers, auction fees, the aggregate costs of reconditioning those vehicles, costs of providing insurance, warranty, fuel and other direct costs associated with providing the car to the customer, divided by the UK number of retail units sold in that period. This is an important metric that we use to record and forecast the performance and trends of our core retail business. There are a number of drivers of this metric including our purchasing mix, cost of reconditioning, days to sale, our finance attachment rate and the number of new ancillary products.

For the year ended December 31, 2021, UK retail gross profit per unit was £427, compared to gross loss per unit of £229 for the year ended December 31, 2020. The improvement to achieving a gross profit per unit was primarily due to a significant increase in retail units sold, reconditioning efficiencies, reducing days to sale and growing ancillary services.

As our business continues to expand, our business plan is to continue to grow gross profit per unit, leveraging improvements discussed above.

UK Average monthly unique users

This metric is defined as the average number of individuals who access our website within a calendar month, based on data provided by Google Analytics. We calculate the average monthly unique visitors over any period by dividing the aggregate monthly unique visitors during such period by the number of months in that period. This metric is used to measure the quality of our customer experience, the effectiveness of our marketing campaigns and customer acquisition as well as the strength of our brand and market penetration, which can then be turned into a retail sale.

The computation of average monthly unique visitors excludes individuals who access our platform multiple times within a calendar month, counting such individuals only one time for purposes of the calculation. If an individual accesses our website using different devices or different browsers on the same device within a given month, the first access through each such device or browser is counted as a separate monthly unique visitor.

Our UK average monthly unique users during the year ended December 31, 2021 was 1,631,000 users, compared to 763,000 users during the year ended December 31, 2020. The increase in the average monthly unique visitors was primarily due to our investment in marketing and the increased brand recognition.

UK Retail inventory units available on website

UK retail inventory units available on website represents the total number of vehicles available for sale on our website on the last day of each reporting period. This may lead to volatility when comparing one period to another. It is important to ensure we have enough inventory to cater to the majority of customers based on customer demand and in the way they choose to purchase or finance.

UK retail inventory units available on website is a key indicator of our performance because we believe that the number of vehicles listed on our platform is a key driver of vehicle sales and revenue growth. Increasing the number of vehicles listed on our website results in a greater selection of vehicles for our customers, creating demand and increasing conversion.

Our UK retail inventory units available on our website increased to 4,683 units as of December 31, 2021, compared to 4,628 units as of December 31, 2020.

Key components of our operating results

Revenue

Revenue is recorded for the sale of used vehicles (retail and wholesale) as well as the provision of services (other sales). We recognize revenue net of sales tax.

Retail — We sell reconditioned vehicles directly to customers primarily through our platform. Customers include both consumers and businesses. The prices of vehicles are included in customer contracts at stand-alone selling prices, which are agreed prior to delivery. We recognize revenue when we satisfy our performance obligations for vehicle sales. The amount we recognize as revenue is the agreed upon purchase price stated in the contract less an estimate for returns. Estimates for returns are based on an analysis of historical experience, trends and sales data. We reflect the changes in these estimates as an adjustment to revenue in the period identified. The amount of consideration received for vehicles includes non-cash consideration which represents the value of part-exchange vehicles, if applicable, as stated in the contract.

Retail revenue also includes the fixed commission from the sale of a small number of vehicles where Cazoo acts as an agent. Under IFRS 15 only the net commission received from these sales is recorded within revenue, with 100% of that revenue contributing towards gross profit. Any ancillary revenue earned on the transaction continues to be recognized separately; see ‘Other sales’ below.

Wholesale — We sell vehicles through car auctions to trade buyers and other customers. The vehicles sold to trade buyers are primarily acquired from customers as part-exchanges or through our direct car buying channel that do not meet the Cazoo criteria or standards to list and sell as retail vehicles. For wholesale we recognize revenue at the point when the vehicle is sold at auction.

Other sales — Customers buying vehicles from us may enter into a contract for finance through our platform and, if they buy a car in the UK, enter into a contract to extend their warranty after the initial 90-day inclusive period. We receive commissions for the arrangement of these contracts from the principal. We recognize commission revenue at the time of sale, net of a reserve for estimated contract cancellations. The reserve for cancellations is estimated based upon historical experience and recent trends and is reflected as a reduction in revenue. Changes in these estimates are reflected as an adjustment to revenue in the period identified.

At our customer centers, vehicle servicing products are offered including interim, full and major servicing, MOT tests, general repairs and one-off checks and treatments. We recognize revenue from such services when we satisfy our performance obligations, which is at the point the agreed work is completed.

We provided third-party reconditioning services during the year ended December 31, 2021, which services are being discontinued in 2022. We satisfy our performance obligations at the point the agreed work is completed.

Revenue from the Cazoo Subscription Service is also included within “Other sales”. The Cazoo Subscription Service allows customers to subscribe for a vehicle over a period of time for a monthly fee as an alternative to ownership. Revenue from the Cazoo Subscription Service is recognized under IFRS 16 and as such is recognized on a straight-line basis over the contract period and presented as part of ‘other revenue’ within the breakdown of revenue in the statement of profit or loss.

Revenue from provision of related services such as maintenance and breakdown and additional charges are recognized in accordance with IFRS 15 — overtime, as the services are provided.

We also provide data services whereby customers access selected Cazoo vehicle data for a monthly fee. Revenue is recognized in accordance with IFRS 15 based on actual data usage for these contracts.

Cost of sales

Cost of sales primarily relates to vehicle acquisition costs and reconditioning costs, as well as any necessary adjustments to reflect vehicle inventory at the lower of cost and net realizable value.

Vehicle reconditioning costs are the direct and indirect costs associated with preparing the vehicles for resale and typically include the cost of parts, labor and inbound transportation costs.

Our cost of sales also includes the cost of providing drive-away insurance, fuel, vehicle warranty, buyers fees, and other costs incurred in providing ancillary products and services.

Cost of sales also includes the depreciation of cars out on subscription.

Marketing expenses

These primarily relate to the cost of advertising through various platforms, including brand marketing, digital marketing, media costs, agency and production costs, and other promotional expenses such as sponsorships. Our marketing expenditure also include public relation costs and costs of any customer incentives.

Selling and distribution expenses

Selling and distribution costs mainly relate to the salaries and wages of our employees engaged in the transportation and handover of vehicles, costs incurred in relation to the storage and transportation of vehicles, post-sales costs and payment gateway fees. The depreciation charges of vehicle preparation centers and right-of-use assets (transporters) are also included in the selling and distribution expenses.

Administrative expenses

Administrative expenses comprise staff related costs (excluding sales and distribution staff costs), property costs, information technology, external professional services and other general administrative costs.

Our administrative expenses also include depreciation and amortization charges. Amortization is in relation to capitalized development costs, leasehold improvements, software, domain names and other intangible assets. Depreciation expenses within administrative expenses mainly relate to the depreciation of offices and customer centers. These costs are amortized or depreciated over their useful economic lives.

We operate an equity-settled share-based incentive scheme and our share-based charges are included as part of administrative expenses.

Specifically, for the year ended December 31, 2021, our administrative expenses included certain exceptional items which were incurred primarily in relation to the Transaction and recent acquisition of subsidiaries.

Other income and expenses

Other income and expenses include a non-cash IFRS 2 expense on the Transaction which represents the excess of the fair value of the equity instruments issued over the fair value of the identified net assets received as part of the Transaction and fair value movements of warrants.

Finance income

Finance income relates to interest income receivable on bank deposits.

Finance expense

Our finance expense consists primarily of interest incurred on stocking loans and subscription facilities and interest on lease liabilities.

Tax credit

A deferred tax liability arises due to a purchase price adjustment on the acquisition of subsidiaries where the fair value of intangible assets exceeded the tax basis in the subsidiaries. A deferred tax asset on losses is only recognized to the extent that it reduces the deferred tax liability arising to nil due to uncertainty of recoverability.

Results of operations

Year Ended December 31, 2021 compared to Year Ended December 31, 2020

	Year ended December 31, 2021	Year ended December 31, 2020	Variance
	£’000	£’000	£’000%
Continuing operations
Revenue(1)	667,814	162,208	505,606	312%
Cost of sales	(642,915)	(165,082)	(477,833)	289%
Gross profit/(loss)	24,899	(2,874)	27,773	(966)%
Marketing expenses	(65,225)	(36,110)	(29,115)	81%
Selling and distribution expenses	(54,893)	(17,693)	(37,200)	210%
Administrative expenses	(234,371)	(42,358)	(192,013)	453%
Loss from operations	(329,590)	(99,035)	(230,555)	233%

Finance income	233	486	(253)	(52)%
Finance expense	(5,716)	(1,298)	(4,418)	340%
Other income and expenses(2)	(214,140)	—	(214,140)	—

Loss before tax	(549,213)	(99,847)	(449,366)	450%

Tax credit	5,704	969	4,735	489%

Loss for the year from continuing operations	(543,509)	(98,878)	(444,631)	450%

Discontinued operations
Loss after tax from discontinued operations	—	(3,809)	3,809	(100)%
Loss for the year	(543,509)	(102,687)	(440,822)	429%
Other comprehensive income
Exchange differences on translation of foreign operations	(1,577)	—	(1,577)	—
Total comprehensive loss for the year	(545,086)	(102,687)	(442,399)	431%

____________

(1)      Revenue excludes £17.4 million of sales in 2021 where Cazoo sold vehicles as an agent for third parties and only the net commission received from those sales is recorded within revenue (2020: £nil).

(2)      Loss for the year includes a non-cash IFRS 2 expense of £240.8 million as a result of the Transaction.

Revenue

The following table summarizes our revenue for the periods presented:

	Year ended December 31, 2021	Year ended December 31, 2020	Variance
	£’000	£’000	£’000%
Retail	500,607	150,420	350,187	233%
Wholesale	104,150	8,667	95,483	1,102%
Other sales	63,057	3,121	59,936	1,920%
	667,814	162,208	505,606	312%

Revenue has increased by £505.6 million for the year ended December 31, 2021, compared to the year ended December 31, 2020, primarily due to increased online orders and rapid expansion of our business.

Retail revenue has increased by £350.2 million for the year ended December 31, 2021, compared to the year ended December 31, 2020. This is due to an increase in the number of retail vehicles sold, from 12,097 during the year ended December 31, 2020, to 34,731 during the year ended December 31, 2021, driven by continued strong uptake of our offering, the depth and breadth of our inventory levels, increased brand awareness and customer referrals.

Wholesale revenue has increased by £95.5 million for the year ended December 31, 2021, compared to the year ended December 31, 2020, due to the launch of our car buying channel and the number of part-exchange vehicles received from customers which has grown with retail sales.

Other sales have increased by £59.9 million for the year ended December 31, 2021, compared to the year ended December 31, 2020. The increase was driven by revenue from ancillary products which has grown with retail sales, as well as by the launch of new products, including car subscriptions, extended warranties and paint protection. Other sales also include third-party reconditioning services and data services in the year ended December 31, 2021.

Retail revenue excludes £17.4 million generated from the sale of vehicles as an agent for third parties. Only the net commission received from those sales is recorded within revenue. Cazoo is not a marketplace and all cars sold under this model continue to be reconditioned, stored and marketed by Cazoo. Cazoo is also responsible for any returns or post-sales issues. We purchase vehicles in this way from time to time, where the makes and models may otherwise be unavailable.

Cost of sales

The following table summarizes our cost of sales for the periods presented:

	Year ended December 31, 2021	Year ended December 30, 2020	Variance
	£’000	£’000	£’000%
Vehicle purchases	402,199	147,362	254,837	173%
Reconditioning and other costs	240,716	17,720	222,996	1,258%
	642,915	165,082	477,833	289%

Cost of sales have increased by £477.8 million for the year ended December 31, 2021, compared to the year ended December 31, 2020, due to an increase in vehicle purchases and reconditioning costs due to the rapid expansion and growth of our business. Vehicle purchases increased by £254.8 million for the year ended December 31, 2021, compared to the year ended December 31, 2020, primarily due to an increase in the level of inventory purchases to support the increased demand. Similarly, reconditioning and other costs increased by £223.0 million for the year ended December 31, 2021, compared to the year ended December 31, 2020, as a result of an increase in the number of cars requiring reconditioning before being listed on our website, and the costs of providing warranties and drive away insurance for cars sold.

Vehicle purchases includes the cost of wholesale units disposed of. The reconditioning of third-party vehicles and the deprecation charge of subscription vehicles are included within reconditioning and other costs.

Marketing expenses

Marketing expenses have increased by £29.1 million for the year ended December 31, 2021, compared to the year ended December 31, 2020, primarily due to a significant increase in advertising spend and promotion of the Cazoo brand to generate customer awareness. Brand marketing has increased largely due to significant English Premier League football sponsorships. In 2021, we have extended our sponsorships to include snooker, cricket, rugby league, rugby union, golf, fishing, darts and horse-racing. Digital marketing has increased due to pay-per-click marketing and aggregator costs, which both drive short-term website traffic and have an impact on orders in the near-term.

Selling and distribution expenses

The following table summarizes our selling and distribution expenses for the periods presented:

	Year ended December 31, 2021	Year ended December 31, 2020	Variance
	£’000	£’000	£’000%
Staff costs	25,984	7,859	18,125	231%
Transportation and storage costs	15,887	4,724	11,163	236%
Depreciation	7,778	2,593	5,185	200%
Other costs	5,244	2,517	2,727	108%
	54,893	17,693	37,200	210%

Selling and distribution expenses have increased by £37.2 million for the year ended December 31, 2021, compared to the year ended December 31, 2020, primarily due to an increase in personnel-related costs (selling and distribution staff) by £18.1 million, due to a significant increase in headcount in the year ended December 31, 2021, to help support the expansion and growth of the Cazoo business.

Transportation and storage costs increased by £11.2 million for the year ended December 31, 2021, compared to the year ended December 31, 2020, primarily due to an increase in the fleet of transporters, resulting in increases in fuel and mileage, insurance and other costs incurred in the outbound transportation of vehicles, and a significant increase in inventory during the period.

Depreciation increased by £5.2 million for the year ended December 31, 2021, compared to the year ended December 31, 2020, reflecting an increase in the number of transporters and vehicle preparation centers. Depreciation costs are expected to increase as we continue to grow the number of customer centers, vehicle preparation centers and transporters.

Administrative expenses

The following table summarizes our administrative expenses for the periods presented:

	Year ended December 31, 2021	Year ended December 31, 2020	Variance
	£’000	£’000	£’000%
Staff costs	58,101	16,988	41,113	242%
Office and property costs	14,782	3,760	11,022	293%
Technology and other costs	27,445	6,371	21,074	331%
Depreciation, amortization and impairment of intangible assets	49,486	4,597	44,889	976%
Share-based payments	43,871	3,759	40,112	1,067%
Exceptional items	40,686	6,883	33,803	491%
	234,371	42,358	192,013	453%

The total administrative costs have increased by £192.0 million for the year ended December 31, 2021, compared to the year ended December 31, 2020, primarily due to:

•        an increase in personnel-related costs of £41.1 million, due to an increase in headcount across all administrative functions to help support the expansion and growth of the Cazoo business;

•        an increase in share-based payments by £40.1 million, reflecting the higher headcount, larger number of outstanding options and increases in the share price used to determine the fair value of such grants;

•        an increase in depreciation, amortization and impairment of intangible assets of £44.9 million, reflecting the amortization of intangible assets from acquisitions, and an increase in the number of offices and customer centers; and

•        exceptional items of £40.7 million include transaction costs of £37.8 million in relation to the Transaction and the remainder are primarily related to transaction costs in relation to the acquisition of subsidiaries.

Following completion of the Transaction, we expect to incur additional costs associated with operating as a public company which will consequently impact the result of our future operations. We expect that these will include additional legal, accounting, administrative and other costs.

Finance income

Finance income has decreased by £0.3 million for the year ended December 31, 2021 compared to the year ended December 31, 2020.

Finance expenses

Our finance expenses are interest on stocking loans, subscription facilities and interest on lease liabilities. The table below is a summary of the amount recognized for the periods presented:

	Year ended December 31, 2021	Year ended December 31, 2020	Variance
	£’000	£’000	£’000%
Finance expense
Interest on loans and borrowings	4,378	1,000	3,378	338%
Interest on lease liabilities	1,338	298	1,040	349%
Total finance expense	5,716	1,298	4,418	340%

Finance expenses have increased by £4.4 million for the year ended December 31, 2021, compared to the year ended December 31, 2020. Interest on loans and borrowings increased by £3.4 million primarily due to an increase in stocking loans to match higher inventory and subscription facilities on subscription vehicles. Interest on lease liabilities increased by £1.0 million driven by an increase in the number of leasehold properties and transporters.

Other income and expenses

The following table summarizes our other income and expenses for the periods presented:

	Year ended December 31, 2021	Year ended December 31, 2020	Variance
	£’000	£’000	£’000%
IFRS 2 expense on the Transaction (non-cash)	240,810	—	240,810	—
Fair value movement in warrants	(26,671)	—	(26,671)	—
	214,140	—	214,140	—

The one-off, non-cash, IFRS 2 expense of £240.8 million is a result of the Transaction. Cazoo issued shares with a fair value of £288.4 million to Ajax shareholders. In exchange, Cazoo received the identifiable net assets held by Ajax, which had a fair value upon closing of £47.5 million. The excess of the fair value of the equity instruments issued over the fair value of the identified net assets received represents a non-cash expense in accordance with IFRS 2.

The change in fair value of the warrants of £26.7 million reflects the decrease in the fair value of the warrants from £69.4 million as at August 26, 2021 to £42.7 million as at December 31, 2021.

Tax credit

Tax credit was £5.7 million for the year ended December 31, 2021, compared to a tax credit of £1.0 million for the year ended December 31, 2020. A deferred tax liability arises due to a purchase price adjustment on the acquisition of subsidiaries where the fair value of intangible assets exceeded the tax basis in the subsidiaries. A deferred tax asset on losses is only recognized to the extent that it reduces the deferred tax liability arising to nil due to uncertainty of recoverability.

Non-IFRS financial measures

In addition to our results determined in accordance with IFRS, we believe that Adjusted EBITDA provides useful information for management and investors to assess the underlying performance of the business as it removes the effect of certain non-cash items and certain charges that are not indicative of our core operating performance or results of operations. We believe that non-IFRS financial information, when taken collectively with financial measures prepared in accordance with IFRS, may be helpful to investors because it provides an additional tool for investors to use in evaluating our ongoing operating results and trends and because it provides consistency and comparability with past financial performance. However, our management does not consider non-IFRS measures in isolation or as an alternative to financial measures determined in accordance with IFRS.

Adjusted EBITDA is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, the analysis of other IFRS financial measures, such as net loss. Some of the limitations of Adjusted EBITDA include that it does not reflect the impact of working capital requirements or capital expenditures and other companies in our industry may calculate Adjusted EBITDA differently, or use a different accounting standard such as U.S. GAAP, which limits its usefulness as a comparative measure.

“Adjusted EBITDA” is defined as loss for the year from continuing operations adjusted for tax, finance income, finance expense, depreciation, amortization and impairment of intangible assets, share-based payment expense, IFRS 2 expense on the Transaction, fair value movement in warrants and exceptional items which do not relate to our core operations.

The table below presents a reconciliation of loss for the year, the most comparable IFRS measure to Adjusted EBITDA for the periods presented.

	Year ended December 31, 2021	Year ended December 31, 2020
	£’000	£’000
Loss for the year	(543,509)	(102,687)
Loss for the year from discontinued operations	—	3,809
Loss for the year from continued operations	(543,509)	(98,878)
Adjustments:
Tax credit	(5,704)	(969)
Finance income	(233)	(486)
Finance expense	5,716	1,298
Depreciation	28,791	5,897
Amortization and impairment of intangible assets	35,995	1,292
Share-based payment expense	43,871	3,759
IFRS 2 expense on the Transaction (non-cash)(1)	240,810	—
Fair value movement in warrants	(26,671)	—
Exceptional items(2)	40,686	6,883
Total adjustments	363,261	17,674
Adjusted EBITDA	(180,248)	(81,204)

____________

(1)      The IFRS 2 expense represents a non-cash expense as a result of the Transaction. This represents the excess of the fair value of shares issued by Cazoo to Ajax shareholders compared to the identifiable net assets held by Ajax. Refer to Note 9 in the audited consolidated financial statements included elsewhere in this prospectus for more details.

(2)      Exceptional items include transaction costs of £37.8 million in relation to the Transaction, with the remainder primarily transaction costs in relation to the acquisition of subsidiaries.

Liquidity and Capital Resources

Our primary sources of liquidity and capital resources comes from raising £1,067.8 million in funds from shareholders since incorporation in October 2018 to December 31, 2021, which has funded the growth of Cazoo to date, and from the proceeds from the recently completed Transaction. Our primary uses of liquidity have been our operations.

As of December 31, 2021, we had cash and cash equivalents of £192.6 million. Upon closing of the Transaction on August 26, 2021 we received $836 million of proceeds, net of fees. We believe that our cash on hand, and available borrowing capacity under stocking loans and borrowings, will be adequate to meet our liquidity requirements for at least the 12 months following the date of this prospectus. Our future capital requirements will depend on several factors, including increasing our marketing expenditures to improve our brand awareness, expanding our geographical footprint, building and maintaining our inventory of quality vehicles, developing new products or services, further improving existing products and services, enhancing our operating infrastructure and acquiring complementary businesses and technologies. If these sources of liquidity are not sufficient to fully fund our future capital requirements, including any acquisitions, or due to unforeseen circumstances, we may need to engage in equity or debt financings to secure additional funds, however, additional funds may not be available on terms acceptable to us, if at all.

As of December 31, 2021, we had loans and borrowings of £248.7 million including stocking loans of £178.0 million, subscription facilities of £67.2 million and mortgages of £2.0 million. Our business model relies on having a large inventory of cars available on our platform to have a broad offering to prospective customers. To fund the working capital required to maintain high levels of inventory, we enter into stocking loan arrangements. Under a stocking loan arrangement, a bank will take the legal title of cars held in Cazoo’s stock and provide a loan relative to the value of the car. Our stocking loans at December 31, 2021 do not contain financial or other restrictive covenants. The loans charge a rate of interest at a base rate plus a margin. In 2021 base rate references to LIBOR have been replaced with the Bank of England base rate. As of December 31, 2021, we also held £2.0 million of mortgages secured against freehold property.

On February 16, 2022, we issued $630 million in aggregate principal amount of our 2.00% Convertible Notes due 2027. On March 22, 2022, we increased our UK stocking facilities by £25 million with an existing lender. On March 28, 2022, we entered into the €50 million BNP Facility.

Cash flows

The following table shows a summary of our audited consolidated cash flows for the years ended December 31, 2021 and 2020.

	Year ended December 31, 2021	Year ended December 31, 2020
	£’000	£’000
Net cash provided by/(used in):
Operating activities	(556,489)	(115,874)
Investing activities	(234,660)	(36,338)
Financing activities	741,026	361,197
Net (decrease)/increase in cash and cash equivalents	(50,123)	208,985

Operating activities

Our primary sources of operating cash flows result from the sale of retail vehicles, wholesale vehicles and other services we provide to customers. Our primary uses of cash from operating activities are purchases of inventory, vehicle reconditioning costs, customer acquisition costs and personnel-related expenses.

During the year ended December 31, 2021, cash used in operating activities was £556.5 million (£115.9 million for the year ended December 31, 2020). The primary factors affecting operating cash flows during the period were a net loss of £543.5 million (£102.7 million for the year ended December 31, 2020), adjustments for non-cash items of £322.6 million (£16.7 million for the year ended December 31, 2020), movements in working capital, primarily inventory, of £335.8 million (£31.4 million for the year ended December 31, 2020) and interest income of £0.2 million (£0.5 million for the year ended December 31, 2020) received on bank deposits.

Our non-cash items include depreciation, amortization and impairment of intangible assets, share-based payment expense, IFRS 2 expense on the Transaction and fair value movement in warrants.

Movements within working capital include the purchase of inventory, which is financed through stocking loans classified separately within financing activities. £247.8 million of the cash used in working capital was attributable to the increase in inventory for the year ended December 31, 2021 (£37.0 million for the year ended December 31, 2020). The remaining movement in working capital was due to movements in trade and other receivables and trade and other payables.

Investing activities

Net cash used in investing activities was £234.7 million for the year ended December 31, 2021 (£36.3 million for the year ended December 31, 2020).

The net cash used in investing activities during the year ended December 31, 2021 was primarily attributed to the acquisition of subsidiaries for £190.9 million net of the cash acquired, additions to property plant and equipment of £29.5 million, as well as additions to intangible assets of £14.3 million.

Financing activities

Net cash provided by financing activities was £741.0 million for the year ended December 31, 2021 while the net cash provided by financing activities was £361.2 million for the year ended December 31, 2020.

The net cash provided by financing activities during the year ended December 31, 2021 was primarily attributed to the closing of the Transaction. In addition, there were proceeds from stocking loans and subscription facilities. The net cash from financing in the year ended December 31, 2020 arose from funds received on the issue of ordinary shares.

Contractual obligations and commitments

The table below presents a summary of our undiscounted contractual obligations and other commitments as of December 31, 2021 (in thousands):

	Total	< 1 Year	1 – 5 Years	> 5 Years
	£’000	£’000	£’000	£’000
Bank loans	1,610	741	869	—
Stocking loans(1)	177,979	169,170	8,809	—
Subscription facilities	77,952	12,155	65,797	—
Lease liabilities	100,215	18,917	46,772	34,526
Mortgages(2)	2,253	600	1,653	—
Trade payables	29,224	29,224	—	—
Total contractual obligations	389,233	230,807	123,900	34,526

____________

(1)      The stocking loans generally become due at the earlier of a sale of our vehicle to a customer or 180 days from the inception of the individual loan.

(2)      The mortgages are secured against our freehold property. The mortgages were settled in 2022 on the sale of the freehold properties.

Off balance sheet arrangements

As of December 31, 2021, we did not have any off-balance sheet financing arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K.

Critical accounting policies and estimates

Our financial statements are prepared in accordance with international accounting standards in conformity with the requirements of International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB).

While our significant accounting policies are described in more detail in Note 2 in our audited consolidated financial statements included elsewhere in this prospectus, we believe that the following accounting policies are those most critical to the judgments and estimates used in the preparation of our financial statements.

Revenue recognition

Retail — We recognize revenue at the agreed upon purchase price stated in the customer’s contract less an estimate for returns. Our estimates for returns are based on an analysis of historical experience, trends and sales data. The changes in these estimates are reflected as an adjustment to revenue in the period identified.

The process of determining whether Cazoo acts as a principal or agent in certain transactions requires detailed analysis of the specific facts and circumstances of the transaction concerned. Management judgement is applied in the assessment of the transaction against the three indicators in IFRS 15.

•        Assessment of whether Cazoo is primarily responsible for fulfilling the promise to provide the specified good or service.

•        Assessment of whether Cazoo has inventory risk before the specified good or service has been transferred to a customer or after transfer of control to the customer.

•        Assessment of whether Cazoo has discretion in establishing the price for the specified good or service.

In 2021, retail revenue includes the fixed commission from the sale of a small number of vehicles where Cazoo acts as an agent.

Wholesale — We also sell vehicles through car auctions to trade and other buyers. We recognize revenue at the point when the vehicle is sold at auction.

Other sales — We receive commission for the arrangement of finance and warranty contracts from the principal. We recognize commission revenue at the time of sale, net of a reserve for estimated contract cancellations. The reserve for cancellations is estimated based upon historical experience and recent trends and is reflected as a reduction in revenue. Changes in these estimates are reflected as an adjustment to revenue in the period identified.

Recognition of acquired intangibles on acquisition

The process of recognizing intangibles assets acquired in an acquisition requires a judgement in assessing the intangibles that exist in the acquired business and assessing fair value. An intangible asset acquired as part of a business combination is recognized if it can be separately identified and it is a probable source of economic benefits.

The details of all assets and liabilities recognized upon acquisition is set out in Note 13 of the audited consolidated financial statements included elsewhere in this prospectus.

Impairment of intangible assets and goodwill

Judgement is applied in the determination of Cash Generating Units (“CGUs”) for impairment testing. Management have carefully considered the cash inflows of each group of assets and how they are monitored. As a result, management have identified four CGUs (UK, Europe, Cazana and Swipcar) based on the lowest level at which largely independent cash flows are generated. Management have also considered secondary factors such as monitoring by management and how management makes decisions about continuing or disposing of assets and operations in helping to identify its CGUs. Further information on the four CGUs and impairment testing are disclosed in Note 15 of the audited consolidated financial statements included elsewhere in this prospectus.

Impairment exists when the carrying value of an asset or cash generating unit exceeds its recoverable amount. The value in use calculation is based on a discounted cash flow (“DCF”) model. The cash flows are derived from the budget for the next five years. The recoverable amount is sensitive to the discount rate used for the DCF model as well as the expected future cash-inflows and the growth rate used for extrapolation purposes. These estimates are most relevant to goodwill recognized by the Company. The key assumptions used to determine the recoverable amount for the different CGUs, including a sensitivity analysis, are disclosed and further explained in Note 15 of the audited consolidated financial statements included elsewhere in this prospectus.

Capitalization of development time

Time spent by our employees, and external contractors under the direction of our employees, in software development is capitalized as an internally generated intangible asset when the requirements of IAS 38 and of Group policy are both met. Management judgement is applied in the assessment of the project against the development criteria of IAS 38.

Net realizable value of inventory

Vehicles held in inventory are stated at the lower of cost and net realizable value. The calculation of net realizable value requires an estimate of the expected selling price of each vehicle held in inventory. This estimate is made using a combination of our historical data and independent market data.

Independent market data provides a view to recent market activity for vehicles with similar attributes to those held in stock. This, combined with our recent sales data, is used to estimate the expected selling prices of inventory.

Share-based compensation

Equity settled share-based payments to employees are measured at the fair value of the equity instruments at the grant date. The fair value determined at the grant date of the equity settled share-based payments is expensed on a straight-line basis over the vesting period, based on our estimate of equity instruments that will eventually vest, with a corresponding increase in equity. At the end of each reporting period, we revise our estimate of the number of equity instruments expected to vest. The impact of the revision of the original estimates, if any, is recognized in profit or loss such that the cumulative expense reflects the revised estimate, with a corresponding adjustment to the retained earnings.

Stock options granted are accounted for based on their fair value on the measurement date using the Black-Scholes option-pricing model.

The following information is relevant in understanding the determination of fair value of the employee share options granted in the year ended December 31, 2021, 2020 and 2019.

	Year Ended December 31,
	2021		2020	2019
	Prior to the Transaction	After the Transaction
Exercise price	£nil	£nil	£nil	£0 – £0.10
Expected volatility(1)	50%	53%	46%	62% – 66%
Expected dividend yield	Nil	Nil	Nil	Nil
Risk-free interest rate	0.00%	0.00% – 1.15%	Nil	0.75% – 0.80%
Fair value per share	£8.27 – £23.74	£2.93 – £5.33	£0.72 – £4.47	£0.17

____________

(1)      The expected volatility was estimated with reference to listed companies with a similar business model.

Refer to Note 26 of the audited consolidated financial statements included elsewhere in this prospectus for further details of the options granted prior to the Transaction and after the Transaction.

Warrants

The accounting for the warrants in our financial statements following the Transaction requires judgement. The warrants are determined to be within the scope of IAS 32 rather than IFRS 2 due to the existence of the net settlement option. Therefore, the warrants have been classified as financial liabilities according to the classification principles in IAS 32.

The valuation of our warrants requires the use of option pricing models or other valuation techniques. The fair value is determined using a Black-Scholes model for the private placement warrants. The key assumption used for estimating the fair value of the private placement warrants is the volatility. Further details are disclosed in Note 23 of the audited consolidated financial statements included elsewhere in this prospectus.

Identifying the accounting acquirer in the Transaction

Determining the accounting acquirer in the Transaction required significant judgement. Cazoo Holdings has been considered as the accounting acquirer and predecessor entity in accordance with IFRS 3. This determination was primarily based on current shareholders of Cazoo Holdings having a relative majority of the voting power of the combined entity, the operations of Cazoo Holdings prior to the acquisition comprising the only ongoing operations of the combined entity, and senior management of Cazoo Holdings comprising the majority of the senior management of the combined entity.

Leases — Estimating the incremental borrowing rate

We cannot readily determine the interest rate implicit in the lease, therefore, we use our incremental borrowing rate (“IBR”) to measure lease liabilities. The IBR is the rate of interest that we would have to pay to borrow over a similar term, and with a similar security, the funds necessary to obtain an asset of a similar value to the right-of-use asset in a similar economic environment. The IBR therefore reflects what we ‘would have to pay’, which requires estimation when no observable rates are available or when they need to be adjusted to reflect the terms and conditions of the lease. We estimate the IBR using observable inputs when available and are required to make certain entity-specific estimates.

New and amended standards and interpretations

Refer to Note 2 of our audited consolidated financial statements included elsewhere in this prospectus for more information about recent accounting pronouncements, the timing of their adoption and Cazoo’s assessment, to the extent it has made one, of their potential impact on Cazoo’s financial condition and its results of operations and cash flows.

MANAGEMENT

The following table sets forth the names, ages and positions of our current directors and executive officers as of April 7, 2022:

Name	Age	Position
Alex Chesterman	52	Chief Executive Officer and Chairman (Class I)
Stephen Morana	51	Chief Financial Officer and Class II Director
Ned Staple	43	General Counsel
Daniel Och	61	Class III Director
Lord Rothermere	54	Class III Director
Luciana Berger	40	Class III Director
David Hobbs	37	Class I Director
Moni Mannings	58	Class I Director
Duncan Tatton-Brown	57	Class II Director
Anne Wojcicki	48	Class II Director

Alex Chesterman serves as our Chief Executive Officer and Chairman, positions he has held since the completion of the Transaction. Mr. Chesterman founded Cazoo Holdings in 2018 and served as its Chief Executive Officer and as a Director since inception. He is one of Europe’s leading digital entrepreneurs and has spent the last twenty years applying data and technology to improve consumer experiences. Previously, in 2008, he founded Zoopla to deliver greater transparency and efficiency to the UK property market and in 2003, he co-founded LoveFilm which transformed the DVD rental market in the UK and Europe. Mr. Chesterman obtained a Bachelor’s Degree in Economics from University College London in 1990.

Stephen Morana serves as our Chief Financial Officer and as a Director, positions he has held since the completion of the Transaction. Mr. Morana served as Chief Financial Officer of Cazoo Holdings beginning in June 2020. He is regarded as one of the most experienced CFOs in the UK online sector and has significant experience from start-ups to the FTSE 100. He has floated two leading digital businesses in recent years, Betfair and ZPG, both achieving multi-billion-dollar valuations. Mr. Morana has also previously sat on the boards of both FTSE 100 listed Entain and AIM listed Boohoo Group. Mr. Morana obtained a Bachelor’s Degree in Business Studies from the University of Sheffield in 1993.

Ned Staple has served as General Counsel since the completion of the Transaction. Mr. Staple served as General Counsel of Cazoo Holdings beginning in March 2019. Prior to that, he spent five years as General Counsel and Company Secretary at ZPG Plc, which included the listing of Zoopla, multiple acquisitions and culminated in ZPG Plc’s takeover in 2018. Earlier in his career he was a solicitor at Freshfields Bruckhaus Deringer working on M&A, IPOs, joint ventures and commercial contracts. Mr. Staple obtained a Master’s Degree in International Relations from the London School of Economics and Political Science in 2003.

Daniel Och has served as a Director since the completion of the Transaction. Mr. Och served as Chief Executive Officer and Chairman of Ajax from the closing of its initial public offering until the closing of the Transaction. Mr. Och began his career at Goldman Sachs in 1982 and in 1994, he left to found asset management firm Och-Ziff Capital Management Group, where he served as Chief Executive Officer until February 2018 and Chairman of the Board until March 2019. Mr. Och focuses on investment activities through Willoughby Capital Holdings, LLC, his family office, and philanthropy through his foundation, the Jane and Daniel Och Family Foundation. Mr. Och holds a Bachelor’s Degree in Finance from the Wharton School of the University of Pennsylvania.

Lord Rothermere has served as a Director since the completion of the Transaction. Lord Rothermere has served as the Executive Chairman of Daily Mail and General Trust plc (“DMGT”), a media conglomerate, since 1998. Lord Rothermere served as a director of Cazoo Holdings beginning in 2018. Lord Rothermere holds a Bachelor’s Degree from Duke University.

Luciana Berger has served as a Director since the completion of the Transaction. Since February 2022 Ms. Berger has served as a consultant. From May 2020 until February 2022 Ms. Berger was a Managing Director of Advocacy and Public Affairs at Edelman UK, specializing in health, sustainability and energy policy. From 2010 to 2019 she served as a Member of Parliament for Liverpool Wavertree. She was the Shadow Minister for Energy and Climate

Change, Shadow Minister for Public Health, Shadow Cabinet Member for Mental Health between 2010 and 2016, and the Liberal Democrat Shadow Spokesperson for Health, Social Care and Wellbeing in 2019. Ms. Berger earned a Bachelor’s degree from the University of Birmingham and a Masters’ degree from Birkbeck, University of London.

David Hobbs has served as a Director since the completion of the Transaction. Mr. Hobbs served as a Director of Cazoo Holdings prior to closing of the Transaction. Mr. Hobbs has served as a Partner of D1 Capital Partners L.P. since 2018, where he leads the fund’s investments in the consumer, industrial and real estate sectors. From 2009 to 2017 he served as a Partner of Tiger Eye Capital, where he led the fund’s investments. Earlier in his career he worked at Centerbridge Partners and The Blackstone Group. Mr. Hobbs serves as a director of Lineage Logistics and Emergent Cold Latin America, cold storage companies. Mr. Hobbs holds a Bachelor’s Degree from the University of Virginia.

Moni Mannings has served as a Director since the completion of the Transaction. Ms. Mannings currently serves on the boards of directors of Hargreaves Lansdown PLC, where she serves as Chair of the Remuneration Committee, easyJet PLC, where she serves as Chair of the Remuneration Committee and Investec Bank plc, where she serves as senior independent director and Chair of the Remuneration Committee. From 2000 to 2016 Ms. Mannings served as a partner, board member and executive committee member of Olswang LLP. She previously served as a partner of Dewey Ballantine LLP and Simmons & Simmons. Ms. Mannings holds an LLB (Hons) from the University of Southampton and is qualified as a solicitor under the laws of England and Wales.

Duncan Tatton-Brown has served as a Director since the completion of the Transaction. From September 2012 to November 2020 Mr. Tatton-Brown served as the Chief Financial Officer of Ocado Group plc, where he remains a senior adviser. Mr. Tatton-Brown served as Chief Financial Officer of Fitness First plc from 2010 to 2012. Prior to that, he served as Group Finance Director of Kingfisher plc, Finance Director of B&Q plc, Chief Financial Officer of Virgin Entertainment Group and held various senior finance positions at Burton Group Plc. Mr. Tatton-Brown currently sits on the board of directors of Trainline plc, where he serves as Chair of the Audit Committee. Mr. Tatton-Brown currently serves as Chair of Wednesday Topco Ltd, the ultimate holding company for loveholidays.com. Mr. Tatton-Brown previously served as a Director and Chair of the Audit Committee of ZPG plc from May 2014 to July 2018. Mr. Tatton-Brown earned a master’s degree in Engineering from King’s College, Cambridge in 1987 and is a member of the Chartered Institute of Management Accountants.

Anne Wojcicki has served as a Director since the completion of the Transaction. Ms. Wojcicki is the Chief Executive Officer and co-founder of 23andMe Holding Co. (Nasdaq: ME) (“23andMe”), a leading consumer genetics and research company dedicated to helping people access, understand and benefit from the human genome. Prior to co-founding 23andMe in 2006, she spent a decade on Wall Street investing in healthcare. Ms. Wojcicki served as a director of Ajax from the closing of its initial public offering until the closing of the Transaction. Ms. Wojcicki is a co-founder and board member of the Breakthrough Prize in Life Sciences and sits on the boards of directors of Zipline, Inc., and the Kaiser Permanente Bernard J. Tyson School of Medicine. Ms. Wojcicki holds a Bachelor’s Degree in Biology from Yale University.

Board Disclosures

On September 29, 2016, in connection with his prior position as Chief Executive Officer and Chairman of the Board of Och-Ziff Capital Management Group, Daniel Och, without admitting or denying any of the allegations, settled with the SEC in connection with an investigation of certain payments made by Och-Ziff Capital Management Group, directly or indirectly through intermediaries, between the period from 2007 through 2011 to high-ranking government officials in the Democratic Republic of the Congo. Mr. Och agreed to cease and desist from committing or causing any violations and any future violations of Section 13(b)(2)(A) of the Exchange Act and agreed to a settlement payment of $2,173,718 in disgorgement and interest. The SEC did not allege any anti-fraud violations, intentional misrepresentations or willful misconduct on the part of Mr. Och.

Family Relationships

There are no family relationships between any of our executive officers and directors.

Director Nomination and Appointment Rights

At the Closing of the Transaction, the Company, the Sponsor and certain securityholders of the Company entered into an investor rights agreement (the “Investor Rights Agreement”). Pursuant to the terms of the Investor Rights Agreement, certain shareholders are entitled to nominate individuals to the board of directors of the Company following the closing of the Transaction, in each case, on the terms and subject to the conditions set forth therein. In particular, the Company and such securityholders have agreed to take all necessary and desirable action within their control to cause the nominating committee of the board of directors to nominate and recommend to the board of directors, the following individuals for election to the board as directors:

(a)     for so long as Alex Chesterman is the Chief Executive Officer of the Company or, together with his affiliates, beneficially owns at least 5% of the issued and outstanding voting shares of the Company, Alex Chesterman;

(b)    for so long as Stephen Morana is the Chief Financial Officer of the Company, Stephen Morana;

(c)     until the expiration of the term of office of the Company’s Class III directors in office on the Closing Date, one individual designated by the Sponsor, who will initially be Daniel Och; and

(d)    until the later of (i) the expiration of the term of office of the Company’s Class III directors in office on the Closing Date and (ii) such time as DMGV Limited (“DMGV”), together with certain affiliates, no longer beneficially owns 10% or more of the issued and outstanding voting shares of the Company, one individual designated by DMGV, who will initially be Lord Rothermere.

See “Certain Relationships and Related Person Transactions — Transactions Related to the Transaction — Investor Rights Agreement.”

Classification of Directors

Our board of directors is comprised of nine directors. Our Articles provide for a classified board of directors, with three directors in Class I (Alex Chesterman, David Hobbs and Moni Mannings), three directors in Class II (Stephen Morana, Duncan Tatton-Brown and Anne Wojcicki) and three directors in Class III (Luciana Berger, Daniel Och and Lord Rothermere). See “Description of Securities — Certain Anti-Takeover Provisions in the Articles — Classified Board.” We have entered into the Investor Rights Agreement with certain of our shareholders in connection with the Transaction. This agreement grants certain board nomination rights to Alex Chesterman, Stephen Morana, DMGH and the Sponsor. See “Certain Relationships and Related Person Transactions — Transactions Related to the Transaction — Investor Rights Agreement.”

Independence of Directors

As a result of our Class A Shares being listed on the NYSE, the Company has to adhere to the rules of the NYSE, as applicable to foreign private issuers, in determining whether a director is independent. Our Board has consulted, and will consult, with its counsel to ensure that our Board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The listing standards of the NYSE define an “independent director” as a person who, in the affirmative determination of our Board, has no material relationship with the Company.

As of the date of this prospectus, the size of our board of directors is nine directors, seven of whom qualify as independent within the meaning of the independent director guidelines of the NYSE.

Board Leadership Structure and Role in Risk Oversight

Following completion of the Transaction, Alex Chesterman was appointed as our Chairman and Chief Executive Officer. We believe that having Mr. Chesterman act as both Chairman of the Board and Chief Executive Officer is most appropriate for us at this time because it provides us with consistent and efficient leadership, both with respect to our operations and the leadership of the Board. In particular, having Mr. Chesterman act in both of these roles increases the timeliness and effectiveness of our board’s deliberations, increases the board’s visibility into the Company’s day-to-day operations, and ensures the consistent implementation of our strategies.

We believe that the combined role of Chairman and Chief Executive Officer, together with the significant responsibilities of the board’s independent directors, provides an appropriate balance between leadership and independent oversight.

Risk Oversight

Our Board is responsible for overseeing our risk management activities designed and implemented by our management. Our Board executes its oversight responsibility both directly and through its committees. Our Board also considers specific risk topics, including risks associated with our strategic initiatives, business plans and capital structure. Our management, including our executive officers, are primarily responsible for managing the risks associated with the operation and business of the company and provide appropriate updates to the board of directors and the audit committee. Our Board has delegated to the audit committee oversight of our risk management process, and our other committees also consider risk as they perform their respective committee responsibilities. All committees report to the board of directors as appropriate, including when a matter rises to the level of material or enterprise risk.

Foreign Private Issuer Status

We were founded as a Cayman Islands exempted company in 2021. We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Under Rule 405 of the Securities Act, the determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter and, accordingly, the next determination will be made with respect to Cazoo on June 30, 2022. For so long as we qualify as a foreign private issuer, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•        the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and imposing liability for insiders who profit from trades made within a short period of time;

•        the rules under the Exchange Act requiring the filing with the SEC of an annual report on Form 10-K (although we will file annual reports on a corresponding form for foreign private issuers), quarterly reports on Form 10-Q containing unaudited financial and other specified information (although we will file semi-annual financial information on a current reporting form for foreign private issuers), or current reports on Form 8-K, upon the occurrence of specified significant events; and

•        Regulation Fair Disclosure or Regulation FD, which regulates selective disclosure of material non-public information by issuers.

Accordingly, there may be less publicly available information concerning our business than there would be if we were a U.S. public company. Additionally, certain accommodations in the NYSE corporate governance standards allow foreign private issuers, such as Cazoo, to follow “home country” corporate governance practices in lieu of the otherwise applicable corporate governance standards. Our Articles do not require us to have a majority of the board consisting of independent directors nor have a compensation committee or a nominating and corporate governance committee consisting entirely of independent directors.

Board Committees

In connection with the completion of the Transaction, our Board formed the following committees: an audit committee, a compensation committee, a nominating and corporate governance committee and an environmental, social and governance committee. The composition and responsibilities of each committee are described below. Our Board may also establish from time to time any other committees that it deems necessary or desirable. Members serve on these committees until their resignation or until otherwise determined by our Board.

Audit Committee

Our audit committee consists of Duncan Tatton-Brown, Luciana Berger and David Hobbs, with Duncan Tatton-Brown serving as chair and as the audit committee financial expert. Our audit committee is responsible for, among other things:

•        selecting and hiring our independent auditors, and approving the audit and non-audit services to be performed by our independent auditors;

•        assisting our Board in annually evaluating the qualifications, performance and independence of our independent auditors;

•        assisting our Board in monitoring the integrity of our financial statements, accounting and financial reporting processes and financial statement audits (including the implementation and effectiveness of internal control over financial reporting);

•        assisting our Board in monitoring our compliance with legal and regulatory requirements;

•        reviewing the adequacy and effectiveness of our internal control over financial reporting processes;

•        overseeing risk management related to financial matters and risk assessment;

•        assisting our Board in monitoring the performance of our internal audit function;

•        reviewing with management and our independent auditors our annual audited and quarterly unaudited financial; and

•        establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

Each of Duncan Tatton-Brown, Luciana Berger and David Hobbs qualify as independent directors under the NYSE listing standards and the independence standards of Rule 10A-3 under the Exchange Act.

Compensation Committee

Our compensation committee consists of Moni Mannings, Daniel Och and Anne Wojcicki, with Moni Mannings serving as chair. The compensation committee is responsible for, among other things:

•        reviewing our compensation philosophy, goals and objectives of the executive compensation plans and making recommendations to our Board regarding appropriate amendments;

•        reviewing and evaluating the performance of our CEO and other executive officers in light of those goals and objectives, and, either as a committee or together with the other independent directors (as directed by our Board), determining and approving our CEO’s and other executives’ compensation;

•        reviewing and making recommendations with respect to our incentive compensation and equity-based compensation plans; and

•        overseeing risk management as is relates to our compensation policies and practices.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Alex Chesterman, Lord Rothermere and Duncan Tatton-Brown, with Alex Chesterman serving as chair. The nominating and corporate governance committee is responsible for, among other things:

•        assisting our Board in identifying prospective director nominees and recommending nominees to our Board;

•        overseeing the evaluation of our Board and the committees of our Board;

•        reviewing developments in corporate governance practices and developing and recommending a set of corporate governance guidelines;

•        overseeing succession planning for senior management positions; and

•        recommending members for each committee of our Board.

Environmental, Social and Governance Committee

Our environmental, social and governance committee consists of Luciana Berger, Moni Mannings and Stephen Morana, with Luciana Berger serving as chair. The environmental, social and governance committee is responsible for, among other things, overseeing and supporting our commitment to social, environmental and other public policy initiatives.

Compensation Committee Interlocks and Insider Participation

Other than as indicated below, none of the members of the compensation committee is currently, or has been at any time, one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee. Prior to consummation of the Transaction, Daniel Och served as the Chief Executive Officer of Capri Listco.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics (“Code of Conduct”) that applies to all our employees, officers and Directors, including our principal executive, principal financial and principal accounting officers. We intend to disclose on our website any amendment to, or waiver from, a provision of our Code of Conduct that applies to our Directors or executive officers to the extent required under the rules of the SEC or the NYSE.

Shareholder Communication with the Board of Directors

Shareholders and other interested parties may communicate with the board of directors, including non-management directors, by sending us a letter to at 41 Chalton Street, London, NW1 1JD, United Kingdom for submission to the board of directors or committee or to any specific director to whom the correspondence is directed. Shareholders communicating through this means should include with the correspondence evidence, such as documentation from a brokerage firm, that the sender is a current record or beneficial shareholder. All communications received as set forth above will be opened by the Corporate Secretary or his or her designee for the sole purpose of determining whether the contents contain a message to one or more of our directors. Any contents that are not advertising materials, promotions of a product or service, patently offensive materials or matters deemed, using reasonable judgment, inappropriate for the board of directors will be forwarded promptly to the chairman of the board of directors, the appropriate committee or the specific director, as applicable.

EXECUTIVE AND DIRECTOR COMPENSATION

Fiscal Year 2021 Executive Officer and Director Compensation

The compensation for each of our executive officers is comprised of the following elements: base salary, an annual incentive tied to the achievement of Company, contractual benefits, and pension contributions.

Total cash compensation paid and benefits in kind provided to our executive officers and members of our Board of Directors for the year ended December 31, 2021 was £1,245,617.44. Of this total amount, £50,418.25 was made in pension payments, £5,940.01 was payable in benefits, £24,937.50 was paid in relation to a performance based bonus scheme and £369,199.86 was paid in relation to share-based payment transactions.

Our executive officers and members of our Board of Directors were granted an aggregate of 20,027,584 options to purchase Class A shares, comprised 68,629 of restricted stock units and 19,958,955 options to purchase Class A shares, in the year ended December 31, 2021. The foregoing options were issued at nil cost pursuant to the Incentive Equity Plan (as defined below), are scheduled to expire no later than 5 years after the applicable grant date, and will vest in accordance with their schedule under the Incentive Equity Plan. In addition, options to purchase 4,463,057 Class A Shares with a weighted-average price of £nil were granted to a director and executive officer on September 1, 2021 to replace existing options. These foregoing options are scheduled to expire no later than 10 years following the applicable grant date of the corresponding option under the Options Schemes that such option replaced, and will vest in accordance with the relevant schedule under the Option Schemes (as defined below).

Employment Agreements

Each of Cazoo Holdings’ executive officers was party to an employment agreement, each of which was in substantially the same form. Under their respective agreements, each executive officer was eligible for an annual base salary and an annual discretionary bonus. In addition, each executive officer was subject to a perpetual confidentiality covenant and non-competition, non-solicitation, non-dealing, non-poaching, non-employment and non-interference restrictive covenants during the term of his employment and for a period of 12 months after the termination of his employment. Each agreement also included a notice period of six months if Cazoo Holdings sought to terminate the executive officer’s employment, other than due to the executive officer being guilty of gross misconduct or any other fundamental breach of the executive officer’s agreement. Cazoo Holdings had the ability to provide a payment in lieu of such notice or require the executive officer to be placed on garden leave.

Following completion of the Transaction, we entered into new employment agreements with each of Messrs. Chesterman, Morana and Staple. These new employment agreements are substantially similar in form to their agreements with Cazoo Holdings.

Messrs. Chesterman and Morana are eligible to participate in a performance-based bonus scheme that provides for a maximum bonus opportunity of 150% and 100% of the annual base salaries for Messrs. Chesterman and Morana, respectively. Any bonus earned by Messrs. Chesterman and Morana is subject to malus or clawback provisions in the event of a material breach of any agreement entered into by Messrs. Chesterman or Morana and the Company. Messrs. Chesterman and Morana are eligible to participate in our occupational pension scheme, to which we contribute 10% of their respective basic salary, subject to the terms and conditions of the pension scheme.

Stephen Morana has executed a lock-up agreement in respect of the replacement options over Class C Shares granted to him in connection with the Transaction (“Option Shares”). The terms provide that following the expiration of the lock-up period for the Class C Shares, he may sell 15 percent of his Option Shares, less the percentage of cash consideration he received in respect of his options pursuant to the Transaction, with the additional shares locked up for (a) 12 months from Closing in respect of 50% and (b) 24 months from closing of the Transaction in respect of the remaining 50%. The lock-up restrictions are subject to various carve-outs, including permitting sales of Option Shares immediately following the exercise of any of the Option Shares in order to cover the income tax and national insurance contributions payable in connection with such exercise.

Cazoo Holdings Option Schemes

On May 30, 2019, the board of directors of Cazoo Holdings adopted the (i) Cazoo Ltd EMI Share Option Scheme (the “EMI Share Option Scheme”) and (ii) Cazoo Ltd Share Option Scheme (Non-Tax Favoured) (the “Cazoo Ltd Share Option Scheme”). Further, in June 2020, the board of directors of Cazoo Holdings adopted the Cazoo Holdings Ltd

Share Option Scheme (the “Cazoo Holdings Ltd Share Option Scheme,” and together with the EMI Share Option Scheme and the Cazoo Ltd Share Option Scheme, the “Option Schemes”). The Option Schemes were terminated in connection with closing of the Transaction.

Under each of the EMI Share Option Scheme and the Cazoo Ltd Share Option Scheme, (i) no option could be granted if, as a result, the total value of shares of Cazoo Holdings in respect of unexercised options would exceed £3 million and (ii) no option could be granted to an individual if, as a result, the total value of Cazoo Shares in respect of unexercised options held by such individual would exceed £250,000. Under the Cazoo Holdings Ltd Share Option Scheme, no option could be granted if, as a result, the total values of Cazoo Shares in respect of unexercised options would exceed £15 million.

Purpose and Eligibility.    The Option Schemes were intended to enable Cazoo Holdings to retain and recruit employees by providing them with the opportunity to purchase ordinary shares. Consultants approved by the Cazoo Holdings board of directors could also be eligible to receive awards under the Cazoo Holdings Ltd Share Option Scheme.

Type of Awards.    Under the Option Schemes, Cazoo Holdings could grant stock options exercisable for Cazoo Shares, with an exercise price per share specified at grant, and could grant such stock options subject to conditions based on service and/or performance and/or as to the time at which such stock options could be exercisable. Stock options generally expired ten years after grant or on such earlier date as could be specified in connection with the grant of the stock option (including any earlier expiration date specified for any tax purposes applicable to the recipient).

Conditions.    Stock options granted under the Option Schemes could be granted subject to conditions based on service and/or performance and/or as to the time at which stock options could be exercisable. Cazoo Holdings’ board of directors determined any applicable conditions in connection with the grant of a stock option. A stock option would vest in accordance with the vesting schedule provided to the option holder. Grants generally lapsed in the event of termination of employment prior to a stock option vesting in accordance with its terms and any conditions specified in connection with its grant. Stock options that vested could lapse for cause, as defined in the applicable Option Scheme.

Transferability.    Stock options granted under the Option Schemes could not be sold, transferred or disposed of in any manner other than upon the death of the original option holder.

Share Ownership

Ownership of the Company’s shares by its executive officers and directors as of September 28, 2021 is set forth in the section entitled “Principal Securityholders.”

Incentive Equity Plan

Pursuant to the Business Combination Agreement, we established the Incentive Equity Plan for our employees, consultants and directors, and employees consultants and directors of our subsidiaries.

Certain of Cazoo Holdings’ directors and executive officers held vested and unvested Cazoo Holdings stock options prior to closing of the Transaction. Prior to the closing of the Transaction, Cazoo Holdings accelerated the vesting of certain unvested Cazoo Holdings stock options, which included those held by Cazoo Holdings’ directors and executive officers.

The issued and outstanding options to acquire Cazoo Shares as of the closing of the Transaction which were not exercised or cancelled in exchange for a cash payment at the Closing were cancelled and replaced by options exercisable to purchase 34,515,008 Class A Shares that were issued under the Incentive Equity Plan.

In addition, our executive directors and certain members of senior management have received awards under the Incentive Equity Plan, equally split between time-based and performance-based awards. Subject to any modifications necessary to avoid adverse tax consequences for award recipients, (i) the time-based awards are eligible to vest in equal annual installments on each of the first four anniversaries of the grant date, subject to continued employment through each such anniversary, and (ii) the performance-based awards are eligible to vest in four separate tranches in the event the average closing price of a Class A Share for 20 trading days in any consecutive 30 day trading period equals or exceeds $15.00, $18.33, $21.67 and $25.00, respectively; provided, however, that such performance-based awards that vest are eligible to be settled in equal annual installments on each of the first four anniversaries of the grant date. Any portion of the performance-based awards that remain unvested as of the fifth anniversary of the grant will be forfeited.

Summary of the Incentive Equity Plan

The Incentive Equity Plan became effective upon the closing of the Transaction. The Incentive Equity Plan allows us to make equity and equity-based incentive awards to our employees, directors and consultants or any of our subsidiaries. The Board believes that providing such persons with a direct stake in us assures a closer alignment of the interests of such individuals with those of the Company and its shareholders, thereby stimulating their efforts on our behalf and strengthening their desire to remain with the Company.

This section summarizes certain principal features of the Incentive Equity Plan.

Eligibility and Administration

Our employees, consultants and directors, and employees, consultants and directors of our subsidiaries are eligible to receive awards under the Incentive Equity Plan. The Incentive Equity Plan is administered by the Board with respect to awards to non-employee directors and by our compensation committee with respect to other participants, each of which could delegate its duties and responsibilities to committees of our directors and/or officers (referred to collectively as the “plan administrator” below), subject to certain limitations that could be imposed under stock exchange rules. The plan administrator has the authority to interpret and adopt rules for the administration of the Incentive Equity Plan, subject to its express terms and conditions. The plan administrator also sets the terms and conditions of all awards under the Incentive Equity Plan, including any vesting and vesting acceleration conditions.

Limitation on Awards and Shares Available

The maximum number of Class A Shares initially available for issuance under the Incentive Equity Plan is 37,607,642 plus shares underlying stock options that were converted from the options outstanding under the Option Schemes. The maximum aggregate market value of awards which an executive or non-executive director could be granted in respect of any financial year will not exceed, as of the date of grant, the level specified in any applicable executive or non-executive directors’ compensation policy.

Awards granted under the Incentive Equity Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by an entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or shares, in any case, do not reduce the number of shares authorized for grant under the Incentive Equity Plan except as may be required by reason of applicable law. If any Class A Shares subject to an award are forfeited or expire, are converted to shares of another person in connection with a recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event, or such award is settled for cash (in whole or in part), the Class A Shares subject to such award are, to the extent of such forfeiture, expiration, conversion or cash settlement, available for future grants of awards under the Incentive Equity Plan. The payment of dividend equivalents in cash in conjunction with any outstanding awards are not counted against the Class A Shares available for issuance under the Incentive Equity Plan.

Awards

The Incentive Equity Plan provides for the grant of conditional awards, market value options, options with a nil-cost or nominal cost exercise price, restricted shares, cash-based phantom awards, tax qualifying awards where appropriate and dividend equivalents. Certain awards under the Incentive Equity Plan could constitute or provide for a deferral of compensation, subject to Section 409A of the Code or Section 457A of the Code, which could impose additional requirements on the terms and conditions of such awards. All awards under the Incentive Equity Plan are set forth in award certificates, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards, other than cash awards, generally are settled in Class A Shares, but the plan administrator could provide for cash settlement of any award. A brief description of each award type follows.

•        Conditional Awards.    Conditional awards are contractual promises to deliver Class A Shares in the future that remain forfeitable unless and until specified conditions are met.

•        Market Value Options.    Market value options provide for the purchase of Class A Shares in the future at an exercise price set on the grant date. The exercise price per Class A Share subject to each market value option will be set by the plan administrator, but are, except with respect to certain substitute options granted in connection with a corporate transaction, not less than 100% of the fair market value of a Class A Share on the date the market value option is granted. The term of a market value option may not be longer than ten years.

•        Options with a Nil-Cost or Nominal Cost Exercise Price.    Nil-cost options provide for the purchase of Class A Shares in the future at an exercise price set on the grant date. The exercise price per Class A Share subject to each nil-cost option will be set by the plan administrator. The plan administrator will have discretion to ensure that any such nil-cost options are only granted to award holders who reside in jurisdictions in which such awards are permissible.

•        Restricted Shares.    Restricted shares are an award of non-transferable Class A Shares that remain forfeitable unless and until specified conditions are met, and which could be subject to a purchase price.

•        Cash-Based Phantom Awards.    Cash-based phantom awards include awards entitling the holder to receive cash to be delivered immediately or in the future. Cash-based phantom awards could be provided in settlement of other awards granted under the Incentive Equity Plan, as stand-alone payments, as a part of a bonus, deferred bonus, deferred compensation or other arrangement, and/or as payment in lieu of compensation.

•        Tax Qualifying Awards.    Tax qualifying awards are those which provide beneficial tax treatment for an award holder if available in his or her jurisdiction.

•        Dividend Equivalents.    Dividend equivalents represent the right to receive the equivalent value of dividends paid on Class A Shares and could be granted alone or in tandem with awards. Dividend equivalents are credited as of dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the plan administrator.

Vesting and Holding Period

Vesting conditions determined by the plan administrator may apply to each award and may include continued service, performance and/or other conditions. The plan administrator could in its absolute discretion determine prior to the grant date of an award whether or not to impose a mandatory holding period in respect of an award, in which case the shares or options subject to the holding period may not be transferred, assigned, sold, pledged or otherwise disposed of during the holding period, except, in the case of shares, as to satisfy any tax liability of the participant incurred in connection with the award.

Certain Transactions

The plan administrator has broad discretion to take action under the Incentive Equity Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of any variation in our share capital or reserves (including, without limitation, by way of capitalization issue, rights issue, open offer, sub-division, consolidation or reduction). If the plan administrator becomes aware that we are or are expected to be affected by any demerger, dividend in specie, super dividend or other transaction which, in the opinion of the plan administrator, would affect the current or future value of any awards, the plan administrator, acting fairly, reasonably and objectively, may in its absolute discretion allow some or all awards to vest, subject to proration in accordance with the Incentive Equity Plan.

In the event of a Relevant Event (as defined in the Incentive Equity Plan) other than an internal reorganization, all outstanding awards will automatically vest upon the consummation of the Relevant Event, subject to, in accordance with the Incentive Equity Plan, the compensation committee’s determination on: the extent to which any applicable performance conditions are met (subject to such modification as it may consider appropriate); and time proration (which it may disapply). Vested in-the-money options will be automatically exercised upon the consummation of the Relevant Event provided that any exercise price payable by the participant on exercise is equal to or less than the relevant offer price or consideration (as determined by the compensation committee). Notwithstanding the foregoing, in the event that a business entity obtains Control (as defined in the Incentive Equity Plan) of us and such entity notifies participants or us of an offer of replacement awards in substitution of existing awards, then participants may elect to accept, or the plan administrator may determine, that such existing awards will be exchanged for a replacement award.

Subplans, Malus and Claw-Back Provisions, Transferability

The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of award holders in certain countries. All awards are subject to malus and claw-back, to reduce future awards, unvested awards and vested awards, in the event of circumstances that the plan administrator may consider appropriate, including, without limitation, (i) in the event of a material financial misstatement of results of our audited financial accounts (other than as a result of a change in accounting practice), (ii) material misconduct, conduct which results or could result in material financial loss or reputational harm to us or any of our subsidiaries, or any other misconduct as determined by the plan administrator in its discretion, (iii) conduct or behavior that, following an investigation, is reasonably considered to constitute a breach of our values as stipulated by our Code of Ethics in force from time to time, (iv) we or any of our subsidiaries that employs the applicable participant having suffered a material corporate failure or a failure of risk management, or (v) evidence that an award was granted or vested based on erroneous or misleading data. With limited exceptions for the laws of descent and distribution, awards under the Incentive Equity Plan are generally non-transferable and are exercisable only by the participant.

Plan Amendment and Termination

The Board may amend or terminate the Incentive Equity Plan at any time, provided that no amendment, suspension or termination of the Incentive Equity Plan will, without the consent of an award holder, materially prejudice the interests of such award holder, unless the award itself otherwise expressly so provides.

The Incentive Equity Plan provides that in no event may any award be granted under the Incentive Equity Plan after August 18, 2031.

Non-Employee Director Compensation Policy

In connection with the Transaction, we adopted a compensation policy for our independent non-employee directors that consists of annual cash retainer fees and long-term equity awards.

Pursuant to this policy, each independent non-employee director receive an annual cash retainer of £65,000. The chairpersons of the audit committee, the compensation committee and the ESG committee each receive an additional annual cash retainer of £15,000. The Senior Independent Director receives an additional annual cash retainer of £10,000. Each annual cash retainer is paid quarterly in arrears. No meeting fees are paid to any independent non-employee director for attending any meetings of the Board or its committees.

In addition, we granted each independent non-employee director who serves on the Board as of the consummation of the Transaction, on the first date of effectiveness of our first registration statement on Form S-8 with respect to the Incentive Equity Plan, an award of restricted stock units or nil-cost options with respect to a number of our Class A Shares with a grant-date value of £500,000 (based on the volume weighted-average price per share as of such date). Independent non-employee directors who are appointed after the consummation of the Transaction and prior to the date of our first annual meeting or between annual meetings will also receive an award of restricted stock units or nil-cost options with respect to a number of our Class A Shares with a grant-date value of £500,000 (based on the volume weighted-average price per share as of the applicable grant date).

Also, pursuant to this policy, on the date of any annual meeting of our shareholders, each independent non-employee director may be granted, at the sole discretion of the compensation committee, an award of restricted stock units or an award of nil-cost options, to be determined by the compensation committee in its sole discretion with consideration given to the tax residency of the relevant independent non-employee director.

Each of the foregoing equity awards will vest and become exercisable as set out in the Incentive Equity Plan and the applicable award agreement and, subject to the discretion of the compensation committee, may vest in full immediately prior to the occurrence of a Change in Control (as defined in the Incentive Equity Plan), to the extent outstanding at such time. All equity awards granted under this policy are granted under, and subject to the limits of, the Incentive Equity Plan and an award agreement thereunder.

DESCRIPTION OF SECURITIES

The following description of the material terms of our share capital includes a summary of specified provisions of the Articles that became effective upon the completion of the Transaction. This description is qualified by reference to our Articles, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

We are a Cayman Islands exempted company and our affairs are governed by the Articles, the Companies Act and the common law of the Cayman Islands. Pursuant to the Articles, we are authorized to issue 1,100,000,000 Class A Shares, 50,000,000 Class B Shares, 1,000,000,000 Class C Shares and 5,000,000 preference shares, par value of U.S.$0.0001 each.

As of May 2, 2022 we had 761,352,956 Class A Shares issued and outstanding.

Ordinary Shares

Holders of Class A Shares are entitled to one vote for each share held of record on all matters to be voted on by members.

There is no cumulative voting with respect to the election of directors.

Conversion of Class C Shares

The Class C Shares automatically converted on a one-for-one basis into Class A Shares on February 26, 2022. This conversion was effected by means of the re-designation of each relevant Class C Share as a Class A Share.

Preference Shares

The Board is authorized to issue preference shares from time to time in one or more series without member approval. The Board has the discretion under the Articles to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of our authorized but unissued undesignated shares, and the Board may issue those shares in series of preference shares, without any further member approval. The rights with respect to a series of preference shares may be greater than the rights attached to the Ordinary Shares. It is not possible to state the actual effect of the issuance of any preference shares on the rights of holders of Ordinary Shares until the Board determines the specific rights attached to any preference shares so issued. The effect of issuing preference shares could include, among other things, one or more of the following:

•        Restricting dividends in respect of the Ordinary Shares;

•        Diluting the voting power of the Ordinary Shares or providing that holders of preference shares have the right to vote on matters as a class;

•        Impairing the liquidation rights of the Ordinary Shares; or

•        Delaying or preventing a change of control of Cazoo.

As of May 2, 2022, there were no preference shares outstanding, and we have no present plans to designate the rights of or to issue any preference shares.

Dividend Rights

Subject to the foregoing, the payment of cash dividends in the future, if any, will be at the discretion of the Board.

Variation of Rights

Under the Articles, if the share capital is divided into more than one class of shares, the rights attached to any such class may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued shares of that class where such variation is considered by the directors not to have a material and adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued shares of that class or with the approval of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Transfer of Shares

Members may transfer all or any of the member’s Ordinary Shares in compliance with the rules and regulations of the NYSE, the SEC and any other competent regulatory authority or as permitted by applicable law.

The Board may in its absolute discretion decline to register a transfer of Ordinary Shares which are not fully paid up or on which the Company has a lien or issued under any share incentive scheme for employees upon which a transfer restriction imposed still exists. The Board may, but is not required to, decline to register a transfer of any Ordinary Shares unless certain requirements are met.

Any attempted transfer that is not a permitted transfer as described above will be null and void.

Liquidation

On a winding-up or other return of capital, subject to any special rights attaching to any other class of shares, holders of Ordinary Shares will be entitled to participate in any assets available for distribution in proportion to their shareholdings.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Articles permit indemnification of officers and directors for any liability, action, proceeding, claim, demand, costs damages or expenses, including legal expenses, incurred in their capacities as such unless such liability (if any) arises from actual fraud, willful neglect or willful default, as determined by a court of competent jurisdiction in a final non-appealable order. In addition, we have entered into indemnification agreements with our directors and senior executive officers that provide such persons with additional indemnification beyond that provided in the Articles.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Certain Anti-Takeover Provisions in the Articles

Certain provisions in the Articles may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a member might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the Ordinary Shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with the Board.

Ordinary Shares

The authorized but unissued Ordinary Shares will be available for future issuance by the Board on such terms as the Board may determine, subject to any limitations in the Articles. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued Ordinary Shares could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger, amalgamation, scheme of arrangement or otherwise.

Preference Shares

Preference shares could be issued quickly with terms calculated to delay or prevent a change in control of the Company or make removal of management more difficult. If the Board decides to issue these preference shares, the price of Ordinary Shares may fall and the voting and other rights of the holders of Ordinary Shares may be materially adversely affected. Pursuant to the Articles, preference shares may be issued by us from time to time, and the Board is authorized (without any requirement for further member action) to determine the rights, preferences, powers, qualifications, limitations and restrictions attaching to those shares (and any further undesignated shares which may be authorized by our members).

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under the Articles for a proper purpose and for what they believe in good faith to be in the best interests of the Company.

Classified Board

Our Board of Directors is comprised of nine directors. The Articles provide that, subject to the right of holders of any series of preference shares, our Board is divided into three classes of directors, as nearly equal in number as possible, and with the directors serving staggered three-year terms, with only one class of directors being elected at each annual general meeting. As a result, approximately one-third of the Board will be elected each year.

The classification of directors has the effect of making it more difficult for members to change the composition of the Board. The Articles provide for a board comprised of between five and nine directors, but in accordance with the Articles, the directors may increase or reduce the upper and lower limits of the number of directors. See the section entitled “Management.”

Unanimous Action by Written Consent

The Articles provide that members may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each member who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Amendment of Governing Documents

As permitted by Cayman Islands law, the Articles may only be amended by a special resolution of the members.

Member Proposals and Director Nominations

A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with rights to requisition a general meeting and does not provide shareholders with any right to put any proposal before a general meeting.

The Articles do not provide for the ability of members to nominate candidates for election as directors or to bring business before a meeting of members.

General Meetings

The Companies Act does not provide members with rights to requisition a general meeting and does not provide member with any right to put any proposal before a general meeting. The Articles permit the Board or the chairperson of the Board to call general meetings. The Articles do not allow members to requisition a general meeting.

Cumulative Voting

Cumulative voting potentially facilitates the representation of minority members on a board of directors since it permits the minority member to cast all the votes to which the member is entitled on a single director, which increases the member’s voting power with respect to electing such director. As permitted under Cayman Islands law, the Articles do not provide for cumulative voting.

Transactions with Interested Members

Cayman Islands law has no statute that prohibits certain business combinations with an interested member. However, although Cayman Islands law does not regulate transactions between a company and its significant members, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority members. Any merger or consolidation of the Company with one (1) or more constituent companies shall require the approval of a special resolution (66⅔% of members at a general meeting where there is a quorum).

Dissolution; Winding Up

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an Ordinary Resolution (simple majority standard) of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Under the Articles, if the Company is wound up, the liquidator may distribute the assets available for distribution amongst the members in proportion to the par value of the Ordinary Shares held by them at the commencement of the winding up subject to a deduction from those Ordinary Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise.

Rights of Non-Resident or Foreign Members

There are no limitations imposed by the Articles on the rights of non-resident or foreign members to hold or exercise voting rights on the Company’s shares. In addition, there are no provisions in the Articles governing the ownership threshold above which member ownership must be disclosed.

Directors’ Power to Issue Shares

Subject to applicable law, the Board is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, or other rights or restrictions.

Inspection of Books and Records

Holders of shares have no general right under Cayman Islands law to inspect or obtain copies of the Company’s register of members or the Company’s corporate records.

Waiver of Certain Corporate Opportunities

The Articles provide for a waiver of the obligation to provide business opportunities to the Company for directors, members and affiliates of members, in each case, other than an officer (including any officer that is also a director, or a member or an affiliate of such member, as the case may be) (as more particularly described in the Articles). Notwithstanding that the waiver does not apply to any officer, officers are not restricted from engaging, directly or indirectly, in other business ventures of every type and description (other than any competing business, except to the extent permitted under the Articles). No officer shall be deemed to be engaging in a competing business if such activity is: (i) approved by a majority of disinterested directors, subject to applicable law, or (ii) with respect to any investment such officer has as of the date of effectiveness of the Articles, an investment in the greater of (A) up to an additional two and one half per cent (2.5%) or (B) seven and one half per cent (7.5%) in the aggregate of the capital stock of a competing business (in each case, so long as such officer does not participate in management activities or otherwise have the ability to influence or control such competing business). This is subject to applicable law.

Directors

Appointment of Directors

The Board is divided into three (3) classes designated as Class I, Class II and Class III, respectively with directors divided as nearly as possible into thirds among the classes. Subject to the Business Combination Agreement and the Investor Rights Agreement, directors are assigned to each class by the Board. At our 2022 annual general meeting, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three (3) years. At our 2023 annual general meeting, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three (3) years. At our 2024 annual general meeting, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three (3) years. At each succeeding annual general meeting, directors shall be elected for a full term of three (3) years to succeed the directors of the class whose terms expire at such annual general meeting. Directors hold office until the expiration of the director’s term, until a director’s successor has been duly elected and qualified or until such director’s earlier death, resignation or removal.

Directors are elected by a majority standard, which requires the number of votes cast for the person’s appointment to exceed the number of votes cast against the person’s appointment.

Any director may in writing appoint another person to be such director’s alternate, with the alternate having the authority to act in the director’s place at any meeting at which the appointing director is unable to be present. A director may, but is not required to, appoint another director to be an alternate.

Removal of Directors

Under the Articles, a director may be removed from office only for cause by special resolution of the Company. A director will also cease to be a director if he or she (i) becomes bankrupt or makes any arrangement or composition with such director’s creditors; (ii) is found to be or becomes of unsound mind; (iii) resigns the office of director by notice in writing to the company; (iv) absents himself or herself (for the avoidance of doubt, without being represented by an alternate) from three (3) consecutive meetings of the Board without special leave of absence from the Board, and the Board passes a resolution that he or she has by reason of such absence vacated office; or (v) is prohibited, by any applicable law or relevant code applicable to the listing of shares on the NYSE, from being a director.

Filling Vacancies on the Board

Vacancies on the Board may be filled by the majority of the directors then in office, even if less than a quorum, or by a sole remaining director (subject to the Companies Act, applicable law, or any rights of any preference shares).

A director appointed to fill a vacancy resulting from the death, resignation or removal of a director serves the remainder of the full term of the director whose death, resignation or removal created the vacancy and until his or her successor shall have been appointed and qualified.

During the period that the Sponsor and DMGH have the ability to designate directors, the Sponsor and DMGH have re-appointment rights if the director each of them appointed fails to be elected or their seat is otherwise vacated.

Directors’ Fiduciary Duties

Under Cayman Islands law, directors and officers owe the following fiduciary duties:

•        duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

•        duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

•        directors should not improperly fetter the exercise of future discretion;

•        duty to exercise powers fairly as between different sections of members;

•        duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

•        duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience of that director.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the members provided that there is full disclosure by the directors. This can be done by way of permission granted in the amended and restated memorandum and articles of association or alternatively by member approval at general meetings.

Meetings of Members

As a Cayman Islands exempted company, we are not obliged by law to call annual general meetings, however, pursuant to the Articles, directors are elected at annual general meetings and the NYSE requires an annual meeting.

Transfer Agent and Registrar

The transfer agent and registrar for the Class A Shares is Equiniti Trust Company.

Listing

Our Class A Shares and Warrants are currently listed on the New York Stock Exchange under the symbols “CZOO” and “CZOO WS,” respectively.

Warrants

Public Warrants

The following description of the Warrants contains only material information concerning such warrants and does not purport to be complete and is qualified in its entirety by reference to the Warrant Agreement filed as an exhibit to the registration statement of which this prospectus forms a part.

The terms of the Warrants are set forth in the Warrant Agreement, dated as October 27, 2020, between Ajax and Continental (the “Warrant Agreement”), as amended by the Amendment to and Assignment of Warrant Agreement, dated August 23, 2021, among Ajax, the Company, Continental and Equiniti, pursuant to which Equiniti succeeded Continental as warrant agent for the Warrants. Each Warrant currently entitles the holder thereof to purchase one Class A Share at price of $11.50 per share, subject to adjustment as discussed below. As of May 2, 2022, there were 41,254,566 Warrants outstanding, including 20,124,748 public warrants and 21,129,818 private warrants.

Exercisability

Each Warrant becomes exercisable to purchase one Class A Share at a price of $11.50 per share, at any time commencing on October 30, 2021, except as described below. Pursuant to the Warrant Agreement, a warrantholder may exercise its Warrants only for a whole number of Class A Shares. The public warrants will expire five years after the completion of the Transaction, at 5:00 p.m., New York City time, or earlier upon redemption.

We will not be obligated to deliver any Class A Shares pursuant to the exercise of a Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A Shares issuable upon exercise of the warrants is then effective and a current prospectus relating thereto is current, subject to us satisfying our obligations described below with respect to registration, or a valid exemption from registration is available, including in connection with a cashless exercise permitted as a result of a notice of redemption. No warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless.

Under the terms of the Warrant Agreement, we were obligated, as soon as practicable, but in no event later than 15 business days, after the closing of the Transaction, to use commercially reasonable efforts to file with the SEC a registration statement covering the issuance, under the Securities Act, of the Class A Shares issuable upon exercise of the Warrants. We are obligated to commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the Transaction and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Warrants in accordance with the provisions of the Warrant Agreement. Notwithstanding the above, if the Class A Shares are, at the time of any exercise of a

Warrant, not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the Warrants for that number of Class A Shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of Class A Shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value and (B) 0.361. The “fair market value” as used in the preceding sentence shall mean the volume weighted average price of the Class A Shares for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

Redemption of Warrants when the price per Class A Share equals or exceeds $18.00

Once the Warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private warrants):

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption to each warrantholder; and

•        if, and only if, the last reported sale price of our Class A Shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrantholders (the “Reference Value”) equals or exceeds $18.00 per share (subject to adjustment as described below).

We will not redeem the Warrants as described above unless a registration statement under the Securities Act covering the issuance of the Class A Shares issuable upon exercise of the Warrants is then effective and a current prospectus relating to those Class A Shares is available throughout the 30-day redemption period. If and when the Warrants become redeemable, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the foregoing conditions are satisfied and the Company issues a notice of redemption of the Warrants, each warrantholder will be entitled to exercise his, her or its Warrant prior to the scheduled redemption date.

Redemption of Warrants when the price per Class A Share equals or exceeds $10.00

Once the Warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private warrants):

•        in whole and not in part;

•        at $0.10 per Warrant upon a minimum of 30 days’ prior written notice of redemption; provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of the Class A Shares (as defined below) except as otherwise described below; and

•        if, and only if, the Reference Value equals or exceeds $10.00 per share (subject to adjustment as described below).

During the period beginning on the date the notice of redemption is given, holders may elect to exercise their Warrants on a cashless basis. The numbers in the table below represent the number of Class A Shares that a warrantholder will receive upon such cashless exercise in connection with a redemption by the Company pursuant to this redemption feature, based on the “fair market value” of the Class A Shares on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on volume weighted average price of the Class A Shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our warrantholders with the final fair market value no later than one business day after the 10-trading day period described above ends.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a Warrant or the exercise price of a Warrant is adjusted as set forth under the heading “— Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a Warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a Warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a Warrant. If the exercise price of a Warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “— Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “— Anti-dilution Adjustments” below, and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “— Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a Warrant pursuant to such exercise price adjustment.

Redemption Date (period to expiration of Warrants)	Fair Market Value of Class A Shares
	≤$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	≥$18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of Class A Shares to be issued for each Warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of the Class A Shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the Warrant is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 Class A Shares for each Warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of the Class A Shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the Warrants is $13.50 per share, and at such time there are 38 months until the expiration of the Warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 Class A Shares for each Warrant. In no event will the Warrants be exercisable in connection with this redemption feature for more than 0.361 Class A Shares per warrant (subject to adjustment). Finally, as reflected in the table above, if the Warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by the Company pursuant to this redemption feature, since they will not be exercisable for any Class A Shares. No fractional Class A Shares will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of Class A Shares to be issued to the holder.

Redemption Procedures

A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the Class A Shares issued and outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments

If the number of issued and outstanding Class A Shares is increased by a capitalization or share dividend payable in Class A Shares, or by a sub-division of Class A Shares or other similar event, then, on the effective date of such share capitalization, sub-division or similar event, the number of Class A Shares issuable on exercise of each Warrant will be increased in proportion to such increase in the issued and outstanding Class A Shares. A rights offering made to all or substantially all holders of Class A Shares entitling holders to purchase Class A Shares at a price less than the “historical fair market value” (as defined below) will be deemed a capitalization of a number of Class A Shares equal to the product of (1) the number of Class A Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Shares) multiplied by (2) one minus the quotient of (x) the price per Class A Share paid in such rights offering divided by (y) the historical fair market value. For these purposes, (1) if the rights offering is for securities convertible into or exercisable for Class A Shares, in determining the price payable for Class A Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (2) “historical fair market value” means the volume weighted average price of Class A Shares during the 10 trading day period ending on the trading day prior to the first date on which the Class A Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Warrants are outstanding and unexpired, pay to all or substantially all of the holders of Class A Shares a dividend or make a distribution in cash, securities or other assets to the holders of Class A Shares on account of such Class A Shares (or other securities into which the Warrants are convertible), other than (a) as described above, or (b) any cash dividends or cash distributions which, when combined on a per share basis, with all other cash dividends and cash distributions paid on the Class A Shares during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted for share sub-divisions, share dividends, rights issuances, consolidations, reorganizations, recapitalizations and other similar transactions) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Class A Share in respect of such event.

If the number of issued and outstanding Class A Shares is decreased by a consolidation, combination, or reclassification of Class A Shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of Class A Shares issuable on exercise of each Warrant will be decreased in proportion to such decrease in issued and outstanding Class A Shares.

Whenever the number of Class A Shares purchasable upon the exercise of the Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Class A Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment and (y) the denominator of which will be the number of Class A Shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the issued and outstanding Class A Shares (other than those described above or that solely affects the par value of such Class A Shares), or in the case of any merger or consolidation of the Company with or into another corporation (other than a merger or consolidation in which we are the continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding Class A Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other of other property of the Company as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Class A Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares, stock or other equity securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their Warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such merger or consolidation, then the kind and amount of securities, cash or other assets for which each Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such merger or consolidation that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders, the holder of a Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such warrantholder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A Shares held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Warrant Agreement. Additionally, if less than 70% of the consideration receivable by the holders of Class A Shares in such a transaction is payable in the form of ordinary shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the warrant.

The terms of the Warrants are governed by the Warrant Agreement. The Warrant Agreement provides that (a) the terms of the Warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correcting any mistake, including conforming the provisions of the Warrant Agreement to the description of the terms of the warrants and the Warrant Agreement set forth in the IPO prospectus, or defective provision or (ii) adding or changing any provisions with respect to matters or questions arising under the Warrant Agreement as the parties to the Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the Warrants and (b) all other modifications or amendments require the vote or written consent of at least 65% of the then outstanding public warrants and, solely with respect to any amendment to the terms of the private warrants or any provision of the Warrant Agreement with respect to the private warrants, at least 65% of the then outstanding private warrants. The Warrant Agreement is filed as an exhibit to the registration statement of which this prospectus forms a part.

The warrantholders do not have the rights or privileges of holders of Ordinary Shares and any voting rights until they exercise their warrants and receive Class A Shares. After the issuance of Class A Shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Private Warrants

The private warrants (including the Class A Shares issuable upon exercise of the private warrants) are not transferable, assignable or salable until 30 days after the completion of the Transaction (subject to certain limited exceptions) and they are not redeemable by the Company so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the private warrants on a cashless basis and have certain registration rights with respect to such securities. The private warrants are identical to the public warrants except that, so long as they are held by the Sponsor or its permitted transferees: (1) they will not be redeemable by the Company; (2) they (including the Class A Shares issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the Sponsor until 30 days after the completion of the Transaction; (3) they may be exercised by the holders on a cashless basis; (4) they (including the Class A Shares issuable upon exercise of these warrants) are entitled to registration rights and (5) they will not be exercisable more than seven years after the completion of the Transaction so long as they are held by the Sponsor or any of its permitted transferees. If the private warrants are held by holders other than the Sponsor or its permitted transferees, the private warrants will be redeemable by the Company in all redemption scenarios and exercisable by the holders on the same basis as the public warrants.

If holders of the private warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of Class A Shares equal to the quotient obtained by dividing (x) the product of the number of Class A Shares underlying the warrants, multiplied by the excess of the “historical fair market value” (defined below) less the exercise price of the warrants by (y) the historical fair market value. For these purposes, the “historical fair market value” shall mean the average last reported sale price of the Class A Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Enforceability of Civil Liability under Cayman Islands Law

We have been advised by Maples and Calder, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize, or enforce against us, judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any State, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Anti-Money Laundering — Cayman Islands

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection — Cayman Islands

We have certain duties under the Data Protection Act, 2017 of the Cayman Islands (the “Data Protection Act”) based on internationally accepted principles of data privacy.

Privacy Notice

Introduction

This privacy notice puts our members on notice that through your investment in us you will provide us with certain personal information which constitutes personal data within the meaning of the Data Protection Act (“personal data”). In the following discussion, the “company,” “us,” “our” and “we” refers to Cazoo Group Ltd and its affiliates and/or delegates, except where the context requires otherwise.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the Data Protection Act and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the Data Protection Act, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the Data Protection Act or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a member and/or any individuals connected with a member as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the member’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in the company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How We May Use a Member’s Personal Data

We, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

1.      where this is necessary for the performance of our rights and obligations under any purchase agreements;

2.      where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or

3.      where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to the company and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the Data Protection Act.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

DESCRIPTION OF Certain Indebtedness

The following section summarizes the terms of our Convertible Notes.

On February 16, 2022 we issued $630.0 million in aggregate principal amount of the Convertible Notes pursuant to the Indenture, dated February 16, 2022 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee.

The Convertible Notes bear regular interest at a rate of 2.00% per year. Interest accrues from February 16, 2022 and is payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, beginning on May 16, 2022. The Convertible Notes will mature on February 16, 2027, unless earlier redeemed, repurchased or converted in accordance with the terms of the Convertible Notes. The principal amount of the Convertible Notes does not accrete.

The Convertible Notes will be convertible at the option of the holders at any time after November 6, 2022 and prior to the close of business on the second scheduled trading day immediately preceding February 16, 2027. In addition, the Company may force the conversion of the Convertible Notes on or after February 16, 2025, if the trading price of the Company’s Class A Shares exceeds 150% of the conversion price for at least 20 trading days (whether or not consecutive) in any consecutive 30 trading day period (the “Trading Condition”).

Upon conversion, the Company will satisfy its conversion obligation by delivering Class A Shares (subject to certain exceptions set forth in the Indenture). The Convertible Notes have an initial conversion rate of 200 Class A Shares per $1,000 principal amount of Convertible Notes. This is equivalent to an initial conversion price of $5.00 per share. The conversion rate is subject to customary adjustments under certain circumstances in accordance with the terms of the Indenture.

Holders of the Convertible Notes have the right to require the Company to repurchase for cash all or a portion of their Convertible Notes at 100% of their principal amount, plus any accrued and unpaid interest, upon the occurrence of a Fundamental Change. The Company is also required to increase the conversion rate for holders who convert their Convertible Notes in connection with a Fundamental Change prior to the maturity date.

The Company may not redeem the Convertible Notes prior to February 16, 2025. The Convertible Notes are redeemable, in whole or in part, for cash at the Company’s option at any time, and from time to time, on or after February 16, 2025, but only if (i) the Trading Condition (as defined above) is met, or (ii) the aggregate principal amount of the Convertible Notes outstanding and held by persons other than the Company or its affiliates is less than 15% of the initial aggregate principal amount of the Convertible Notes.

If the Convertible Notes have not been converted, repurchased or redeemed at or prior to February 16, 2027, holders of the Convertible Notes will also be entitled to payment of a premium at maturity of the Convertible Notes, equal to 50% of the principal amount of the Convertible Notes. The premium is payable in cash, Class A Shares, or a combination of cash and Class A Shares at the option of the Company. The premium will not be payable if the trailing 10 trading day volume weighted average price of the Class A Shares is above $6.75 for any trading day beginning on (and excluding) March 4, 2024 and ending on (and including) March 18, 2024 (the “premium fall-away trigger”), provided that in connection with a share exchange event on or prior to March 4, 2024 involving a third party acquirer, the premium fall-away trigger shall be tested using the fair market value of the consideration paid per Class A Share on the date of the share exchange event or if resulting in less consideration, the date on which any lock-up applicable to holders of the Class A Shares expires after the share exchange event. For the avoidance of doubt, this premium will not be payable by the Company (i) in the event of a mandatory conversion on or prior to the maturity date, (ii) in the event of a voluntary conversion by a holder on or prior to the maturity date, (iii) in connection with the redemption of the Convertible Notes on or prior to the maturity date, or (iv) in connection with a make-whole Fundamental Change or an offer to purchase Convertible Notes upon a Fundamental Change.

The Convertible Notes are the Company’s senior unsecured obligations and (i) rank equal in right of payment to all of the Company’s existing and future unsubordinated indebtedness, (ii) rank senior in right of payment to any of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the Convertible Notes, (iii) are effectively subordinated in right of payment to any of the Company’s future secured indebtedness to the extent of the value of the collateral securing such indebtedness (subject to the next succeeding paragraph) and (iv) are structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) of current or future subsidiaries of the Company (subject to the next succeeding paragraph).

The Convertible Notes will not be guaranteed or secured upon issuance but will receive the benefit of any guarantees or security provided at any time for the benefit of certain other indebtedness of the Company for borrowed money issued or incurred in the future, other than indebtedness incurred to purchase, finance or refinance the purchase of vehicles, vehicle parts, supplies and inventory and certain other indebtedness. The Indenture also contains covenants, events of default and other provisions which are customary for offerings of convertible notes. The foregoing summary of the Indenture is qualified in its entirety by reference to the text of the Indenture, which is incorporated by reference as an exhibit to this registration statement.

The Purchasers of Convertible Notes agreed to certain transfer restrictions with respect to the Convertible Notes and the Class A Shares issuable upon conversion of the Convertible Notes until the earliest of (a) 270 days from the date of the Note Purchase Agreement, (b) the date on which the Company completes a transaction that results in the Company’s shareholders having the right to exchange their Class A Shares for cash, securities or other property and (c) the occurrence of a Fundamental Change (as defined in the Indenture).

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Ajax Related Person Transactions prior to the Transaction

Founder Shares

On September 16, 2020, the Sponsor paid $25,000 to cover certain offering and formation costs of Ajax in consideration for 8,855,000 Ajax Class B Shares (the “founder shares”). On September 22, 2020, Ajax effected a share capitalization resulting in an aggregate of 9,583,333 founder shares being outstanding. The Ajax Class B Shares included an aggregate of up to 1,250,000 founder shares subject to forfeiture by the Sponsor, so that the number of Ajax Class B Shares would collectively represent 10% of Ajax’s issued and outstanding shares upon the completion of Ajax’s initial public offering. On December 11, 2020, the option to exercise the remaining over-allotment balance expired and 638,990 founder shares were forfeited, resulting in an aggregate of 8,944,343 Ajax Class B Shares issued and outstanding. In connection with consummation of the Transaction, the founder shares were cancelled and exchanged for Class B Shares, which subsequently converted into Class A Shares upon closing of the Transaction.

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of the founder shares until the earlier to occur of: (A) two years after the completion of the Transaction; and (B) subsequent to completion of the Transaction, (x) if the last reported sale price of the Class A Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Transaction, or (y) the date on which the Company completes a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Class A Shares for cash, securities or other property.

Private Placement Warrants

Simultaneously with the closing of Ajax’s initial public offering, the Sponsor purchased an aggregate of 21,129,818 private placement warrants at a price of $1.00 per private placement warrant (for an aggregate purchase price of $21,129,818). The proceeds from the sale of the private placement warrants were added to the net proceeds from Ajax’s initial public offering held in the trust account. Upon consummation of the Transaction the private placement warrants were cancelled and exchanged for private warrants, each exercisable to purchase one Class A Share at an exercise price of $11.50 per share, subject to adjustment.

Related Party Notes

On September 16, 2020, Ajax issued an unsecured promissory note to the Sponsor (the “Promissory Note”), pursuant to which Ajax could borrow up to an aggregate principal amount of $500,000. The Promissory Note was non-interest bearing and payable on the earlier of (i) June 30, 2021, or (i) the consummation of Ajax’s initial public offering. The outstanding balance under the Promissory Note of $500,000 was repaid at the closing of Ajax’s initial public offering on October 30, 2020.

On March 22, 2021, Daniel Och, Ajax’s chief executive officer and chairman of Ajax’s board of directors, committed to provide Ajax with an aggregate of $1,500,000 in loans. On May 15, 2021, Daniel Och and Glenn Fuhrman, a director of Ajax, committed to provide Ajax with an aggregate of $2,000,000 in loans. On August 4, 2021, Daniel Och and Glenn Fuhrman committed to provide Ajax with an aggregate of $1,650,000 in loans. As of June 30, 2021 there were $3,500,000 of such loans outstanding. The loans were non-interest bearing, unsecured and were repaid upon consummation of the Transaction.

Administrative Services Agreement

In October 2020 Ajax entered into an agreement (the “Administrative Services Agreement”) to pay the Sponsor up to $10,000 per month for office space, and administrative and support services. For the period from August 13, 2020 (inception) through December 31, 2020, Ajax incurred and paid $21,290, in fees for these services. For the six months ended June 30, 2021 Ajax incurred and paid $60,000, in fees for these services. The Administrative Services Agreement was terminated in connection with the closing of the Transaction.

Cazoo Related Person Transactions prior to the Transaction

DMGV Financing

As part of Cazoo funding rounds prior to closing of the Transaction, DMGV provided future media spend in place of cash for a portion of their investment. In July 2021, Cazoo and DMGV agreed to extend the utilization period for approximately £9.0 million of media spend through to the first half of 2024. Cazoo used £1.7 million of such media spend in the fiscal year ended December 31, 2021 (2020: £2.0 million).

Certain Related Person Transactions Related to the Transaction

Investor Rights Agreement

At the Closing, the Company, the Sponsor and the other holders party thereto (the “Holders”) entered into an Investor Rights Agreement (the “Investor Rights Agreement”). Under the Investor Rights Agreement, the Holders hold registration rights that obligate the Company to register for resale under the Securities Act certain securities, including all of the Class A Shares issued or issuable upon the conversion or exchange of any Class B Shares or Class C Shares held by such Holder, the Warrants (including any Class A Shares issued or issuable upon the exercise of any such Warrants) held by such Holder, and any outstanding Ordinary Shares or any other equity security (including the Ordinary Shares issued or issuable upon the exercise of any other equity security) of the Company held by a Holder as of the Closing Date (collectively, the “Registrable Securities”). Under the Investor Rights Agreement, (i) Alex Chesterman, (ii) any of DMGV and each of its permitted transferees that is Rothermere Continuation Limited, DMGT or a controlled Affiliate of DMGT holding Registrable Securities (the “DMGV Group”), or (iii) Holders of a majority-in-interest of Registrable Securities held by the Sponsor Group (as such term is defined in the Investor Rights Agreement) (a “Demanding Holder”) may make a written demand for registration of all or part of their Registrable Securities on Form F-3 (or, if Form F-3 is not available to be used by the Company at such time, on Form F-1 or another appropriate form permitting registration of such Registrable Securities for resale by such Demanding Holders). Under no circumstances will the Company be obligated to effect more than an aggregate of (i) three (3) registrations pursuant to a demand registration initiated by Alex Chesterman, three (3) registrations pursuant to a demand registration initiated by a member of the DMGV Group, or (iii) two (2) registrations pursuant to a demand registration by the Sponsor Group (which number of registrations may be increased to three (3) under certain circumstances.

Subject to certain exceptions, if at any time after the Closing, the Company proposes to file a registration statement under the Securities Act with respect to its securities, under the Investor Rights Agreement, it will be required to give notice to the Holders as to the proposed filing and offer the Holders an opportunity to register the sale of such number of Registrable Securities as requested by the Holders in writing. The Company also agreed to file within 45 calendar days after the Closing a resale registration statement on Form F-3 (or, if Form F-3 is not available to be used by the Company at such time, on Form F-1 or another appropriate form permitting registration of such Registrable Securities for resale). In addition, the Investor Rights Agreement contains customary “piggy-back” registration rights. If a registration statement includes any Registrable Securities that are subject to contractual transfer restrictions, such Registrable Securities may be registered, but they may not be sold or transferred while subject to such transfer restrictions.

Under the Investor Rights Agreement, the Company is required to promptly notify each of the Holders in writing if a registration statement or prospectus contains an untrue statement of a material fact or an omission to state a material fact required to be stated in a registration statement or prospectus, or necessary to make the statements in a registration statement or prospectus (and in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading (a “Misstatement”) and, upon receipt of such written notice from the Company, each of the Holders is required to discontinue disposition of Registrable Securities until he, she or it is advised in writing by the Company that the use of the prospectus may be resumed or has received copies of a supplemented or amended prospectus correcting the Misstatement. If the filing, initial effectiveness or continued use of a registration statement or prospectus included in any registration statement at any time (i) would require the Company to make any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Board, after consultation with counsel to the Company, (a) would be required to be made in any registration statement or prospectus in order for the applicable registration statement or prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (a) would not be required to be made at such time if the registration statement were not being filed, and (c) would materially impede, delay or interfere with any significant financing, significant acquisition, significant corporate reorganization or other significant transaction then pending or proposed to be taken by the Company or any of its subsidiaries (or any negotiations, discussions or pending proposals with respect thereto), or would otherwise materially adversely affect the Company, or (ii) would require the inclusion in such registration statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may defer the filing, initial effectiveness or continued use of any registration statement pursuant to (i) or (ii) for a period of not more than sixty (60) consecutive days and the Company may not defer any such filing, initial effectiveness or use of a registration statement for more than three times or for more than a total of 120 days (in each case counting deferrals initiated pursuant to (i) or (ii) in the aggregate) in any 12-month period.

Under the Investor Rights Agreement, the Company has agreed to indemnify the Holders and certain persons or entities related to the Holders such as their officers, directors, agents and persons who control such Holder against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein. The Holders including Registrable Securities in any registration statement or prospectus agree to indemnify the Company, its directors and officers and agents and each person who controls (within the meaning of the Securities Act) the Company against any losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein.

Pursuant to the terms of the Investor Rights Agreement, certain shareholders are entitled to nominate individuals to the board of directors of the Company following the closing of the Transaction, in each case, on the terms and subject to the conditions set forth therein. In particular, the Company and such securityholders have agreed to take all necessary and desirable action within their control to cause the nominating committee of the board of directors to nominate and recommend to the board of directors, the following individuals for election to the board as directors:

(a)     for so long as Alex Chesterman is the Chief Executive Officer of the Company or, together with his affiliates, beneficially owns at least 5% of the issued and outstanding voting shares of the Company, Alex Chesterman;

(b)    for so long as Stephen Morana is the Chief Financial Officer of the Company, Stephen Morana;

(c)     until the expiration of the term of office of the Company’s Class III directors in office on the Closing Date, one individual designated by the Sponsor, who will initially be Daniel Och; and

(d)    until the later of (i) the expiration of the term of office of the Company’s Class III directors in office on the Closing Date and (ii) such time as DMGV Limited (“DMGV”), together with certain affiliates, no longer beneficially owns 10% or more of the issued and outstanding voting shares of the Company, one individual designated by DMGV, who will initially be Lord Rothermere.

Pursuant to the terms of the Investor Rights Agreement, the Board was initially set at nine members, at least three of whom satisfied the independence criteria applicable to the audit committee of the Board. So long as the Board comprises nine members, three of such directors shall sit in each of Class I, Class II and Class III.

Pursuant to the terms of the Investor Rights Agreement, so long as DMGV has a designee on the Board, DMGV may, at its election and at any time by written notice to the Company, appoint a board observer to attend all meetings of the Board (and any committees thereof).

Pursuant to the Investor Rights Agreement, during the periods in which the Sponsor and DMGV, respectively, are permitted to designate a nominee to the Board under the provision described above, in the event that (i) a vacancy is created at any time by the death, retirement, disability, removal or resignation of any of the members nominated by the Sponsor or DMGV (the “Shareholder Designees”) or (ii) a Shareholder Designee fails to be elected to the Board at any annual or special meeting of the shareholders of the Company at which such Shareholder Designee stood for election but was nevertheless not elected, the remaining directors and the Company shall cause such open seat to be filled by a new member designated in writing by the shareholder that designated such Shareholder Designee, as soon as possible, and the Company and the other parties to the Investor Rights Agreement shall take all necessary and desirable actions within their control to accomplish the same.

Pursuant to the Investor Rights Agreement, if the Company intends to issue equity securities within one year of the Closing Date which would result in any individual or entity that beneficially owns ten percent (10%) or more of the issued and outstanding Ordinary Shares, having beneficial ownership of less than ten percent (10%) of the issued and outstanding Ordinary Shares then, at least 15 business days prior to the issuance of the equity securities, the Company is required to deliver to such shareholder an offer to issue a portion of such equity securities to such shareholder in an aggregate amount, on a pro forma basis after giving effect to the issuance of such equity securities, that would result in such shareholder maintaining beneficial ownership of at least ten percent (10%) of the issued and outstanding Ordinary Shares.

On September 2, 2021, DMGV transferred and assigned all of its Class A Shares and Class C Shares to DMGH. In connection with the transfer, DMGH executed a Joinder to the Investor Rights Agreement, pursuant to which DMGH agreed to join and be bound by the Investor Rights Agreement as if it were DMGV thereunder.

The foregoing summary of the Investor Rights Agreement is qualified in its entirety by reference to the text of the Investor Rights Agreement, the form of which is included as an exhibit to this registration statement, and is incorporated herein by reference.

Transaction Support Agreements

Concurrently with the execution of the Business Combination Agreement, Ajax, the Company, Cazoo Holdings and holders of a majority of each of Cazoo Holdings’ outstanding series A shares, series B shares, series C shares and ordinary shares executed transaction support agreements (the “Transaction Support Agreements”), pursuant to which, on the terms and subject to the conditions set forth therein, each such holder agreed to, among other things (i) following the effectiveness of the Company’s registration statement on Form F-4, enter into a purchase and sale agreement for his, her or its Cazoo Shares pursuant to which, such Cazoo Shareholder sold and the Company purchased such Cazoo Shareholder’s Cazoo Shares, (ii) to the extent reasonably determined to be necessary or advisable by Ajax or Cazoo Holdings in furtherance of the Transaction, support and vote in favor of the Business Combination Agreement, the ancillary documents to which Cazoo Holdings was a party and the transactions contemplated thereby, (iii) take any actions reasonably determined by Ajax and Cazoo Holdings to be necessary or advisable to exercise the drag along right set out in and in accordance with Cazoo Holdings’ articles of association (including delivery by such holder to Cazoo Holdings of notice of a desire to transfer its Cazoo Shares and implement the drag along right in Cazoo Holdings’ articles of association), and (iv) subject to certain exceptions, not to transfer, assign, or sell their respective Cazoo Shares, prior to the consummation of the Transaction. In addition, Alex Chesterman and Stephen Morana, in their capacities as Cazoo Shareholders, agreed under the Transaction Support Agreements signed by them to only make a Standard Election or a Stock Election (as such terms are defined in the Business Combination Agreement) with respect to (i) all Cazoo Shares held by them (including such Cazoo Shares resulting from the exercise of certain options), and (ii) all their vested unapproved options.

PIPE Investment

As part of the PIPE Investment, D1 Capital Partners Master LP, an affiliate of David Hobbs, purchased 10,000,000 PIPE Shares for $100,000,000, DMGV, an affiliate of Lord Rothermere, purchased 2,500,000 PIPE Shares for $25,000,000, entities affiliated with Anne Wojcicki purchased 750,000 PIPE Shares for $7,500,000, entities affiliated with Daniel Och purchased 13,150,000 PIPE Shares for $131,500,000, an entity affiliated with Glenn Fuhrman, a former director of Ajax, purchased 3,000,000 PIPE Shares for $30,000,000, an entity affiliated with Jim McKelvey, a former director of Ajax, purchased 1,500,000 PIPE Shares for $15,000,000, Steve Ells, a former director of Ajax, purchased 1,500,000 PIPE Shares for $15,000,000, and an entity affiliated with Kevin Systrom, a former director of Ajax, purchased 100,000 PIPE Shares for $1,000,000. In the aggregate, these investments represent approximately 40.6% of the total number of PIPE Shares issued.

Indemnification Agreements

In connection with the Transaction, the Company entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide, to the fullest extent permitted under law, indemnification against all expenses, judgments, fines and amounts paid in settlement relating to, arising out of or resulting from indemnitee’s status as a director, officer, employee or agent of the Company or any other corporation, limited liability company, partnership or joint venture, trust or other enterprise which such person is or was serving at the Company’s request. In addition, the indemnification agreements provide that the Company will advance, to the extent not prohibited by law, the expenses incurred by the indemnitee in connection with any proceeding, and such advancement will be made within 20 days after the receipt by the Company of a statement requesting such advances from time to time, whether prior to or after final disposition of any proceeding.

Other Related Party Transactions

Convertible Notes

On February 16, 2022, we issued $630 million in aggregate principal amount of the Convertible Notes pursuant to the Indenture. D1 Capital Partners Master LP, an affiliate of David Hobbs, purchased $30 million principal amount of the Convertible Notes, and WCH 2022 Quad, LLC, WCHS Holdings 1, LLC and JADOFF Investments, LP, each affiliates of Daniel Och, purchased $9,000,000, $3,000,000, and $3,000,000, respectively, of the Convertible Notes. These entities are party to the Note Purchase Agreement and the Registration Rights Agreement. See “Description of Certain Indebtedness.”

Policies and Procedures for Related Person Transactions

Effective upon the consummation of the Transaction, the Board adopted a written related person transaction policy that sets forth policies and procedures for the review and approval or ratification of related person transactions. The Company has policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and provides appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its audit committee charter, the audit committee has the responsibility to review related party transactions.

PRINCIPAL SECURITYHOLDERS

The following table sets forth information regarding the beneficial ownership of Class A Shares as of May 2, 2022 based on 761,352,956 Class A Shares outstanding, by:

•        each person known by the Company to be the beneficial owner of more than 5% of the Class A Shares;

•        each of the Company’s executive officers and directors; and

•        all of the Company’s executive officers and directors as a group.

In accordance with SEC rules, individuals and entities below are shown as having beneficial ownership over Class A Shares they own or have the right to acquire within 60 days, as well as Class A Shares for which they have the right to vote or dispose of. Also in accordance with SEC rules, for purposes of calculating percentages of beneficial ownership, Class A Shares which a person has the right to acquire within 60 days are included both in that person’s beneficial ownership as well as in the total number of Class A Shares issued and outstanding used to calculate that person’s percentage ownership but not for purposes of calculating the percentage for other persons.

Except as indicated by the footnotes below, the Company believes that the persons named below have sole voting and dispositive power with respect to all Class A Shares that they beneficially own. The Class A Shares owned by the persons named below have the same voting rights as the Class A Shares owned by other holders. To the Company’s knowledge, as of April 28, 2022, approximately 50.0% of the Class A Shares were owned by 47 record holders in the United States of America.

Name and Address of Beneficial Owner	Number of Class A Shares	Percentage of Outstanding Class A Shares
Directors and Executive Officers of the Company
Alex Chesterman(1)	177,539,737	23.3%
Stephen Morana(1)(2)	4,451,305	*
Luciana Berger(1)	—	—
David Hobbs(3)	—	—
Moni Mannings(1)	—	—
Daniel S. Och(4)(5)	43,224,161	5.5%
Lord Rothermere(6)	282,588	*
Duncan Tatton-Brown(1)	—	*
Anne Wojcicki(7)(8)	750,000	*
Ned Staple(1)(9)(10)	1,174,725	*
All Directors and Executive Officers of the Company as a Group (10 Individuals)	227,422,516	29.9%
Other Five Percent Holders:
Daily Mail and General Trust plc(11)	132,632,325	17.4%

____________

*        Less than one percent.

(1)      The business address of each of the following individuals is c/o Cazoo Group Ltd, 41 Chalton Street, London, NW1 1JD, United Kingdom.

(2)      For Mr. Morana, consists of (i) 200,834 Class A Shares and (ii) options to purchase 4,250,471 Class A Shares with a weighted-average exercise price of £nil that were granted on September 1, 2021 to replace existing options under the Option Schemes. Each of the foregoing options is scheduled to expire no later than 10 years following the applicable grant date of the corresponding option under the Option Schemes that such option replaced.

(3)      David Hobbs is a partner of D1 Capital Partners L.P. D1 Capital Partners L.P. is a registered investment adviser and serves as the investment manager of private investment vehicles and accounts, including D1 Capital Partners Master LP, the sole and managing member of D1 Master Holdco I LLC. David Hobbs disclaims beneficial ownership in the Class A Shares held by D1 Capital Partners Master LP and D1 Master Holdco I LLC. The business address of David Hobbs is 9 West 57th Street, 36th Floor, New York, New York 10019.

(4)      The business address of Daniel S. Och is c/o Willoughby Capital Holdings, LLC, 667 Madison Avenue, New York, NY 10065.

(5)      Consists of (i) 8,944,343 Class A Shares and (ii) 21,129,818 private warrants held directly by the Sponsor. Daniel S. Och controls the managing member of the Sponsor. As such, he may be deemed to beneficially own the securities held by the Sponsor. In addition, consists of (i) 100,000 Class A Shares held by ASO GST Holdings, LLC; (ii) 100,000 Class A Shares held by AJO GST Holdings, LLC; (iii) 100,000 Class A Shares held by GST VII Holdings, LLC; (iv) 2,600,000 Class A Shares held by JADOFF Investments, LP; (v) 100,000 Class A Shares held by JAO GST Holdings, LLC; (vi) 7,550,000 Class A Shares held by WCH 2021 Quad, LLC; and (vii) 2,600,000 Class A Shares held by WCHS Holdings 1, LLC. Daniel S. Och may be deemed to hold voting and dispositive power over the shares held by ASO GST Holdings, LLC, AJO GST Holdings, LLC, GST VII Holdings, LLC, JADOFF Investments, LP, JAO GST Holdings, LLC, WCH 2021 Quad, LLC; and WCHS Holdings 1, LLC.

(6)      Lord Rothermere is the chairman of Daily Mail and General Trust plc (“DMGT”). In addition, Lord Rothermere sits on the board of directors of Rothermere Continuation Limited, a Jersey corporation, which holds 100% of the outstanding voting shares of DMGT and approximately 36% of the outstanding total shares of DMGT. Rothermere Continuation Limited is controlled by a discretionary trust, which is held for the benefit of Lord Rothermere and his immediate family. Lord Rothermere disclaims beneficial ownership of the Class A Shares held by DMGT. The business address of Lord Rothermere is Northcliffe House, 2 Derry Street, London, United Kingdom W8 5TT.

(7)      Consists of (i) 500,000 Class A Shares held by The Anne Wojcicki Foundation and (ii) 250,000 Class A Shares held by ABeeC 2.0, LLC. Anne Wojcicki may be deemed to hold voting and dispositive power over the Class A Shares held by The Anne Wojcicki Foundation and ABeeC 2.0, LLC. The business address of Anne Wojcicki is 223 North Mathilda Avenue, Sunnyvale, CA 94086.

(8)      Information does not reflect interests held in the Sponsor.

(9)      For Mr. Staple, consists of (i) 940,546 Class A Shares and (ii) options to purchase 234,179 Class A Shares. On September 1, 2021, Mr. Staple was granted options to purchase 342,146 Class A Shares to replace existing options under the Option Schemes, of which 107,967 are unvested, and which have a weighted-average exercise price of £nil. Each of the foregoing options is scheduled to expire no later than 10 years following the applicable grant date of the corresponding option under the Option Schemes that such option replaced.

(10)    With respect to 323,898 of his Class A Shares, Mr. Staple retains voting but not investment power.

(11)    The business address of DMGT is Northcliffe House, 2 Derry Street, London, United Kingdom W8 5TT. In 2021, DMGT announced its intention to declare a special distribution of the Class A Shares held by DMGT to its shareholders. See “Risk Factors — Future resales of our Class A Shares and/or our Warrants may cause the market price of our securities to drop significantly, even if our business is doing well.”

SELLING SECURITYHOLDERS

This prospectus relates to the possible resale by the selling securityholders of up to 410,503,688 Class A Shares, up to 21,129,818 private warrants and up to 21,129,818 Class A Shares issuable upon exercise of the private warrants held by our selling securityholders.

The selling securityholders may from time to time offer and sell any or all of the Class A Shares and private warrants set forth below pursuant to this prospectus. When we refer to the “selling securityholders” in this prospectus, we mean the persons listed in the table below (as such table may be amended from time to time by means of an amendment to the registration statement of which this prospectus forms a part or by a supplement to this prospectus), and any donees, pledgees, distributees, transferees or other successors-in-interest that acquire any of the securities covered by this prospectus after the date of this prospectus from the named selling securityholders as a gift, pledge, distribution or other non-sale related transfer.

The table below sets forth, as of the date of this prospectus, the name of the selling securityholders for which we are registering Class A Shares and private warrants for resale to the public, and the aggregate principal amount that the selling securityholders may offer pursuant to this prospectus. Percentage of ownership set forth in the table below is based on 761,352,956 Class A Shares and 21,129,818 private warrants outstanding on May 2, 2022. In accordance with SEC rules, individuals and entities below are shown as having beneficial ownership over shares they own or have the right to acquire within 60 days, as well as shares for which they have the right to vote or dispose of such shares. Also in accordance with SEC rules, for purposes of calculating percentages of beneficial ownership, shares which a person has the right to acquire within 60 days are included both in that person’s beneficial ownership as well as in the total number of shares issued and outstanding used to calculate that person’s percentage ownership but not for purposes of calculating the percentage for other persons. In some cases, the same Class A Shares are reflected more than once in the table below because more than one holder may be deemed the beneficial owner of the same Class A Shares.

We cannot advise you as to whether the selling securityholders will in fact sell any or all of such securities. In addition, the selling securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Class A Shares or private warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

Selling securityholder information for each additional selling securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such selling securityholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each selling securityholder and the number of Class A Shares and private warrants registered on its behalf. A selling securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

Except as indicated by the footnotes below, we believe that the persons named below have sole voting and dispositive power with respect to all Class A Shares that they beneficially own. The shares owned by the persons named below do not have voting rights different from the shares owned by other holders.

	Class A Shares Beneficially Owned Prior to Offering		Private Warrants Beneficially Owned Prior to Offering		Number of Class A Shares Being Offered	Number of Private Warrants Being Offered	Class A Shares Beneficially Owned After the Offered Class A Shares are Sold		Private Warrants Beneficially Owned After the Offered Warrants are Sold
	Shares	Percent	Shares	Percent			Shares	Percent	Warrants	Percent
Ajax I Holdings, LLC(1)	30,074,161	4.0%	21,129,818	100%	30,074,161	21,129,818	—	—	—	—
ABeeC 2.0, LLC(2)	250,000	*	—	—	250,000	—	—	—	—	—
The Anne Wojcicki Foundation(3)	500,000	*	—	—	500,000	—	—	—	—	—
BlackRock, Inc.(4)	9,076,509	1.2%	—	—	3,649,293	—	5,427,216	*	—	—
Chescaplq LLC(5)	1,864,362	*	—	—	748,273	—	1,116,089	*	—	—
D1 Capital Partners Master LP(6)	10,000,000	1.3%	—	—	10,000,000	—	—	—	—	—
D1 Master Holdco I LLC(7)	26,826,525	3.5%	—	—	26,826,525	—	—	—	—	—
Daily Mail and General Trust plc(8)	132,632,325	17.4%	—	—	132,632,325	—	—	—	—	—
Durable Capital Master Fund LP(9)	587,351	*	—	—	250,000	—	337,351	*	—	—
Mindich Charitable Foundation(10)	250,000	*	—	—	250,000	—	—	—	—	—
Variable Insurance Products Fund III: VIP Balanced Portfolio – Information Technology Sub(11)	56,400	*	—	—	56,400	—	—	—	—	—
Fidelity Advisor Series I: Fidelity Advisor Balanced Fund – Information Technology Sub(11)	53,300	*	—	—	53,300	—	—	—	—	—
Fidelity Puritan Trust: Fidelity Balanced K6 Fund – Information Technology Sub-portfolio(11)	5,700	*	—	—	5,700	—	—	—	—	—
Fidelity Puritan Trust: Fidelity Balanced Fund – Information Technology Sub(11)	387,545	*	—	—	387,545	—	—	—	—	—
Fidelity Select Portfolios: Select Technology Portfolio(11)	144,100	*	—	—	144,100	—	—	—	—	—
Variable Insurance Products Fund III: VIP Growth Opportunities Portfolio(11)	1,878,167	*	—	—	37,900	—	1,840,267	*	—	—
Fidelity Advisor Series I: Fidelity Advisor Growth Opportunities Fund(11)	14,216,803	1.9%	—	—	260,200	—	13,956,603	1.8%	—	—
Fidelity Advisor Series I: Fidelity Advisor Series Growth Opportunities Fund(11)	536,058	*	—	—	9,100	—	526,958	*	—	—
Fidelity U.S. Growth Opportunities Investment Trust by its manager Fidelity Investments Canada ULC(11)	185,268	*	—	—	3,800	—	181,468	*	—	—
Fidelity NorthStar Fund – Sub D by its manager Fidelity Investments Canada ULC(11)	562,865	*	—	—	32,465	—	530,400	*	—	—
Arleon LLC, a series of Virtru PE LLC, A Delaware Series LLC(12)	3,000,000	*	—	—	3,000,000	—	—	—	—	—
Highline Investments LLC(13)	3,042,938	*	—	—	3,000,000	—	42,938	*	—	—
Kwidnet Holdings LLC(14)	1,546,189	*	—	—	1,000,000	—	546,189	*	—	—
Saloniki Investments, LLC(15)	1,500,000	*	—	—	1,500,000	—	—	—	—	—
Luxor Gibraltar, LP – Series I(16)	57,358	*	—	—	57,358	—	—	—	—	—
Luxor Capital Partners Long Offshore Master Fund, LP(16)	10,726	*	—	—	10,726	—	—	—	—	—
Luxor Capital Partners Long, LP(16)	32,222	*	—	—	32,222	—	—	—	—	—
Luxor Capital Partners Offshore Master Fund, LP(16)	439,638	*	—	—	439,638	—	—	—	—	—
Luxor Capital Partners, LP(16)	33,321	*	—	—	33,321	—	—	—	—	—
Luxor Wavefront, LP(16)	365,420	*	—	—	365,420	—	—	—	—	—
Marcho Partners Long Master Fund ICAV(17)	3,708,946	*	—	—	1,270,800	—	2,438,146	*	—	—
Marcho Partners Master Fund ICAV(18)	16,218,076	2.1%	—	—	6,229,200	—	9,988,876	1.3%	—	—
MIC Capital Partners (Public) Parallel Cayman, LP(19)	3,356,693	*	—	—	1,750,000	—	1,606,693	*	—	—
Pelham Long/Short Master Fund Ltd(20)	7,849,724	1.0%	—	—	6,000,000	—	1,849,724	*	—	—
SHP II LLC(21)	2,000,000	*	—	—	2,000,000	—	—	—	—	—
SWILUX SA(22)	35,134,110	4.6%	—	—	750,000	—	34,384,110	4.5%	—	—
Kevin Systrom Revocable Trust(23)	100,000	*	—	—	100,000	—	—	—	—	—

	Class A Shares Beneficially Owned Prior to Offering		Private Warrants Beneficially Owned Prior to Offering		Number of Class A Shares Being Offered	Number of Private Warrants Being Offered	Class A Shares Beneficially Owned After the Offered Class A Shares are Sold		Private Warrants Beneficially Owned After the Offered Warrants are Sold
	Shares	Percent	Shares	Percent			Shares	Percent	Warrants	Percent
M Steven Ells(24)	1,500,000	*	—	—	1,500,000	—	—	—	—	—
ASO GST Holdings, LLC(25)	100,000	*	—	—	100,000	—	—	—	—	—
AJO GST Holdings, LLC(26)	100,000	*	—	—	100,000	—	—	—	—	—
GST VII Holdings, LLC(27)	100,000	*	—	—	100,000	—	—	—	—	—
JADOFF Investments, LP(28)	2,600,000	*	—	—	2,600,000	—	—	—	—	—
JAO GST Holdings, LLC(29)	100,000	*	—	—	100,000	—	—	—	—	—
WCH 2021 Quad, LLC(30)	7,550,000	1.0%	—	—	7,550,000	—	—	—	—	—
WCHS Holdings 1, LLC(31)	2,600,000	*	—	—	2,600,000	—	—	—	—	—
Alex Chesterman(32)(33)	177,539,737	23.3%	—	—	177,539,737	—	—	—	—	—
Stephen Morana(32)(33)	4,451,305	*	—	—	4,451,305	—	—	—	—	—
Ned Staple(32)(34)	1,282,692	*	—	—	1,282,692	—	—	—	—	—

____________

*        Less than one percent.

(1)      Consists of (i) 8,944,343 Class A Shares and (ii) 21,129,818 Class A Shares issuable upon the exercise of private warrants. Daniel Och controls the managing member of the Sponsor. As such, he may be deemed to beneficially own the securities held by the Sponsor. Daniel Och is a director of Cazoo and, prior to the closing of the Transaction, served as Chief Executive Officer and Chairman of Ajax. The business address of the Sponsor is c/o Willoughby Capital Holdings, LLC, 667 Madison Avenue, New York, NY 10065.

(2)      Reflects 250,000 Class A Shares issued in the PIPE Investment. Anne Wojcicki may be deemed to hold voting and dispositive power over the shares held by ABeeC 2.0, LLC. Anne Wojcicki is a director of Cazoo and, prior to the closing of the Transaction, served as a director of Ajax. The business address of ABeeC 2.0 LLC is 171 Main Street, Suite 259, Los Altos, CA, USA 94022.

(3)      Reflects 500,000 Class A Shares issued in the PIPE Investment. Anne Wojcicki may be deemed to hold voting and dispositive power over the shares held by The Anne Wojcicki Foundation. Anne Wojcicki is a director of Cazoo and, prior to the closing of the Transaction, served as a director of Ajax. The business address of The Anne Wojcicki Foundation is 171 Main Street, Suite 259, Los Altos, CA, USA 94022.

(4)      Includes 3,649,293 Class A Shares issued in the PIPE Investment. The registered holder of the 3,649,293 Class A Shares issued in the PIPE investment and to be registered is the following fund and account under management by a subsidiary of BlackRock, Inc.: BlackRock Global Funds — Next Generation Technology Fund. The registered holders of the additional Class A Shares are the following funds and accounts under management by a subsidiary of BlackRock, Inc.: BlackRock Science and Technology Trust, and BlackRock Science and Technology Trust II. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by (i) the fund and account that is the registered holder of the 3,649,293 Class A Shares issued in the PIPE investment and to be registered for resale, or (ii) the funds and accounts which are the registered holders of the additional Class A Shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The addresses of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members are 55 East 52nd Street, New York, NY 10055 and 400 Howard Street, San Francisco, CA 94105. Shares shown include only (i) the 3,649,293 Class A Shares issued in the PIPE investment and to be registered for resale, and (ii) the additional Class A Shares, and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(5)      Includes (i) 748,273 Class A Shares issued in the PIPE Investment and (ii) 312,500 Class A Shares issuable upon exercise of Warrants. Traci Lerner has voting and dispositive power over the shares held by Checaplq LLC. The business address of Checaplq LLC is 2800 Quarry Lake Drive, Suite 300, Baltimore, MD 21209.

(6)      Reflects 10,000,000 Class A Shares issued in the PIPE Investment. D1 Capital Partners L.P. is a registered investment adviser and serves as the manager of private investment vehicles and accounts, including D1 Capital Partners Master LP, and may be deemed to beneficially own the Class A Shares held by D1 Capital Partners Master LP. Daniel Sundheim indirectly controls D1 Capital Partners L.P. and may be deemed to beneficially own the Class A Shares held by D1 Capital Partners Master LP. David Hobbs is a partner of D1 Capital Partners L.P. David Hobbs is a director of Cazoo and, prior to the closing of the Transaction, served as a director of Cazoo Holdings. The principal business address of the foregoing entities and persons is 9 West 57th Street, New York, NY 10019.

(7)      D1 Capital Partners L.P. is a registered investment adviser and serves as the manager of private investment vehicles and accounts, including D1 Capital Partners Master LP, the sole and managing member of D1 Master Holdco I LLC, and may be deemed to beneficially own the Class A Shares held by D1 Master Holdco I LLC. Daniel Sundheim indirectly controls D1 Capital Partners L.P. and may be deemed to beneficially own the Class A Shares held by D1 Master Holdco I LLC. David Hobbs is a partner of D1 Capital Partners L.P. David Hobbs is a director of Cazoo and, prior to closing of the Transaction, served as a director of Cazoo Holdings. The principal business address of the foregoing entities and persons is 9 West 57th Street, New York, NY 10019.

(8)      Includes 2,500,000 Class A Shares issued in the PIPE Investment. Daily Mail and General Holdings Ltd (“DMGH”) is a direct, wholly-owned subsidiary of Daily Mail and General Trust plc (“DMGT”). DMGV Limited (“DMGV”), a wholly-owned subsidiary of DMGH, was a shareholder in Cazoo Holdings Limited, the predecessor to Cazoo Group Ltd, and was a shareholder in Cazoo Group Ltd until September 2, 2021, when it transferred all of the securities of the Company held by it to DMGH. On November 29, 2021, DMGH transferred and assigned all of its Ordinary Shares to DMGT. Lord Rothermere is the Executive Chairman of DMGT, was a director at each of Cazoo Limited from December 6, 2018 until June 16, 2020 and Cazoo Holdings Limited from June 16, 2020 until August 26, 2021, and has been a director of Cazoo Group Ltd since August 26, 2021. The business address of DMGT is Northcliffe House, 2 Derry Street, London, United Kingdom W8 5TT. In 2021, DMGT announced its intention to declare a special distribution of the Class A Shares held by DMGT to its shareholders. See “Risk Factors — Future resales of our Class A Shares and/or our Warrants may cause the market price of our securities to drop significantly, even if our business is doing well.”

(9)      Includes 250,000 Class A Shares issued in the PIPE Investment. Durable Capital Partners LP (“Durable Capital Partners”) is the investment adviser to Durable Capital Master Fund LP (“Durable Master Fund”). Durable Capital Partners GP LLC (“Durable GP”) is the general partner of Durable Capital Partners, and Henry Ellenbogen is the chief investment officer of Durable Capital Partners and the managing member of Durable GP. The principal business address of Durable Master Fund is c/o Durable Capital Partners, 5425 Wisconsin Avenue, Suite 802, Chevy Chase, MD 20815.

(10)    Reflects 250,000 Class A Shares issued in the PIPE Investment. Eric Mindich is the President and Secretary of Mindich Charitable Trust and has voting and dispositive power with respect to the Class A Shares held by Mindich Charitable Trust. The business address of Mindich Charitable Foundation is c/o Everblue Management LLC, PO Box 907, New York, NY 10150.

(11)    These accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC.

Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

(12)    Reflects 3,000,000 Class A Shares issued in the PIPE Investment. Glenn Fuhrman, as the President of Virtru Investment Partners, the managing member of Arleon LLC, has the power to vote or dispose of the securities on behalf of Arleon LLC. Prior to the closing of the Transaction, Glenn Fuhrman was the Co-founder, President and a Director of Ajax. The business address of Arleon LLC, a series of Virtru PE LLC, A Delaware Series LLC, is 640 Park Avenue, New York, NY 10065.

(13)    Includes 3,000,000 Class A Shares issued in the PIPE Investment and 8,000 Class A Shares issuable upon exercise of Warrants. The business address of Highline Investments LLC is 200 Clarendon Street, Boston, MA 02116.

(14)    Includes 1,000,000 Class A Shares issued in the PIPE Investment. The business address of Kwidnet Holdings LLC is 200 Clarendon Street, Boston, MA 02116.

(15)    Reflects 1,500,000 Class A Shares issued in the PIPE Investment. James McKelvey Jr., as the manager of Arlanda Management, LLC, a member of Saloniki Investments, LLC, has the power to vote or dispose of the securities on behalf of Arlanda Management, LLC. Prior to the closing of the Transaction, James McKelvey Jr. served as a Director of Ajax. The business address of Saloniki Investments, LLC is 3445 Peachtree Rd, Ste 1400, Atlanta, GA 30326.

(16)    Reflects (i) 57,358 Class A Shares held by Luxor Gibraltar, LP — Series I issued in the PIPE Investment; (ii) 10,726 Class A Shares held by Luxor Capital Partners Long Offshore Master Fund, LP issued in the PIPE Investment; (iii) 32,222 Class A Shares held by Luxor Capital Partners Long, LP issued in the PIPE Investment; (iv) 439,638 Class A Shares held by Luxor Capital Partners Offshore Master Fund, LP issued in the PIPE Investment; (v) 33,321 Class A Shares held by Luxor Capital Partners, LP issued in the PIPE Investment; and (vi) 365,420 Class A Shares held by Luxor Wavefront, LP issued in the PIPE Investment. Christian Leone, in his position as Portfolio Manager at Luxor Capital Group, LP, may be deemed to have voting and investment power with respect to the securities owned by Luxor Gibraltar, LP — Series I, Luxor Capital Partners Long Offshore Master Fund, LP, Luxor Capital Partners Long, LP, Luxor Capital Partners Offshore Master Fund, LP, Luxor Capital Partners, LP, and Luxor Wavefront, LP. The business address of each of the above-mentioned funds is 1114 Avenue of the Americas, 28th Fl New York, NY 10036.

(17)    Includes 1,270,800 Class A Shares issued in the PIPE Investment. Carl Anderson is the Chief Investment Officer of the investment manager of Marcho Partners Long Master Fund ICAV, and has voting and dispositive power with respect to the Class A Shares held by Marcho Partners Long Master Fund ICAV. The business address of Marcho Partners Long Master Fund ICAV is Berkeley Square House, Berkeley Sq., London, W1J 6BE.

(18)    Includes 6,229,200 Class A Shares issued in the PIPE Investment. Carl Anderson is the Chief Investment Officer of the investment manager of Marcho Partners Master Fund ICAV and has voting and dispositive power with respect to the Class A Shares held by Marcho Partners Master Fund ICAV. The business address of Marcho Partners Master Fund ICAV is Berkeley Square House, Berkeley Sq., London, W1J 6BE.

(19)    Includes 1,750,000 Class A Shares issued in the PIPE Investment. MIC Capital Partners (Public) Parallel Cayman, LP is a fund constituted in the form of a limited partnership company incorporated under the laws of the Cayman Islands. Its general partner is MIC Capital Partners (Public) GP, LP, a Cayman Islands exempt limited partnership (c/o Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands), whose general partner is MDC Capital Partners (Public) GP, LLC, a Cayman Islands limited liability company (c/o Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands). The Managing Member of MDC Capital Partners (Public) GP, LLC is MIC Capital Partners (Public) Principals GP, LLC.

(20)    Includes 6,000,000 Class A Shares issued in the PIPE Investment. Pelham Capital Ltd, the investment manager of the Pelham Long/Short Master Fund Ltd (the “Pelham Fund”), is the discretionary manager and has voting and investment control over the Class A Shares held by the Pelham Fund. Ross Turner is the Chief Investment Officer of Pelham Capital Ltd and has ultimate voting and investment power over the Class A Shares held by the Pelham Fund. The mailing address of Pelham Long/Short Master Fund Ltd is c/o Pelham Capital Ltd, Smithson Plaza, 25 St. James’s Street, London SW1A 1HA.

(21)    Reflects 2,000,000 Class A Shares issued in the PIPE Investment. Keith Cozza as the President of SHP II LLC is deemed to have voting and dispositive power over the shares held by SHP II LLC. The business address of SHP II LLC is c/o Spruce, 435 Hudson Street Suite 803, New York, NY 10014.

(22)    Includes 750,000 Class A Shares issued in the PIPE Investment. Swilux SA is a wholly-owned subsidiary of Compagnie Nationale à Portefeuille SA (“CNP”). CNP is indirectly controlled by Frère-Bourgeois Holding SA. The business address of Swilux SA is Rue de Namur 1, 2211 Luxembourg.

(23)    Reflects 100,000 Class A Shares issued in the PIPE Investment. Prior to the closing of the Transaction, Kevin Systrom was a director of Ajax. The business address of the Kevin Systrom Revocable Trust is 314 Lytton Ave Suite 200, Palo Alto, CA 94301.

(24)    Reflects 1,500,000 Class A Shares issued in the PIPE Investment. Prior to the closing of the Transaction, M. Steven Ells was a director of Ajax. The business address of M. Steven Ells is BDO, 303 E 17th Ave. Ste 600, Denver CO 80203-1259.

(25)    Reflects 100,000 Class A Shares issued in the PIPE Investment. Daniel S. Och is the underlying owner of the manager of the selling stockholder and may share dispositive and voting power over the shares held by the selling stockholder. Daniel S. Och is a director of Cazoo and, prior to the closing of the Transaction, served as Chief Executive Officer and Chairman of Ajax. The business address of the selling stockholder is c/o Willoughby Capital Holdings, LLC, 667 Madison Avenue, New York, NY 10065.

(26)    Reflects 100,000 Class A Shares issued in the PIPE Investment. Daniel S. Och is the underlying owner of the manager of the selling stockholder and may share dispositive and voting power over the shares held by the selling stockholder. Daniel S. Och is a director of Cazoo and, prior to the closing of the Transaction, served as Chief Executive Officer and Chairman of Ajax. The business address of the selling stockholder is c/o Willoughby Capital Holdings, LLC, 667 Madison Avenue, New York, NY 10065.

(27)    Reflects 100,000 Class A Shares issued in the PIPE Investment. Daniel S. Och is the underlying owner of the manager of the selling stockholder and may share dispositive and voting power over the shares held by the selling stockholder. Daniel S. Och is a director of Cazoo and, prior to the closing of the Transaction, served as Chief Executive Officer and Chairman of Ajax. The business address of the selling stockholder is c/o Willoughby Capital Holdings, LLC, 667 Madison Avenue, New York, NY 10065.

(28)    Reflects 2,600,000 Class A Shares issued in the PIPE Investment. Daniel S. Och is the sole owner of the general partner of the selling stockholder and may share dispositive and voting power over the shares held by the selling stockholder. Daniel S. Och is a director of Cazoo and, prior to the closing of the Transaction, served as Chief Executive Officer and Chairman of Ajax. The business address of the selling stockholder is c/o Willoughby Capital Holdings, LLC, 667 Madison Avenue, New York, NY 10065.

(29)    Reflects 100,000 Class A Shares issued in the PIPE Investment. Daniel S. Och is the underlying owner of the manager of the selling stockholder and may share dispositive and voting power over the shares held by the selling stockholder. Daniel S. Och is a director of Cazoo and, prior to the closing of the Transaction, served as Chief Executive Officer and Chairman of Ajax. The business address of the selling stockholder is c/o Willoughby Capital Holdings, LLC, 667 Madison Avenue, New York, NY 10065.

(30)    Reflects 7,550,000 Class A Shares issued in the PIPE Investment. Daniel S. Och is the manager of the selling stockholder and may share dispositive and voting power over the shares held by the selling stockholder. Daniel S. Och is a director of Cazoo and, prior to the closing of the Transaction, served as Chief Executive Officer and Chairman of Ajax. The business address of the selling stockholder is c/o Willoughby Capital Holdings, LLC, 667 Madison Avenue, New York, NY 10065.

(31)    Reflects 2,600,000 Class A Shares issued in the PIPE Investment. Daniel S. Och is the president of the selling stockholder and may share dispositive and voting power over the shares held by the selling stockholder. Daniel S. Och is a director of Cazoo and, prior to the closing of the Transaction, served as Chief Executive Officer and Chairman of Ajax. The business address of the selling stockholder is c/o Willoughby Capital Holdings, LLC, 667 Madison Avenue, New York, NY 10065.

(32)    The business address of such individual is c/o Cazoo Group Ltd, 41 Chalton Street, London, NW1 1JD, United Kingdom.

(33)    Reflects (i) 200,834 Class A Shares, and (ii) options to purchase 4,250,471 Class A Shares, with a weighted-average exercise price of £nil that were granted on September 1, 2021 to replace existing options under the Option Schemes. Each of the foregoing options is scheduled to expire no later than 10 years following the applicable grant date of the corresponding option under the Option Schemes that such option replaced.

(34)    Reflects (i) 940,546 Class A Shares and (ii) options to purchase 342,146 Class A Shares (including unvested options to purchase 107,967 Class A Shares) with a weighted-average exercise price of £nil that were granted on September 1, 2021 to replace existing options under the Option Schemes. Each of the foregoing options is scheduled to expire no later than 10 years following the applicable grant date of the corresponding option under the Option Schemes that such option replaced. With respect to 323,898 of his Class A Shares, Mr. Staple retains voting but not investment power.

Material Relationships with Selling Securityholders

Please see the section entitled “Certain Relationships and Related Person Transactions.”

TAXATION

Material U.S. Federal Income Tax Considerations

The following discussion is a general summary based on present law of certain U.S. federal income tax considerations relevant to U.S. Holders (as defined below) of Class A Shares and Warrants. This discussion is not a complete description of all tax considerations that may be relevant to a U.S. Holder of Class A Shares or Warrants; it is not a substitute for tax advice. It applies only to U.S. Holders that will hold Class A Shares or Warrants as capital assets and use the U.S. dollar as their functional currency. In addition, it does not describe all of the U.S. federal income tax considerations that may be relevant to a U.S. Holder in light of a U.S. Holder’s particular circumstances, including U.S. Holders subject to special rules, such as banks or other financial institutions, insurance companies, tax-exempt entities, dealers, traders in securities that elect to mark-to-market, regulated investment companies, real estate investment trusts, partnerships and other pass-through entities (including S-corporations), U.S. expatriates, persons liable for the alternative minimum tax, persons that directly, indirectly or constructively, own 5% or more of the total combined voting power of the Company’s stock or of the total value of the Company’s equity interests, investors that will hold Class A Shares or Warrants in connection with a permanent establishment or fixed base outside the United States, or investors that will hold securities as part of a hedge, straddle, conversion, constructive sale or other integrated financial transaction. This summary also does not address U.S. federal taxes other than the income tax (such as estate or gift taxes) or U.S. state and local, or non-U.S. tax laws or considerations.

As used in this section, “U.S. Holder” means a beneficial owner of Class A Shares or Warrants that is, for U.S. federal income tax purposes: (i) a citizen or individual resident of the United States, (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) a trust subject to the control of one or more U.S. persons and the primary supervision of a U.S. court; or (iv) an estate the income of which is subject to U.S. federal income taxation regardless of its source.

The U.S. federal income tax treatment of a partner in a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) that holds Class A Shares or Warrants generally will depend on the status of the partner and the activities of the partnership. Partnerships that hold Class A Shares or Warrants should consult their own tax advisors regarding the specific U.S. federal income tax consequences to their partners of the partnership’s ownership and disposition of Class A Shares or Warrants.

U.S. federal income tax consequences of U.S. Holders of Class A Shares and Warrants

Taxation of dividends and other distributions on our Class A Shares

Subject to the discussion below under “— Passive Foreign Investment Company rules,” the gross amount of any distribution of cash or property (other than certain pro rata distributions of ordinary stock) with respect to Class A Shares will be included in a U.S. Holder’s gross income as ordinary income from foreign sources when actually or constructively received. Dividends will not be eligible for the dividends-received deduction generally available to U.S. corporations. Dividends received from a “qualified foreign corporation” by eligible non-corporate U.S. Holders that satisfy a minimum holding period and certain other requirements generally will be taxed at the preferential rate applicable to qualified dividend income. A non-U.S. corporation is treated as a qualified foreign corporation with respect to dividends it pays on shares that are readily tradable on an established securities market in the United States. U.S. Treasury guidance indicates that shares listed on NYSE will be considered readily tradable on an established securities market in the United States. There can be no assurance, however, that Class A Shares will be considered readily tradable on an established securities market in future years. Non-corporate U.S. Holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation regardless of the Company’s status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to the positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. The Company will not constitute a qualified foreign corporation for purposes of these rules if it is a passive foreign investment company for the taxable year in which it pays a dividend or for the preceding taxable year. See “— Passive Foreign Investment Company rules.”

Dividends paid in a currency other than U.S. dollars will be included in income in a U.S. dollar amount based on the exchange rate in effect on the date of receipt, whether or not the currency is converted into U.S. dollars at that time. A U.S. Holder’s tax basis in the non-U.S. currency will equal the U.S. dollar amount included in income. Any gain or loss realized on a subsequent conversion or other disposition of the non-U.S. currency for a different U.S. dollar amount generally will be U.S. source ordinary income or loss. If dividends paid in a currency other than U.S. dollars are converted into U.S. dollars on the day they are received, the U.S. Holder generally will not be required to recognize foreign currency gain or loss in respect of the dividend income.

Dividends received by certain non-corporate U.S. Holders generally will be includible in “net investment income” for purposes of the Medicare contribution tax.

Taxation of dispositions of Class A Shares and Warrants

Subject to the discussion below under “— Passive Foreign Investment Company rules,” a U.S. Holder generally will recognize capital gain or loss on the sale or other disposition of Class A Shares or Warrants in an amount equal to the difference between the U.S. dollar value of the amount realized and the U.S. Holder’s adjusted tax basis in the disposed Class A Shares or Warrants. Any gain or loss generally will be treated as arising from U.S. sources and will be long-term capital gain or loss if the U.S. Holder’s holding period exceeds one year. Deductions for capital loss are subject to significant limitations.

Capital gains from the sale or other disposition of Class A Shares or Warrants received by certain non-corporate U.S. Holders generally will be includible in “net investment income” for purposes of the Medicare contribution tax.

Passive Foreign Investment Company rules

Based on the composition of the Company’s current gross assets and income and the manner in which the Company expects to operate its business in future years, the Company believes that it should not be classified as a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes for its current taxable year and does not expect to be so classified in the foreseeable future. In general, a non-U.S. corporation will be a PFIC for any taxable year in which, taking into account a pro rata portion of the income and assets of 25% or more owned subsidiaries, either (i) 75% or more of its gross income is passive income, or (ii) 50% or more of the average quarterly value of its assets are assets that produce, or are held for the production of, passive income or which do not produce income. For this purpose, passive income generally includes, among other things and subject to various exceptions, interest, dividends, rents, royalties and gains from the disposition of assets that produce passive income. Whether the Company is a PFIC is a factual determination made annually, and the Company’s status could change depending among other things upon changes in the composition and relative value of its gross receipts and assets. Because the market value of the Company’s assets (including for this purpose goodwill) may be measured in large part by the market price of the Class A Shares, which is likely to fluctuate, no assurance can be given that the Company will not be a PFIC in the current year or in any future taxable year.

If the Company were a PFIC for any taxable year in which a U.S. Holder holds Class A Shares or Warrants, such U.S. Holder would be subject to additional taxes on any excess distributions and any gain realized from the sale or other taxable disposition of Class A Shares or Warrants (including certain pledges) regardless of whether the Company continues to be a PFIC. A U.S. Holder will have an excess distribution to the extent that distributions on Class A Shares during a taxable year exceed 125% of the average amount received during the three preceding taxable years (or, if shorter, the U.S. Holder’s holding period). To compute the tax on excess distributions or any gain, (i) the excess distribution or gain is allocated rateably over the U.S. Holder’s holding period, (ii) the amount allocated to the current taxable year and any year before the Company became a PFIC is taxed as ordinary income in the current year and (iii) the amount allocated to other taxable years is taxed at the highest applicable marginal rate in effect for each year and an interest charge is imposed to recover the deemed benefit from the deferred payment of the tax attributable to each year.

If, as is not expected to be the case, the Company were a PFIC for any taxable year in which a U.S. Holder holds Class A Shares, a U.S. Holder may be able to avoid some of the adverse impacts of the PFIC rules described above by electing to mark Class A Shares to market annually. The election is available only if the Class A Shares are considered “marketable stock,” which generally includes stock that is regularly traded in more than de minimis quantities on a qualifying exchange (which includes NYSE). If a U.S. Holder makes the mark-to-market election, any gain from marking Class A Shares to market or from disposing of them would be ordinary income. Any loss from marking Class A Shares to market would be recognized only to the extent of unreversed gains previously included in income. Loss from marking Class A Shares to market would be ordinary, but loss on disposing of them would be capital loss except to the extent of mark-to-market gains previously included in income. No assurance can be given that the Class A Shares will be traded in sufficient frequency and quantity to be considered “marketable stock.” A valid mark-to-market election cannot be revoked without the consent of the IRS unless the Class A Shares cease to be marketable stock. Currently, a mark-to-market election may not be made with respect to Warrants to acquire Class A Shares.

As an alternative, if the Company were to be treated as a PFIC, a U.S. Holder may avoid the excess distribution rules described above in respect of Class A Shares (but not Warrants) by electing to treat the Company (for the first taxable year in which the U.S. Holder owns any Class A Shares) and any lower-tier PFIC (for the first taxable year in which the U.S. Holder is treated as owning an equity interest in such lower-tier PFIC) as a “qualified electing fund” (a “QEF”). If a U.S. Holder makes an effective QEF election with respect to the Company (and any lower-tier PFIC), the U.S. Holder will be required to include in gross income each year, whether or not the Company makes distributions, as capital gains, its pro rata share of the Company’s (and such lower-tier PFIC’s) net capital gains and, as ordinary income, its pro rata share of the Company’s (and such lower-tier PFIC’s) net earnings in excess of its net capital gains. U.S. Holders can make a QEF election only if the Company (and each lower-tier PFIC) provides certain information, including the amount of its ordinary earnings and net capital gains determined under U.S. tax principles. A U.S. Holder may not make a QEF election with respect to its Warrants to acquire Class A Shares. The Company has not determined whether it will provide U.S. Holders with this information if it determines that it is a PFIC.

U.S. Holders of Class A Shares and Warrants should consult their own tax advisors concerning the Company’s possible PFIC status and the consequences to them if the Company were classified as a PFIC for any taxable year.

Exercise or Lapse of a Warrant

Except as discussed below with respect to the cashless exercise of a Warrant, a U.S. Holder generally will not recognize taxable gain or loss from the acquisition of Class A Shares upon exercise of a Warrant for cash. A U.S. Holder’s tax basis in the Class A Shares received upon exercise of the Warrant generally will be an amount equal to the U.S. Holder’s basis in the Warrant and the exercise price. A U.S. Holder’s holding period for the Class A Shares received upon exercise of the Warrants will begin on the date following the date of exercise (or possibly the date of exercise) of the Warrants and will not include the period during which the U.S. Holder held the Warrants. If a Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to its tax basis in the Warrant.

The tax consequences of a cashless exercise of a Warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s basis in the Class A Share received would equal its basis in the Warrant. If the cashless exercise were treated as not being a gain realization event, a U.S. Holder’s holding period in the Class A Shares would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the Warrant. If the cashless exercise were treated as a recapitalization, the holding period of the Class A Shares would include the holding period of the Warrant.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered Warrants equal to the number of Class A Shares having a value equal to the exercise price for the total number of Warrants to be exercised. A U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Class A Shares represented by the Warrants deemed surrendered and its tax basis in the Warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the Class A Shares received would equal the sum of the fair market value of the Class A Shares represented by the Warrants deemed surrendered and the U.S. Holder’s tax basis in the Warrants exercised. A U.S. Holder’s holding period for the Class A Share would commence on the date following the date of exercise (or possibly the date of exercise) of the Warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of shares of common stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. Holder would, however, be treated as receiving a constructive distribution from the Company if, for example, the adjustment increases the U.S. Holder’s proportionate interest in the Company’s assets or earnings and profits (e.g., through an increase in the number of Class A Shares that would be obtained upon exercise) as a result of a distribution of cash to the holders of Class A Shares which is taxable to the U.S. Holders of such shares as described under “— Taxation of dividends and other distributions on our Class A Shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if a U.S. Holder received a cash distribution from the Company equal to the fair market value of such increased interest.

Information Reporting and Backup Withholding

Dividends on Class A Shares and proceeds from the sale or other disposition of Class A Shares and Warrants may be reported to the IRS unless the holder is a corporation or otherwise establishes a basis for exemption. Backup withholding tax may apply to amounts subject to reporting. Any amount withheld may be credited against the holder’s U.S. federal income tax liability subject to certain rules and limitations. U.S. Holders should consult with their own tax advisers regarding the application of the U.S. information reporting and backup withholding rules.

Certain non-corporate U.S. Holders are required to report information with respect to Class A Shares and Warrants not held through an account with a domestic financial institution to the IRS. U.S. Holders that fail to report required information could become subject to substantial penalties. Prospective investors are encouraged to consult with their own tax advisors about these and any other reporting obligations arising from their investment in Class A Shares or Warrants.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR U.S. HOLDER. EACH U.S. HOLDER OF CLASS A SHARES AND WARRANTS IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF OWNING AND DISPOSING OF CLASS A SHARES AND WARRANTS IN LIGHT OF THE U.S. HOLDER’S OWN CIRCUMSTANCES.

Cayman Islands Tax Considerations in Relation to the Holding of Our Ordinary Shares

The following is a discussion on certain Cayman Islands income tax consequences of an investment in our securities. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax. The Cayman Islands currently has no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of the warrants. An instrument of transfer in respect of one of our Warrants is stampable if executed in or brought into the Cayman Islands.

No stamp duty is payable in respect of the issue of our Ordinary Shares or on an instrument of transfer in respect of such shares.

We have been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, have applied for and received an undertaking from the Financial Secretary of the Cayman Islands in the following form:

The Tax Concessions Act
(2018 Revision)
Undertaking as to Tax Concessions

In accordance with the provision of Section 6 of The Tax Concessions Act (2018 Revision), the Financial Secretary undertakes with the Company:

1.      That no law which is hereafter enacted in the Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

2.      In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

2.1    On or in respect of the shares, debentures or other obligations of the Company; or

2.2    by way of the withholding in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Act (2018 Revision).

These concessions shall be for a period of 20 years from the date hereof.

PLAN OF DISTRIBUTION

We are registering (i) the issuance by us of up to 41,254,566 Class A Shares issuable upon exercise of the warrants, and (ii) the resale of up to 410,503,688 Class A Shares, 21,129,818 Warrants and 21,129,818 Class A Shares issuable upon the exercise of Warrants by the selling securityholders.

We will not receive any of the proceeds from the sale of the securities by the selling securityholders. We will receive proceeds from Warrants exercised in the event that such Warrants are exercised for cash. The aggregate proceeds to the selling securityholders will be the purchase price of the securities less any discounts and commissions borne by the selling securityholders.

The selling securityholders will pay any underwriting discounts and commissions and expenses incurred by the selling securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the selling securityholders covered by this prospectus may be offered and sold from time to time by the selling securityholders. The term “selling securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer. The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each selling securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through one or more underwriters, broker-dealers or agents. The selling securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

Subject to the limitations set forth in any applicable registration rights agreement, the selling securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

•        purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•        ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•        block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•        an over-the-counter distribution in accordance with the rules of the NYSE;

•        through trading plans entered into by a selling securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•        to or through underwriters or broker-dealers;

•        in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices,

•        at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•        directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•        through loans or pledges of the securities, including to a broker-dealer or an affiliate thereof;

•        by entering into transactions with third parties who may (or may cause others to) issue securities convertible or exchangeable into, or the return of which is derived in whole or in part from the value of, our securities;

•        in options transactions;

•        through a combination of any of the above methods of sale; or

•        any other method permitted pursuant to applicable law.

In addition, a selling securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners, or shareholders, or other similar persons, are not affiliates of ours, such members, partners or shareholders, or other similar persons, would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the selling securityholders will sell all or any of the securities offered by this prospectus. In addition, the selling securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The selling securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

The selling securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a selling securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling securityholder.

If the selling securityholder uses an underwriter or underwriters for any offering, we will name them, and set forth the terms of the offering, in a prospectus supplement pertaining to such offering and, except to the extent otherwise set forth in such prospectus supplement, the selling securityholder will agree in an underwriting agreement to sell to the underwriter(s), and the underwriter(s) will agree to purchase from the selling securityholder, the number of our Class A Shares and/or Warrants set forth in such prospectus supplement. Any such underwriter(s) may offer our Class A Shares and/or Warrants from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriter(s) may also propose initially to offer our Class A Shares and/or Warrants to the public at fixed public offering prices set forth on the cover page of the applicable prospectus supplement. The underwriter(s) may be granted an option, exercisable for 30 days after the date of the applicable prospectus supplement, to purchase additional Class A Shares from the selling securityholder. In connection with an underwritten offering, we, our directors and officers, and/or other holders of our Class A Shares may agree with the underwriter(s), subject to certain exceptions, not to dispose of or hedge any Class A Shares or securities convertible into or exchangeable for Class A Shares for a period of time after such offering. Except as otherwise set forth in a prospectus supplement, any underwritten offering pursuant to this prospectus will be underwritten by one, several or all of the following financial institutions: BofA Securities, Inc., Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC. We will file a post-effective amendment to the registration statement of which this prospectus is a part to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

With respect to a particular offering of the securities held by the selling securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•        the specific securities to be offered and sold;

•        the names of the selling securityholders;

•        the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•        settlement of short sales entered into after the date of this prospectus;

•        the names of any participating agents, broker-dealers or underwriters; and

•        any applicable commissions, discounts, concessions and other items constituting compensation from the selling securityholders.

In connection with distributions of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell the securities short and redeliver the securities to close out such short positions. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may over-allot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover over-allotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The selling securityholders may solicit offers to purchase the securities directly from, and they may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our Class A Shares and Warrants are listed on the NYSE under the symbols “CZOO” and “CZOO WS,” respectively.

The selling securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the selling securityholders pay for solicitation of these contracts.

A selling securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any selling securityholder or borrowed from any selling securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any selling securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any selling securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121, that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the selling securityholders and any broker-dealer or agent regarding the sale of the securities by the selling securityholders. Upon receiving notification by a selling securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, the selling securityholders and any underwriters, broker-dealers or agents who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the selling securityholders, may have banking, lending or other relationships with us or the selling securityholders or may perform services for us or the selling securityholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the selling securityholders and their affiliates. In addition, we will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the selling securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

Exercise of Warrants

A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the warrant agent, Equiniti Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

For additional information regarding the exercise of terms of the Warrants, see the section titled “Description of Securities — Warrants.”

SHARES ELIGIBLE FOR FUTURE SALE

Our authorized share capital consists of 1,100,000,000 Class A Shares, 50,000,000 Class B Shares, 1,000,000,000 Class C Shares and 5,000,000 preference shares of a par value of U.S.$0.0001 each. As of May 2, 2022 we had 761,352,956 Class A Shares issued and outstanding. The registration statement of which this prospectus forms a part has been filed to satisfy our obligations to register the offer and sale of our securities pursuant to the registration rights agreements with certain of our securityholders. We cannot make any prediction as to the effect, if any, that sales of our shares or the availability of our shares for sale will have on the market price of our Class A Shares. Sales of substantial amounts of our Class A Shares in the public market could adversely affect prevailing market prices of the Class A Shares.

Rule 144

Pursuant to Rule 144 of the Securities Act (“Rule 144”), a person who has beneficially owned restricted Class A Shares or Warrants for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale, and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted Class A Shares or Warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•        one percent (1%) of the total number of Class A Shares then issued and outstanding; or

•        the average weekly reported trading volume of the Class A Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Upon the consummation of the Transaction, we ceased to be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of restricted securities and securities held by affiliates.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf, while

Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. Generally, subject to certain limitations, holders of our restricted shares who are not affiliates of our company or who are affiliates of our company by virtue of their status as an officer or director may, under Regulation S, resell their restricted shares in an “offshore transaction” if none of the seller, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States and, in the case of a sale of our restricted shares by an officer or director who is an affiliate of ours solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent. Additional restrictions are applicable to a holder of our restricted shares who will be an affiliate of Cazoo other than by virtue of his or her status as an officer or director of Cazoo.

Registration Rights

Investor Rights Agreement

At the Closing, the Company, the Sponsor and the other holders party thereto (the “Holders”) entered into an Investor Rights Agreement (the “Investor Rights Agreement”). Under the Investor Rights Agreement, the Holders hold registration rights that obligate the Company to register for resale under the Securities Act certain securities, including all of the Class A Shares issued or issuable upon the conversion or exchange of any Class B Shares or Class C Shares held by such Holder, the Warrants (including any Class A Shares issued or issuable upon the exercise of any such Warrants) held by such Holder, and any outstanding Ordinary Shares or any other equity security (including the Ordinary Shares issued or issuable upon the exercise of any other equity security) of the Company held by a Holder as of the Closing Date (collectively, the “Registrable Securities”). Under the Investor Rights Agreement, (i) Alex Chesterman, (ii) any of DMGV and each of its permitted transferees that is Rothermere Continuation Limited, DMGT or a controlled Affiliate of DMGT holding Registrable Securities (the “DMGV Group”), or (iii) Holders of a majority-in-interest of Registrable Securities held by the Sponsor Group (as such term is defined in the Investor Rights Agreement) (a “Demanding Holder”) may make a written demand for registration of all or part of their Registrable Securities on Form F-3 (or, if Form F-3 is not available to be used by the Company at such time, on Form F-1 or another appropriate form permitting registration of such Registrable Securities for resale by such Demanding Holders). Under no circumstances will the Company be obligated to effect more than an aggregate of (i) three (3) registrations pursuant to a demand registration initiated by Alex Chesterman, three (3) registrations pursuant to a demand registration initiated by a member of the DMGV Group, or (iii) two (2) registrations pursuant to a demand registration by the Sponsor Group (which number of registrations may be increased to three (3) under certain circumstances.

Subject to certain exceptions, if at any time after the Closing, the Company proposes to file a registration statement under the Securities Act with respect to its securities, under the Investor Rights Agreement, it will be required to give notice to the Holders as to the proposed filing and offer the Holders an opportunity to register the sale of such number of Registrable Securities as requested by the Holders in writing. The Company also agreed to file within 45 calendar days after the Closing a resale registration statement on Form F-3 (or, if Form F-3 is not available to be used by the Company at such time, on Form F-1 or another appropriate form permitting registration of such Registrable Securities for resale). In addition, the Investor Rights Agreement contains customary “piggy-back” registration rights. If a registration statement includes any Registrable Securities that are subject to contractual transfer restrictions, such Registrable Securities may be registered, but they may not be sold or transferred while subject to such transfer restrictions.

Under the Investor Rights Agreement, the Company is required to promptly notify each of the Holders in writing if a registration statement or prospectus contains an untrue statement of a material fact or an omission to state a material fact required to be stated in a registration statement or prospectus, or necessary to make the statements in a registration statement or prospectus (and in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading (a “Misstatement”) and, upon receipt of such written notice from the Company, each of the Holders is required to discontinue disposition of Registrable Securities until he, she or it is advised in writing by the Company that the use of the prospectus may be resumed or has received copies of a supplemented or amended prospectus correcting the Misstatement. If the filing, initial effectiveness or continued use of a registration statement or prospectus included in any registration statement at any time (i) would require the Company to make any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Board, after consultation with counsel to the Company, (a) would be required to be made in any registration statement or prospectus in order for the applicable registration statement or prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (a) would not be required to be made at such time if the registration statement were not being filed, and (c) would materially impede, delay or interfere with any significant financing, significant acquisition, significant corporate reorganization or other significant transaction then pending or proposed to be taken by the Company or any of its subsidiaries (or any negotiations, discussions or pending proposals with respect thereto), or would otherwise materially adversely affect the Company, or (ii) would require the inclusion in such registration statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may defer the filing, initial effectiveness or continued use of any registration statement pursuant to (i) or (ii) for a period of not more than sixty (60) consecutive days and the Company may not defer any such filing, initial effectiveness or use of a registration statement for more than three times or for more than a total of 120 days (in each case counting deferrals initiated pursuant to (i) or (ii) in the aggregate) in any 12-month period.

Under the Investor Rights Agreement, the Company has agreed to indemnify the Holders and certain persons or entities related to the Holders such as their officers, directors, agents and persons who control such Holder against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein. The Holders including Registrable Securities in any registration statement or prospectus agree to indemnify the Company, its directors and officers and agents and each person who controls (within the meaning of the Securities Act) the Company against any losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein.

Pursuant to the terms of the Investor Rights Agreement, certain shareholders are entitled to nominate individuals to the board of directors of the Company following the closing of the Transaction, in each case, on the terms and subject to the conditions set forth therein. In particular, the Company and such securityholders have agreed to take all necessary and desirable action within their control to cause the nominating committee of the board of directors to nominate and recommend to the board of directors, the following individuals for election to the board as directors:

(a)     for so long as Alex Chesterman is the Chief Executive Officer of the Company or, together with his affiliates, beneficially owns at least 5% of the issued and outstanding voting shares of the Company, Alex Chesterman;

(b)    for so long as Stephen Morana is the Chief Financial Officer of the Company, Stephen Morana;

(c)     until the expiration of the term of office of the Company’s Class III directors in office on the Closing Date, one individual designated by the Sponsor, who will initially be Daniel Och; and

(d)    until the later of (i) the expiration of the term of office of the Company’s Class III directors in office on the Closing Date and (ii) such time as DMGV Limited (“DMGV”), together with certain affiliates, no longer beneficially owns 10% or more of the issued and outstanding voting shares of the Company, one individual designated by DMGV, who will initially be Lord Rothermere.

Pursuant to the terms of the Investor Rights Agreement, the Board was initially set at nine members, at least three of whom satisfied the independence criteria applicable to the audit committee of the Board. So long as the Board comprises nine members, three of such directors shall sit in each of Class I, Class II and Class III.

Pursuant to the terms of the Investor Rights Agreement, so long as DMGV has a designee on the Board, DMGV may, at its election and at any time by written notice to the Company, appoint a board observer to attend all meetings of the Board (and any committees thereof).

Pursuant to the Investor Rights Agreement, during the periods in which the Sponsor and DMGV, respectively, are permitted to designate a nominee to the Board under the provision described above, in the event that (i) a vacancy is created at any time by the death, retirement, disability, removal or resignation of any of the members nominated by the Sponsor or DMGV (the “Shareholder Designees”) or (ii) a Shareholder Designee fails to be elected to the Board at any annual or special meeting of the shareholders of the Company at which such Shareholder Designee stood for election but was nevertheless not elected, the remaining directors and the Company shall cause such open seat to be filled by a new member designated in writing by the shareholder that designated such Shareholder Designee, as soon as possible, and the Company and the other parties to the Investor Rights Agreement shall take all necessary and desirable actions within their control to accomplish the same.

Pursuant to the Investor Rights Agreement, if the Company intends to issue equity securities within one year of the Closing Date which would result in any individual or entity that beneficially owns ten percent (10%) or more of the issued and outstanding Ordinary Shares, having beneficial ownership of less than ten percent (10%) of the issued and outstanding Ordinary Shares then, at least 15 business days prior to the issuance of the equity securities, the Company is required to deliver to such shareholder an offer to issue a portion of such equity securities to such shareholder in an aggregate amount, on a pro forma basis after giving effect to the issuance of such equity securities, that would result in such shareholder maintaining beneficial ownership of at least ten percent (10%) of the issued and outstanding Ordinary Shares.

On September 2, 2021, DMGV transferred and assigned all of its Class A Shares and Class C Shares to DMGH. In connection with the transfer, DMGH executed a Joinder to the Investor Rights Agreement, pursuant to which DMGH agreed to join and be bound by the Investor Rights Agreement as if it were DMGV thereunder.

On November 29, 2021, DMGH transferred and assigned all of its Class A Shares and Class C Shares to DMGT. As a result of that transfer, DMGH no longer holds any Class A Shares or Class C Shares. In connection with the transfer, DMGT executed a Joinder to the Investor Rights Agreement, pursuant to which DMGT agreed to join and be bound by the Investor Rights Agreement as if it were DMGH thereunder.

Subscription Agreements with PIPE Investors

Concurrently with the execution and delivery of the Business Combination Agreement, the Company, Ajax and certain investors, including the Sponsor, and Ajax’s directors and officers (collectively, the “PIPE Investors”), entered into Subscription Agreements, pursuant to which the PIPE Investors committed to purchase, concurrently with the closing of the Transaction, in the aggregate, 80,000,000 Class A Shares for $10.00 per share, for an aggregate purchase price of $800,000,000. At the Closing, we issued 80,000,000 Class A Shares to the PIPE Investors. The PIPE Investors were given registration rights in the PIPE Subscription Agreements pursuant to which the Company was required to file a resale registration statement for the Class A Shares issued to the PIPE Investors within 30 calendar days after the Closing and to use its commercially reasonable efforts to have the registration statement declared effective as soon as practicable after the filing thereof.

Under the PIPE Subscription Agreements, the Company may delay or postpone filing of such registration statement if, acting reasonably, it determines that an amendment to the registration statement is required in order for the registration statement to not contain a material misstatement or omission, or if the Company’s board of directors determines in good faith that such filing or use could materially affect a bona fide business or financing transaction of the Company that would require premature disclosure of information that could materially adversely affect the Company, or if the SEC issues any stop order suspending the effectiveness of such registration statement or indicates the intention to initiate any proceedings for such purpose (each such circumstance, a “Suspension Event”). Upon receipt of any written notice from the Company of any Suspension Event, the PIPE Investors are required to immediately discontinue offers and sales of our securities under the registration statement and to maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by applicable law.

Warrant Agreement

The Company agreed that, as soon as practicable, but in no event later than 15 business days after the Closing Date, we would use our commercially reasonable efforts to file a registration statement with the SEC covering the Class A Shares issuable upon exercise of the Warrants. The Company also agreed to use its commercially reasonable efforts to cause the registration statement to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration or redemption of the Warrants in accordance with the provisions of the Warrant Agreement.

If a registration statement covering the Class A Shares issuable upon exercise of the Warrants has not been declared effective by the sixtieth (60th) business day following the Closing Date, holders of the Warrants shall have the right, during the period beginning on the sixty-first (61st) business day after the Closing Date and ending upon such registration statement being declared effective by the SEC, and during any other period when we fail to have maintained an effective registration statement covering the issuance of the Class A Shares issuable upon exercise of the Warrants, to exercise such Warrants on a “cashless basis.”

Registration Rights Agreement

Concurrently with the issuance of the Convertible Notes, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the purchasers of the Convertible Notes (the “RRA Holders”). The Registration Rights Agreement provides that the Company shall file with the SEC a resale registration statement registering the public resale of the Class A Shares issuable upon conversion of the Convertible Notes (“RRA Registrable Securities”), and use reasonable best effort to have such registration statement declared effective by the SEC no later than 270 days from February 16, 2022. The Registration Rights Agreement contains customary “piggy-back” registration rights, and rights to conduct underwritten offerings (subject to a limit of two in any twelve-month period).

Under the Registration Rights Agreement, the Company is required to promptly notify each of the RRA Holders in writing if a registration statement or prospectus contains an untrue statement of a material fact or an omission to state a material fact required to be stated in a registration statement or prospectus, or necessary to make the statements in a registration statement or prospectus (and in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading (an “RRA Misstatement”) and, upon receipt of such written notice from the Company, each of the RRA Holders is required to discontinue disposition of RRA Registrable Securities until he, she or it is advised in writing by the Company that the use of the prospectus may be resumed or has received copies of a supplemented or amended prospectus correcting the RRA Misstatement. If the filing, initial effectiveness or continued use of a registration statement or prospectus included in any registration statement at any time (i) would require the Company to make any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Board, after consultation with counsel to the Company, (a) would be required to be made in any registration statement or prospectus in order for the applicable registration statement or prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (a) would not be required to be made at such time if the registration statement were not being filed, and (c) would materially impede, delay or interfere with any significant financing, significant acquisition, significant corporate reorganization or other significant transaction then pending or proposed to be taken by the Company or any of its subsidiaries (or any negotiations, discussions or pending proposals with respect thereto), or would otherwise materially adversely affect the Company, or (ii) would require the inclusion in such registration statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may defer the filing, initial effectiveness or continued use of any registration statement pursuant to (i) or (ii) for a period of not more than sixty (60) consecutive days and the Company may not defer any such filing, initial effectiveness or use of a registration statement for more than three times or for more than a total of 120 days (in each case counting deferrals initiated pursuant to (i) or (ii) in the aggregate) in any 12-month period.

Under the Registration Rights Agreement, the Company has agreed to indemnify the RRA Holders and certain persons or entities related to the RRA Holders such as their officers, directors, agents and persons who control such RRA Holder against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such RRA Holder expressly for use therein. The RRA Holders including RRA Registrable Securities in any registration statement or prospectus agree to indemnify the Company, its directors and officers and agents and each person who controls (within the meaning of the Securities Act) the Company against any losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such RRA Holder expressly for use therein.

EXPENSES RELATED TO THE OFFERING

The following table sets forth the fees and expenses payable by us in connection with the sale and distribution of the securities being registered hereby.

SEC registration fee		$509,044.10
FINRA filing fee		225,500
Legal fees and expenses		*
Accountants’ fees and expenses		*
Transfer agent fees and expenses		*
Miscellaneous costs		*
Total	$	*

____________

*        These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Under agreements to which we are party with the selling securityholders, we have agreed to bear all expenses relating to the registration of the resale of the securities pursuant to this prospectus.

LEGAL MATTERS

The validity of the ordinary shares offered by this prospectus and certain legal matters as to Cayman Islands law has been passed upon by Maples and Calder. The validity of the Warrants has been passed upon for us by Freshfields Bruckhaus Deringer US LLP, New York, New York. We have been advised on U.S. securities law matters by Freshfields Bruckhaus Deringer US LLP, New York, New York.

EXPERTS

The financial statements of Cazoo Group Ltd as of December 31, 2021, 2020 and 2019 and for the fiscal years ended December 31, 2021, 2020 and 2019 included in this prospectus have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The registered office of Ernst & Young LLP is 1 More London Place, London, SE1 2AF, United Kingdom.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act. For purposes of this section, the term registration statement means the original registration statement and any and all amendments including the schedules and exhibits to the original registration statement or any amendment. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal and selling shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We maintain a corporate website at www.cazoo.co.uk. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely for informational purposes.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of Cazoo Group Ltd

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial position of Cazoo Group Ltd (the Group) as of December 31, 2021, 2020 and 2019, the related consolidated statements of profit or loss and other comprehensive income, changes in equity and cash flows for each of the three years in the period ended December 31, 2021 and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Group at December 31, 2021, 2020 and 2019, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2021, in conformity with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board.

Basis for Opinion

These financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on the Group’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Group in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Group’s auditor since 2019.

London, United Kingdom

May 5, 2022

CONSOLIDATED STATEMENT OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME

For the year ended December 31, 2021

	Notes	Year ended December 31 2021	Year ended December 31 2020	Year ended December 31 2019
		£’000	£’000	£’000
Continuing operations

Revenue(1)	5	667,814	162,208	1,176
Cost of sales		(642,915)	(165,082)	(2,246)
Gross profit/(loss)		24,899	(2,874)	(1,070)

Marketing expenses		(65,225)	(36,110)	(3,899)
Selling and distribution expenses		(54,893)	(17,693)	(2,059)
Administrative expenses		(234,371)	(42,358)	(10,650)
Loss from operations	6	(329,590)	(99,035)	(17,678)

Finance income	8	233	486	170
Finance expense	8	(5,716)	(1,298)	(456)
Other income and expenses	9	(214,140)	—	—
Loss before tax		(549,213)	(99,847)	(17,964)

Tax credit	10	5,704	969	—
Loss from continuing operations		(543,509)	(98,878)	(17,964)

Discontinued operations
Loss after tax from discontinued operations	11	—	(3,809)	—

Loss for the year		(543,509)	(102,687)	(17,964)

Other comprehensive income
Exchange differences on translation of foreign operations		(1,577)	—	—

Total comprehensive loss for the year		(545,086)	(102,687)	(17,964)

Earnings per share:
Basic loss per ordinary share	12	£(0.81)	£(0.20)	£(0.05)
Diluted loss per ordinary share	12	£(0.81)	£(0.20)	£(0.05)

Earnings per share from continuing operations:
Basic loss per ordinary share from continuing operations		£(0.81)	£(0.19)	£(0.05)
Diluted loss per ordinary share from continuing operations		£(0.81)	£(0.19)	£(0.05)

____________

(1)      Revenue excludes £17.4 million of sales in 2021 where Cazoo sold vehicles as an agent for third parties and only the net commission received from those sales is recorded within revenue (2020, 2019: £nil).

The notes on pages F-7 to F-62 form part of these financial statements.

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

As at December 31, 2021

	Note	At December 31 2021	At December 31 2020	At December 31 2019
		£’000	£’000	£’000
Assets
Non-current assets
Property, plant and equipment	14	180,955	35,214	2,025
Right-of-use assets	21	92,254	50,720	6,769
Intangible assets and goodwill	15	261,514	26,660	3,188
Trade and other receivables	17	9,968	7,511	3,974
		544,691	120,105	15,956
Current assets
Inventory	16	364,585	114,694	42,970
Trade and other receivables	17	77,884	29,358	13,255
Cash and cash equivalents	27	192,629	243,524	34,539
		635,098	387,576	90,764
Total assets		1,179,789	507,681	106,720

Liabilities
Current liabilities
Trade and other payables	18	79,284	35,569	4,237
Loans and borrowings	19	180,540	88,077	32,477
Lease liabilities	21	18,826	6,540	1,510
Provisions	20	—	—	30
		278,650	130,186	38,254
Non-current liabilities
Loans and borrowings	19	68,113	2,126	—
Lease liabilities	21	71,574	41,508	4,358
Warrants	23	42,692	—	—
Provisions	20	7,985	3,363	552
Deferred tax	10	86	—	—
		190,450	46,997	4,910
Total liabilities		469,100	177,183	43,164
Net assets		710,689	330,498	63,556

Share capital	22	55	—	—
Share premium	22	902,586	266,120	81,500
Merger reserve	22	420,834	181,250	—
Retained earnings		(611,209)	(116,872)	(17,944)
Foreign currency translation reserve		(1,577)	—	—
Total equity		710,689	330,498	63,556

The notes on pages F-7 to F-62 form part of these financial statements.

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

For the year ended December 31, 2021

	Note	Share capital	Share premium	Merger reserve	Retained earnings	Foreign currency translation reserve	Total equity
		£’000	£’000	£’000	£’000	£’000	£’000
At December 31, 2018(1)		—	31,500	—	(179)	—	31,321
Comprehensive loss for the year
Loss for the year		—	—	—	(17,964)	—	(17,964)
Other comprehensive income		—	—	—	—	—	—
Contributions by and distributions to owners
Issue of share capital	22	—	50,000	—	—	—	50,000
Share-based payments	26	—	—	—	199	—	199

At December 31, 2019(1)		—	81,500	—	(17,944)	—	63,556
Comprehensive loss for the year
Loss for the year		—	—	—	(102,687)	—	(102,687)
Other comprehensive income		—	—	—	—	—	—
Contributions by and distributions to owners
Issue of share capital	22	—	365,870	—	—	—	365,870
Group restructuring(1)			(181,250)	181,250	—	—	—
Share-based payments	26	—	—	—	3,759	—	3,759

At December 31, 2020(1)		—	266,120	181,250	(116,872)	—	330,498
Comprehensive loss for the year
Loss for the year		—	—	—	(543,509)	—	(543,509)
Other comprehensive income		—	—	—	—	(1,577)	(1,577)
Contributions by and distributions to owners
Acquisition of subsidiaries(2)	13	—	5,365	65,348	—	—	70,713
Exercise of warrants	23	—	11,967	—	—	—	11,967
Recapitalization at the Transaction(1)	22	55	619,134	174,236	—	—	793,425
Exercise of options	26	—	—	—	(1,540)	—	(1,540)
Share-based payments	26	—	—	—	43,287	—	43,287
Taxation on share-based payments	10	—	—	—	7,425	—	7,425

At December 31, 2021(1)		55	902,586	420,834	(611,209)	(1,577)	710,689

____________

(1)      The consolidated financial statements are prepared as a continuation of the financial statements of Cazoo Holdings Limited, the accounting acquirer, with a recapitalization to reflect the capital structure of Cazoo Group Ltd. The 2020 comparatives are based on the operations of Cazoo Holdings Limited prior to the Transaction. The 2019 comparatives are based on a continuation of the operations of Cazoo Limited prior to the restructuring on June 10, 2020 where Cazoo Holdings Limited was inserted as a new parent company of Cazoo Limited resulting in a merger reserve. Refer to Note 1 for further details.

(2)      Prior to the Transaction, the merger relief section of the Companies Act 2006 required that the difference between the nominal value and issued value of the shares issued for the acquisitions of Drover, SFS and Cluno should be credited to the merger reserve in equity.

The notes on pages F-7 to F-62 form part of these financial statements.

CONSOLIDATED STATEMENT OF CASH FLOWS

For the year ended December 31, 2021

	Note	Year ended December 31 2021	Year ended December 31 2020	Year ended December 31 2019
		£’000	£’000	£’000
Cash flows from operating activities
Loss for the year		(543,509)	(102,687)	(17,964)

Adjustments for:
Depreciation of property, plant and equipment and right-of-use assets		28,791	11,759	705
Amortization and impairment of intangible assets		35,995	1,361	76
Finance income	8	(233)	(486)	(170)
Finance expense	8	5,716	1,298	456
Share-based payment expense	26	43,871	3,759	199
IFRS 2 expense on the Transaction	9	240,810	—	—
Fair value movement in warrants	9	(26,671)	—	—
Tax credit	10	(5,704)	(969)	—
		(220,934)	(85,965)	(16,698)
Movements in working capital:
Increase in trade and other receivables	17	(23,192)	(4,789)	(12,158)
Increase in inventory	16	(247,745)	(36,961)	(42,970)
Increase in subscription vehicles	14	(80,925)	—	—
Increase in trade and other payables	18	16,074	10,394	4,123

Total working capital movements		(335,788)	(31,356)	(51,005)

Other cash flows from operating activities:
Interest received	8	233	478	149
Tax credit received	10	—	969	—
Net cash used in operating activities		(556,489)	(115,874)	(67,554)

Cash flows from investing activities
Purchases of property, plant and equipment	14	(29,466)	(17,919)	(2,422)
Purchases and development of intangible assets	15	(14,260)	(1,889)	(3,244)
Acquisition of subsidiaries, net of cash acquired	13	(190,934)	(16,530)	—
Net cash used in investing activities		(234,660)	(36,338)	(5,666)

Cash flows from financing activities
Net proceeds from the Transaction	22	622,164	—	—
Issue of ordinary shares	22	—	348,870	50,000
Proceeds from warrants exercised from Drover acquisition	23	5,300	—	—
Exercise of share options	26	(1,540)	—	—
Proceeds from stocking loans	19	665,325	216,444	42,825
Proceeds from subscription facilities	19	107,683	—	—
Repayment of stocking loans	19	(574,055)	(196,082)	(10,348)
Repayment of subscription facilities	19	(60,386)	—	—
Repayment of bank loans and mortgages	19	(683)	(443)	—
Interest paid on loans and borrowings	19	(4,185)	(1,298)	(456)
Lease payments	21	(18,597)	(6,294)	(628)

Net cash from financing activities		741,026	361,197	81,393

Net increase in cash and cash equivalents		(50,123)	208,985	8,173

Cash and cash equivalents at the beginning of the year		243,524	34,539	26,366
Net foreign exchange difference		(772)	—	—
Cash and cash equivalents at the end of the year	27	192,629	243,524	34,539

The notes on pages F-7 to F-62 form part of these financial statements.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

1. Reporting entity

Cazoo Group Ltd (the “Company”) is an exempted company incorporated under the laws of the Cayman Islands on March 24, 2021. The Company’s registered office is at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. The Company’s principal executive office is at 41 Chalton Street, London, NW1 1JD, United Kingdom. The Group’s principal activity is the operation of an e-commerce platform for buying and selling used cars.

The consolidated financial statements incorporate the accounts of the Company and entities controlled by the Company (“its subsidiaries”). The term “Group” means, prior to closing of the Transaction, Cazoo Holdings Limited and its consolidated subsidiaries and, for periods subsequent to closing of the Transaction, Cazoo Group Ltd and its subsidiaries.

The Transaction

On March 29, 2021, Ajax I, a Cayman Islands exempted company (“Ajax”), Cazoo Holdings Limited, a private limited company organized under the law of England and Wales (“Cazoo Holdings”) and Capri Listco, a Cayman Islands exempted company (“Listco”), entered into the Business Combination Agreement, as amended by the First Amendment thereto, dated as of May 14, 2021 (the “Business Combination Agreement,” and the transactions contemplated thereby, the “Transaction”) which, among other things, provided that (i) Ajax would merge with and into Listco, with Listco continuing as the surviving company, (ii) Listco would acquire all of the issued and outstanding shares of Cazoo Holdings via exchange for a combination of shares of Listco and cash consideration and (iii) Listco would become tax resident in the United Kingdom following the consummation of the Transaction.

Pursuant to the Business Combination Agreement, (a) on August 23, 2021 (the “Listco Closing Date”), MaplesFS Limited, a company incorporated under the laws of the Cayman Islands, as the sole shareholder of Listco (“MaplesFS Limited”), transferred to Ajax all of the issued and outstanding equity securities of Listco and, as a result of such transfer, Listco became a wholly-owned subsidiary of Ajax, (b) Ajax, as the sole shareholder of Listco, adopted Listco’s amended and restated memorandum and articles of association (the “Articles”) (which became effective as of the closing of the Transaction on August 26, 2021 (the “Closing”)) and (c) on August 24, 2021, Ajax merged with and into Listco, with Listco continuing as the surviving entity (the “Merger” and, together with the other transactions contemplated by the foregoing, the “Reorganization”). At the Closing, pursuant to the Business Combination Agreement, and subject to the terms and conditions therein, Listco acquired all of the issued and outstanding shares of Cazoo Holdings (the “Cazoo Shares”) from the holders thereof (the “Cazoo Shareholders”).

In connection with the Merger, each Ajax unit (an “Ajax Unit”) (consisting of one Ajax Class A ordinary share, par value $0.0001 per share (an “Ajax Class A Share”), and one-fourth of one redeemable warrant of Ajax, each whole warrant exercisable to purchase one Ajax Class A Share for $11.50 per share (an “Ajax Warrant”)), Ajax Class A Share, Ajax Class B ordinary share, par value $0.0001 per share (an “Ajax Class B Share” and, together with the Ajax Class A Shares, the “Ajax Ordinary Shares”), and Ajax Warrant issued and outstanding immediately prior to the Merger was cancelled in exchange for one Listco unit (a “Unit”) (consisting of one Class A ordinary share, par value $0.0001 per share (a “Class A Share”), and one-fourth of one redeemable warrant of Listco, each whole warrant exercisable to purchase one Class A Share for $11.50 per share (a “Warrant”)), Class A Share, Class B ordinary share, par value $0.0001 per share (a “Class B Share”), and Warrant, respectively. Effective as of the Closing, (a) the issued and outstanding Class B Shares converted automatically on a one-for-one basis into Class A Shares, and (b) each issued and outstanding Unit automatically separated into its component parts.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

1. Reporting entity (cont.)

Upon Closing, the Company acquired the Cazoo Shares for a combination of 640,924,026 Class C ordinary shares, par value $0.0001 per share (the “Class C Shares” and, together with the Class A Shares and the Class B Shares, the “Ordinary Shares”), and aggregate cash consideration of approximately $77,216,042. On February 26, 2022, the Class C Shares automatically converted into Class A Shares on a one-for-one basis in accordance with the Articles.

Concurrently with the execution and delivery of the Business Combination Agreement, Listco, Ajax and certain investors, including Ajax’s sponsor, Ajax I Holdings, LLC (the “Sponsor”), and Ajax’s directors and officers (collectively, the “PIPE Investors”), entered into Subscription Agreements, pursuant to which, the PIPE Investors purchased, concurrently with the closing of the Transaction, in the aggregate, 80,000,000 Class A Shares for $10.00 per share, for an aggregate purchase price of $800,000,000 (the “PIPE Investment”).

Upon consummation of the Transaction, shareholders of Ajax and Cazoo Holdings became shareholders of Listco, and Listco changed its name to “Cazoo Group Ltd.” Upon consummation of the Transaction the Class A Shares and Warrants became listed on the NYSE under the symbols “CZOO” and “CZOO WS,” respectively.

The Transaction is not considered a business combination in accordance with IFRS 3 because Listco is not considered a business, and instead is accounted for as a reverse acquisition. Under this method of accounting, Cazoo Holdings has been considered the accounting acquirer and predecessor entity. This determination was primarily based on current shareholders of Cazoo Holdings having a relative majority of the voting power of the combined entity, the operations of Cazoo Holdings prior to the acquisition comprising the only ongoing operations of the combined entity, and senior management of Cazoo Holdings comprising the majority of the senior management of the combined entity.

The consolidated financial statements are prepared as a continuation of the financial statements of Cazoo Holdings, the accounting acquirer, with a recapitalization to reflect the capital structure of Cazoo Group Ltd. The excess of the fair value of the equity instruments issued over the identifiable net assets of Ajax received represents a non-cash expense in accordance with IFRS 2. This one-time expense is recognized as an IFRS 2 expense within the statement of profit or loss, as disclosed in Note 9.

The 2020 comparatives are based on the operations of Cazoo Holdings prior to the Transaction. The 2019 comparatives are based on a continuation of the operations of Cazoo Limited prior to the restructuring on June 10, 2020 where Cazoo Holdings was inserted as a new parent company of Cazoo Limited resulting in a merger reserve.

2. Significant accounting policies

2.1 Basis of preparation

These consolidated financial statements have been prepared in accordance with international accounting standards in conformity with the requirements of International Financial Reporting Standards (IFRSs) as issued by the International Accounting Standards Board (IASB). They were authorized for issue by the Company’s board of Directors on May 5, 2022.

Details of the Group’s accounting policies are included in Note 3.

In preparing these financial statements, management has made judgements, estimates and assumptions that affect the application of the Group’s accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to estimates are recognized prospectively. The areas where judgements and estimates have been made in preparing the financial statements and their effect are disclosed in Note 4.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

2. Significant accounting policies (cont.)

2.2 Basis of consolidation

The consolidated financial statements comprise the financial statements of the Company and its subsidiaries as at December 31, 2021. Control is achieved when the Group is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. Specifically, the Group controls an investee if, and only if, the Group has:

•        Power over the investee

•        Exposure, or rights, to variable returns from its involvement with the investee

•        The ability to use its power over the investee to affect its returns

When necessary, adjustments are made to the financial statements of subsidiaries to bring their accounting policies in line with the Group’s accounting policies. All intra-group assets and liabilities, equity, income, expenses and cash flows relating to transactions between members of the Group are eliminated in full on consolidation.

A change in the ownership interest of a subsidiary, without a loss of control, is accounted for as an equity transaction.

The results of subsidiaries acquired are included from the date the Group obtained control of the subsidiary.

2.3 Basis of measurement

The financial statements have been prepared on the historical cost basis, except for financial assets, financial liabilities (including warrants) and share-based payments that have been measured at fair value.

2.4 New and amended standards and interpretations

The Group has not early adopted any standard, interpretation or amendment that has been issued but is not yet effective. Several amendments apply for the first time in 2021, but do not have an impact on the consolidated financial statements of the Group.

Interest Rate Benchmark Reform — Phase 2: Amendments to IFRS 9, IAS 39, IFRS 7, IFRS 4 and IFRS 16

The amendments provide temporary reliefs which address the financial reporting effects when an interbank offered rate (IBOR) is replaced with an alternative nearly risk-free interest rate (RFR). The amendments include the following practical expedients:

•        A practical expedient to require contractual changes, or changes to cash flows that are directly required by the reform, to be treated as changes to a floating interest rate, equivalent to a movement in a market rate of interest.

•        Permit changes required by IBOR reform to be made to hedge designations and hedge documentation without the hedging relationship being discontinued.

•        Provide temporary relief to entities from having to meet the separately identifiable requirement when an RFR instrument is designated as a hedge of a risk component.

In 2021 base rate references to LIBOR have been replaced with the Bank of England base rate. These loans are disclosed in Note 24. These amendments had no material impact on the consolidated financial statements of the Group. The Group intends to use the practical expedients in future periods if they become applicable.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

2. Significant accounting policies (cont.)

2.5 Standards issued but not yet effective

The new and amended standards and interpretations that are issued, but not yet effective, up to the date of the issuance of the Group’s financial statements are listed below. The Group intends to adopt these new and amended standards, if applicable, when they become effective. The new standards and amendments are not expected to have a material impact on the Group.

Effective for annual reporting periods beginning on or after January 1, 2022:

•        Reference to the Conceptual Framework — Amendments to IFRS 3

•        Property, Plant and Equipment: Proceeds before Intended Use — Amendments to IAS 16

•        Onerous Contracts — Costs of Fulfilling a Contract — Amendments to IAS 37

•        IFRS 1 First-time Adoption of International Financial Reporting Standards — Subsidiary as a first-time adopter

•        IFRS 9 Financial Instruments — Fees in the ’10 per cent’ test for derecognition of financial liabilities

Effective for annual reporting periods beginning on or after January 1, 2023:

•        Amendments to IAS 1: Classification of Liabilities as Current or Non-current

•        Definition of Accounting Estimates — Amendments to IAS 8

•        Disclosure of Accounting Policies — Amendments to IAS 1 and IFRS Practice Statement 2

2.6 Presentational currency

These financial statements are presented in Pounds Sterling, which is the Group’s functional currency. All amounts have been rounded to the nearest thousand, unless otherwise indicated.

2.7 Going concern

The financial statements have been prepared on a going concern basis as the Directors are satisfied that the Group will continue in operational existence for the foreseeable future. In assessing the going concern position of the Group, the Directors have considered the Group’s cash flows, liquidity and business activities. As at December 31, 2021, the Group had net assets of £710.7 million and a cash balance of £192.6 million.

On February 10, 2022, the Group raised significant additional capital via a private placement of 2.00% convertible senior notes in an aggregate principal amount of $630 million. This has provided significant cash headroom for the foreseeable future.

On this basis the Directors are satisfied that the accounts should be prepared on a going concern basis and that the Group will continue in operational existence for the foreseeable future.

3. Accounting policies

3.1 Revenue

The Group evaluates revenue from contracts with customers based on the five-step model under IFRS 15: (1) identify the contract with the customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the separate performance obligations; and (5) recognize revenues when (or as) each performance obligation is satisfied.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

3. Accounting policies (cont.)

Revenue is measured based on the consideration the Group expects to be entitled to in a contract with a customer and excludes amounts collected on behalf of third parties. The Group recognizes revenue when it transfers control over a product or service to a customer.

The Group does not expect to have any contracts where the period between the transfer of the promised goods or services to the customer and payment by the customer exceeds one year. Consequently, the Group does not adjust any of the transaction prices for the time value of money.

(i) Sale of goods

Retail

The Group sells reconditioned vehicles directly to its customers, primarily through its online platform. The prices of vehicles are set forth in the customer contracts at stand-alone selling prices, which are agreed prior to delivery. The Group satisfies its performance obligations for vehicle sales upon delivery when the transfer of title, risks, and rewards of ownership and control pass to the customer. The Group recognizes revenue at the agreed-upon purchase price stated in the contract less an estimate for returns. Estimates for returns are based on an analysis of historical experience, trends and sales data. Changes in these estimates are reflected as an adjustment to revenue in the period identified. The amount of consideration received for vehicles includes non-cash consideration representing the value of part exchange vehicles, if applicable. The value of part exchange vehicles is agreed by the customer at the time of purchase and is stated in the contract. Prior to the delivery of the vehicle, the payment is received, or financing has been arranged. Revenue is recognized net of sales tax.

Retail revenue also includes the fixed commission from the sale of a small number of vehicles where Cazoo acts as an agent. Under IFRS 15 only the net commission received from these sales is recorded within revenue, with 100% of that revenue contributing towards gross profit. Any ancillary revenue earned on the transaction continues to be recognized separately; see ‘Other sales’ below.

Contract liabilities relate to undelivered retail orders. Contract liabilities are recognized at the point when cash is received for the order and are derecognized into revenue upon delivery to the customer.

Wholesale

The Group also sells vehicles through car auctions to trade and other buyers. The vehicles sold via auction are primarily acquired from customers as part-exchanges or through our direct car buying channel that do not meet the Group’s quality standards to list and sell as retail vehicles. The Group satisfies its performance obligation for wholesale sales when the purchaser obtains control of the underlying vehicle which is at the point the vehicle is sold at auction.

(ii) Rendering of services

Other sales

Other sales comprises ancillary products, including financing and warranty, subscription, servicing, third-party reconditioning and data services.

Customers purchasing vehicles from the Group may enter into a contract for finance or enter a contract to extend their warranty after the initial 90-day inclusive period through the Group’s platform. The Group acts as an agent and receives a commission for the arrangement of these contracts from the principal. The Group recognizes commission revenue at the time of sale, net of a reserve for estimated contract cancellations. The reserve for cancellations is estimated based upon historical experience and recent trends and is reflected as a reduction in revenue. Changes in these estimates are reflected as an adjustment to revenue in the period identified.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

3. Accounting policies (cont.)

Contract assets relate to commission revenue earned but not invoiced at the period end. The commission earned is conditional upon the delivery of the vehicle to the customer and no return being made by the customer.

At the Group’s customer centers, vehicle servicing products are offered including interim, full and major servicing, MOT tests, general repairs and one-off checks and treatments. The Group satisfies its performance obligations at the point the agreed work is completed. The Group recognizes revenue at the agreed purchase price net of sales tax.

The Group provided third-party reconditioning services during the year. The Group satisfies its performance obligations at the point the agreed work is completed.

Revenue from the Cazoo Subscription Service (including Cluno, Drover and Swipcar) is recognized under IFRS 16 and as such is recognized on a straight-line basis over the contract period. The Cazoo Subscription Service allows customers to subscribe for a vehicle over a period of time for a monthly fee as an alternative to ownership. Revenue from the provision of related services such as maintenance and breakdown are recognized separately in accordance with IFRS 15 — over time, as the service is provided.

The Group also provides data services whereby customers access selected Cazoo vehicle data for a monthly fee. Revenue is recognized in accordance with IFRS 15 based on actual data usage for these contracts.

3.2 Cost of sales

Cost of sales primarily relates to vehicle acquisition costs and reconditioning costs, as well as any necessary adjustments to reflect vehicle inventory at the lower of cost and net realizable value. Vehicle reconditioning costs are the direct and indirect costs associated with preparing the vehicles for resale and typically include the cost of parts, labor and inbound transportation costs. Cost of sales also includes the cost of providing drive-away insurance, fuel, vehicle warranty, buyers fees, and other costs incurred in providing ancillary products and services. Cost of sales also includes the depreciation of cars out on subscription.

3.3 Leasing

Group acting as a lessee

The Group assesses at contract inception whether a contract is, or contains, a lease. That is, if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

The Group applies a single recognition and measurement approach for all leases, except for short-term leases and leases of low-value assets. The Group classifies assets with value less than £5,000 as low-value. The Group recognizes lease liabilities to make lease payments and right-of-use assets representing the right to use the underlying assets.

(i) Right-of-use assets

Right-of-use assets recognized are presented within property, plant and equipment on the statement of financial position. The Group recognizes right-of-use assets at the commencement date of the lease (i.e. the date the underlying asset is available for use). Right-of-use assets are measured at cost, less any accumulated depreciation and impairment losses, and adjusted for any remeasurement of lease liabilities. The cost of right-of-use assets includes the amount of lease liabilities recognized, initial direct costs incurred, and lease payments made at or before the commencement date less any lease incentives received. Right-of-use assets are depreciated on a straight-line basis over the shorter of the lease term and the estimated useful lives of the assets, as follows:
Leasehold property	1 – 96 years
Fixtures and fittings	5 years
Subscription vehicles	1 – 3 years
Other motor vehicles	4 years

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

3. Accounting policies (cont.)

Depreciation of right-of-use subscription vehicles is recognized within cost of sales in the statement of profit or loss. Depreciation of other right-of-use assets is recognized within operational expenses in the statement of profit or loss.

(ii) Lease liabilities

Lease liabilities recognized are presented within loans and borrowings on the statement of financial position.

At the commencement date of the lease, the Group recognizes lease liabilities measured at the present value of lease payments to be made over the lease term. The lease payments include fixed payments (including in-substance fixed payments) less any lease incentives receivable, variable lease payments that depend on an index or a rate, and amounts expected to be paid under residual value guarantees. Variable lease payments that do not depend on an index or a rate are recognized as expenses (unless they are incurred to produce inventory) in the period in which the event or condition that triggers the payment occurs.

Interest on lease liabilities is recognized within finance expense in the statement of profit or loss.

Group acting as a lessor

The subscription of vehicles to customers is recognized under IFRS 16. When the Group acts as a lessor, it determines at the lease inception whether each lease is a finance lease or an operating lease.

To classify each lease, the Group makes an overall assessment of whether the lease transfers substantially all of the risks and rewards incidental to ownership of the underlying asset. If this is the case, then the lease is a finance lease; if not, then it is an operating lease. As part of this assessment, the Group considers certain indicators such as whether the lease is for the major part of the economic life of the asset.

When the Group is an intermediate lessor, it accounts for its interests in the head lease and the sub-lease separately. It assesses the lease classification of a sub-lease with reference to the right-of-use asset arising from the head lease, not with reference to the underlying asset. If a head lease is a short-term lease to which the Group applies the short-term lease exemption, then it classifies the sub-lease as an operating lease.

If an arrangement contains lease and non-lease components, then the Group applies IFRS 15 to allocate the consideration in the contract.

The Group recognizes lease payments received under operating leases as revenue on a straight-line basis over the lease term as part of “Other sales”.

The Group recognizes finance income over the lease term, reflecting a constant periodic rate of return on the Group’s net investment in the lease. The Group applies the derecognition and impairment requirements in IFRS 9 to the net investment in the lease. The Group further regularly reviews estimated unguaranteed residual values used in calculating the gross investment in the lease.

3.4 Employee benefits

Short-term and long-term employee benefits

A liability is recognized for benefits accruing to employees in respect of wages and salaries, annual leave and sick leave in the period the related service is rendered at the undiscounted amount of the benefits expected to be paid in exchange for that service.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

3. Accounting policies (cont.)

Liabilities recognized in respect of short-term employee benefits are measured at the undiscounted amount of the benefits expected to be paid in exchange for the related service.

Defined contribution schemes

Contributions to defined contribution pension schemes are charged to the statement of comprehensive income in the period to which they relate.

3.5 Share-based payments

Equity-settled share-based payments to employees are measured at the fair value of the equity instruments at the grant date.

The fair value determined at the grant date of the equity-settled share-based payments is expensed on a straight-line basis over the vesting period, based on the Group’s estimate of equity instruments that will eventually vest, with a corresponding increase in equity. At the end of each reporting period, the Group revises its estimate of the number of equity instruments expected to vest. The impact of the revision of the original estimates, if any, is recognized in the statement of profit or loss such that the cumulative expense reflects the revised estimate, with a corresponding adjustment to the retained earnings.

Service and non-market performance conditions are not taken into account when determining the grant date fair value of awards, but the likelihood of the conditions being met is assessed as part of the Group’s best estimate of the number of equity instruments that will ultimately vest. Market performance conditions are reflected within the grant date fair value.

3.6 Government grants

Grants from the government are recognized at their fair value where there is reasonable assurance that the grant will be received, and the Group will comply with all attached conditions. Amounts received are recognized net within the statement of profit or loss as income or a reduction to expenses. In the current year, the Group has received funds in connection to the Job Retention Scheme launched as part of the UK Government’s response to the COVID-19 pandemic. Amounts received are recognized net within the statement of profit or loss as income or a reduction to expenses

The Group has also received subsidies for electric subscription vehicles from the German government during the year. Amounts received are initially recognized as deferred income and then recognized in the statement of profit or loss over the useful life of the asset.

3.7 Taxation

Income tax expense represents the sum of the tax currently payable and deferred tax.

(i) Current tax

The tax currently payable is based on taxable profit for the period. Taxable profit differs from ‘profit before tax’ as reported in the statement of profit or loss and other comprehensive income because of items of income or expense that are taxable or deductible in other years and items that are never taxable or deductible. The Group’s current tax is calculated using tax rates that have been enacted or substantively enacted by the end of the reporting period.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

3. Accounting policies (cont.)

(ii) Deferred tax

Deferred tax assets and liabilities are recognized where the carrying amount of an asset or liability in the consolidated statement of financial position differs from its tax base, except for differences arising on:

•        the initial recognition of goodwill;

•        the initial recognition of an asset or liability in a transaction which is not a business combination and at the time of the transaction affects neither accounting or taxable profit; and

•        investments in subsidiaries and jointly controlled entities where the Group is able to control the timing of the reversal of the difference and it is probable that the difference will not reverse in the foreseeable future.

Recognition of deferred tax assets is restricted to those instances where it is probable that taxable profit will be available against which the difference can be utilized.

The amount of the asset or liability is determined using tax rates that have been enacted or substantively enacted by the reporting date and are expected to apply when the deferred tax assets are recovered.

Deferred income tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities and when deferred income tax assets and liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity or different taxable entities where there is an intention to settle balances on a net basis.

(iii) Current and deferred tax

Current and deferred tax are recognized in the statement of profit or loss, except when they relate to items that are recognized in other comprehensive income or directly in equity, in which case, the current and deferred tax are also recognized in other comprehensive income or directly in equity respectively. Where current tax or deferred tax arises from the initial accounting for a business combination, the tax effect is included in the accounting for the business combination.

3.8 Cash and cash equivalents

Cash and cash equivalents in the statement of financial position comprises cash at banks and short-term highly liquid deposits with a maturity of three months or less, that are readily convertible to a known amount of cash and subject to insignificant risk of change in value.

3.9 Business combinations

The acquisition of subsidiaries and businesses is accounted for using the acquisition method in accordance with IFRS 3. The consideration for each acquisition is measured at the aggregate of fair values of assets given, liabilities incurred or assumed, and equity instruments issued by the Group in exchange for control of the acquiree. Acquisition related costs other than those associated with the issue of debt or equity securities, are recognized in the consolidated statement of comprehensive income as incurred.

At the acquisition date the identifiable assets acquired and liabilities assumed are recognized at their fair value with the exception of deferred tax assets and liabilities, which are measured in accordance with IAS 12 — income taxes. Identifiable net assets include the recognition of any separately identifiable intangible assets.

Deferred and contingent consideration are measured at fair value at the date of acquisition. Where the amounts payable are classified as a financial liability any subsequent change in the fair value is charged/credited to the Group’s consolidated statement of comprehensive income. Amounts classified as equity are not subsequently remeasured. Where consideration to management shareholders is contingent on their continued employment the amount is recognized as a remuneration expense in the statement of comprehensive income over the deferral period.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

3. Accounting policies (cont.)

3.10 Property, plant and equipment

Items of property, plant and equipment are measured at cost less accumulated depreciation and any accumulated impairment losses.

If significant parts of an item of property, plant and equipment have different useful lives, then they are accounted for as separate items (major components) of property, plant and equipment. Any gain or loss on disposal of an item of property, plant and equipment is recognized in the statement of profit or loss. Subsequent expenditure is capitalized only if it is probable that the future economic benefits associated with the expenditure will flow to the Group.

Leased assets are depreciated on a straight-line basis over the shorter of the lease term and their useful lives unless it is reasonably certain that the Group will obtain ownership by the end of the lease term. Depreciation is provided on all other items of property, plant and equipment so as to write off their carrying value over their expected useful economic lives. It is provided at the following range:
Leasehold improvements	5 – 50 years
Fixtures and fittings	3 – 15 years
Computer equipment	1 – 5 years
Subscription vehicles	1 – 13 years
Other motor vehicles	1 – 5 years
Plant and machinery	3 – 15 years

The residual values and economic lives of assets are reviewed on an annual basis. Freehold land is not depreciated.

3.11 Intangible assets and goodwill

(i) Intangible assets

Intangible assets with finite useful lives that are acquired separately are carried at cost less accumulated amortization and accumulated impairment losses. Amortization is recognized on a straight-line basis over their estimated useful lives. Amortization is recognized within operating expenses in the statement of profit or loss. The estimated useful life and amortization method are reviewed at the end of each reporting period, with the effect of any changes in estimate being accounted for on a prospective basis.
Domain names	1 – 5 years
Development costs and software	3 – 10 years
Customer relationships	1 year
Brand	1 year

(ii) Internally-generated intangible assets

Expenditure on research activities is recognized as an expense in the period in which it is incurred.

An internally-generated intangible asset arising from development (or from the development phase of an internal project) is recognized if, and only if, all of the following have been demonstrated:

•        the technical feasibility of completing the intangible asset so that it will be available for use or sale;

•        the intention to complete the intangible asset and use or sell it;

•        the ability to use or sell the intangible asset;

•        how the intangible asset will generate probable future economic benefits;

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

3. Accounting policies (cont.)

•        the availability of adequate technical, financial and other resources to complete the development and to use or sell the intangible asset; and

•        the ability to measure reliably the expenditure attributable to the intangible asset during its development.

The amount initially recognized for internally-generated intangible assets is the sum of the expenditure incurred from the date when the intangible asset first meets the recognition criteria listed above. Expenditure includes both employees of the Group and external contractors contributing to the development projects. Where no internally-generated intangible asset can be recognized, development expenditure is recognized in the statement of profit or loss in the period in which it is incurred.

Subsequent to initial recognition, internally-generated intangible assets are reported at cost less accumulated amortization and accumulated impairment losses, on the same basis as intangible assets that are acquired separately.

(iii) Goodwill

Goodwill arising on a business combination represents the difference between the fair value of the consideration paid and the fair value of assets and liabilities acquired and is recorded as an intangible asset. Goodwill is not subsequently subject to amortization but is tested for impairment annually and whenever the Directors have an indication that it may be impaired. For the purposes of impairment testing, goodwill is allocated to the cash-generating units expected to benefit from the combination. Any impairment in carrying value is charged to the consolidated statement of comprehensive income.

3.12 Impairment of tangible and intangible assets other than goodwill

At the end of each reporting period, the Group reviews the carrying amounts of its tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). When it is not possible to estimate the recoverable amount of an individual asset, the Group estimates the recoverable amount of the cash-generating unit to which the asset belongs. When a reasonable and consistent basis of allocation can be identified, corporate assets are also allocated to individual cash-generating units, or otherwise they are allocated to the smallest group of cash-generating units for which a reasonable and consistent allocation basis can be identified.

Intangible assets not yet available for use are tested for impairment at least annually, and whenever there is an indication that the asset may be impaired.

Recoverable amount is the higher of fair value less costs of disposal and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognized immediately in the statement of profit or loss.

When an impairment loss subsequently reverses, the carrying amount of the asset (or a cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset (or cash-generating unit) in prior years. A reversal of an impairment loss is recognized immediately in the statement of profit or loss.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

3. Accounting policies (cont.)

3.13 Inventory

Inventory consists of vehicles purchased, direct and indirect vehicle reconditioning costs, including parts and labor and inbound transportation costs.

Inventory is stated at the lower of cost and net realizable value. The costs of inventory are determined by specific identification. Net realizable value is the estimated selling price less costs to complete and transport the vehicles. Selling prices are derived from historical data and trends, such as sales price and inventory turn times of similar vehicles, as well as independent market data. Each reporting period the Group recognizes any necessary adjustments to reflect vehicle inventory at the lower of cost or net realizable value through cost of sales.

3.14 Provisions

Provisions are recognized when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that the Group will be required to settle the obligation, and a reliable estimate can be made of the amount of the obligation.

The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation at the end of the reporting period, taking into account the risks and uncertainties surrounding the obligation. When a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows (when the effect of the time value of money is material).

3.15 Warrants

Warrants are classified and accounted for as derivative financial liabilities and are initially recognized at their fair value. The warrants are subsequently re-measured at fair value at each reporting date with changes in fair value recognized in other income and expenses within the statement of profit or loss. The fair value is determined using a Black-Scholes model for the private placement warrants.

3.16 Financial instruments

Financial assets and financial liabilities are recognized when an entity becomes a party to the contractual provisions of the instruments.

Financial assets and financial liabilities are initially measured at fair value. Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets and financial liabilities at fair value through profit or loss) are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities at fair value through profit or loss are recognized immediately in the statement of profit or loss.

(i) Financial assets

All recognized financial assets are subsequently measured in their entirety at either amortized cost or fair value, depending on the classification of the financial assets.

Classification of financial assets

Financial assets that meet the following conditions are subsequently measured at amortized cost:

•        the financial asset is held within a business model whose objective is to hold financial assets in order to collect contractual cash flows; and

•        the contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

3. Accounting policies (cont.)

Financial assets that meet the following conditions are subsequently measured at fair value through other comprehensive income (“FVOCI”):

•        the financial asset is held within a business model whose objective is achieved by both collecting contractual cash flows and selling the financial assets; and

•        the contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

Amortized cost and effective interest method

Interest income is recognized using the effective interest method for financial assets measured at amortized cost. For financial instruments other than purchased or originated credit-impaired financial assets, interest income is calculated by applying the effective interest rate to the gross carrying amount of the financial asset. Interest income is recognized in the statement of profit or loss within finance income.

Impairment of financial assets

The Group recognizes a loss allowance for expected credit losses on trade receivables, other receivables, and accrued income. The amount of expected credit loss is updated at each reporting date to reflect changes in credit risk since the initial recognition of the respective financial instrument.

The Group recognizes lifetime expected credit losses (“ECL”) for trade receivables, other receivables, and amounts due from customers under contracts. The expected credit losses on these financial assets are estimated using a provision matrix based on the Group’s historical credit loss experience, adjusted for factors that are specific to the debtors, general economic conditions and an assessment of both the current as well as the forecast direction of conditions at the reporting date, including time value of money where appropriate.

Lifetime ECL represents the expected credit losses that will result from all possible default events over the expected life of a financial instrument.

Significant increase in credit risk

In assessing whether the credit risk on a financial asset has increased significantly since initial recognition, the Group compares the risk of a default occurring on the financial assets as at the reporting date with the risk of a default occurring on the financial asset as at the date of initial recognition. In making this assessment, the Group considers both quantitative and qualitative information that is reasonable and supportable.

(ii) Financial liabilities

All financial liabilities are subsequently measured at amortized cost using the effective interest method or at fair value through profit or loss (“FVTPL”).

Financial liabilities subsequently measured at amortized cost

Financial liabilities that are not (i) contingent consideration of an acquirer in a business combination, (ii) held for trading, or (iii) designated as at FVTPL, are subsequently measured at amortized cost using the effective interest method.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

3. Accounting policies (cont.)

The effective interest method is a method of calculating the amortized cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that discounts estimated future cash payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial liability, or (where appropriate) a shorter period, to the amortized cost of a financial liability.

Derecognition of financial liabilities

The Group derecognizes financial liabilities when, and only when, the Group’s obligations are discharged, cancelled or have expired. The difference between the carrying amount of the financial liability derecognized and the consideration paid and payable, including any non-cash assets transferred or liabilities assumed, is recognized in the statement of profit or loss.

Fair value measurement

All assets and liabilities for which fair value is measured or disclosed in the financial statements are categorized within the fair value hierarchy, described as follows, based on the lowest level input that is significant to the fair value measurement as a whole:
Level 1 —	Quoted (unadjusted) market prices in active markets for identical assets or liabilities
Level 2 —	Valuation techniques for which the lowest level input that is significant to the fair value measurement is directly or indirectly observable
Level 3 —	Valuation techniques for which the lowest level input that is significant to the fair value measurement is unobservable

3.17 Business segments

The Board of Directors has been identified as the Group’s chief operating decision maker. The monthly reporting pack provided to the Board to enable the assessment of the performance of the business has been used as the basis for determining the Group’s operating segments.

The monthly reporting pack presents the performance of the business on a consolidated basis. The key financial performance metrics monitored by the chief operating decision maker include revenue, gross profit, operating expenses, adjusted EBITDA and exceptional items on a consolidated basis. Assets and liabilities are also managed on a consolidated basis and are not reported to the chief operating decision maker in a disaggregated format within the monthly reporting pack.

Management has therefore determined that there exists a single consolidated segment for the 2021 financial statements.

The chief operating decision maker monitors three individual revenue streams within the consolidated revenue metric, as set out in Note 5. The revenue streams are monitored under the geographical markets UK and Europe. For a disaggregation of revenue see Note 5.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

3. Accounting policies (cont.)

3.18 Foreign currency

Foreign currency transactions

Transactions in foreign currencies are translated into the Group’s functional currency (Pounds Sterling) at the exchange rates at the dates of the transactions.

Monetary assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rate at the reporting date. Non-monetary assets and liabilities that are measured at fair value in a foreign currency are translated into the functional currency at the exchange rate when the fair value was determined. Non-monetary items that are measured based on historical cost in foreign currency are translated at the exchange rate at the date of the transaction.

Foreign currency differences are recognized in the statement of profit or loss and presented within finance costs.

Foreign operations

The assets and liabilities of foreign (non-UK) operations, including goodwill and fair value adjustments arising on acquisition, are translated at the exchange rates at the reporting date. The income and expenses of foreign operations are translated at the exchange rates at the dates of the transactions.

Foreign currency differences are recognized in other comprehensive income and accumulated in the translation reserve.

4. Accounting judgements and estimates

4.1 Judgements

Identifying the accounting acquirer in the Transaction

Determining the accounting acquirer in the Transaction required significant judgement. Cazoo Holdings has been considered as the accounting acquirer and predecessor entity in accordance with IFRS 3. This determination was primarily based on current shareholders of Cazoo Holdings having a relative majority of the voting power of the combined entity, the operations of Cazoo Holdings prior to the acquisition comprising the only ongoing operations of the combined entity, and senior management of Cazoo Holdings comprising the majority of the senior management of the combined entity.

Classification of warrants

The classification of the warrants in the Group’s financial statements following the Transaction requires judgement. The warrants are determined to be within the scope of IAS 32 rather than IFRS 2 due to the existence of the net settlement option. Therefore, the warrants have been classified as financial liabilities according to the classification principles in IAS 32.

Recognition of acquired intangibles on acquisition

The process of recognizing intangibles assets acquired in an acquisition requires a judgement in assessing the intangibles that exist in the acquired business and assessing fair value. An intangible asset acquired as part of a business combination is recognized if it can be separately identified and it is a probable source of economic benefits.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

4. Accounting judgements and estimates (cont.)

The Group has acquired the following subsidiaries in the year ended December 31, 2021: Drover Limited, Smart Fleet Solutions Limited, Cluno GmbH, UK Vehicle Limited, SMH Fleet Solutions Limited, Swipcar 2017, S.L and Vans 365 Limited. For each acquisition, the Group has recognized goodwill and a number of separately identifiable intangibles. The Group engaged a third-party valuation expert for the purchase price allocation exercise in relation to each acquisition to mitigate the risk associated with the recognition and valuation of assets and liabilities at the acquisition date. The details of all assets and liabilities recognized upon acquisition of subsidiaries is set out in Note 13.

Capitalization of development time

Time spent by the Group’s employees, and external contractors under the direction of the Group’s employees, in software development is capitalized as an internally generated intangible asset when the requirements of IAS 38 and of Group policy are both met. Management judgement is applied in the assessment of the project against the development criteria of IAS 38 in the following areas:

•        Assessment of whether the project meets the six requirements of IAS 38 to be considered an internally generated asset, as set out in Note 3.10.

•        Assessment of the point in time when the project moved from an exploratory phase into a development phase.

•        Assessment of the proportion of employee and contractor output that is directly attributable to developmental activities.

The Group capitalized £13.8 million of employee and contractor development expenditure in the year ended December 31, 2021 (2020: £1.6 million, 2019: £3.2 million).

Determination of cash-generating units (“CGUs”)

Judgement is applied in the determination of CGUs for impairment testing. Management have carefully considered the cash inflows of each group of assets and how they are monitored. As a result, management have identified four CGUs (UK, Europe, Cazana and Swipcar) based on the lowest level at which largely independent cash flows are generated. Management have also considered secondary factors such as monitoring by management and how management makes decisions about continuing or disposing of assets and operations in helping to identify its CGUs. Further information on the four CGUs and impairment testing are disclosed in Note 15.

Revenue recognition — Principal / agent arrangements

The process of determining whether Cazoo acts as a principal or agent in certain transactions requires detailed analysis of the specific facts and circumstances of the transaction concerned. Management judgement is applied in the assessment of the transaction against the three indicators in IFRS 15.

•        Assessment of whether Cazoo is primarily responsible for fulfilling the promise to provide the specified good or service.

•        Assessment of whether Cazoo has inventory risk before the specified good or service has been transferred to a customer or after transfer of control to the customer.

•        Assessment of whether Cazoo has discretion in establishing the price for the specified good or service.

In 2021, revenue includes the fixed commission from the sale of a small number of vehicles where Cazoo acts as an agent.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

4. Accounting judgements and estimates (cont.)

4.2 Estimates

Impairment of intangible assets and goodwill

Impairment exists when the carrying value of an asset or cash generating unit exceeds its recoverable amount. The value in use calculation is based on a discounted cash flow (“DCF”) model. The cash flows are derived from the budget for the next five years. The recoverable amount is sensitive to the discount rate used for the DCF model as well as the expected future cash-inflows and the growth rate used for extrapolation purposes. These estimates are most relevant to goodwill recognized by the Group. The key assumptions used to determine the recoverable amount for the different CGUs, including a sensitivity analysis, are disclosed and further explained in Note 15.

Net realizable value of inventory

Vehicles held in inventory are stated at the lower of cost and net realizable value. The calculation of net realizable value requires an estimate of the expected selling price of each vehicle held in inventory. This estimate is made using a combination of historical data of the Group and independent market data. Independent market data provide a view to recent market activity for vehicles with similar attributes to those held in stock. This, combined with recent sales data of the Group, is used to estimate the expected selling prices of inventory. At each reporting period the Group recognizes any necessary adjustments to reflect vehicle inventory at the lower of cost or net realizable value through cost of sales. See Note 16 for further details of the inventory provision, including a sensitivity analysis.

Share-based payments

Estimating fair value of equity settled employee share options requires determination of the most appropriate valuation model, which depends on the terms and conditions of the grant. This estimate also requires determination of the most appropriate inputs to the valuation model including the expected life of the share option, volatility and dividend yield and making assumptions about them. For the measurement of the fair value of equity-settled transactions with employees at the grant date, the Group uses either a Black-Scholes or Monte-Carlo model for Unapproved grants prior to the Transaction and a Monte-Carlo model for Executive director grants after the Transaction. The assumptions and models used for estimating fair value for share-based payment transactions are disclosed in Note 26.

Warrants

The valuation of the Group’s warrants requires the use of option pricing models or other valuation techniques. The fair value is determined using a Black-Scholes model for the private placement warrants. The key assumption used for estimating the fair value of the private placement warrants is the volatility. Further details are disclosed in Note 23.

Leases — Estimating the incremental borrowing rate

The Group cannot readily determine the interest rate implicit in the lease, therefore, it uses its incremental borrowing rate (“IBR”) to measure lease liabilities. The IBR is the rate of interest that the Group would have to pay to borrow over a similar term, and with a similar security, the funds necessary to obtain an asset of a similar value to the right-of-use asset in a similar economic environment. The IBR therefore reflects what the Group ‘would have to pay’, which requires estimation when no observable rates are available or when they need to be adjusted to reflect the terms and conditions of the lease. The Group estimates the IBR using observable inputs when available and is required to make certain entity-specific estimates.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

5. Revenue

5.1 Disaggregated revenue information

The following is an analysis of the Group’s revenue for the year from continuing operations. Management assesses and monitors the revenue performance of the Group as a single segment.
	Year ended December 31 2021	Year ended December 31 2020	Year ended December 31 2019
	£’000	£’000	£’000
Type of goods
Retail	500,607	150,420	1,078
Wholesale	104,150	8,667	90
Other sales	63,057	3,121	8
	667,814	162,208	1,176

Geographical markets
UK	655,423	162,208	1,176
Europe	12,391	—	—
	667,814	162,208	1,176

Recognition of revenue
Revenue from contracts with customers	647,043	162,208	1,176
Other revenue	20,771	—	—
	667,814	162,208	1,176

5.2 Contract balances
	At December 31 2021	At December 31 2020	At December 31 2019
	£’000	£’000	£’000
Trade receivables	14,797	7,243	291
Contract assets	3,451	599	8
Contract liabilities	(7,911)	(9,059)	(385)

All contract assets and liabilities are short term in nature and are derecognized within one month of the reporting period end across both 2021, 2020 and 2019 financial years.

Revenue expected to be recognized in the future related to performance obligations that are unsatisfied (or partially unsatisfied) at the year-end is summarized as below.
	Within one month as at December 31, 2021	Within one month as at December 31, 2020	Within one month as at December 31, 2019
	£’000	£’000	£’000
Undelivered vehicles	7,911	9,059	385

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

6. Operating expenses

Operating loss from continuing operations is stated after charging:
	Year ended December 31 2021	Year ended December 31 2020	Year ended December 31 2019
	£’000	£’000	£’000
Depreciation of property, plant and equipment and right-of-use assets	21,269	5,897	705
Amortization and impairment of intangible assets	35,995	1,292	76
Expensed research and development costs	8,476	6,697	1,010

7. Employee benefit expenses

Employee benefit expenses (including Directors) comprise:
	Year ended December 31 2021	Year ended December 31 2020	Year ended December 31 2019
	£’000	£’000	£’000
Wages and salaries	78,641	10,913	5,164
Employer’s national insurance	9,172	2,092	599
Short-term non-monetary benefits	535	416	69
Defined contribution pension cost	3,408	871	215
Share-based payment expenses	43,871	3,759	199
	135,627	18,051	6,246

8. Finance income and expense

Recognized in profit or loss
	Year ended December 31 2021	Year ended December 31 2020	Year ended December 31 2019
	£’000	£’000	£’000
Finance income
Interest on bank deposits	233	486	170
Total finance income	233	486	170
Finance expense
Interest on loans and borrowings	(4,378)	(1,000)	(392)
Interest on lease liabilities	(1,338)	(298)	(64)
Total finance expense	(5,716)	(1,298)	(456)

9. Other income and expenses
	Year ended December 31 2021	Year ended December 31 2020	Year ended December 31 2019
	£’000	£’000	£’000
IFRS 2 expense on the Transaction (non-cash)	240,810	—	—
Fair value movement in warrants	(26,671)	—	—
	214,140	—	—

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

9. Other income and expenses (cont.)

IFRS 2 expense on the Transaction

As described in Note 1, the Transaction led to an IFRS 2 expense. Cazoo issued shares with a fair value of £288.4 million to Ajax shareholders. In exchange, Cazoo received the identifiable net assets held by Ajax, which had a fair value upon closing of £47.5 million. The excess of the fair value of the equity instruments issued over the fair value of the identified net assets received represents a non-cash expense in accordance with IFRS 2. This one-time expense of £240.8 million is recognized as an IFRS 2 expense within the statement of profit or loss.

Fair value movement in warrants

The fair value of the warrants as at August 26, 2021 was £69.4 million. The fair value of the warrants as at December 31, 2021 was £42.7 million. The change in fair value of £26.7 million is recognized within the statement of profit or loss. Refer to Note 23 for further information.

10. Taxation

Tax credit
	Year ended December 31 2021	Year ended December 31 2020	Year ended December 31 2019
	£’000	£’000	£’000
Current tax:
Adjustment in respect of prior years	190	—	—

Deferred tax:
Origination and reversal of timing differences	(7,409)	(969)	—
Adjustment in respect of prior years	191	—	—
Effect of tax rate change on opening balance	1,324	—	—
Tax credit	(5,704)	(969)	—

The tax credit for the year can be reconciled to the statement of profit and loss as follows:
	Year ended December 31 2021	Year ended December 31 2020	Year ended December 31 2019
	£’000	£’000	£’000
Loss before tax from continuing operations	(549,213)	(99,847)	(17,964)

Current corporation tax rate of 19%	(104,350)	(18,971)	(3,413)
Impact of difference in overseas tax rates	(3,146)	—	—
Expenses not deductible for tax purposes	55,356	1,238	64
Adjustment in respect of previous periods	381	—	—
Impact of rate change	1,402	—	—
Deferred tax asset not recognized	69,563	17,733	3,349
Utilization of deferred tax previously unrecognized	(23,862)	—	—
Difference between corporation tax and deferred tax rate	(423)	—	—
Benefit of tax incentives	(625)	—	—
Research and development claim – prior year	—	(969)	—
Tax credit	(5,704)	(969)	—

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

10. Taxation (cont.)

The tax credit for the year can be reconciled to the statement of profit and loss as per the above. The credit is lower than the current corporation tax rate of 19% largely due to the IFRS 2 expense on the Transaction which has been treated as non-deductible expenditure and the net deferred tax liability identified on fixed asset additions.

The tax credit is calculated on the basis of the tax laws enacted or substantively enacted at the balance sheet date in the countries where the Group operates and generates taxable income. Deferred taxation is determined using tax rates that are substantively enacted at the balance sheet date and are expected to apply when the asset is realized. Deferred tax assets are recognized to the extent it is probable that they will be recoverable against future taxable profits.

Deferred tax
£’000
Deferred tax assets
Share-based payments	10,822
IFRS conversion	67
Short-term timing differences	119
Losses	2,081
Total deferred tax assets recognized	13,089

Deferred tax liabilities
Fixed asset temporary differences	(5,280)
Intangible asset differences	(6,632)
IFRS conversion / capital gains	(1,263)
Total deferred tax liabilities	(13,175)

Deferred tax liabilities, net	(86)

Reconciliation of deferred tax liabilities, net
£’000
At January 1, 2021	—

Income tax recognized in the income statement	6,084
Prior year adjustments	(191)
Business combinations	(13,404)
Equity	7,425

At December 31, 2021	(86)

At December 31, 2020	—
At December 31, 2019	—

The Group has unutilized tax losses of £488.3 million (2020: £123.5 million, 2019: £18.5 million) which are available against future taxable profits for an indefinite period.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

11. Discontinued operations

For the comparative year ended December 31, 2020 the Imperial Car Supermarkets Limited (“Imperial”) dealership centers were treated as a discontinued operation in accordance with IFRS 5. The dealership centers were converted to Cazoo Customer Centers in order to align with the Group’s online strategy. There were no discontinued operations in 2021 or 2019.

Results of discontinued operations
Year ended December 31 2020
£’000
Revenue	27,194
Expenses	(30,315)
Operating loss	(3,121)
Finance expense	(688)
Loss before tax from discontinued operations	(3,809)
Tax expense	—
Loss for the year from discontinued operations	(3,809)

Earnings per share:
Basic loss per ordinary share from discontinued operations	£(0.01)
Diluted loss per ordinary share from discontinued operations	£(0.01)

Net cash flows from/(used in) discontinued operations:
Operating	23,581
Investing	—
Financing	(34,987)
Net cash (outflow)/inflow	(11,406)

12. Earnings per share
	Year ended December 31 2021	Year ended December 31 2020	Year ended December 31 2019
	£’000	£’000	£’000
Loss for the year	(543,509)	(102,687)	(17,964)

Weighted average number of ordinary shares:
Basic weighted average number of ordinary shares	667,973,041	515,161,816	337,787,880
Dilutive effect of share options, Note 25	—	—	—
Dilutive effect of warrants, Note 23	—	—	—
Diluted weighted average number of ordinary shares	667,973,041	515,161,816	337,787,880

Basic loss per ordinary share	£(0.81)	£(0.20)	£(0.05)
Diluted loss per ordinary share	£(0.81)	£(0.20)	£(0.05)

Loss per share for each comparative period reflects Cazoo Holdings historical weighted average number of ordinary shares outstanding multiplied by the exchange ratio established in the Business Combination Agreement. The computation of diluted loss per ordinary share excludes the effect of share options and warrants because the inclusion of these would be anti-dilutive.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

13. Acquisitions

13.1 Drover Limited

On January 25, 2021 the Group acquired 100% of the share capital of Drover Limited (“Drover”) for total consideration of £65.4 million, as measured in accordance with IFRS 3. The acquisition balance sheet includes £4.0 million of cash on balance sheet. Total consideration net of cash acquired was £61.4 million.

Drover was a car subscription service with operations in the United Kingdom and France. Founded in 2016, Drover provided a monthly car subscription service, including maintenance, servicing, tax, breakdown cover and optional insurance, allowing its customers to choose from over 50 different models, all available online. The Group acquired Drover to accelerate its entry into the car subscription market and the acquisition provided the Group an existing customer base of over 2,000 active subscribers in the UK as well as a small subscriber base in France along with the associated recurring revenues.

The purchase has been accounted for as a business combination under the acquisition method in accordance with IFRS 3. The consolidated financial statements include the results of Drover for the period from the acquisition date.

In calculating goodwill arising from the acquisition, the fair value of net assets acquired was assessed and no material adjustments from book value were made to existing assets and liabilities. The Group has recognized a number of separately identifiable intangible assets as part of the acquisition, details of the amounts are set out in the table below.
£’000
Property, plant and equipment	3,943
Trade and other receivables	4,868
Cash and cash equivalents	3,975
Trade and other payables	(4,819)
Lease liabilities	(3,791)
Deferred tax liabilities	(44)
Total net assets acquired	4,132

Intangible assets recognized on acquisition:
Software	19,558
Brand	1,303
Deferred tax arising on intangible assets	(3,985)
Total intangible assets recognized on acquisition	16,876

Total identifiable net assets at fair value	21,008

Goodwill	44,356
Purchase consideration transferred	65,364

Satisfied by:
Cash	20,996
Debt assumed and discharged	4,463
Shares issued	33,339
Warrants issued	6,566
Purchase consideration transferred	65,364

At the date of the acquisition, the carrying amount of trade and other receivables was £4.9 million and all of this was expected to be collectible in the short term. As such, there was no difference between the carrying amount and fair value of trade and other receivables at the date of acquisition.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

13. Acquisitions (cont.)

The Group measured the acquired lease liabilities using the present value of the remaining lease payments at the date of acquisition. The right-of-use assets were measured at an amount equal to the lease liabilities and adjusted to reflect the unfavorable terms of the lease relative to market terms.

Software acquired represents Drover’s subscription platform system that had been developed in-house and is considered to be Drover owned intellectual property. The platform underpins Drover’s business allowing customers to book, pay and manage their subscriptions.

During the year ended December 31, 2021, the Group launched the Cazoo Subscription Service, bringing the technology and subscription offering previously provided by Drover under the Cazoo brand. Accordingly, the Drover brand was fully amortized during the year in the statement of profit or loss.

Goodwill is attributable mainly to the skills and technical talent of Drover’s workforce, and the synergies expected to be achieved from integrating the company into the Group’s existing standard car business.

The fair value of the Cazoo Holdings Limited ordinary shares issued at the date of acquisition was determined as £10.60 per ordinary share, derived from the Group’s most recent funding round at the time of acquisition.

Upon acquisition, warrants were issued as consideration giving the holders the right to purchase ordinary share capital of Cazoo Holdings Limited at the next funding round at a 20 percent discount to the equity share price of that round. The benefit gained by the warrant holders is a fixed value and therefore the warrants were recorded as a financial liability. The warrants were exercised in August 2021 prior to the closing of the Transaction. Refer to Note 22 for further details.

From the date of acquisition to December 31, 2021, Drover has contributed £8.3 million of revenue and £11.1 million to the Group’s loss before tax. If the acquisition had occurred on January 1, 2021, management estimates that the Group’s revenue from continuing operations attributable to Drover would have been £9.2 million and the loss from continuing operations attributable to Drover for the year would have been £11.5 million.

Transaction costs of £0.8 million have been expensed and are included in administrative expenses in the statement of profit or loss and are part of operating cash flows in the statement of cash flows.

13.2 Smart Fleet Solutions Limited

On February 11, 2021 the Group acquired 100% of the share capital of Smart Fleet Solutions Limited (“Smart Fleet”) for consideration of £23.2 million, as measured in accordance with IFRS 3. The acquisition balance sheet includes £0.7 million of cash on balance sheet. Total consideration net of cash acquired was £22.5 million for the equity of Smart Fleet.

At the same time as the acquisition, the Group acquired £15.9 million of freehold property relating to vehicle preparation centers operated by Smart Fleet owned by the previous shareholders. The initial acquisition and purchase of freehold property have been treated as a linked transaction and have therefore been accounted for as a single transaction. Total consideration recognized in accordance with IFRS 3 for both transactions combined is £39.1 million.

Smart Fleet was a vehicle reconditioning business that operated four state-of-the-art vehicle preparation centers across the UK, which reduced its reliance on any third-party providers. Smart Fleet’s team of over 500 vehicle reconditioning and logistics staff also provide significant expertise. In addition, Smart Fleet had in place a number of third-party contracts which are strategically beneficial to the Group. The Group acquired Smart Fleet for its UK-wide infrastructure and expertise in the reconditioning of used cars, which is expected to enhance the Group’s ability to operate at scale. The purchase has been accounted for as a business combination under the acquisition method in accordance with IFRS 3. The consolidated financial statements include the results of Smart Fleet for the period from the acquisition date.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

13. Acquisitions (cont.)

In calculating goodwill arising from the acquisition, the fair value of net assets acquired was determined. Adjustments to book value were made in the recognition of market value of real estate leases and the fair value of freehold property. The Group has also recognized a number of separately identifiable intangible assets as part of the acquisition, details of the amounts are set out in the table below.
£’000
Property, plant and equipment	25,101
Inventory	333
Trade and other receivables	7,335
Cash and cash equivalents	669
Trade and other payables	(2,160)
Lease liabilities	(2,766)
Provisions	(253)
Deferred tax liabilities	(88)
Total net assets acquired	28,171

Intangible assets recognized on acquisition:
Customer relationships	7,300
Deferred tax arising on intangible assets	(1,387)
Total intangible assets recognized on acquisition	5,913

Total identifiable net assets at fair value	34,084

Goodwill	5,041
Purchase consideration transferred	39,125

Satisfied by:
Cash	29,125
Debt assumed and discharged	9,000
Shares issued	1,000
Purchase consideration transferred	39,125

At the date of the acquisition, the carrying amount of trade and other receivables was £7.3 million and all of this was expected to be collectible in the short term. As such, there was no difference between the carrying amount and fair value of trade and other receivables at the date of acquisition.

The Group measured the acquired lease liabilities using the present value of the remaining lease payments at the date of acquisition. The right-of-use assets were measured at an amount equal to the lease liabilities and adjusted to reflect the unfavorable terms of the lease relative to market terms.

An intangible asset has been recognized for significant customer relationships as future economic benefit is expected to arise from Smart Fleet existing customer relationships. Smart Fleet provides vehicle reconditioning to a small number of customers for which it holds long term relationships.

Goodwill is attributable mainly to the skills and technical talent of Smart Fleet’s workforce, and the synergies expected to be achieved from integrating the company into the Group’s existing car reconditioning process, significantly increasing in-house capacity.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

13. Acquisitions (cont.)

The fair value of the Cazoo Holdings Limited ordinary shares issued at the date of acquisition was determined as £10.60 per ordinary share, derived from the Group’s most recent funding round at the time of acquisition.

From the date of acquisition to December 31, 2021, Smart Fleet has contributed £17.4 million of revenue and £25.7 million to loss before tax to the Group. If the acquisition had occurred on January 1, 2021, management estimates that the Group’s revenue from continuing operations attributable to Smart Fleet would have been £21.1 million and the loss from continuing operations attributable to Smart Fleet for the year would have been £25.1 million.

Transaction costs of £2.0 million have been expensed and are included in administrative expenses in the statement of profit or loss and are part of operating cash flows in the statement of cash flows.

13.3 Cluno GmbH

On February 23, 2021, the Group acquired 100% of the share capital of Cluno Gmbh (“Cluno”) for total consideration of £60.4 million (€69.7 million), as measured in accordance with IFRS 3. The acquisition balance sheet includes £8.6 million of cash. Total consideration net of cash acquired was £51.8 million.

Cluno was a German car subscription services company, with a business similar to Drover and a team of approximately 100 employees based in Munich. Cluno offered a monthly subscription that included all car expenses other than fuel, with a six-month minimum term per car in Germany with 100 different models from 15 different brands. Cluno had an experienced team and strong supplier and EU-partner relationships. The Group acquired Cluno to accelerate its entry into the EU market and the acquisition provided the Group with an existing customer base of over 3,000 active subscribers in Germany along with the associated recurring revenues and a strong team to help launch the Cazoo proposition in Germany and across Europe.

The purchase has been accounted for as a business combination under the acquisition method in accordance with IFRS 3. The consolidated financial statements include the results of Cluno for the period from the acquisition date. In accordance with IFRS 3, for convenience the acquisition date has been designated as February 28, 2021 and the opening balance sheet has been prepared as at February 28, 2021.

In calculating goodwill arising from the acquisition, the fair value of net assets acquired was assessed and no material adjustments from book value were made to existing assets and liabilities. The Group has recognized a number of separately identifiable intangible assets as part of the acquisition, details of the amounts are set out in the table below.
£’000
Property, plant and equipment	27,181
Trade and other receivables	5,493
Cash and cash equivalents	8,589
Trade and other payables	(5,982)
Loans and borrowings	(19,879)
Lease liabilities	(3,830)
Deferred tax liabilities	(16)

Total net assets acquired	11,556

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

13. Acquisitions (cont.)

£’000
Intangible assets recognized on acquisition:
Software	4,445
Brand	1,444
Deferred tax arising on intangible assets	(1,905)
Total intangible assets recognized on acquisition	3,984

Total identifiable net assets at fair value	15,540

Goodwill	44,814
Purchase consideration transferred	60,354

Satisfied by:
Cash	28,722
Shares issued	31,009
Voluntary employee share option plan	623
Purchase consideration transferred	60,354

At the date of the acquisition, the carrying amount of trade and other receivables was £5.5 million and all of this was expected to be collectible in the short term. As such, there was no difference between the carrying amount and fair value of trade and other receivables at the date of acquisition.

The Group measured the acquired lease liabilities using the present value of the remaining lease payments at the date of acquisition. The right-of-use assets were measured at an amount equal to the lease liabilities and adjusted to reflect the unfavorable terms of the lease relative to market terms.

Software acquired represents Cluno’s subscription platform system that had been developed in-house and is considered to be Cluno owned intellectual property. The platform underpins Cluno’s business allowing customers to book, pay and manage their subscriptions.

Prior to the acquisition, Cluno was Germany’s leading car subscription provider. The brand was considered to be highly recognizable in Germany.

Goodwill is attributable mainly to the skills and technical talent of Cluno’s workforce, and the synergies expected to be achieved from integrating the company into the Group’s existing standard car business.

The fair value of the Cazoo Holdings Limited ordinary shares issued at the date of acquisition was determined as £10.6 per ordinary share, derived from the Group’s most recent funding round at the time of acquisition.

From the date of acquisition to December 31, 2021, Cluno has contributed £11.1 million of revenue and £17.7 million to loss before tax to the Group. If the acquisition had occurred on January 1, 2021, management estimates that the Group’s revenue from continuing operations attributable to Cluno would have been £14.9 million and the loss from continuing operations attributable to Cluno for the year would have been £20 million.

Transaction costs of £1.1 million have been expensed and are included in administrative expenses in the statement of profit or loss and are part of operating cash flows in the statement of cash flows.

13.4 UK Vehicle Limited

On September 2, 2021 the Group acquired 100% of the share capital of UK Vehicle Limited (“Cazana”), including its subsidiaries Car and Classic Holdings Limited and Car and Classic Limited (“Car and Classic”), for consideration of £29.7 million. On the same date, a subset of the sellers immediately repurchased Car and Classic for consideration of £6.0 million. Total consideration recognized in accordance with IFRS 3 is therefore £23.7 million. The acquisition balance sheet includes £0.7 million of cash. Total consideration net of cash acquired was £23.0 million.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

13. Acquisitions (cont.)

Founded in 2012, Cazana had grown to a team of more than 50 staff including data scientists and engineers headquartered in London. Cazana had built an extensive dataset of over 500 million historic vehicle transactions from a range of countries including the UK, Germany, France, Spain and Italy, and its tools were used by car manufacturers, lenders, fleet owners and insurers.

Cazana’s products include real-time vehicle valuation, pricing and stock management tools, and the acquisition by the Group combined its brand, proposition and platform with Cazana’s extensive data, products and expertise. This deal enhanced the Group’s data team and capabilities and allows it to further optimize its car buying, selling and pricing across the UK and Europe for the benefit of consumers.

The initial acquisition of Cazana and immediate sale of Car and Classic have been treated as a linked transaction and have therefore been accounted for as a single transaction. The net assets acquired which are presented below exclude Car and Classic.

The purchase has been accounted for as a business combination under the acquisition method in accordance with IFRS 3. The consolidated financial statements include the results of Cazana for the period from the acquisition date.

In calculating goodwill arising from the acquisition, the fair value of net assets acquired was assessed and no material adjustments from book value were made to existing assets and liabilities. The Group has recognized a number of separately identifiable intangible assets as part of the acquisition, details of the provisional amounts are set out in the table below.
£’000
Property, plant and equipment	81
Trade and other receivables	788
Cash and cash equivalents	704
Trade and other payables	(1,535)
Total net assets acquired	38

Intangible assets recognized on acquisition:
Software	10,287
Deferred tax arising on intangible assets	(2,131)
Total intangible assets recognized on acquisition	8,156

Total identifiable net assets at fair value	8,194

Goodwill	15,496
Purchase consideration transferred	23,690

Satisfied by:
Cash	23,570
Deferred consideration	120
Purchase consideration transferred	23,690

At the date of the acquisition, the carrying amount of trade and other receivables was £0.8 million and all of this was expected to be collectible in the short term. As such, there was no difference between the carrying amount and fair value of trade and other receivables at the date of acquisition.

Software acquired represents Cazana’s data assets and tools which underpin Cazana’s business operations.

Goodwill is attributable mainly to the skills and technical talent of Cazana’s workforce, and the synergies expected to be achieved from integrating the company into the Group’s existing standard car business.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

13. Acquisitions (cont.)

Following the acquisition, UK Vehicle Limited was renamed Cazoo Data Services Limited.

From the date of acquisition to December 31, 2021, Cazana has contributed £0.9 million of revenue and £0.8 million to loss before tax to the Group. If the acquisition had occurred on January 1, 2021, management estimates that the Group’s revenue from continuing operations attributable to Cazana would have been £2.7 million and the loss from continuing operations attributable to Cazana for the year would have been £4.9 million.

Transaction costs of £0.7 million have been expensed and are included in administrative expenses in the statement of profit or loss and are part of operating cash flows in the statement of cash flows.

13.5 SMH Fleet Solutions Limited

On September 15, 2021 the Group acquired 100% of the share capital of SMH Fleet Solutions Limited (“SMH”) for total consideration of £76.5 million, as measured in accordance with IFRS 3. The acquisition balance sheet includes £8.2 million of cash. Total consideration net of cash acquired was £68.3 million.

Established in 2003, SMH had a team of over 500 expert staff that reconditioned more than 70,000 vehicles annually from five vehicle preparation centers across 136 acres in Bedford, Gloucester, Throckmorton, Worcester and St Helens. SMH also carried out over 150,000 vehicle movements per year with a team of over 300 logistics specialists as well as operated an online wholesale platform for used cars.

The purchase has been accounted for as a business combination under the acquisition method in accordance with IFRS 3. The consolidated financial statements include the results of SMH for the period from the acquisition date.

In calculating goodwill arising from the acquisition, the fair value of net assets acquired was assessed and no material adjustments from book value were made to existing assets and liabilities. The Group has recognized a number of separately identifiable intangible assets as part of the acquisition, details of the provisional amounts are set out in the table below.
£’000
Property, plant and equipment	29,062
Financial investments	3
Inventory	1,247
Trade and other receivables	7,972
Cash and cash equivalents	8,161
Trade and other payables	(7,727)
Lease liabilities	(25,749)
Provisions	(3,224)
Deferred tax assets	(335)
Total net assets acquired	9,410

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

13. Acquisitions (cont.)

£’000
Intangible assets recognized on acquisition:
Software	1,489
Customer relationships	7,574
Deferred tax arising on intangible assets	(1,765)
Total intangible assets recognized on acquisition	7,298

Total identifiable net assets at fair value	16,708

Goodwill	59,770
Purchase consideration transferred	76,478

Satisfied by:
Cash	61,105
Debt assumed and discharged	15,373
Purchase consideration transferred	76,478

At the date of the acquisition, the carrying amount of trade and other receivables was £8.0 million and all of this was expected to be collectible in the short term. As such, there was no difference between the carrying amount and fair value of trade and other receivables at the date of acquisition.

The Group measured the acquired lease liabilities using the present value of the remaining lease payments at the date of acquisition. The right-of-use assets were measured at an amount equal to the lease liabilities.

Software acquire represents the online auction platform and software applications to facilitate internal job processes which have been developed in-house.

An intangible asset has been recognized for significant customer relationships as future economic benefit is expected to arise from SMH existing customer relationships. SMH provides vehicle reconditioning to a small number of customers for which it holds long term relationships.

Goodwill is attributable mainly to the skills and technical talent of SMH’s workforce, and the synergies expected to be achieved from integrating the company into the Group’s existing car reconditioning process, significantly increasing in-house capacity.

From the date of acquisition to December 31, 2021, SMH has contributed £7.3 million of revenue and £12.5 million to loss before tax to the Group. If the acquisition had occurred on January 1, 2021, management estimates that the Group’s revenue from continuing operations attributable to SMH would have been £36.4 million and the loss from continuing operations attributable to SMH for the year would have been £15.1 million.

Transaction costs of £1.1 million have been expensed and are included in administrative expenses in the statement of profit or loss and are part of operating cash flows in the statement of cash flows.

13.6 Swipcar 2017, S.L.

On November 15, 2021 the Group acquired 100% of the share capital of Swipcar 2017, S.L. (“Swipcar”) for total consideration of £23.6 million, with £15.6 million paid in cash, £2.6 million of deferred consideration and £5.4 million through the issue of Class A Shares, as measured in accordance with IFRS 3. The acquisition balance sheet includes £0.4 million of cash. Total consideration net of cash acquired was £23.2 million.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

13. Acquisitions (cont.)

Founded in 2018, Swipcar offered a wide selection of cars available from various leasing company partners for an all-inclusive single monthly subscription payment which included the car, insurance, maintenance, service and tax.

As well as operating in Spain, Swipcar had also recently launched in Italy and Portugal. The transaction combined Cazoo’s brand and platform with Swipcar’s expertise and relationships in southern Europe and accelerates the launch of Cazoo’s full proposition into these markets.

The purchase has been accounted for as a business combination under the acquisition method in accordance with IFRS 3. The consolidated financial statements include the results of Swipcar for the period from the acquisition date.

In calculating goodwill arising from the acquisition, the fair value of net assets acquired was assessed and no material adjustments from book value were made to existing assets and liabilities. The Group has recognized a number of separately identifiable intangible assets as part of the acquisition, details of the provisional amounts are set out in the table below.
£’000
Property, plant and equipment	249
Trade and other receivables	658
Cash and cash equivalents	377
Trade and other payables	(1,186)
Loans and borrowings	(1,468)
Lease liabilities	(215)
Total net assets acquired	(1,585)

Intangible assets recognized on acquisition:
Software	603
Customer relationships	6,235
Deferred tax arising on intangible assets	(1,709)
Total intangible assets recognized on acquisition	5,129

Total identifiable net assets at fair value	3,544

Goodwill	20,025
Purchase consideration transferred	23,569

Satisfied by:
Cash	15,644
Deferred consideration	2,560
Shares issued	5,365
Purchase consideration transferred	23,569

At the date of the acquisition, the carrying amount of trade and other receivables was £0.7 million and all of this was expected to be collectible in the short term. As such, there was no difference between the carrying amount and fair value of trade and other receivables at the date of acquisition.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

13. Acquisitions (cont.)

The Group measured the acquired lease liabilities using the present value of the remaining lease payments at the date of acquisition. The right-of-use assets were measured at an amount equal to the lease liabilities and adjusted to reflect the unfavorable terms of the lease relative to market terms.

Software acquired represents Swipcar’s subscription platform system and website, which had been developed in-house and are considered to be Swipcar owned intellectual property.

An intangible asset has been recognized for significant customer relationships as future economic benefit is expected to arise from Swipcar’s existing customer relationships.

Goodwill is attributable mainly to the skills and technical talent of Swipcar’s workforce, and the synergies expected to be achieved from integrating the company into the Group’s existing standard car business.

The fair value of the Class A Shares issued at the date of acquisition was determined as £6.87 per Class A Share, which was the closing share price of the Class A Shares on the acquisition date.

From the date of acquisition to December 31, 2021, Swipcar has contributed £0.6 million of revenue and £6.5m to loss before tax to the Group. If the acquisition had occurred on January 1, 2021, management estimates that the Group’s revenue from continuing operations attributable to Swipcar would have been £3.6 million and the loss from continuing operations attributable to Swipcar for the year would have been £9.0 million.

Transaction costs of £0.5 million have been expensed and are included in administrative expenses in the statement of profit or loss and are part of operating cash flows in the statement of cash flows.

13.7 Vans 365 Limited

On December 22, 2021 the Group acquired Vans 365 Limited (“Vans 365”) for total consideration of £7.9 million, as measured in accordance with IFRS 3. The acquisition balance sheet includes £1.6 million of cash. Total consideration net of cash acquired was £6.3 million.

Vans 365 was an independent online commercial vehicle retailer in the UK with a team of experienced in-house technicians and customer service specialists based in Bristol, which bought and sold hundreds of vans monthly and, prior to the acquisition, had achieved positive customer feedback with an “excellent” Trustpilot score.

The deal combined Cazoo’s platform and brand with Vans 365’s expertise and relationships in the commercial vehicle market and enhanced Cazoo’s customer offering and team and has accelerated its launch into buying and selling commercial vehicles online.

The purchase has been accounted for as a business combination under the acquisition method in accordance with IFRS 3. The consolidated financial statements include the results of Vans 365 for the period from the acquisition date. In accordance with IFRS 3, for convenience the acquisition date has been designated as December 31, 2021 and the opening balance sheet has been prepared as at December 31, 2021.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

13. Acquisitions (cont.)

In calculating goodwill arising from the acquisition, the fair value of net assets acquired was assessed and no material adjustments from book value were made to existing assets and liabilities. The Group has recognized a number of separately identifiable intangible assets as part of the acquisition, details of the provisional amounts are set out in the table below.
£’000
Property, plant and equipment	25
Inventory	566
Trade and other receivables	49
Cash and cash equivalents	1,581
Trade and other payables	(1,090)
Provisions	(72)
Total net assets at fair value	1,059

Intangible assets recognized on acquisition:
Software	205
Deferred tax arising on intangible assets	(39)
Total intangible assets recognized on acquisition	166

Total identifiable net assets at fair value	1,225

Goodwill	6,645
Purchase consideration transferred	7,870

Satisfied by:
Cash	3,205
Deferred consideration	1,500
Debt assumed and discharged	3,165
Purchase consideration transferred	7,870

The Group measured the acquired lease liabilities using the present value of the remaining lease payments at the date of acquisition. The right-of-use assets were measured at an amount equal to the lease liabilities and adjusted to reflect the unfavorable terms of the lease relative to market terms.

Software acquired represents Vans 365’s website, which was developed in-house and is considered to be Vans 365 owned intellectual property.

Goodwill is attributable mainly to the skills and technical talent of Vans 365’s workforce, and the synergies expected to be achieved from integrating the company into the Group’s existing standard car business.

From the date of acquisition to December 31, 2021, Vans 365 contributed £nil revenue and £nil loss before tax to the Group. If the acquisition had occurred on January 1, 2021, management estimates that the Group’s revenue from continuing operations attributable to Vans 365 would have been £14.0 million and the loss from continuing operations attributable to Vans 365 for the year would have been £0.8 million.

Transaction costs of £0.2 million have been expensed and are included in administrative expenses in the statement of profit or loss and are part of operating cash flows in the statement of cash flows.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

14. Property, plant and equipment
	Freehold property	Leasehold improvements	Fixtures and fittings	Computer equipment	Subscription vehicles	Other motor vehicles	Plant and machinery	Total
	£’000	£’000	£’000	£’000	£’000	£’000	£’000	£’000
Cost
At December 31, 2019	—	1,191	758	235	—	40	—	2,244
Additions	—	11,784	2,892	363	—	2,702	—	17,741
Acquisition of a subsidiary	14,907	2,576	1,375	252	—	116	1,165	20,391
Disposals	—	(1,849)	(1,076)	(252)	—	(116)	(506)	(3,799)

At December 31, 2020	14,907	13,702	3,949	598	—	2,742	659	36,557
Additions	—	12,419	5,210	2,245	82,314	8,011	810	111,009
Acquisition of subsidiaries	15,921	4,081	1,418	1,013	25,346	367	2,692	50,838
Disposals	—	—	—	(3)	(963)	—	(17)	(983)
Transfers					(1,713)	791		(922)
FX revaluation	—	—	—	—	(736)	—	—	(736)

At December 31, 2021	30,828	30,202	10,577	3,853	104,248	11,911	4,144	195,763

Accumulated depreciation
At December 31, 2019	—	(54)	(109)	(35)	—	(1)	—	(199)
Depreciation charge for the year	—	(620)	(331)	(154)	—	(81)	(79)	(1,265)
Disposals	—	40	25	21	—	7	28	121

At December 31, 2020	—	(634)	(415)	(168)	—	(75)	(51)	(1,343)
Depreciation charge for the year	—	(4,247)	(1,495)	(830)	(5,938)	(1,630)	(542)	(14,682)
Disposals	—	—	—	—	1,244	—	—	1,244
Transfers	—	—	—	—	43	(66)	—	(23)
FX revaluation	—	—	—	—	(151)	—	—	(151)

At December 31, 2021	—	(4,881)	(1,910)	(998)	(4,655)	(1,771)	(593)	(14,808)

Net book value
At December 31, 2021	30,828	25,321	8,667	2,855	99,593	10,140	3,551	180,955
At December 31, 2020	14,907	13,068	3,534	430	—	2,667	608	35,214
At December 31, 2019	—	1,137	649	200	—	39	—	2,025

15. Intangible assets and goodwill
	Domain names	Development costs and software	Customer relationships	Brand	Goodwill	Total
	£’000	£’000	£’000	£’000	£’000	£’000
Cost
At December 31, 2019	20	3,244	—	—	—	3,264
Additions	31	1,858	—	—	—	1,889
Acquisition of a subsidiary	—	251	—	—	22,693	22,944
At December 31, 2020	51	5,353	—	—	22,693	28,097
Additions	22	14,237	—		—	14,259
Acquisition of subsidiaries	—	36,588	21,109	2,746	196,147	256,590
At December 31, 2021	73	56,178	21,109	2,746	218,840	298,946

Accumulated amortization
At December 31, 2019	(4)	(72)	—	—	—	(76)
Charge for the year	(5)	(1,356)	—	—	—	(1,361)
At December 31, 2020	(9)	(1,428)	—	—	—	(1,437)
Charge for the year	(25)	(6,622)	(21,109)	(2,746)	—	(30,502)
Impairment loss	—	(5,493)	—	—	—	(5,493)
At December 31, 2021	(34)	(13,543)	(21,109)	(2,746)	—	(37,432)

Net book value
At December 31, 2021	39	42,635	—	—	218,840	261,514
At December 31, 2020	42	3,925	—	—	22,693	26,660
At December 31, 2019	16	3,172	—	—	—	3,188

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

15. Intangible assets and goodwill (cont.)

Impairment testing

For the purposes of impairment testing, intangible assets and goodwill have been allocated to the Group’s CGUs as below.
	At December 31 2021	At December 31 2020	At December 31 2019
	£’000	£’000	£’000
Intangible assets
UK	32,696	3,967	3,188
Europe	5,096	—	—
Cazana	4,304	—	—
Swipcar	578	—	—
	42,674	3,967	3,188

Goodwill
UK	136,833	22,693	—
Europe	82,007	—	—
Cazana	—	—	—
Swipcar	—	—	—
	218,840	22,693	—

The Group performed its annual impairment test in December 2021 which considered both qualitative and quantitative factors.

UK

The recoverable amount of the UK CGU of £1,658.6 million as at December 31, 2021 has been determined based on a value in use calculation using cash flow projections from financial budgets approved by senior management covering a seven-year period. The pre-tax discount rate applied to cash flow projections is 15.7% and cash flows beyond the seven-year period are extrapolated using a 2.0% growth rate. As a result of the analysis, there is headroom of £1,004.7 million and management did not identify an impairment for this CGU.

Europe

The recoverable amount of the Europe CGU of £300.1 million as at December 31, 2021 has been determined based on a value in use calculation using cash flow projections from financial budgets approved by senior management covering a nine-year period. The pre-tax discount rate applied to cash flow projections is 22.0% and cash flows beyond the nine-year period are extrapolated using a 2.0% growth rate. As a result of the analysis, there is headroom of £106.5 million and management did not identify an impairment for this CGU.

Cazana

The recoverable amount of the Cazana CGU of £4.6 million as at December 31, 2021 has been determined based on a value in use calculation using cash flow projections from financial budgets approved by senior management covering a seven-year period. The pre-tax discount rate applied to cash flow projections is 23.3% and cash flows beyond the seven-year period are extrapolated using a 2.0% growth rate. As a result of this analysis, management has recognized an impairment charge of £5.5 million in the current year against intangible assets. This reflects a shift to increasing the provision of data services to internal stakeholders and away from external customers. The impairment charge is recorded within administrative expenses in the statement of profit or loss.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

15. Intangible assets and goodwill (cont.)

Swipcar

The recoverable amount of the Swipcar CGU of £25.8 million as at December 31, 2021 has been determined based on a value in use calculation using cash flow projections from financial budgets approved by senior management covering a nine-year period. The pre-tax discount rate applied to cash flow projections is 19.6% and cash flows beyond the nine-year period are extrapolated using a 2.0% growth rate. As a result of the analysis, there is headroom of £21.0 million and management did not identify an impairment for this CGU.

For value in use calculations, cash flows are typically forecast for a five-year period. Management has used a longer period of seven years for the UK and Cazana CGUs and nine years for the EU and Swipcar CGUs to better reflect the medium-term growth expectations for these CGUs.

Key assumptions and sensitivity analysis

The key assumptions used in the estimation of the recoverable amount are set out below.

Discount rates

The discount rate calculation is based on the specific circumstances of the Group and its CGUs and is derived from its weighted average cost of capital (WACC). A rise in the pre-tax discount rate above 26.8% (i.e. +11.1%) in the UK CGU would result in impairment. A rise in the pre-tax discount rate above 24.9% (i.e. +2.9%) in the EU CGU would result in impairment. A rise in the pre-tax discount rate above 30.6% (i.e. +11.0%) in the Swipcar CGU would result in impairment. A rise in the pre-tax discount rate to 24.3% (i.e. +1.0%) in the Cazana CGU would result in an additional impairment charge of £0.2 million.

Gross margins

Gross margins increase over the budget period to reflect anticipated efficiency improvements. A decrease in the gross margin by 1.0% in the UK CGU, EU CGU and Swipcar CGU would reduce the headroom but not result in impairment. Any decrease in the gross margin in the Cazana CGU would result in further impairment.

Terminal growth rate

The terminal growth rate is used to extrapolate cash flows beyond the forecast period. A decrease in the terminal growth rate by 1.0% in the UK CGU, EU CGU and Swipcar CGU would reduce the headroom but not result in impairment. Any decrease in the terminal growth rate in the Cazana CGU would result in further impairment.

16. Inventory
	At December 31 2021	At December 31 2020	At December 31 2019
	£’000	£’000	£’000
Finished goods and work in in progress	336,501	114,694	42,970
Goods in transit	28,084	—	—

Inventory	364,585	114,694	42,970

At each reporting period the Group recognizes any necessary adjustments to reflect vehicle inventory at the lower of cost or net realizable value. Further detail on the estimates made in the calculation of net realizable value is set out in Note 4.2.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

16. Inventory (cont.)

As at December 31 the inventory provision is stated as follows:
	At December 31 2021	At December 31 2020	At December 31 2019
	£’000	£’000	£’000
Gross inventory	369,532	118,203	43,969
Inventory provision	(4,947)	(3,509)	(999)

Inventory	364,585	114,694	42,970

During the year £447.2 million (2020: £161.2 million) was recognized as an expense for inventory carried at net realizable value. This is recognized in cost of sales.

The sensitivity of the inventory provision, based upon a 2% change in the expected selling price of inventory input, is as follows:
	Change in expected selling price estimate	Change in inventory provision 2021	Change in inventory provision 2020
	%	£’000	£’000
Inventory provision	+2	1,417	882
Inventory provision	−2	(1,904)	(1,132)

As at December 31, 2021 inventory of £273.3 million (2020: £96.3 million) was held as a security against stocking loans.

17. Trade and other receivables
	At December 31 2021	At December 31 2020	At December 31 2019
	£’000	£’000	£’000
Trade receivables	14,796	7,243	291
Prepayments	28,124	20,278	10,260
Contract assets	3,451	599	8
VAT recoverable	30,499	4,533	4,983
Other receivables	10,982	4,216	1,687
Total trade and other receivables	87,852	36,869	17,229
Current	77,884	29,358	13,255
Non-current	9,968	7,511	3,974

No prepayments (2020: £4.0 million, 2019: nil) were written off to the statement of profit or loss during the year.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

18. Trade and other payables
	At December 31 2021	At December 31 2020	At December 31 2019
	£’000	£’000	£’000
Trade payables	29,224	12,668	1,867
Accruals and other creditors	25,279	10,348	1,632
Tax and social security payables	11,316	2,119	353
Contract liabilities	7,911	9,059	385
Deferred consideration	5,554	1,375	—
Total trade and other payables	79,284	35,569	4,237
Current	79,284	35,569	4,237
Non-current	—	—	—

Trade and other payables are measured at amortized cost.

19. Loans and borrowings

The book value of loans and borrowings are as follows:
	At December 31 2021	At December 31 2020	At December 31 2019
	£’000	£’000	£’000
Current
Bank loans	635	—	—
Stocking loans	169,170	86,709	32,477
Subscription facilities	10,188	—	—
Mortgages	547	1,368	—
	180,540	88,077	32,477
Non-current
Bank loans	815	—	—
Stocking loans	8,809	—	—
Subscription facilities	56,987	—	—
Mortgages	1,502	2,126	—
	68,113	2,126	—
Total loans and borrowings	248,653	90,203	32,477

The carrying value of loans and borrowings classified as financial liabilities measured at amortized cost approximates fair value. Details of the interest rates, maturity and security details of loans and borrowings are set out in Note 24.

The Group’s loans and borrowings are mainly denominated in Pounds Sterling.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

20. Provisions
Dilapidation provisions
£’000
At December 31, 2019	582

Acquisition of a subsidiary	1,820
Recognized during the year	961

At December 31, 2020	3,363

Acquisition of subsidiaries	3,549
Recognized during the year	1,073

At December 31, 2021	7,985

Current	—
Non-current	7,985

The dilapidation provisions relate to the expected reinstatement costs of leased office buildings, collection centers and vehicles back to the conditions required by the lease. Cash outflows associated with the dilapidation provision are to be incurred at the end of the relevant lease term, between 4 and 20 years.

21. Leases

Group acting as a lessee

The Group has lease contracts for its offices, customer collection centers, transporter motor vehicles and furniture and fittings. The Group’s obligations under its leases are secured by the lessor’s title to the leased assets.

The carrying amounts and movement in the right-of-use assets are set out below:
	Leasehold property	Fixtures and fittings	Subscription vehicles	Other motor vehicles	Total
	£’000	£’000	£’000	£’000	£’000
Cost
At December 31, 2019	5,450	74	—	1,751	7,275
Additions	13,902	—	—	6,496	20,398
Acquisition of a subsidiary	30,367	—	—	—	30,367
Disposals	(1,387)	—	—	—	(1,387)
At December 31, 2020	48,332	74	—	8,247	56,653
Additions	13,271	—	2,942	9,048	25,261
Acquisition of subsidiaries	29,268	—	5,536	—	34,804
Disposals	(5,096)	—	(624)	(220)	(5,940)
Transfers	—	—	—	(791)	(791)
FX revaluation	—	—	(151)	—	(151)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

21. Leases (cont.)

	Leasehold property	Fixtures and fittings	Subscription vehicles	Other motor vehicles	Total
	£’000	£’000	£’000	£’000	£’000
At December 31, 2021	85,775	74	7,703	16,284	109,836

Accumulated depreciation
At December 31, 2019	(421)	(4)	—	(81)	(506)
Depreciation charge for the year	(4,561)	(14)	—	(995)	(5,570)
Disposals	143	—	—	—	143
At December 31, 2020	(4,839)	(18)	—	(1,076)	(5,933)
Depreciation charge for the year	(8,108)	(15)	(3,157)	(2,829)	(14,109)
Disposals	2,251	—	—	143	2,394
Transfers	—	—	—	66	66
At December 31, 2021	(10,696)	(33)	(3,157)	(3,696)	(17,582)

Net book value
At December 31, 2021	75,079	41	4,546	12,588	92,254
At December 31, 2020	43,493	56	—	7,171	50,720
At December 31, 2019	5,029	70	—	1,670	6,769

The carrying amount and movement in the lease liabilities are set out below:
Lease liabilities
£’000
At December 31, 2019	5,868

Additions	19,850
Acquisition of a subsidiary	27,972
Interest	652
Payments	(6,294)

At December 31, 2020	48,048

Additions	26,228
Acquisition of subsidiaries	36,352
Interest	1,338
Payments	(18,597)
Terminations	(2,969)

At December 31, 2021	90,400

The following are the amounts recognized in the statement of profit and loss in respect of lease agreements:
	Year ended December 31 2021	Year ended December 31 2020	Year ended December 31 2019
	£’000	£’000	£’000
Depreciation expense	14,109	5,570	506
Interest on lease liabilities	1,338	652	64
Total	15,447	6,222	570

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

21. Leases (cont.)

Group acting as a lessor

The Group has entered into operating leases on its subscription vehicles. These leases have terms of between one and three years.

Future minimum rentals receivable under non-cancellable operating leases are as follows:
	At December 31 2021	At December 31 2020	At December 31 2019
	£’000	£’000	£’000
Within one year	1,602	—	—
Within one year but not more than five years	469	—	—
Total	2,072	—	—

22. Share capital

Issued and fully paid share capital
	2021 Number	2020 Number	2019 Number	2021	2020	2019
	’000	’000	’000	£’000	£’000	£’000
Ordinary shares of £0.0000000167 each	—	62,604	61,250	—	—	—
Series A shares of £0.0000000167 each	—	30,250	30,250	—	—	—
Series B shares of £0.0000000167 each	—	29,412	29,412	—	—	—
Series C shares of £0.0000000167 each	—	31,679	—	—	—	—
Series D shares of £0.0000000167 each	—	22,501	—	—	—	—
Class A ordinary shares of $0.0001 per share	112,010	—	—	8	—	—
Class C ordinary shares of $0.0001 per share	640,924	—	—	47	—	—
	752,934	176,446	120,912	55	—	—

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

22. Share capital (cont.)

All classes of share presented above carry one vote per share and equal rights to dividends. On February 26, 2022, the Class C Shares automatically converted into Class A Shares on a one-for-one basis in accordance with the Articles.
	Share capital	Share premium	Merger reserve
	£’000	£’000	£’000
At December 31, 2019	—	81,500	—

Series C share issuance	—	99,750	—
Group restructuring	—	(181,250)	181,250
Series C extension	—	25,250	—
Acquisition of subsidiary	—	8,999	—
Series D share issuance	—	231,634	—
Other share issuances	—	237	—

At December 31, 2020	—	266,120	181,250

Acquisition of subsidiaries(1)	—	5,365	65,348
Warrants exercised	—	11,967	—
Recapitalization at the Transaction
- Group restructuring	49	70,086	174,236
- PIPE share issuance	6	583,936	—
- Transaction costs	—	(34,888)	—

At December 31, 2021	55	902,586	420,834

____________

(1)      Prior to the Transaction, the merger relief section of the Companies Act 2006 required that the difference between the nominal value and issued value of the shares issued for the acquisitions of Drover, SFS and Cluno should be credited to the merger reserve in equity. After the Transaction, the Group prepares its financial statements in accordance with the requirements of the Companies Act (As Revised) of the Cayman Islands and the difference between the nominal value and issued value of the shares issued for the acquisition of Swipcar was credited to share premium.

On March 23, 2020 the Group completed its Series C funding round initially raising £99.8 million followed by an extension to the funding round on June 23, 2020 raising an additional £25.2 million. The Series C share issue was partially settled by an £8.0 million media advertising and marketing commitment.

On June 10, 2020 Group was subject to a restructuring where Cazoo Holdings Limited was inserted at the top of the Group as a new parent company resulting in a merger reserve.

On July 15, 2020 the acquisition of Imperial was partially settled through the issuance of £9.0 million of shares.

On October 1, 2020 the Group completed its Series D funding round raising £231.6 million. The equity raised included a deduction of £7.4m in relation to fund raising costs incurred.

On January 25, 2021 the acquisition of Drover was partially settled through the issuance of £33.3 million of Cazoo Holdings Limited shares, as set out in Note 13.

On February 11, 2021 the acquisition of Smart Fleet was partially settled through the issuance of £1.0 million of Cazoo Holdings Limited shares, as set out in Note 13.

On February 23, 2021 the acquisition of Cluno was partially settled through the issuance of £31.0 million of Cazoo Holdings Limited shares, as set out in Note 13.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

22. Share capital (cont.)

In August 2021 £12.0 million of warrants from the acquisition of Drover were exercised prior to the closing of the Transaction.

On August 26, 2021 the Group closed the Transaction, as set out in Note 1. The Group was subject to a recapitalization to reflect the capital structure of Cazoo Group Ltd resulting in an increase to the merger reserve of £174.2 million. The Transaction resulted in an increase in share premium of £619.1 million. Transactions cost directly attributable to the primary issue of £34.9 million were netted against share premium.

On November 16, 2021 the acquisition of Swipcar was partially settled through the issuance of £5.4 million of shares, as set out in Note 13.

23. Warrants

As at December 31, 2021 there were 41,254,566 warrants outstanding. The warrants entitle the holder to purchase one Class A ordinary share of Cazoo Group Ltd at an exercise price of $11.50 per share. Until warrant holders acquire the Class A Shares upon exercise of such warrants, they have no rights with respect to the Class A Shares.
	Public Number	Private placement Number	Total Number
At December 31, 2019	—	—	—
At December 31, 2020	—	—	—
At December 31, 2021	20,124,748	21,129,818	41,254,566

Public warrants are classified as Level 1 due to the use of an observable market quote in an active market. Private placement warrants are classified as Level 3 due to the use of unobservable inputs. The fair value is determined using a Black-Scholes model for the private placement warrants.
At December 31, 2021	Level 1	Level 2	Level 3	Total
	£’000	£’000	£’000	£’000
Warrants	13,418	—	29,274	42,692

The following information is relevant in the determination of fair value of the private placement warrants at December 31, 2021:
Private placement
Number of warrants	21,129,818
Exercise price	$11.50
Expected term (years)	7
Expected volatility	47.1%
Dividend yield	Nil
Risk free interest rate	1.40%

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

23. Warrants (cont.)

Reconciliation of fair values

The fair value movements are set out as follows:
	Public	Private placement	Total
	£’000	£’000	£’000
At December 31, 2019	—	—	—

At December 31, 2020	—	—	—

Warrants issued upon acquisition of Drover	—	6,566	6,566
Fair value movement	—	102	102
Exercise of warrants	—	(6,667)	(6,667)
Warrants issued in the Transaction	22,475	46,887	69,362
Fair value movement	(9,057)	(17,614)	(26,671)
At December 31, 2021	13,418	29,274	42,692

Sensitivity analysis

For the private placement warrants, a 100 basis point increase in the expected volatility rate would increase the fair value per warrant by £0.05.

24. Financial instruments

24.1 Financial assets
	At December 31 2021	At December 31 2020	At December 31 2019
	£’000	£’000	£’000
Financial assets at amortized cost
Trade receivables	14,796	7,243	291
Contract assets	3,451	599	8
Lease deposits	5,124	2,653	1,675

Total financial assets	23,371	10,495	1,974

Current	18,247	10,495	1,974
Non-current	5,124	—	—

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

24. Financial instruments (cont.)

24.2 Financial liabilities

Financial liabilities: Interest-bearing loans and borrowings
	Interest rate %	Maturity	At December 31 2021	At December 31 2020	At December 31 2019
			£’000	£’000	£’000
Current
Lease liabilities	1 – 8%	Within one year	18,826	6,540	1,510
Bank loans	Base rate + 3.25% – 3.75% 2.5% – 7.67%	Within one year	635	—	—
Stocking loans	Base rate + 0.5% – 3%	On earlier of sale or 180 days/Within one year	169,170	86,709	32,477
Subscription facilities	Base rate + 1.7% – 3.7% + 3.15 – 6%	Within one year	10,188	—	—
Mortgages	Base rate + 2%	Within one year	547	1,368	—
			199,366	94,617	33,987

Non-current
Lease liabilities	1 – 8%	2023 – 2117	71,574	41,508	4,358
Bank loans	Base rate + 3.25% – 3.75% 2.5% – 7.67%	2023 – 2025	815	—	—
Stocking loans	Base rate + 3%	2023	8,809	—	—
Subscription facilities	Base rate + 1.7% – 3.7% 4.05% – 6%	2023 – 2025	56,987	—	—
Mortgages	Base rate + 2%	2023 – 2025	1,502	2,126	—
			139,687	43,634	4,358

“Base rate” refers to the Bank of England base rate, Sterling Overnight Interest Benchmark (“SONIA”) or Euro Interbank Offered Rate (“EURIBOR”). In 2021 base rate references to LIBOR have been replaced with the Bank of England base rate.

The bank loans are due between 2022 and 2025 and have a mix of fixed interest rates and base rates.

The stocking loans are secured against the inventory of the Group. The stocking loan facilities have varying due dates, ranging from the earlier of a sale of a vehicle by the Group to a customer or 180 day term from the inception of the individual loan and within 720 days of drawdown. The stocking loans rates are in reference to the Bank of England base rate, SONIA or EURIBOR.

The subscription facilities are secured against the subscription vehicles owned by the Group. The subscription facilities have a mixture of fixed due dates and others are for a maximum of 24 months after drawdown, with monthly instalments. The interest rates are a mixture of fixed interest rates and those which are in reference to the Bank of England base rate or EURIBOR.

The mortgages are secured against certain freehold property of the Group.

Other financial liabilities
	At December 31 2021	At December 31 2020	At December 31 2019
	£’000	£’000	£’000
Financial liabilities at fair value through profit or loss
Warrants	42,692	—	—

Current	—	—	—
Non-current	42,692	—	—

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

24. Financial instruments (cont.)

24.3 Fair value

Management assessed that the fair value of trade receivables, other receivables, stocking loans, subscription facilities and trade and other payables approximate their carrying value due to the short-term maturities of these instruments.

The fair value of trade receivables, other receivables, stocking loans, subscription facilities and trade and other payables has been measured using Level 3 valuation inputs.

The fair value of public warrants are measured using Level 1 inputs and the fair value of private placement warrants are measured using Level 3 inputs. Further information is set out in Note 23.

24.4 Interest rate risk management

Interest rate risk is the risk that changes in interest rates will affect the income and financial management of the Group. The Group is exposed to interest rate risk through its stocking loans and subscription facilities where interest is charged in reference to a base interest rate. However, the exposure to interest rate risk is minimal since the Group is in a net cash position as at December 31, 2021 and December 31, 2020 and is therefore able to reduce exposure through repayment of the facilities. The Group does not hedge against interest rate risk.

The following table demonstrates the sensitivity to a reasonably possible change in interest rates on the Group’s stocking loans and subscription facilities. With other variables held constant, the Group’s profit before tax is affected through the impact on floating rate borrowings, as follows:
	Increase/decrease in basis points	Effect on profit before tax 2021	Effect on profit before tax 2020
		£’000	£’000
Loans and borrowings	+100	(1,393)	(298)
Loans and borrowings	-100	95	200

A 100 basis points decrease in interest rates would have less effect on profit before tax than a 100 basis points increase in interest rates because the Group’s stocking loans and subscription facilities are generally subject to reference rate floors.

24.5 Foreign currency risk management

Foreign currency risk is the risk that the fair value or future cash flows of an exposure will fluctuate because of changes in foreign exchange rates. The Group is exposed to foreign currency risk through its operating activities in Europe (when revenue and expenses is denominated in Euros) and through certain expenses denominated in US dollars. The Group does not currently hedge against currency risk through the use of financial instruments such as foreign currency swaps.

The following tables demonstrate the sensitivity to a reasonably possible change in EUR exchange rate, with all other variables held constant. The impact on the Group’s profit before tax is due to changes in the fair value of monetary assets and liabilities. The Group’s exposure to foreign currency changes for all other currencies is not material.
	Increase/decrease in EUR rate	Effect on profit before tax	Effect on pre-tax equity
		£’000	£’000
2021	+5%	(1,336)	(1,170)
	-5%	1,336	1,170
2020	+5%	—	—
	-5%	—	—

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

24. Financial instruments (cont.)

24.6 Credit risk management

Credit risk is the risk of financial loss to the Group if a customer or bank (“counterparty”) fails to meet its contractual obligations resulting in a financial loss to the Group. The Group’s maximum exposure to credit risk at the year end was equal to the carrying amount of trade receivables as set out in Note 17.

For retail and wholesale sales, the Group’s exposure to credit risk is minimal since the settlement of amounts due for the sale of a vehicle to a consumer is completed prior to the delivery of the vehicle. The trade receivables balance represents customer funds to be received from our consumer finance partners and payment gateway provider.

For subscription sales, the expected credit losses are estimated using a provision matrix based on the Group’s historical credit loss experience, adjusted for factors that are specific to the debtors, general economic conditions and an assessment of both the current as well as the forecast direction of conditions at the reporting date, including time value of money where appropriate.

Credit risk from balances with banks and financial institutions is managed in accordance with the Group’s treasury policy. It is the Group’s policy to only hold cash and cash equivalent with banks which have at least an A rating and an A-1 rating for short term deposits, as per Standard and Poor’s credit rating system. The Group’s maximum exposure to credit risk on cash and cash equivalents is the carrying amount of cash and cash equivalents on the statement of financial position.

24.7 Liquidity risk management

Liquidity risk refers to the ability of the Group to meet the obligations associated with its financial liabilities that are settled as they fall due.

The treasury strategy of the Group is to retain cash on the balance sheet by financing the purchase of inventory and to maximize interest received while maintaining liquidity and flexibility in the availability of funds.

The table below summarizes the maturity profile of the Group’s financial liabilities based upon contractual undiscounted payments:
At December 31, 2021	Less than one year	1 to 5 years	Over 5 years	Total
	£’000	£’000	£’000	£’000
Bank loans	741	869	—	1,610
Stocking loans	169,170	8,809	—	177,979
Subscription facilities	12,155	65,797	—	77,952
Lease liabilities	18,917	46,772	34,526	100,215
Mortgages	600	1,653	—	2,253
Trade payables	29,224	—	—	29,224
Total	230,807	123,900	34,526	389,233
At December 31, 2020	Less than one year	1 to 5 years	Over 5 years	Total
	£’000	£’000	£’000	£’000
Stocking loans	86,709	—	—	86,709
Lease liabilities	7,603	25,243	21,052	53,898
Mortgages	1,385	2,230	—	3,615
Trade payables	12,668	—	—	12,668
Total	108,365	27,473	21,052	156,890

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

24. Financial instruments (cont.)

At December 31, 2019	Less than one year	1 to 5 years	Over 5 years	Total
	£’000	£’000	£’000	£’000
Stocking loans	32,477	—	—	32,477
Lease liabilities	1,429	4,943	—	6,372
Trade payables	1,867	—	—	1,867
Total	35,773	4,943	—	40,716

24.8 Changes in liabilities arising from financial activities
	Bank loans	Stocking loans	Subscription facilities	Lease liabilities	Mortgages	Warrants	Total
	£’000	£’000	£’000	£’000	£’000	£’000	£’000
At December 31, 2019	—	32,477	—	5,868	—	—	38,345
New leases	—	—	—	19,850	—	—	19,850
Acquisition of subsidiary	—	33,870	—	27,972	3,937	—	65,779
Issue of debt	—	216,444	—	—	—	—	216,444
Repayment	—	(196,082)	—	(6,294)	(443)	—	(202,819)
Interest on lease liabilities	—	—	—	652	—	—	652
At December 31, 2020	—	86,709	—	48,048	3,494	—	138,251
New leases	—	—	—	26,228	—	—	26,228
Acquisition of subsidiaries	1,468		19,878	36,352	—	6,566	64,264
Issue of debt	30	665,325	107,683	—	—	—	773,038
Repayment	(48)	(574,055)	(60,386)	(18,597)	(1,445)	—	(654,531)
Terminations	—	—	—	(2,969)	—	—	(2,969)
Interest on lease liabilities	—	—	—	1,338	—	—	1,338
Warrants issued and exercised	—	—	—	—	—	62,695	62,695
Fair value movements	—	—	—	—	—	(26,569)	(26,569)
At December 31, 2021	1,450	177,979	67,175	90,400	2,049	42,692	381,745

24.9 Hedge accounting

The Group has not entered into any agreements designed to hedge financial risk in the year ended December 31, 2021 (2020: none, 2019: none).

24.10 Derecognition of financial instruments

The Group has not recorded any gains or losses arising through the derecognition of financial assets or financial liabilities in the year ended December 31, 2021 (2020: none, 2019: none).

The Company is not subject to any externally imposed capital requirements.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

24. Financial instruments (cont.)

24.11 Capital management

For the purposes of the Group’s capital management, capital includes cash raised through the issue of share capital and stocking and subscription loans. The primary objective of the Group’s capital management is to finance operational and developmental activities. Stocking loans are used specifically by the Group to finance the purchase of inventory.
	At December 31 2021	At December 31 2020	At December 31 2019
	£’000	£’000	£’000
Inventory	364,585	114,694	42,970
Stocking loans	(177,979)	(86,709)	(32,477)
Net inventory	186,606	27,985	10,493
Cash and cash equivalents	192,629	243,524	34,539

25. Group information

Subsidiaries

As at December 31, 2021 the consolidated financial statements of the Group include:
Name	Country of incorporation	Principal activities	Equity interest
Cazoo Holdings Limited	United Kingdom	Activities of other holding companies	100%
Cazoo Limited	United Kingdom	Sale of motor vehicles	100%
Cazoo Properties Limited	United Kingdom	Activities of other holding companies	100%
Imperial Car Supermarkets Limited	United Kingdom	Sale of motor vehicles	100%
Imperial Cars of Swanwick Limited	United Kingdom	Sale of motor vehicles	100%
Carsaz Limited	United Kingdom	Sale of motor vehicles	100%
Cazoo Subscription Services Limited (previously Drover Limited)	United Kingdom	Renting and leasing of motor vehicles	100%
Fantastic Cars Limited	United Kingdom	Renting and leasing of motor vehicles	100%
CZO Data Services, Unipessoal, Lda (previously Drover Technologies Lda)	Portugal	Other business support service activities not elsewhere classified	100%
CSS Mobility France SaS (previously Drover France SaS)	France	Renting and leasing of motor vehicles	100%
Cazoo Trading France SaS	France	Sale of motor vehicles	100%
Cazoo Properties France SaS	France	Activities of other holding companies	100%
Cazoo Wholesale Services Limited (previously Smart Fleet Solutions Limited)	United Kingdom	Maintenance and repair of motor vehicles	100%
Cluno GmbH	Germany	Renting and leasing of motor vehicles	100%

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

25. Group information (cont.)

Name	Country of incorporation	Principal activities	Equity interest
Cluno Fintech 1 GmbH	Germany	Acquisition, leasing and financing of motor vehicles	100%
Cluno Fintech 2 GmbH	Germany	Acquisition, leasing and financing of motor vehicles	100%
Cazoo Trading Germany GmbH	Germany	Sale and rental of motor vehicles and related intermediation activities	100%
Cazoo Properties Germany GmbH	Germany	Activities of other holding companies	100%
CSS Mobility Germany GmbH & Co. KG	Germany	Rental of motor vehicles and related intermediation activities	100%
Cazoo Data Services Limited (previously UK Vehicle Limited)	United Kingdom	Other business support service activities not elsewhere classified	100%
Project Chicago Newco Limited	United Kingdom	Non-trading company	100%
Arctos Holdings Limited	United Kingdom	Activities of other holding companies	100%
Moorgate House (Newco) Limited	United Kingdom	Dormant company	100%
GBJ Developments Limited	United Kingdom	Non-trading company	100%
CD Auction Group Limited	United Kingdom	Sale of motor vehicles	100%
Cazoo Support Services Limited (previously Hudson Kapel Limited)	United Kingdom	Maintenance and repair of motor vehicles	100%
Ensco 1109 Limited	United Kingdom	Activities of other holding companies	100%
SMH Fleet Solutions Limited	United Kingdom	Renting and leasing of motor vehicles	100%
Swipcar 2017, S.L.	Spain	Sale and rental of motor vehicles and related intermediation activities	100%
Swipcar 2017 SL	France	Sale and rental of motor vehicles and related intermediation activities	100%
Cazoo Trading Italy SARL	Italy	Sale of motor vehicles	100%
Cazoo Trading Spain, S.L	Spain	Sale of motor vehicles	100%
Cazoo Properties Spain, S.L	Spain	Activities of other holding companies	100%
Vans 365 Limited	United Kingdom	Sale of vans	100%

26. Share-based payments

Prior to the Transaction

Prior to the Transaction, Cazoo Holdings operated two equity-settled share-based incentive scheme. Options were granted under both the government approved Enterprise Management Incentive (“EMI”) scheme and as Unapproved share options. The options vested in instalments over four years with expiry after ten years. Unvested options were forfeited if the employee left the Group before the options vested.

The Transaction

(i) EMI options

Pursuant to the Business Combination Agreement, the Group established the Incentive Equity Plan. At the closing of the Transaction, 34,690 vested EMI options were exercised for Cazoo Holdings shares and sold for cash at a value of £0.4 million.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

26. Share-based payments (cont.)

Any vested EMI options which were not exercised were replaced by options to purchase Class C Shares of Cazoo Group Ltd under the Incentive Equity Plan. The replacement options were granted as if they had been granted on the same date as the original Cazoo Holdings option at the same exercise price with the same vesting schedule. The fair value of the Cazoo Group Ltd options was equal to the fair value of the Cazoo Holdings options immediately prior to the replacement. Therefore, the initial share-based payment charge profile has not been impacted.

The Group permitted unvested EMI options to be accelerated and exercised in connection with the Transaction. Under a ‘reverse vesting’ agreement, participants were only able to receive Listco shares in connection with the exercise, with any cash arising from the mix and match process being reinvested in further Listco shares. All shares acquired from the unvested EMI options continued under their initial EMI vesting schedules, subject to forfeiture in accordance with the reverse vesting agreement.

(ii) Unapproved options

At the closing of the Transaction, 44,114 vested Unapproved options were exercised for Cazoo Holdings shares and sold for cash at a value of £0.4 million. The cash settled options were treated as a modification in accordance with IFRS 2. The modification date fair value of the share-based payment was greater than the grant date fair value given the increase in the fair value of Cazoo shares since the grant date. As a result, the increase in fair value of £1.1 million was recognized as an additional share-based charge in the statement of profit or loss.

The vested Unapproved options which were not cash-settled and the unvested Unapproved options were replaced by options to purchase Class C Shares of Cazoo Group Ltd under the Incentive Equity Plan. The replacements were granted as if they had been granted on the same date as the original Cazoo Holdings option at the same exercise price with the same vesting schedule. The fair value of the Cazoo Group Ltd options was equal to the fair value of the Cazoo Holdings options immediately prior to the replacement. Therefore, the initial share-based payment charge profile has not been impacted.

After the Transaction

Under the Incentive Equity Plan, the Group operates an equity settled share-based incentive scheme whereby options are granted under Unapproved share options for UK-based employees and Restricted Stock Units for Europe-based employees. The options vest in instalments over four years with expiry after ten years. Unvested options are forfeited if the employee leaves the Group before the options vest.

Certain executive directors received awards, equally split between time-based and performance-based awards. Under the terms of the Incentive Equity Plan, the time-based awards will be eligible to vest in equal annual instalments on each of the first four anniversaries of the grant date, subject to continued employment through each such anniversary, and market performance criteria. Any portion of the performance-based awards that remain unvested as of the fifth anniversary of the grant will be forfeited.

The Group recognized a share-based charge for the year as follows:
	Year ended December 31 2021	Year ended December 31 2020	Year ended December 31 2019
	£’000	£’000	£’000
EMI prior to the Transaction	73	182	152
Unapproved prior to the Transaction	29,096	3,577	47
Modification at the Transaction	1,103	—	—
Incentive Equity Plan after the Transaction	13,599	—	—
	43,871	3,759	199

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

26. Share-based payments (cont.)

The following options were granted during the year ended December 31, 2021:
Scheme	Number	Grant date	Expiry date
Unapproved prior to the Transaction	469,000	01/01/2021	01/01/2031
Unapproved prior to the Transaction	2,023,516	01/04/2021	01/04/2031
Incentive Equity Plan after the Transaction(1)	23,915,248	01/10/2021	01/10/2031
Total 2021	26,407,764

Unapproved prior to the Transaction	1,566,584	01/01/2020	01/01/2030
Unapproved prior to the Transaction	1,422,500	01/04/2020	01/04/2030
Unapproved prior to the Transaction	2,215,381	01/07/2020	01/07/2030
Unapproved prior to the Transaction	1,594,720	01/10/2020	01/10/2030
Total 2020	6,799,185

Unapproved prior to the Transaction	2,079,500	01/06/2019	31/05/2029
EMI prior to the Transaction	7,102,500	01/10/2019	30/09/2029
Total 2019	9,182,000

____________

(1)      The number of share options granted after the Transaction is based on the number of shares in Cazoo Group Ltd, therefore it is not on a like-for-like basis to the number of options granted in Cazoo Holdings prior to the Transaction.

Movements in share options during the year

The following reconciles the share options outstanding at the beginning and end of the year. The movement schedule is presented as if the options granted prior to the Transaction were granted by Cazoo Group Ltd.
	EMI Number of options	Unapproved Number of options	Incentive Equity Plan Number of options
At December 31, 2019	7,087,500	2,059,500	—
Granted during the year	—	6,799,185	—
Exercised during the year	(1,353,817)	—	—
Forfeited during the year	(1,050,000)	(737,292)	—
At December 31, 2020	4,683,683	8,121,393	—
Granted prior to the Transaction	—	2,492,516	—
Forfeited prior to the Transaction	(66,413)	(579,713)	—
Cash settled at the Transaction	(34,690)	(44,114)	—
Replacements at the Transaction(1)	(4,582,580)	(9,990,082)	50,347,491
Granted after the Transaction	—	—	23,915,248
At December 31, 2021	—	—	74,262,739

____________

(1)      The replacement options granted at the Transaction reflect the exchange ratio established in the Business Combination Agreement. Refer to Note 1 for further details.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

26. Share-based payments (cont.)

Employee share option fair value assessment

The following information is relevant in the determination of fair value of the employee share options granted during 2021:
	Unapproved		Incentive Equity Plan			Incentive Equity Plan – Executive Directors
Valuation method		Monte-Carlo		N/A	(1)		Monte-Carlo
Exercise price	£	nil	£	nil		£	nil
Expected volatility		50%		N/A			53%
Dividend yield		Nil		Nil			Nil
Risk free interest rate		0.00%		N/A			1.15%
Fair value per share		£8.27 – £23.74		£5.33			£2.93

____________

(1)      Considering that the Incentive Equity Plan awards vest over time without any further restrictions, the fair value is equal to the Company’s closing stock price as of the grant date.

The following information is relevant in the determination of fair value of the employee share options granted during 2020:
	Unapproved
Valuation method		Black-Scholes
Exercise price	£	nil
Expected volatility		46%
Dividend yield		Nil
Risk free interest rate		0.00%
Fair value per share		£0.72 – £4.47

The following information is relevant in the determination of fair value of the employee share options granted during 2019:
	EMI	Unapproved
Valuation method	Black-Scholes		Black-Scholes
Exercise price	£0.10	£	nil
Expected volatility	66%		62%
Dividend yield	Nil		Nil
Risk free interest rate	0.80%		0.75%
Fair value per share	£0.17		£0.17

The expected volatility was estimated with references to listed companies with a similar business model.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

27. Cash and cash equivalents
	At December 31 2021	At December 31 2020	At December 31 2019
	£’000	£’000	£’000
Cash at bank available on demand	181,818	52,742	19,508
Cash held in short-term deposit accounts	10,811	190,782	15,031
Cash and cash equivalents in the statement of financial position	192,629	243,524	34,539
Cash and cash equivalents in the statement of cash flows	192,629	243,524	34,539

28. Events after the reporting date

28.1 Acquisition of brumbrum

On January 31, 2022, the Group acquired brumbrum for €80 million in a mix of cash and Cazoo shares. Founded in 2016, brumbrum was based in Milan and grew to a team of over 180 staff, including at its 40,000 square meter vehicle preparation center in Reggio Emilia, which has the potential to recondition over 15,000 cars annually. The business offered hundreds of vehicles for sale, finance or subscription for delivery across Italy.

The transaction combined Cazoo’s brand, platform and funding with brumbrum’s strong team, local market expertise and commercial relationships across Italy and, once integrated, the Group expects will accelerate the launch of Cazoo’s full proposition throughout Italy by the middle of 2022.

As of the date of this report, management has not completed its purchase price allocation exercise for the acquisition.

28.2 Issuance of convertible senior notes

On February 16, 2022, the Group issued $630.0 million in aggregate principal amount of 2.00% Convertible Senior Notes due 2027 (the “Convertible Notes”) pursuant to the Indenture, dated February 16, 2022 (the “Indenture”), between Cazoo Group Ltd and U.S. Bank Trust Company, National Association, as trustee.

The Convertible Notes bear regular interest at a rate of 2.00% per year. Interest accrues from February 16, 2022 and is payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, beginning on May 16, 2022. The Convertible Notes will mature on February 16, 2027, unless earlier redeemed, repurchased or converted in accordance with the terms of the Convertible Notes. The principal amount of the Convertible Notes does not accrete.

The Convertible Notes will be convertible at the option of the holders at any time after November 6, 2022 and prior to the close of business on the second scheduled trading day immediately preceding February 16, 2027. In addition, the Company may force the conversion of the Convertible Notes on or after February 16, 2025, if the trading price of the Class A Shares exceeds 150% of the conversion price for at least 20 trading days (whether or not consecutive) in any consecutive 30 trading day period (the “Trading Condition”).

Upon conversion, the Company will satisfy its conversion obligation by delivering Class A Shares (subject to certain exceptions set forth in the Indenture). The Convertible Notes have an initial conversion rate of 200 Class A Shares per $1,000 principal amount of Convertible Notes. This is equivalent to an initial conversion price of $5.00 per share. The conversion rate is subject to customary adjustments under certain circumstances in accordance with the terms of the Indenture.

Holders of the Convertible Notes have the right to require the Company to repurchase for cash all or a portion of their Convertible Notes at 100% of their principal amount, plus any accrued and unpaid interest, upon the occurrence of a Fundamental Change. The Company is also required to increase the conversion rate for holders who convert their Convertible Notes in connection with a Fundamental Change prior to the maturity date.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

28. Events after the reporting date (cont.)

The Company may not redeem the Convertible Notes prior to February 16, 2025. The Convertible Notes are redeemable, in whole or in part, for cash at the Company’s option at any time, and from time to time, on or after February 16, 2025, but only if (i) the Trading Condition (as defined above) is met, or (ii) the aggregate principal amount of the Convertible Notes outstanding and held by persons other than the Company or its affiliates is less than 15% of the initial aggregate principal amount of the Convertible Notes.

If the Convertible Notes have not been converted, repurchased or redeemed at or prior to February 16, 2027, holders of the Convertible Notes will also be entitled to payment of a premium at maturity of the Convertible Notes, equal to 50% of the principal amount of the Convertible Notes. The premium is payable in cash, Class A Shares, or a combination of cash and Class A Shares at the option of the Company. The premium will not be payable if the trailing 10 trading day volume weighted average price of the Class A Shares is above $6.75 for any trading day beginning on (and excluding) March 4, 2024 and ending on (and including) March 18, 2024 (the “premium fall-away trigger”), provided that in connection with a share exchange event on or prior to March 4, 2024 involving a third-party acquirer, the premium fall-away trigger shall be tested using the fair market value of the consideration paid per Class A Share on the date of the share exchange event or if resulting in less consideration, the date on which any lock-up applicable to holders of the Class A Shares expires after the share exchange event. For the avoidance of doubt, this premium will not be payable by the Company (i) in the event of a mandatory conversion on or prior to the maturity date, (ii) in the event of a voluntary conversion by a holder on or prior to the maturity date, (iii) in connection with the redemption of the Convertible Notes on or prior to the maturity date, or (iv) in connection with a make-whole Fundamental Change or an offer to purchase Convertible Notes upon a Fundamental Change.

The Convertible Notes are the Company’s senior unsecured obligations and (i) rank equal in right of payment to all of the Company’s existing and future unsubordinated indebtedness, (ii) rank senior in right of payment to any of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the Convertible Notes, (iii) are effectively subordinated in right of payment to any of the Company’s future secured indebtedness to the extent of the value of the collateral securing such indebtedness (subject to the next succeeding paragraph) and (iv) are structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) of current or future subsidiaries of the Company (subject to the next succeeding paragraph).

The Convertible Notes will not be guaranteed or secured upon issuance but will receive the benefit of any guarantees or security provided at any time for the benefit of certain other indebtedness of the Company for borrowed money issued or incurred in the future, other than indebtedness incurred to purchase, finance or refinance the purchase of vehicles, vehicle parts, supplies and inventory and certain other indebtedness. The Indenture also contains covenants, events of default and other provisions which are customary for offerings of convertible notes.

28.3 Expiration of Class C Lock-Up Period

On February 26, 2022, the Class C Shares automatically converted into Class A Shares on a one-for-one basis in accordance with the Articles.

28.4 UK stocking loans

On March 22, 2022, the Group increased its UK stocking facilities by £25 million with an existing lender.

28.5 Asset-backed securitization with BNP Paribas

On March 28, 2022, the Group entered into a €50 million asset-based securitization facility with BNP Paribas (the “BNP Facility”) to help accelerate the expansion of the Group’s car subscription platform in Europe.

The deal with BNP Paribas will allow Cazoo to enhance its capital-efficiency and accelerate the expansion of its car subscription platform in Europe. The facility has been designed with the ability to easily increase the funding requirement and add additional markets in the future, in line with the growth of Cazoo.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2021

29. Related party transactions

29.1 Key management personnel

The Directors are considered to be key management personnel of the Group. The amounts disclosed in the table are the amounts recognized as an expense during the year related to key management personnel.
	Year ended December 31 2021	Year ended December 31 2020	Year ended December 31 2019
	£’000	£’000	£’000
Short-term employee benefits	826	631	470
Post-employment pension benefits	50	23	16
Share-based payment transactions	14,926	—	—
Total compensation paid to key management personnel	15,802	654	486

29.2 Other related party transactions

No other reportable related party transactions occurred during the year ended December 31, 2021 (2020: nil, 2019: nil).

Cazoo Group Ltd

_____________________

PROSPECTUS

_____________________

        , 2022

PART II

Information Not Required in Prospectus

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by a Cayman Islands court to be contrary to public policy, such as to provide indemnification against fraud or willful default or the consequences of committing a crime. Cazoo’s amended and restated memorandum and articles of association provides for indemnification of its officers and directors to the fullest extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. Cazoo will maintain insurance on behalf of its directors and executive officers.

Cazoo has entered into indemnification agreement with each of its directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Cazoo pursuant to the foregoing provisions, Cazoo has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

The following sets forth information regarding all securities sold or granted by the Company within the past three years that were not registered under the Securities Act and the consideration, if any, received by the Company for such securities.

In connection with the Business Combination, on August 26, 2021, we issued 80,000,000 Class A Shares to the PIPE Investors pursuant to the terms of the PIPE Subscription Agreements for aggregate consideration of $800,000,000.

On February 16, 2022, we issued $630 million in aggregate principal amount of the Convertible Notes in a private placement. The Convertible Notes have an initial conversion rate of 200 Class A Shares per $1,000 principal amount of Convertible Notes, which is equivalent to an initial conversion price of $5.00 per share.

The foregoing securities issuances were made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Item 8. Exhibits and Financial Statement Schedules.

(a)     The following exhibits are included or incorporated by reference in this registration statement on Form F-1:

Exhibit Index

Exhibit No.	Description
2.1

Business Combination Agreement, dated as of March 29, 2021, by and among Ajax I, Cazoo Holdings Limited and Capri Listco (incorporated by reference to Exhibit 2.1 to the Company’s registration statement on Form F-4/A (File No. 333-256152), filed with the SEC on July 22, 2021).

2.2

First Amendment to Business Combination Agreement, dated as of May 14, 2021, by and among Ajax I, Cazoo Holdings Limited and Capri Listco (incorporated by reference to Exhibit 2.2 to the Company’s registration statement on Form F-4/A (File No. 333-256152), filed with the SEC on July 22, 2021).

3.1

Amended and Restated Memorandum and Articles of Association of Cazoo Group Ltd (incorporated by reference to Exhibit 3.2 to the Company’s shell company report on Form 20-F (File No. 001-40754) filed with the SEC on September 1, 2021).

4.1

Specimen Class A Ordinary Share Certificate of Cazoo Group Ltd (incorporated by reference to Exhibit 2.1 to the Company’s shell company report on Form 20-F (File No. 001-40754) filed with the SEC on September 1, 2021).

4.2

Specimen Warrant Certificate of Cazoo Group Ltd (incorporated by reference to Exhibit 2.2 to the Company’s shell company report on Form 20-F (File No. 001-40754) filed with the SEC on September 1, 2021).

Exhibit No.	Description
4.3

Warrant Agreement, dated October 27, 2020, between Continental Stock Transfer & Trust Company and Ajax I (incorporated by reference to Exhibit 4.1 of Ajax I’s Current Report on Form 8-K filed on October 30, 2020).

4.4

Amendment to and Assignment of Warrant Agreement, dated as of August 23, 2021, by and among Ajax I, Capri Listco, Continental Stock Transfer & Trust Company and Equiniti Trust Company (incorporated by reference to Exhibit 2.4 to the Company’s shell company report on Form 20-F (File No. 001-40754) filed with the SEC on September 1, 2021).

5.1**	Opinion of Maples and Calder.
5.2**	Opinion of Freshfields Bruckhaus Deringer US LLP.
10.1

Letter Agreement, dated October 27, 2020, among Ajax I, AJAX I Holdings, LLC and Ajax I’s officers and directors (incorporated by reference to Exhibit 10.1 of Ajax’s Form 8-K (File No. 001-39660), filed with the SEC on October 30, 2020).

10.2

Securities Subscription Agreement, dated September 16, 2020, between Ajax I and Ajax I Holdings, LLC (incorporated by reference to Exhibit 10.5 to Ajax’s registration statement on Form S-1/A (File No. 333-249411), filed with the SEC on October 16, 2020).

10.3	Incentive Equity Plan (incorporated by reference to Exhibit 4.6 to the Company’s shell company report on Form 20-F (File No. 001-40754) filed with the SEC on September 1, 2021).
10.4

Investor Rights Agreement, dated August 26, 2021, by and among Capri Listco, Ajax I Holdings, LLC and the other investors party thereto (incorporated by reference to Exhibit 4.7 to the Company’s shell company report on Form 20-F (File No. 001-40754) filed with the SEC on September 1, 2021).

10.5	Form of Subscription Agreement (Institutional Investor) (incorporated by reference to Exhibit 10.4 to Ajax’s Current Report on Form 8-K (File No. 001-39660), filed with the SEC on March 29, 2021).
10.6	Form of Subscription Agreement (Other) (incorporated by reference to Exhibit 10.5 to Ajax’s Current Report on Form 8-K (File No. 001-39660), filed with the SEC on March 29, 2021).
10.7	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.22 to the Company’s registration statement on Form F-4/A (File No. 333-256152), filed with the SEC on July 22, 2021).
10.8

Purchase Agreement, dated as of February 9, 2022, between Cazoo Group Ltd and the Purchasers set forth on the signature pages thereto (incorporated by reference to Exhibit 99.1 to the Company’s Report on Form 6-K, filed with the SEC on February 16, 2022).

10.9

Indenture, dated as of February 16, 2022 by and between Cazoo Group Ltd and U.S. Bank Trust Company, National Association as trustee (incorporated by reference to Exhibit 99.2 to the Company’s Report on Form 6-K, filed with the SEC on February 16, 2022).

10.10	Form of 2.00% Convertible Senior Notes due 2027 (included in Exhibit 10.9).
10.11

Registration Rights Agreement dated as of February 16, 2022 by and between Cazoo Group Ltd and the holders named therein (incorporated by reference to Exhibit 99.4 to the Company’s Report on Form 6-K, filed with the SEC on February 16, 2022).

21.1*	List of Subsidiaries of the Company.
23.1*	Consent of Ernst and Young LLP.
23.2**	Consent of Maples and Calder (included in Exhibit 5.1).
23.3**	Consent of Freshfields Bruckhaus Deringer US LLP (included in Exhibit 5.2).
24.1**	Power of Attorney (included on the signature page of the Registration Statement).
101.INS	Inline XBRL Instance Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

____________

*        Filed herewith

**      Previously filed.

(b)    Financial Statement Schedules.

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 9. Undertakings.

(a)     The undersigned Registrant hereby undertakes:

(1)    to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement provided, however, that:

(2)    That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)    That, for the purpose of determining liability under the Securities Act to any purchaser:

(iv)   If the Registrant is relying on Rule 430B:

(A)    Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(v)    If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)     The undersigned Registrant hereby undertakes:

(1)    That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of London, United Kingdom, on the 9th day of May, 2022.

Cazoo Group Ltd
By:	/s/ Alex Chesterman
Name: Alex Chesterman
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ Alex Chesterman	Chairman and Chief Executive Officer	May 9, 2022
Alex Chesterman	(Principal Executive Officer)
/s/ Stephen Morana	Chief Financial Officer and Director	May 9, 2022
Stephen Morana	(Principal Financial and Accounting Officer)
*	Director	May 9, 2022
Daniel Och
*	Director	May 9, 2022
Lord Rothermere
*	Director	May 9, 2022
Luciana Berger
*	Director	May 9, 2022
David Hobbs
*	Director	May 9, 2022
Moni Mannings
*	Director	May 9, 2022
Duncan Tatton-Brown
*	Director	May 9, 2022
Anne Wojcicki

____________

*        Alex Chesterman signs this Post-Effective Amendment No. 1 to the Registration Statement on behalf of the indicated persons for whom he is attorney-in-fact, pursuant to the power of attorney included on the signature page of the Registration Statement filed with the SEC on September 24, 2021.

By:	/s/ Alex Chesterman
Alex Chesterman
Attorney-in-fact

Dated: May 9, 2022

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Cazoo Group Ltd, has signed this Post-Effective Amendment No. 1 to the Registration Statement in the City of Newark, State of Delaware, on May 9, 2022.

PUGLISI & ASSOCIATES
By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director